Exhibit 10.7

Execution Version

TERM LOAN CREDIT AGREEMENT

Dated as of July 27, 2012

Among

PC INTERMEDIATE HOLDINGS, INC.

PC MERGER SUB, INC.

(to be merged with and into

PARTY CITY HOLDINGS INC.)

PC FINANCE SUB, INC.

(to be merged with and into

PARTY CITY CORPORATION)

THE SUBSIDIARIES OF THE BORROWERS

FROM TIME TO TIME PARTY HERETO

THE FINANCIAL INSTITUTIONS PARTY HERETO

as the Lenders,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Administrative Agent

BARCLAYS BANK PLC,

GOLDMAN SACHS LENDING PARTNERS LLC,

MORGAN STANLEY SENIOR FUNDING, INC.,

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

as Co-Documentation Agents

DEUTSCHE BANK SECURITIES INC.,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

BARCLAYS BANK PLC,

GOLDMAN SACHS LENDING PARTNERS LLC

and

MORGAN STANLEY SENIOR FUNDING, INC.,

as Joint Bookrunners and Joint Lead Arrangers

i

(Cont.)

(Cont.)

(Cont.)

SCHEDULES:

Schedule 1.01(a) - Commitment Schedule

Schedule 1.01(b) - Existing Letters of Credit

Schedule 1.01(c) - Mortgaged Properties

Schedule 1.01(d) - Adjustments to Consolidated Adjusted EBITDA

Schedule 1.01(e) - Disqualified Institutions

Schedule 3.05 - Real Property

Schedule 3.15 - Capitalization and Subsidiaries

Schedule 4.01(b) - Local Counsel

Schedule 5.14(b) - Post-Closing Obligations

Schedule 6.01(i) - Existing Indebtedness

Schedule 6.01(t) - Corporate Leases Assigned/Sold/Transferred

Schedule 6.02 - Existing Liens

Schedule 6.04 - Negative Pledges

Schedule 6.06 - Restrictive Agreements

Schedule 6.07 - Existing Investments

Schedule 6.11 - Transactions with Affiliates

Schedule 9.01 - Borrowers’ Website Address for Electronic Delivery

EXHIBITS:

Exhibit A - [Reserved]

Exhibit B - Form of Assignment and Assumption

Exhibit C - Form of Compliance Certificate

Exhibit D - Joinder Agreement

Exhibit E - Form of Borrowing Request

Exhibit F - Form of Promissory Note

Exhibit G - Form of Interest Election Request

Exhibit H - Form of Solvency Certificate

Exhibit I-1 - Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Exhibit I-2 - Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Exhibit I-3 - Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Exhibit I-4 - Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

CREDIT AGREEMENT

CREDIT AGREEMENT, dated as of July 27, 2012 (this “Agreement”), by and among PC MERGER SUB, INC., a Delaware corporation (“Merger Sub”), to be merged with and into PARTY CITY HOLDINGS INC., a Delaware corporation (the “Company”), PC FINANCE SUB, INC., a Delaware corporation (“Finance Sub”), to be merged with and into PARTY CITY CORPORATION, a Delaware corporation (“Party City”), PC INTERMEDIATE HOLDINGS, INC., a Delaware corporation (“Holdings”), the subsidiaries of the Borrowers from time to time party hereto, the Lenders (as defined in Article 1) and DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), as administrative agent and collateral agent for the Lenders (in its capacity as administrative and collateral agent, the “Administrative Agent”).

RECITALS

A. Holdings owns all of the Capital Stock of Merger Sub and Merger Sub owns all of the Capital Stock of Finance Sub. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving the Merger as a Wholly-Owned Subsidiary of Holdings. On the Closing Date, Finance Sub will merge with and into Party City, with Party City surviving such merger as a Wholly-Owned Subsidiary of the Company.

B. To fund a portion of the Merger, the Sponsors and certain other investors (including the Management Investors) will contribute an amount in Cash (or, in the case of certain of the existing shareholders of the Company and certain of the Management Investors, Cash or non-Cash) equity contributions, directly or indirectly, to Holdings (which, in the case of Cash equity, will be contributed to Merger Sub), which Cash equity, when combined with the equity (and Deemed Rollover Equity) of certain of the existing shareholders of the Company and the Management Investors that will be retained, rolled over or converted, if any, shall be no less than 30.0% of the total consolidated pro forma debt and equity of the Borrower Agent and its subsidiaries on the Closing Date after giving effect to the transactions described herein (such contribution and rollover, collectively, the “Equity Contribution”).

C. To consummate the transactions contemplated by the Merger Agreement, Merger Sub will issue the Senior Notes, and Merger Sub and Finance Sub will borrow revolving loans under the Revolving Loan Agreement.

D. The Borrowers have requested that the Lenders extend credit in the form of Term Loans on the Closing Date in an aggregate principal amount of $1,125,000,000, subject to increase as provided herein.

E. The Lenders are willing to extend such credit to the Borrowers on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE 1 DEFINITIONS

Section 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“ACH” means automated clearing house transfers.

“Additional Lender” has the meaning assigned to such term in Section 2.23(b).

“Administrative Agent” has the meaning assigned to such term in the preamble to this Agreement.

“Administrative Questionnaire” has the meaning assigned to such term in Section 2.23(d).

“Advent” means Advent International Corporation and shall include any fund affiliated with Advent International Corporation.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of either Borrower or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of either Borrower or any of its Subsidiaries, threatened in writing against or affecting either Borrower or any of its Subsidiaries or any property of either Borrower or any of its Subsidiaries.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly Controlling, Controlled by, or under Common Control with, that Person. No Person shall be an “Affiliate” solely because it is an unrelated portfolio company of a Sponsor and none of the Administrative Agent, any Lender (other than an Affiliated Lender or a Debt Fund Affiliate) or any of their respective Affiliates shall be considered an Affiliate of Holdings or any Subsidiary thereof.

“Affiliated Lender” means any Non-Debt Fund Affiliate, Holdings, the Borrowers and/or any subsidiary of the Borrowers.

“Agreement” has the meaning assigned to such term in the preamble hereof.

“Alternate Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Federal Funds Effective Rate in effect on such day plus  1/2%, (b) the LIBO Rate (which rate shall be calculated based upon an Interest Period of one month and shall be determined on a daily basis) plus 1.0%, (c) the Prime Rate and (d) 2.25%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate, as the case may be, shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate, as the case may be.

“Applicable Percentage” means, with respect to any Lender for any Class, a percentage equal to a fraction the numerator of which is the aggregate outstanding principal amount of the Loans or unused commitments added pursuant to Sections 2.23, 2.25 or 9.02(c) of such Lender under the applicable Class and the denominator of which is the aggregate outstanding principal amount of the Loans and unused commitments added pursuant to Sections 2.23, 2.25 or 9.02(c) under the applicable Class of all Lenders under such Class.

“Applicable Price” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Applicable Rate” means, for any day, with respect to any ABR Term Loan, 3.50%, and with respect to any LIBO Rate Term Loan, 4.50%.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its activities and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank PLC, Goldman Sachs Lending Partners LLC and Morgan Stanley Senior Funding, Inc.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.05), and accepted by the Administrative Agent, in the form of Exhibit B or any other form approved by the Administrative Agent and the Borrower Agent.

“Auction” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Auction Agent” means (a) the Administrative Agent or any of its Affiliates or (b) any other financial institution or advisor employed by the Borrower Agent (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Auction pursuant to the definition of “Dutch Auction” approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed).

“Auction Notice” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Auction Party” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Auction Range” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Auction Response Date” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Available Amount” means, at any time, an amount equal to, without duplication:

(a) the sum of:

(i) $20,000,000; plus

(ii) an amount, not less than zero, determined on a cumulative basis equal to (A) the amount of Excess Cash Flow for each completed Fiscal Year ending on or after December 31, 2013 that is not required prior to such date to be applied as a mandatory prepayment under Section 2.11(b)(i) (it being understood for the avoidance of doubt that, solely for purposes of this definition, Excess Cash Flow for any Fiscal Year shall be deemed to be zero until the financial statements required to be delivered pursuant to Section 5.01(c) for such Fiscal Year, and the related Compliance Certificate required to be delivered pursuant to Section 5.01(d) for such Fiscal Year, have been received by the Administrative Agent) less (B) the amount of any voluntary prepayments of loans that the Borrowers elected to apply as a deduction to the calculation of the Excess Cash Flow payment under Section 2.11(b)(i) for such Fiscal Year (provided that such amount shall not be available for Restricted Payments pursuant to Section 6.05(a)(iii)(A) at any time when the Total Leverage Ratio as determined on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01 is greater than 6.50 to 1.00); plus

(iii) to the extent not included in clause (ii) above, the amount of any capital contributions or other proceeds of issuances of Capital Stock (other than any amounts constituting a Cure Amount or an Available Excluded Contribution Amount or proceeds of issuances of Disqualified Capital Stock) received as cash equity by the Borrower Agent, plus the fair market value, as determined in good faith by the Borrower Agent, of marketable securities or other property received by the Borrower Agent as a capital contribution or in return for issuances of Capital Stock (other than any amounts constituting a Cure Amount or an Available Excluded Contribution Amount or proceeds of issuances of Disqualified Capital Stock), in each case, during the period from and including the Business Day immediately following the Closing Date through and including such time; plus

(iv) to the extent not included in clause (ii) above, the aggregate principal amount of any Indebtedness or Disqualified Capital Stock, in each case, of the Borrower Agent issued after the Closing Date (other than Indebtedness or such Disqualified Capital Stock issued to the Borrower Agent or a Subsidiary), which has been converted into or exchanged for Capital Stock of the Borrower Agent or any Parent Company that does not constitute Disqualified Capital Stock, together with the fair market value of any Cash Equivalents and the fair market value (as reasonably determined by the Borrower Agent) of any property or assets received by the Borrower Agent upon such exchange or conversion, in each case, during the period from and including the Business Day immediately following the Closing Date through and including such time; plus

(v) to the extent not included in clause (ii) above, the net proceeds received by the Borrower Agent or any Subsidiary during the period from and including the Business Day immediately following the Closing Date through and including such time in connection with the sale or other disposition to a Person (other than the Borrower Agent or any Subsidiary) of any Investment made pursuant to Section 6.07(r)(i) (in an amount not to exceed the original amount of such Investment); plus

(vi) to the extent not (A) included in clause (ii) above or (B) already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment, the proceeds received by the Borrower Agent or any Subsidiary during the period from and including the Business Day immediately following the Closing Date through and including such time in connection with cash returns, cash profits, cash distributions and similar cash amounts, including cash principal repayments of loans, in each case received in respect of any Investment made pursuant to Section 6.07(r)(i) (in an amount not to exceed the original amount of such investment); plus

(vii) to the extent not included in clause (ii) above, an amount equal to the sum of (A) the amount of any Investments by the Borrower Agent or any Subsidiary pursuant to Section 6.07(r)(i) in any Unrestricted Subsidiary (in an amount not to exceed the original amount of such investment) that has been redesignated as a Subsidiary or has been merged, consolidated or amalgamated with or into, or is liquidated into, the Borrower Agent or any Subsidiary and (B) the fair market value (as reasonably determined by the Borrower Agent) of the property or assets of any Unrestricted Subsidiary that have been transferred, conveyed or otherwise distributed (in an amount not to exceed the original amount of the investment in such Unrestricted Subsidiary) to the Borrower Agent or any Subsidiary, in each case, during the period from and including the Business Day immediately following the Closing Date through and including such time; plus

(viii) the amount of any Declined Proceeds; minus

(b) an amount equal to the sum of (i) Restricted Payments made pursuant to Section 6.05(a)(iii)(A), plus (ii) Restricted Debt Payments made pursuant to Section 6.05(b)(vii)(A), plus (iii) Investments made pursuant to Section 6.07(r)(i), in each case, made after the Closing Date and prior to such time.

“Available Excluded Contribution Amount” means the Cash or Cash Equivalents or the fair market value of other assets or property (as reasonably determined by the Borrower Agent, but excluding any Cure Amount) received by the Borrower Agent after the Closing Date from:

(1) contributions in respect of Qualified Capital Stock, and

(2) the sale (other than to any Subsidiary of the Borrower Agent or pursuant to any management equity plan or stock option plan or any other management or employee benefit plan) of Qualified Capital Stock of the Borrower Agent, in each case, designated as Available Excluded Contribution Amounts pursuant to a certificate of a Responsible Officer on or promptly after the date such capital contributions are made or proceeds are received, as the case may be, and which are excluded from the calculation of the Available Amount.

“Banking Services” means each and any of the following bank services provided to any Loan Party (a) under any arrangement that is in effect on the Closing Date between either Borrower and a counterparty that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender (as each such term is defined in the Revolving Credit Agreement) as of the Closing Date or (b) under any arrangement that is entered into after the Closing Date by either Borrower with any counterparty that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender (as each such term is defined in the Revolving Credit Agreement) at the time such arrangement is entered into: (i) commercial credit cards, (ii) stored value cards, (iii) purchasing cards and (iv) treasury management services (including, without limitation, controlled disbursement, ACH transactions, return items and interstate depository network services).

“Banking Services Obligations” of the Loan Parties means any and all obligations of the Loan Parties, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), in connection with Banking Services, for which either Borrower agrees to provide security pursuant to the documentation governing such Banking Services.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.).

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower Agent” means (a) prior to the consummation of the Merger, Merger Sub and (b) upon and after the consummation of the Merger, the Company.

“Borrowers” means (a) the Borrower Agent and (b) the Subsidiary Borrower.

“Borrowing” means any Loans of the same Type and Class made, converted or continued on the same date and, in the case of LIBO Rate Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by either Borrower (or the Borrower Agent on behalf of such Borrower) for a Borrowing in accordance with Section 2.03 and substantially in the form attached hereto as Exhibit E, as such form, subject to the terms hereof, may from time to time be modified as agreed by the Borrower Agent and the Administrative Agent or such other form as shall be reasonably acceptable to the Administrative Agent.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that when used in connection with a LIBO Rate Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but excluding for the avoidance of doubt any Indebtedness convertible into or exchangeable for any of the foregoing.

“Captive Insurance Subsidiary” means any Subsidiary of the Borrower Agent that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Equivalents” means, as at any date of determination, (a) readily marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (b) readily marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s; (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (d) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that has a capital surplus of not less than $500,000,000 (each Lender and each commercial bank referred to herein as a “Cash Equivalent Bank”); (e) shares of any money market mutual fund (i) whose investment guidelines restrict 95% of such fund’s investments to the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $250,000,000, and (iii) has the highest rating obtainable from either S&P or Moody’s; and (f) with respect to Foreign Subsidiaries, investments of the types described in clause (d) above issued by a Cash Equivalent Bank or any commercial bank of recognized international standing chartered in the country where such Foreign Subsidiary is domiciled having unimpaired capital and surplus of at least $500,000,000.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement (other than any such request, guideline or directive to comply with any law, rule or regulation that was in effect on the date of this Agreement). For purposes of this definition and Section 2.15, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof; provided that increased costs as a result of any Change in Law pursuant to this clause (x) shall only be reimbursable by the Borrowers to the extent the applicable Lender is requiring reimbursement therefor from similarly situated borrowers under comparable syndicated credit facilities, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case described in clauses (x) and (y) above, be deemed to be a Change in Law, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means the earliest to occur of:

(a) at any time prior to a Qualifying IPO, the Permitted Holders directly or indirectly ceasing to beneficially own (within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act) Capital Stock representing more than 50.0% of the total voting power of all of the outstanding voting stock of Holdings;

(b) at any time on or after a Qualifying IPO, the acquisition by any Person or group (with-in the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, amalgamation, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of Capital Stock representing more than the greater of (x) 35.0% of the total voting power of all of the outstanding voting stock of Holdings and (y) the percentage of the total voting power of all of the outstanding voting stock of Holdings owned, directly or indirectly, beneficially by the Permitted Holders;

(c) the Borrowers ceasing to be directly or indirectly wholly-owned Subsidiaries of Holdings; or

(d) any “Change of Control” (or any comparable term) in any document pertaining to the Senior Notes, the Revolving Facility, any Incremental Equivalent Debt or any other Junior Indebtedness (or any Refinancing Indebtedness in respect of any of the foregoing) with an aggregate outstanding principal amount in excess of the Threshold Amount.

“Charges” has the meaning assigned to such term in Section 9.18.

“Chester Distribution Center” means the distribution center located at 47 Elizabeth Drive, Chester, New York owned in fee by the Orange County Industrial Development Agency.

“Chester Distribution Center Collateral” means the land and improvements comprising the Chester Distribution Center as described in the mortgage securing the Chester Distribution Center Permanent Financing as in effect on the date hereof.

“Chester Distribution Center Permanent Financing” means Indebtedness as evidenced by the Real Estate Promissory Note, dated December 19, 2001, by Amscan, Inc. to the Orange County Business Development Corporation, and endorsed to the New York Job Development Authority, in an aggregate principal amount outstanding not to exceed $2,829,124.85.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Term Loans or other loans or commitments added pursuant to Sections 2.23, 2.25 or 9.02(c).

“Closing Date” means July 27, 2012 , which is the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Closing Date Material Adverse Effect” means any Effect that, individually or in the aggregate, is or would reasonably be expected to have a material adverse effect on or change in the financial condition, assets, liability, business or results of operations of the Company and the Subsidiaries, taken as a whole; provide, however, that no Effect caused by or resulting from any of the following, either alone or in combination, shall constitute or be taken into account in determining whether there has been or will be a Closing Date Material Adverse Effect: (a) any Effect affecting the economy of the United States generally, including changes in the credit, debt, capital or financial markets (including changes in interest or exchange rates) or the economy of any region or country in which the Company or any Subsidiaries conducts business; (b) any Effect affecting the industries in which the Company and the Subsidiaries operate; (c) any Effect arising in connection with earthquakes, natural disasters beyond the control of the Company or global, national or regional political conditions, including hostilities, military actions, political instability, acts of terrorism or war or any escalation or material worsening of any such hostilities, military actions, political instability, acts of terrorism or war existing or underway as of the date hereof; (d) any failure, in and of itself, by the Company or any Subsidiary to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of the Acquisition Agreement (it being understood that the facts or occurrences giving rise to such failure may be deemed to constitute, or be taken into account in determining whether there has been or will be, a Material Adverse Effect); (e) the failure of Buyer to consent to any of the actions contemplated in Section 6.2(b) of the Merger Agreement following a request for such consent to the extent that the Arrangers consent to Buyer’s failure to provide such written consent (which consent of the Arrangers shall not be unreasonably withheld, conditioned or delayed); (f) compliance with, or any action required to be taken by the Company or any Subsidiary under, the terms of the Merger Agreement (other than the Company’s obligations pursuant to Section 6.2(a) of the Merger Agreement); (g) any Effect that results from any action taken at the express prior request of Buyer or with Buyer’s prior consent, so long as the Arrangers consented to such request or consent by the Buyer (which consent of the Arrangers shall not be unreasonably withheld, conditioned or delayed); (h) the announcement of the execution of the Merger Agreement, or the pendency of the Transactions; (i) any Change in Law or GAAP or interpretation thereof, in each case after the date hereof; or (j) any breach by Buyer or Merger Sub of their obligations under the Merger Agreement, unless, in the cases of clauses (a), (b), (c) or (i) above, such changes have had or would reasonably be expected to have a materially disproportionate impact on the financial condition, business or results of operations of the Company and the Subsidiaries, taken as a whole, relative to other affected participants in the industries in which the Company and the Subsidiaries operate (in which case, only the incremental disproportionate impact shall be taken into account in determining whether there has been a Material Adverse Effect). Defined terms used in this definition (other than the term “Merger Agreement”) without definition shall have the meanings ascribed thereto in the Merger Agreement (as in effect on June 4, 2012).

“Co-Documentation Agents” means Barclays Bank PLC, Goldman Sachs Lending Partners LLC, Morgan Stanley Senior Funding, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, in their capacity as Co-Documentation Agents.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all property of a Loan Party subject to a Lien under the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that is or becomes subject to a Lien pursuant to the Collateral Documents in favor of the Administrative Agent, on behalf of itself and the Lenders, to secure the Secured Obligations.

“Collateral Documents” means, collectively, the Pledge and Security Agreement, the Mortgages and any other documents granting a Lien upon the Collateral as security for payment of the Secured Obligations.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make the Term Loans hereunder in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on the Commitment Schedule, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of the Lenders’ Commitments on the Closing Date (immediately prior to the incurrence of Term Loans on such date) is $1,125,000,000.

“Commitment Increase Lender” has the meaning assigned to such term in Section 2.23(e).

“Commitment Schedule” means the Schedule attached hereto as Schedule 1.01(a).

“Company” has the meaning assigned to such term in the preamble to this Agreement.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

“Confidential Information” has the meaning assigned to such term in Section 9.13.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by income (however denominated) or that are franchise Taxes or branch profit Taxes.

“Consolidated Adjusted EBITDA” means, for any period, an amount determined for the Borrower Agent and its Subsidiaries on a consolidated basis equal to the total of (a) Consolidated Net Income for such period plus (b) the sum, without duplication, of (to the extent deducted in calculating Consolidated Net Income, other than in respect of clauses (x), (xi), (xii) and (xiv)) the amounts of:

(i) consolidated interest expense (including (i) fees and expenses paid to the Administrative Agent in connection with its services hereunder, (ii) other bank, administrative agency (or trustee) and financing fees, (iii) costs of surety bonds in connection with financing activities and (iv) commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptance or any similar facilities or financing and hedging agreements);

(ii) taxes paid and provisions for taxes based on income, profits or capital of the Borrower Agent and its Subsidiaries, including, in each case federal, state, provincial, local, foreign, unitary, franchise, excise, property, withholding and similar taxes, including any penalties and interest;

(iii) Consolidated Depreciation and Amortization Expense for such period;

(iv) other non-Cash charges, including the excess of GAAP rent expense over actual Cash rent paid, including the benefit of lease incentives (in the case of a charge) or the excess of actual Cash rent paid, including the benefit of lease incentives, over GAAP rent expense (in the case of a gain) during such period due to the use of straight line rent for GAAP purposes; provided that if any such non-Cash charge represents an accrual or reserve for potential Cash items in any future period, (i) the Borrower Agent may determine not to add back such non-Cash charge in the current period and (ii) to the extent the Borrower Agent does decide to add back such non-Cash charge, the Cash payment in respect thereof in such future period shall be subtracted from Consolidated Adjusted EBITDA in the period in which such payment is made);

(v) (A) Transaction Costs and (B) transaction fees, costs and expenses incurred (1) in connection with the consummation of any transaction (or any transaction proposed and not consummated) permitted under this Agreement, including the issuance of Capital Stock, Investments, acquisitions, dispositions, recapitalizations, mergers, option buyouts or the incurrence or repayment of Indebtedness or similar transactions, (2) in connection with a Qualifying IPO or (3) to the extent reimbursable by third parties pursuant to indemnification provisions or similar agreements or insurance; provided that in respect of any fees, costs and expenses incurred pursuant to clause (3) above, the Borrower Agent in good faith expects to receive reimbursement for such fees, costs and expenses within the next four Fiscal Quarters (it being understood that to the extent not actually received within such Fiscal Quarters, such reimbursement amounts shall be deducted in calculating Consolidated Adjusted EBITDA for such Fiscal Quarters);

(vi) the amount of any expense or deduction associated with any Subsidiary attributable to non-controlling interests or minority interests of third parties;

(vii) any portion of management, monitoring, consulting, transaction and advisory fees and related expenses actually paid by or on behalf of, or accrued by, the Borrower Agent or any of its Subsidiaries (A) to the Sponsors (or their Affiliates or management companies) to the extent permitted under this Agreement or (B) as permitted by Section 6.11(f);

(viii) the amount of any one-time restructuring charge or reserve, including in connection with (A) acquisitions permitted hereunder after the Closing Date and (B) the consolidation or closing of facilities, stores or distribution centers during such period;

(ix) earn-out obligations incurred in connection with any Permitted Acquisition or other Investment permitted pursuant to Section 6.07 and paid or accrued during such period and on similar acquisitions and Investments completed prior to the Closing Date;

(x) expected cost savings, product margin synergies (including increased share of shelf), operating expense reductions and product cost (including sourcing) and other synergies (net of the amount of actual amounts realized) reasonably identifiable and factually supportable (in the good faith determination of the Borrower Agent) related to (A) the Transactions and (B) after the Closing Date, permitted asset sales, acquisitions, Investments, dispositions, operating improvements, restructurings, cost saving initiatives and certain other similar initiatives and specified transactions; provided that (x) such cost savings, operating expense reductions or synergies are reasonably expected to be realized within 18 months of the consummation of such transaction and (y) the aggregate amount of such costs savings, operating expense reductions and synergies under this clause (x) (other than the adjustments set forth in Schedule 1.01(d)) shall not exceed, together with any amounts added back pursuant to clause (xi) and the amount of any Pro Forma Adjustment pursuant to the definition thereof (other than pursuant to clause (b)(x) thereof), 15.0% of Consolidated Adjusted EBITDA in any four-Fiscal Quarter period (calculated before giving effect to any such add-backs and adjustments);

(xi) costs, charges, accruals, reserves or expenses attributable to the undertaking and/or implementation of cost savings initiatives, operating expense reductions, integration, transition, facilities opening and pre-opening, business optimization and other restructuring costs, charges, accruals, reserves and expenses (including, without limitation, inventory optimization programs, software development costs and costs related to the closure or consolidation of facilities, stores or distribution centers (without duplication of amounts in clause (ix) above) and curtailments, costs related to entry into new markets, consulting fees, signing costs, retention or completion bonuses, relocation expenses, severance payments, modifications to pension and post-retirement employee benefit plans, new systems design and implementation costs and project startup costs); provided that the aggregate amount of any such costs, charges, accruals, reserves or expenses shall not exceed, together with any amounts added back pursuant to clause (x) and the amount of any Pro Forma Adjustment pursuant to the definition thereof (other than pursuant to clause (b)(x) thereof), 15.0% of Consolidated Adjusted EBITDA in any four-Fiscal Quarter period (calculated before giving effect to any such add-backs and adjustments);

(xii) business interruption insurance in an amount representing the earnings for the applicable period that such proceeds are intended to replace (whether or not received so long as the Borrower Agent in good faith expects to receive the same within the next four Fiscal Quarters (it being understood that to the extent not actually received within such Fiscal Quarters, such proceeds shall be deducted in calculating Consolidated Adjusted EBITDA for such Fiscal Quarters));

(xiii) unrealized net losses in the fair market value of any arrangements under Hedge Agreements; and

(xiv) Cash actually received (or any netting arrangements resulting in reduced Cash expenditures) during such period, and not included in Consolidated Net Income in any period, to the extent that the non-Cash gain relating to such Cash receipt or netting arrangement was deducted in the calculation of Consolidated Adjusted EBITDA pursuant to clause (c)(i) below for any previous period and not added back;

minus (c) to the extent such amounts increase Consolidated Net Income:

(xv) other non-Cash items (excluding any such non-Cash item to the extent it represents the reversal of an accrual or reserve for a potential Cash item in any prior period);

(xvi) unrealized net gains in the fair market value of any arrangements under Hedge Agreements; and

(xvii) the amount added back to Consolidated Adjusted EBITDA pursuant to clause (b)(xii) above to the extent such business interruption proceeds were not received within the time period required by such clause.

Notwithstanding anything to the contrary, it is agreed, that for the purpose of calculating the Total Leverage Ratio and the Senior Secured Leverage Ratio for any period that includes the Fiscal Quarter ended on or about March 31, 2012, the Fiscal Quarter ended on or about December 31, 2011, the Fiscal Quarter ended on or about September 30, 2011 or the Fiscal Quarter ended on or about June 30, 2011, Consolidated Adjusted EBITDA for the Fiscal Quarter ended on or about March 31, 2012, shall be deemed to be $40,329,000, Consolidated Adjusted EBITDA for the Fiscal Quarter ended on December 31, 2011, shall be deemed to be $164,262,000, Consolidated Adjusted EBITDA for the Fiscal Quarter ended on September 30, 2011 shall be deemed to be $30,474,000 and Consolidated Adjusted EBITDA for the Fiscal Quarter ended on or about June 30, 2011, shall be deemed to be $62,510,000.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person, for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Borrower Agent and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded, without duplication,

(a) the income (or loss) of any Person (other than a Subsidiary of the Borrower Agent and other than Amscan de Mexico, S.A. de C.V. for so long as it is treated as a consolidated subsidiary of the Borrower Agent in accordance with GAAP) in which any other Person (other than the Borrower Agent or any of its Subsidiaries) has a joint interest, except, with respect to any income, to the extent of the amount of dividends or distributions or other payments (including any ordinary course dividend, distribution or other payment) paid in Cash (or to the extent converted into Cash) to the Borrower Agent or any of its Subsidiaries by such Person during such period,

(b) gains or losses (less all fees and expenses chargeable thereto) attributable to asset sales or dispositions (including asset retirement costs) or returned surplus assets of any Plan outside of the ordinary course of business,

(c) gains or losses from (i) extraordinary items and (ii) nonrecurring or unusual items (including costs of and payments of legal settlements, fines, judgments or orders),

(d) any unrealized or realized net foreign currency translation or transaction gains or losses impacting net income (including currency remeasurements of Indebtedness and any net gains or losses resulting from Hedge Agreements for currency exchange risk associated with the above or any other currency related risk),

(e) any net gains, charges or losses with respect to (i) disposed, abandoned and discontinued operations (other than assets held for sale) and any accretion or accrual of discounted liabilities in connection with store closures or asset retirement obligations and (ii) facilities, stores or distribution centers that have been closed during such period,

(f) any net income or loss (less all fees and expenses or charges related thereto) attributable to the early extinguishment of Indebtedness,

(g) (i) any charges or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, pension plan, any stock subscription or shareholder agreement or any distributor equity plan or agreement and (ii) any charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of Capital Stock held by management of any Parent Company, either Borrower or any of their Subsidiaries, in each case, to the extent that (in the case of any Cash charges, costs and expenses) such charges, costs or expenses are funded with net Cash proceeds contributed to the common equity of the Borrower Agent as a capital contribution or as a result of the sale or issuance of Capital Stock (other than Disqualified Capital Stock) of the Borrower Agent,

(h) accruals and reserves that are established within 12 months after the Closing Date that are so required to be established as a result of the Transactions in accordance with GAAP,

(i) any (A) write-off or amortization made in such period of deferred financing costs and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness or (B) good will or other asset impairment charges, write-offs or write-downs,

(j) (i) effects of adjustments (including, without limitation, the effects of such adjustments pushed down to the Borrower Agent and its Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof and (ii) the cumulative effect of changes in accounting principles, and

(k) solely for the purpose of determining the Available Amount, the net income for such period of any Subsidiary (other than any Subsidiary Guarantor), to the extent the declaration or payment of dividends or similar distributions by that Subsidiary of its net income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Borrower Agent or a Subsidiary thereof in respect of such period, to the extent not already included therein.

“Consolidated Senior Secured Debt” means, as at any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that is secured by a Lien on any asset or property of the Borrowers or their Subsidiaries.

“Consolidated Total Assets” means, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the Borrower Agent and its Subsidiaries at such date.

“Consolidated Total Debt” means, as at any date of determination, the aggregate principal amount of all funded Indebtedness described in clauses (a), (b), (c), (d) and (f) (with respect to amounts drawn and not reimbursed for a period in excess of five Business Days) of the definition of “Indebtedness” of the Borrower Agent and its Subsidiaries.

“Consolidated Working Capital” means, as at any date of determination, the excess of Current Assets over Current Liabilities.

“Consolidated Working Capital Adjustment” means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period; provided that there shall be excluded the effect of any disposition or acquisition during such period, and the application of purchase accounting.

“Contract Consideration” has the meaning assigned to such term in the definition of “Excess Cash Flow”.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Facility” means the Loans provided to or for the benefit of the Borrowers pursuant to the terms of this Agreement.

“Cure Amount” shall have the meaning assigned to such term (or any substantially equivalent term) in the Revolving Loan Agreement.

“Current Assets” means, at any time, the consolidated current assets (other than Cash, the current portion of current and deferred income Taxes, permitted loans made to third parties, assets held for sale, pension assets, deferred bank fees, derivative financial instruments and Cash Equivalents) of the Borrower Agent and its Subsidiaries.

“Current Liabilities” means, at any time, the consolidated current liabilities of the Borrower Agent and its Subsidiaries at such time, but excluding, without duplication, (a) the current portion of any long-term Indebtedness, (b) outstanding revolving loans, (c) accruals of consolidated interest expense (excluding consolidated interest expense that is due and unpaid), (d) the current portion of Indebtedness attributable to any Capital Leases, (e) the current portion of current and deferred income Taxes, (f) accruals relating to restructuring reserves to the extent permitted to be included in the definition of “Consolidated Adjusted EBITDA” pursuant to clause (xii) of such definition and (g) liabilities in respect of funds of third parties on deposit with the Borrowers or any of their Subsidiaries.

“DBTCA” has the meaning assigned to such term in the preamble to this Agreement.

“Debt Fund Affiliate” means any Affiliate of the Investors (other than a natural person) that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course and for which no personnel making investment decisions in respect of any equity fund which has a direct or indirect equity investment in Holdings, the Borrowers or their Subsidiaries has the right to make any investment decisions.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Deemed Rollover Equity” means the contingent claim of an existing shareholder of the Company to receive a portion of the Merger consideration to which it was otherwise entitled under the Merger Agreement on the Closing Date, so long as such claim is subject to automatic conversion into a right to receive (in lieu thereof) common equity of the Buyer (as defined in the Merger Agreement) no later than August 6, 2012 on the terms provided in the Payment and Funding Agreement.

“Declined Proceeds” has the meaning assigned to such term in Section 2.11(b)(v).

“Default” means any event or condition which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Derivative Transaction” means (a) any interest-rate transaction, including any interest-rate swap, basis swap, forward rate agreement, interest rate option (including a cap collar and floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) any exchange-rate transaction, including any cross-currency interest-rate swap, any forward foreign-exchange contract, any currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks, (c) any equity derivative transaction, including any equity-linked swap, any equity-linked option, any forward equity-linked contract, and any other instrument linked to equities that gives rise to similar credit risk and (d) any commodity (including precious metal) derivative transaction, including any commodity-linked swap, any commodity-linked option, any forward commodity- linked contract, and any other instrument linked to commodities that gives rise to similar credit risks; provided, that, no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings or its subsidiaries shall be a Derivative Transaction.

“Designated Non-Cash Consideration” shall mean the fair market value (as determined by the Borrower Agent in good faith) of non-Cash consideration received by the Borrower Agent or a Subsidiary in connection with a sale or disposition pursuant to Section 6.08(h) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower Agent, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-Cash consideration converted to Cash or Cash Equivalents).

“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (i) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued, (ii) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for (a) debt securities or (b) any Capital Stock that would constitute Disqualified Capital Stock, in each case at any time on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued, (iii) contains any repurchase obligation which may come into effect prior to payment in full in Cash of all Obligations or (iv) provides for the scheduled payments of dividends in Cash on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued; provided that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Capital Stock upon the occurrence of a change in control, Qualifying IPO or an asset sale occurring prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued shall not constitute Disqualified Capital Stock if such Capital Stock provides that the issuer thereof will not redeem any such Capital Stock pursuant to such provisions prior to the Termination Date.

Notwithstanding the preceding sentence, (A) if such Capital Stock is issued to any plan for the benefit of employees or by any such plan to such employees, in each case in the ordinary course of business of the Borrower Agent or any Subsidiary, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations and (B) no Capital Stock held by any future, present or former employee, director, officer or consultant (or their respective Affiliates or Immediate Family Members) of the Borrower Agent (or any Parent Company or any Subsidiary) shall be considered Disqualified Capital Stock because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.

“Disqualified Institution” means any Person listed on Schedule 1.01(e) and any other Person identified by name in writing to the Administrative Agent and the Lenders after the Closing Date to the extent such Person becomes a competitor or is or becomes an affiliate of a competitor of the Company or its Subsidiaries or the Borrower Agent or its subsidiaries, which designations shall become effective two days after delivery of each such written supplement to the Administrative Agent and the Lenders, but which shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Loans; provided that a “competitor” or an affiliate of a competitor shall not include any bona fide debt fund or investment vehicle that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business which is managed, sponsored or advised by any Person controlling, controlled by or under common control with such competitor or affiliate thereof, as applicable, and for which no personnel involved with the investment of such competitor or affiliate thereof, as applicable, (i) makes any investment decisions or (ii) has access to any information (other than information publicly available) relating to the Loan Parties or any entity that forms a part of the Loan Parties’ business (including their subsidiaries).

“Disregarded Domestic Subsidiary” means any Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia that (a) substantially all of the assets of which consist of Capital Stock of Foreign Subsidiaries or (b) that is treated as a disregarded entity for U.S. federal income tax purposes that holds the equity of one or more Foreign Subsidiaries.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiaries” means all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Dutch Auction” mean an auction (an “Auction”) conducted by an Affiliated Lender or a Debt Fund Affiliate (any such Person, the “Auction Party”) in order to purchase Term Loans (or any Incremental Term Loans, Extended Term Loans or Replacement Term Loans, which for purposes of this definition, shall be deemed to be Term Loans (and the holders thereof, Lenders)) in accordance with the following procedures; provided that no Auction Party shall initiate any Auction unless (I) at least five Business Days shall have passed since the consummation of the most recent purchase of Term Loans pursuant to an Auction conducted hereunder; or (II) at least three Business Days shall have passed since the date of the last Failed Auction which was withdrawn pursuant to clause (c)(i) below:

(a) Notice Procedures. In connection with an Auction, the Auction Party will provide notification to the Auction Agent (for distribution to the relevant Lenders) of the Term Loans that will be the subject of the Auction (an “Auction Notice”). Each Auction Notice shall be in a form reasonably acceptable to the Auction Agent and shall (i) specify the maximum aggregate principal amount of the Term Loans subject to the Auction, in a minimum amount of $10,000,000 and whole increments of $1,000,000 in excess thereof (the “Auction Amount”), (ii) specify the discount to par, which shall be a range (the “Discount Range”) of percentages of the par principal amount of the Term Loans subject to such Auction, that represents the range of purchase prices that the Auction Party would be willing to accept in the Auction, (iii) be extended, at the sole discretion of the Auction Party, to (x) each Lender and/or (y) each Lender with respect to any Term Loans on an individual Class basis and (iv) shall remain outstanding through the Auction Response Date. The Auction Agent will promptly provide each appropriate Lender with a copy of such Auction Notice and a form of the Return Bid to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York City time, on the date specified in such Auction Notice (or such later date as the Auction Party may agree to extend with the reasonable consent of the Auction Agent) (the “Auction Response Date”).

(b) Reply Procedures. In connection with any Auction, each Lender holding the relevant Term Loans subject to such Auction may, in its sole discretion, participate in such Auction and may provide the Auction Agent with a notice of participation (the “Return Bid”) which shall be in a form reasonably acceptable to the Auction Agent, and shall specify (i) a discount to par (that must be expressed as a price at which it is willing to sell all or any portion of such Term Loans) (the “Reply Price”), which (when expressed as a percentage of the par principal amount of such Term Loans) must be within the Discount Range, and (ii) a principal amount of such Term Loans, which must be in whole increments of $1,000,000 (the “Reply Amount”). A Lender may avoid the minimum amount condition specified in clause (ii) of the preceding sentence solely when submitting a Reply Amount equal to the Lender’s entire remaining amount of such Term Loans. Lenders may only submit one Return Bid per Auction but each Return Bid may contain up to three bids only one of which can result in a Qualifying Bid (as defined below). In addition to the Return Bid, the participating Lender must execute and deliver, to be held in escrow by the Auction Agent, an Assignment and Assumption with the dollar amount of the Term Loans to be assigned to be left in blank, which amount shall be completed by the Auction Agent in accordance with the final determination of such Lender’s Qualifying Bid pursuant to subclause (c) below. Any Lender whose Return Bid is not received by the Auction Agent by the Auction Response Date shall be deemed to have declined to participate in the relevant Auction with respect to all of its Term Loans.

(c) Acceptance Procedures. Based on the Reply Prices and Reply Amounts received by the Auction Agent prior to the applicable Auction Response Date, the Auction Agent, in consultation with the Auction Party, will determine the applicable price (the “Applicable Price”) for the Auction, which will be the lowest Reply Price for which the Auction Party can complete the Auction at the Auction Amount; provided that, in the event that the Reply Amounts are insufficient to allow the Auction Party to complete a purchase of the entire Auction Amount (any such Auction, a “Failed Auction”), the Auction Party shall either, at its election, (i) withdraw the Auction or (ii) complete the Auction at an Applicable Price equal to the highest Reply Price. The Auction Party shall purchase the relevant Term Loans (or the respective portions thereof) from each Lender with a Reply Price that is equal to or lower than the Applicable Price (“Qualifying Bids”) at the Applicable Price; provided that if the aggregate proceeds required to purchase all Term Loans subject to Qualifying Bids would exceed the Auction Amount for such Auction, the Auction Party shall purchase such Term Loans at the Applicable Price ratably based on the principal amounts of such Qualifying Bids (subject to rounding requirements specified by the Auction Agent in its discretion). If a Lender has submitted a Return Bid containing multiple bids at different Reply Prices, only the bid with the lowest Reply Price that is equal to or less than the Applicable Price will be deemed the Qualifying Bid of such Lender (e.g., a Reply Price of $100 with a discount to par of 2.0%, when compared to an Applicable Price of $100 with a 1.0% discount to par, will not be deemed to be a Qualifying Bid, while a Reply Price of $100 with a discount to par of 2.5% would be deemed to be a Qualifying Bid). The Auction Agent shall promptly, and in any case within five Business Days following the Auction Response Date with respect to an Auction, notify (I) the Borrower Agent of the respective Lenders’ responses to such solicitation, the effective date of the purchase of Term Loans pursuant to such Auction, the Applicable Price, and the aggregate principal amount of the Term Loans and the tranches thereof to be purchased pursuant to such Action, (II) each participating Lender of the effective date of the purchase of Term Loans pursuant to such Auction, the Applicable Price, and the aggregate principal amount and tranches of Term Loans to be purchased at the Applicable Price on such date, (III) each participating Lender of the aggregate principal amount and tranches of the Term Loans of such Lender to be purchased at the Applicable Price on such date, and (IV) if applicable, each participating Lender of any proration pursuant to the second preceding sentence. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower Agent and Lenders shall be conclusive and binding for all purposes absent manifest error.

(d) Additional Procedures.

(i) Once initiated by an Auction Notice, the Auction Party may not withdraw an Auction other than a Failed Auction. Furthermore, in connection with any Auction, upon submission by a Lender of a Qualifying Bid, such Lender (each, a “Qualifying Lender”) will be obligated to sell the entirety or its allocable portion of the Reply Amount, as the case may be, at the Applicable Price.

(ii) To the extent not expressly provided for herein, each purchase of Term Loans pursuant to an Auction shall be consummated pursuant to procedures consistent with the provisions in this definition, established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Borrower Agent.

(iii) In connection with any Auction, the Borrowers and the Lenders acknowledge and agree that the Auction Agent may require as a condition to any Auction, the payment of customary fees and expenses from the Auction Party in connection therewith as agreed between the Auction Party and the Auction Agent.

(iv) Notwithstanding anything in any Loan Document to the contrary, for purposes of this definition, each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon the Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.

(v) The Borrowers and the Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this definition by itself or through any Affiliate of the Auction Agent and expressly consent to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any purchase of Term Loans provided for in this definition as well as activities of the Auction Agent.

“Effect” means any effect, change, event, occurrence, development or circumstance.

“Eligible Assignee” means (a) a Lender, (b) a commercial bank, insurance company, finance company, financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act), (c) any Affiliate of a Lender, (d) an Approved Fund of a Lender or (e) to the extent permitted under Section 9.05(g), any Affiliated Lender or any Debt Fund Affiliate; provided that in any event, “Eligible Assignee” shall not include (i) any natural person, (ii) any Disqualified Institution or (iii) except as permitted under Section 9.05(g), (A) Holdings or either Borrower or any Subsidiary thereof or (B) any Sponsor or any of its Affiliates.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, the Borrower Agent, any of its Subsidiaries or any of their respective ERISA Affiliates.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (b) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (c) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities and the common law relating to (a) environmental matters, including those relating to any Hazardous Materials Activity; (b) the generation, use, storage, transportation or disposal of Hazardous Materials; or (c) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to either Borrower or any of its Subsidiaries or any Facility.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of either Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Contribution” has the meaning assigned to such term in the Recitals to this Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; and (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member.

“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the 30-day notice period has been waived); (b) the failure to meet the minimum funding standard of Section 412 of the Code, (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) or Section 302 of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by the Borrower Agent, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to the Borrower Agent, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of liability on the Borrower Agent, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the withdrawal of the Borrower Agent, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by the Borrower Agent, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in endangered or critical status under Section 432 of the Code or Section 305 of ERISA, or that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (h) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on the Borrower Agent, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Pension Plan; (i) the incurrence of liability or the imposition of a Lien pursuant to Section 436 or 430(k) of the Code or pursuant to ERISA with respect to any Pension Plan; or (j) a determination that any Pension Plan is, or is expected to be, considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA.

“Event of Default” has the meaning assigned to such term in Article 7.

“Excess Cash Flow” means, for any Test Period ending on the last day of a Fiscal Year, an amount (if positive) equal to

(a) the sum, without duplication, of the amounts for such period of the following:

(i) Consolidated Adjusted EBITDA for such period without giving effect to clause (b)(x) of the definition thereof, plus

(ii) the Consolidated Working Capital Adjustment for such period, plus

(iii) cash gains of the type described in clauses (b), (c), (d), (e) and (f) of the definition of “Consolidated Net Income”, to the extent not otherwise included in calculating Consolidated EBITDA (but excluding gains from Prepayment Asset Sales to the extent an amount equal to the Net Proceeds therefrom was applied to the prepayment of Indebtedness pursuant to Section 2.11(b)(ii)), minus

(b) the sum, without duplication, of the amounts for such period of the following:

(i) permanent repayments of long-term Indebtedness (including (x) payments under Section 2.10 and Section 2.11(a) (other than prepayments of Term Loans deducted pursuant to Section 2.11(b)(i)(B)) and (y) prepayments of Term Loans to the extent (and only to the extent) made with the Net Cash Proceeds of a Prepayment Asset Sale that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase, but excluding (A) the principal amount of all Indebtedness deducted pursuant to Section 2.11(b)(i)(B), (B) all other repayments of the Term Loans and (C) repayments of any revolving credit facility or arrangement except to the extent a corresponding amount of the commitments under such revolving credit facility or arrangement are permanently reduced in connection with such repayments),

(ii) without duplication of amounts deducted pursuant to this clause (ii) or (xi) below in respect of a prior period, all Cash payments in respect of capital expenditures as would be reported in the Borrower Agent’s consolidated statement of cash flows made during such period and, at the option of the Borrowers, any Cash payments in respect of any such capital expenditures made after such period and prior to the date of the applicable Excess Cash Flow payment (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness)),

(iii) consolidated interest expense added back pursuant to clause (b)(i) of the definition of “Consolidated Adjusted EBITDA” to the extent paid in Cash,

(iv) taxes paid and provisions for taxes, to the extent payable in Cash with respect to such period and added back pursuant to clause (b)(ii) of the definition of “Consolidated Adjusted EBITDA”,

(v) without duplication of amounts deducted pursuant to this clause (v) or (xi) below in respect of a prior period, Cash payments made during such period in respect of Permitted Acquisitions and other Investments permitted by Section 6.07 or otherwise consented to by the Required Lenders (other than Investments in (x) Cash and Cash Equivalents and (y) the Borrower Agent or any of its Subsidiaries), and, at the option of the Borrowers, any Cash payments in respect of Permitted Acquisitions and other Investments permitted by Section 6.07 or otherwise consented to by the Required Lenders (other than Investments in (x) Cash and Cash Equivalents and (y) the Borrower Agent or any of its Subsidiaries) made after such period and prior to the date of the applicable Excess Cash Flow payment (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness)),

(vi) the aggregate amount of all Restricted Payments made under Sections 6.05(a)(i), (ii) and (x), or otherwise consented to by the Required Lenders in each case to the extent actually paid in Cash during such period (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness)),

(vii) [Reserved],

(viii) amounts added back under clause (b)(xii) of the definition of “Consolidated Adjusted EBITDA” to the extent such amounts have not yet been received by the Borrower Agent or its Subsidiaries,

(ix) [Reserved],

(x) an amount equal to all expenses, charges and losses either (a) excluded in calculating Consolidated Net Income pursuant to clauses (b), (c), (d), (e) or (f) of the definition thereof or (b) added back in calculating Consolidated Adjusted EBITDA pursuant to clauses (v), (vii), (viii), (ix) and (xi) of the definition thereof, in each case, to the extent paid or payable in Cash,

(xi) without duplication of amounts deducted from Excess Cash Flow in respect of a prior period, at the option of the Borrower Agent, the aggregate consideration required to be paid in Cash by the Borrower Agent or its Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to capital expenditures, acquisitions or Investments permitted by Section 6.07 (other than Investments in (x) Cash and Cash Equivalents and (y) the Borrower Agent or any of its Subsidiaries) to be consummated or made during the period of four consecutive Fiscal Quarters of the Borrower Agent following the end of such period (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness)); provided that to the extent the aggregate amount actually utilized to finance such capital expenditures, acquisitions or Investments during such period of four consecutive Fiscal Quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive Fiscal Quarters, and

(xii) to the extent not expensed during such period or not deducted in calculating Consolidated Net Income, the aggregate amount of expenditures, fees, costs and expenses paid in Cash by the Borrower Agent and its Subsidiaries during such period, other than if financed with long-term Indebtedness (other than revolving Indebtedness).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Subsidiary” means (a) any Domestic Subsidiary that is not a Wholly-Owned Subsidiary, (b) any Immaterial Subsidiary, (c) any Domestic Subsidiary that is prohibited by law, regulation or contractual obligations from providing a Loan Guaranty or that would require a governmental (including regulatory) consent, approval, license or authorization to provide such Loan Guaranty, (d) any not-for-profit Subsidiary, (e) any Captive Insurance Subsidiaries, (f) any special purpose entities used for securitization facilities, (g) any Disregarded Domestic Subsidiary, (h) any direct or indirect Domestic Subsidiary of a Foreign Subsidiary or Disregarded Domestic Subsidiary and (i) any other Domestic Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower Agent, the burden or cost of providing a Loan Guaranty or a Lien to secure such Loan Guaranty shall outweigh the benefits to be afforded thereby.

“Excluded Taxes” means, with respect to Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of either Borrower or any other Loan Party hereunder, (a) Taxes imposed on (or measured by) its income or franchise Taxes (i) or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Connection Income Taxes, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a), (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from either Borrower or any other Loan Party with respect to such withholding tax pursuant to Section 2.17(a), (d) any tax imposed as a result of a Lender’s failure to comply with Section 2.17(e), and (e) any U.S. withholding tax under FATCA.

“Existing ABL Agreement” means the ABL Credit Agreement, dated as of August 13, 2010, among, inter alia, Amscan Holdings, Inc., a Delaware corporation, certain subsidiaries of the Amscan Holdings, Inc., as guarantors, the lenders from time to time party thereto and Wells Fargo Retail Finance, LLC, as administrative agent and collateral agent.

“Existing Debt Refinancing” means the repayment, redemption, defeasance, discharge, refinancing or termination in full of (or, with respect to clause (b), irrevocable notice for such repayment, redemption, defeasance, discharge, refinancing or termination to the extent accompanied by any prepayments or deposits required to defease, terminate and satisfy in full such Indebtedness) (a) all amounts, if any, due or owing under the Existing ABL Agreement (except to the extent of any Existing Letters of Credit) and the Existing Term Loan Agreement and the termination of all commitments thereunder and (b) the Existing Senior Subordinated Notes.

“Existing Letter of Credit” means any letter of credit previously issued for the account of either Borrower or any other Loan Party by a Lender or an Affiliate of a Lender that is (a) outstanding on the Closing Date and (b) listed on Schedule 1.01(b).

“Existing Senior Subordinated Notes” means the 8.75% Senior Subordinated Notes due 2014 issued by Amscan Holdings, Inc., in an original aggregate principal amount of $175,000,000.

“Existing Term Loan Agreement” means the Term Loan Credit Agreement, dated as of December 2, 2010, among, inter alia, the Company, certain subsidiaries of the Company, as guarantors, the lenders from time to time party thereto and Credit Suisse AG, as administrative agent and collateral agent.

“Extended Revolving Credit Commitment” shall have the meaning assigned to such term in Section 2.25(a).

“Extended Revolving Loans” shall have the meaning assigned to such term in Section 2.25(a).

“Extended Term Loans” shall have the meaning assigned to such term in Section 2.25(a).

“Extension” shall have the meaning assigned to such term in Section 2.25(a).

“Extension Offer” shall have the meaning assigned to such term in Section 2.25(a).

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or, except with respect to Articles 5 and 6, heretofore owned, leased, operated or used by either Borrower or any of its Subsidiaries or any of their respective predecessors or Affiliates.

“Failed Auction” has the meaning assigned to such term in the definition of “Dutch Auction”.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means that certain Fee Letter dated as of June 4, 2012, by and among, inter alia, Merger Sub, the Administrative Agent and the Arrangers.

“Finance Sub” has the meaning assigned to such term in the Recitals.

“Financial Officer” of any Person means the chief financial officer, treasurer, assistant treasurer, vice president of finance or controller of such Person.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of a Financial Officer of the Borrower Agent that such financial statements fairly present, in all material respects, in accordance with GAAP, the financial condition of the Borrower Agent and its Subsidiaries as at the dates indicated and the results of their operations and their Cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“Financial Plan” has the meaning assigned to such term in Section 5.1(i).

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that, subject to the Intercreditor Agreement, such Lien is senior in priority to any other Lien to which such Collateral is subject, other than any Permitted Lien.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year, such fiscal quarter ending on the later of the retail fiscal quarter and the calendar quarter.

“Fiscal Year” means the fiscal year of Holdings and its Subsidiaries ending on December 31 of each calendar year or the Saturday closest to December 31 of each calendar year.

“Flood Hazard Property” means any Real Estate Asset subject to a Mortgage and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Foreign Lender” means a Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Foreign Subsidiary” means any subsidiary that is not a Domestic Subsidiary.

“Funding Account” has the meaning assigned to such term in Section 2.03(v).

“GAAP” means generally accepted accounting principles in the United States of America in effect and applicable to that accounting period in respect of which reference to GAAP is being made, subject to the provisions of Section 1.04.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state or locality of the United States, the United States, or a foreign government.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Granting Lender” has the meaning assigned to such term in Section 9.05(e).

“Guarantee” of or by any Person (the “Guarantor”) means any obligation, contingent or otherwise, of the Guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other Person (the “Primary Obligor”) in any manner, whether directly or indirectly, and including any obligation of the Guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other monetary obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other monetary obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or monetary obligation, (e) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (f) any Lien on any assets of such Guarantor securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or monetary other obligation is assumed by such Guarantor (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Guaranteed Obligations” has the meaning assigned to such term in Section 10.01.

“Guarantor Percentage” has the meaning assigned to such term in Section 10.10.

“Hazardous Materials” means any chemical, material, substance or waste, or any constituent thereof, exposure to which is prohibited, limited or regulated by any Environmental Law or any Governmental Authority or which may or could pose a hazard to the health and safety or to the indoor or outdoor environment.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Material, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Material, and any corrective action or response action with respect to any of the foregoing.

“Hedge Agreement” means any agreement with respect to any Derivative Transaction between either Borrower or any Subsidiary and any other Person.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Hedge Agreement.

“Holdings” has the meaning assigned to such term in the preamble to this Agreement.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Immaterial Subsidiary” means, as of any date, any Subsidiary of the Borrower Agent (a) having Total Consolidated Assets in an amount of less than 2.5% of Consolidated Total Assets of the Borrower Agent and its Subsidiaries and (b) contributing less than 2.5% to consolidated revenues of the Borrower Agent and its Subsidiaries, in each case, for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(b) or (c); provided that the Consolidated Total Assets (as so determined) and revenue (as so determined) of all Immaterial Subsidiaries shall not exceed 2.5% of Consolidated Total Assets of the Borrower Agent and its Subsidiaries or 2.5% of the consolidated revenues of the Borrower Agent and its Subsidiaries for the relevant Test Period, as the case may be.

“Immediate Family Member” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Incremental Cap” has the meaning assigned to such term in Section 2.23(a).

“Incremental Commitment” means any commitment made by a lender to provide all or any portion of an Incremental Facility or Incremental Loans.

“Incremental Equivalent Debt” has the meaning assigned to such term in Section 6.01(y).

“Incremental Facilities” has the meaning assigned to such term in Section 2.23(a).

“Incremental Lender” means any Lender or Additional Lender providing an Incremental Commitment or Incremental Loans.

“Incremental Loans” has the meaning assigned to such term in Section 2.23(a).

“Incremental Revolving Commitment” means any commitment made by a lender to provide all or any portion of an Incremental Revolving Facility or Incremental Revolving Loans.

“Incremental Revolving Facility” has the meaning assigned to such term in Section 2.23(a).

“Incremental Revolving Loans” has the meaning assigned to such term in Section 2.23(a).

“Incremental Term Facility” has the meaning assigned to such term in Section 2.23(a).

“Incremental Term Loans” has the meaning assigned to such term in Section 2.23(a).

“Indebtedness”, as applied to any Person, means, without duplication, (a) all indebtedness for borrowed money; (b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (c) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as a liability on a balance sheet prepared in accordance with GAAP; (d) any obligation owed for all or any part of the deferred purchase price of property or services (excluding (w) any earn out obligation or purchase price adjustment until such obligation becomes a liability on the balance sheet in accordance with GAAP, (x) other than for purposes of Section 7.01, any such obligations incurred under ERISA, (y) trade accounts payable in the ordinary course of business (including on an inter-company basis) and (z) liabilities associated with customer prepayments and deposits), which purchase price is (i) due more than six months from the date of incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument; (e) all Indebtedness of others secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person; (f) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (g) the Guarantee by such Person of the Indebtedness of another; (h) all obligations of such Person in respect of any Disqualified Capital Stock and (i) all net obligations of such Person in respect of any Derivative Transaction, including, without limitation, any Hedging Agreement, whether or not entered into for hedging or speculative purposes; provided that (i) in no event shall obligations under any Derivative Transaction be deemed “Indebtedness” for any calculation of the Total Leverage Ratio, Senior Secured Leverage Ratio or any other financial ratio under this Agreement except to the extent of any accrued interest in respect of unpaid termination or settlement amounts thereunder and (ii) the amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would otherwise be included in the calculation of Consolidated Total Debt; provided that notwithstanding anything herein to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Accounting Standards Codification Topic 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness hereunder but for the application of this proviso shall not be deemed an incurrence of Indebtedness hereunder.

“Indemnified Taxes” means Taxes other than Excluded Taxes or Other Taxes.

“Information” has the meaning set forth in Section 3.11(a).

“Information Memorandum” means the Confidential Information Memorandum dated July 10, 2012, relating to the Borrowers and the Transactions.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the date hereof, among the Revolving Facility Agent, as agent for the Revolving Facility Secured Parties referred to therein, the Administrative Agent, as agent for the Term Loan Secured Parties referred to therein, Holdings, the Borrowers and the Subsidiaries of the Borrowers from time to time party thereto.

“Interest Election Request” means a request by the Borrower Agent in the form of Exhibit G hereto or such other form reasonably acceptable to the Administrative Agent to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any ABR Loan, the first Business Day of each January, April, July and October and the Maturity Date or the maturity date applicable to such Loan or commitment added pursuant to Sections 2.23, 2.25, or 9.02(c) and (b) with respect to any LIBO Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a LIBO Rate Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.

“Interest Period” means (a) with respect to any LIBO Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, to the extent available to all relevant affected Lenders, nine or twelve months or a shorter period) thereafter, as the Borrowers may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Inventory” has the meaning assigned to such term in the Pledge and Security Agreement.

“Investment” means (a) any purchase or other acquisition by the Borrower Agent or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than either Borrower or a Subsidiary Guarantor), (b) the acquisition by purchase or otherwise (other than purchases or other acquisitions of inventory, materials, supplies and equipment in the ordinary course of business) of all or a substantial portion of the business, property or fixed assets of any Person or any division or line of business or other business unit of any Person, and (c) any loan, advance (other than (i) advances to current or former employees, officers, directors and consultants of the Borrowers or their Subsidiaries or any Parent Company for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business and (ii) advances made on an inter-company basis in the ordinary course of business for the purchase of inventory) or capital contribution by the Borrower Agent or any of its Subsidiaries to any other Person (other than either Borrower or any Subsidiary Guarantor). Subject to Section 5.10, the amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, but giving effect to any repayments of principal in the case of Investments in the form of loans and any return of capital or return on Investment in the case of equity Investments (whether as a distribution, dividend, redemption or sale but not in excess of the amount of the initial Investment).

“Investors” means (i) the Sponsors, (ii) the Management Investors, (iii) certain of the existing shareholders of the Company and (iv) certain other investors identified to the Administrative Agent in writing on the Closing Date.

“Joinder Agreement” has the meaning assigned to such term in Section 5.12(a).

“Junior Indebtedness” means any Subordinated Indebtedness and any Indebtedness secured by Liens junior to the Lien of the Administrative Agent with respect to the Collateral (other than, for the avoidance of doubt, Indebtedness under the Revolving Facility).

“Latest Maturity Date” means, as of any date of determination, the latest maturity or expiration date applicable to any Loan or commitment hereunder at such time, including the latest maturity or expiration date of any Term Loan, Incremental Term Loan, Incremental Revolving Loan, Replacement Term Loan, Replacement Revolving Loan, Extended Term Loan or Extended Revolving Loan.

“Lenders” means the Persons listed on the Commitment Schedule, any Additional Lender and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“LIBO Rate” means, with respect to any Interest Period when used in reference to any Loan or Borrowing, (a) the rate of interest (rounded upwards, if necessary, to the nearest 1/100th) appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to such service as determined by Administrative Agent) as the London interbank offered rate for deposits in US Dollars for a term comparable to such Interest Period, at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the commencement of such Interest Period (but if more than one rate is specified on such page, the rate will be an arithmetic average of all such rates), and (b) if such rate is not available at such time for any reason, then the “LIBO Rate” for such Interest Period shall be the interest rate per annum reasonably determined by the Administrative Agent in good faith to be the rate per annum at which deposits in Dollars for delivery on the first day of such Interest Period in immediately available funds in the approximate amount of the LIBO Rate Loan being made, continued or converted by the Administrative Agent and with a term equivalent to such Interest Period would be offered to the Administrative Agent by major banks in the London or other offshore interbank market for Dollars at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period, and in each case subject to the reserve percentage prescribed by governmental authorities; provided that in no event shall the LIBO Rate be less than 1.25% per annum.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing), in each case, in the nature of security; provided that in no event shall an operating lease in and of itself be deemed a Lien.

“Loan Documents” means this Agreement, any promissory notes issued pursuant to the Agreement, the Collateral Documents and the Intercreditor Agreement. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto.

“Loan Guarantor” means (i) Holdings, (ii) each Subsidiary Guarantor and (iii) each Borrower but solely with respect to Secured Hedging Obligations under Hedge Agreements to which the other Borrower is (and such Borrower is not) a party.

“Loan Guaranty” means Article 10 of this Agreement.

“Loan Installment Date” has the meaning assigned to such term in Section 2.10(a).

“Loan Parties” means Holdings, each Borrower, each Subsidiary Guarantor and any other Person who becomes a party to this Agreement as a Loan Party pursuant to a Joinder Agreement, and their respective successors and assigns.

“Loans” means any Term Loan, any Incremental Loan, any Extended Revolving Loan or Extended Term Loan, or any Replacement Term Loans or loans under any Replacement Revolving Facility.

“Management Investors” means the officers, directors, employees and other members of the management of the Company and its Subsidiaries.

“Management Agreement” means that certain Advisory Services Agreement, dated as of the Closing Date, by and among, inter alia, Holdings, the Borrower Agent and the Sponsors and their Affiliates.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means (a) on the Closing Date, and in relation only to the Specified Acquisition Agreement Representations, a Closing Date Material Adverse Effect and (b) after the Closing Date, a material adverse effect on (i) the business, assets, financial condition or results of operations, in each case, of Holdings, the Borrower Agent and its Subsidiaries, taken as a whole, (ii) the rights and remedies (taken as a whole) of the Administrative Agent under the applicable Loan Documents or (iii) the ability of the Borrowers and the Loan Guarantors (taken as a whole) to perform their payment obligations under the Loan Documents.

“Material Real Estate Asset” means (a) any fee-owned Real Estate Asset having a fair market value (as reasonably estimated by the Borrower Agent) in excess of $2,000,000 as of such date and (b) any fee-owned Real Estate Asset acquired by any Loan Party after the Closing Date having a fair market value (as reasonably estimated by the Borrower Agent) in excess of $2,000,000 as of the date of acquisition thereof shall be a “Material Real Estate Asset”.

“Maturity Date” means July 27, 2019.

“Maximum Liability” has the meaning assigned to such term in Section 10.09.

“Maximum Rate” has the meaning assigned to such term in Section 9.18.

“Merger” shall mean the merger of Merger Sub with and into the Company, with the Company as the surviving entity of such merger.

“Merger Agreement” shall mean that certain Agreement and Plan of Merger, dated as of June 4, 2012, by and among, inter alia, Merger Sub and the Company.

“Merger Sub” has the meaning assigned to such term in the preamble to this Agreement.

“Minimum Extension Condition” shall have the meaning assigned to such term in Section 2.25(b).

“MNPI” shall have the meaning assigned to such term in Section 9.05(g).

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgaged Properties” means, initially, the owned real properties of the Loan Parties specified on Schedule 1.01(c), and shall include each other parcel of real property and improvements thereto with respect to which a Mortgage is required to be granted pursuant to Section 5.12.

“Mortgages” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, on owned real property of a Loan Party.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“Narrative Report” means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of the Borrower Agent and its Subsidiaries in the form prepared for presentation to senior management thereof for the applicable Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate.

“Net Insurance/Condemnation Proceeds” means an amount equal to: (a) any Cash payments or proceeds (including Cash Equivalents) received by the Borrower Agent or any of its Subsidiaries (x) under any casualty insurance policy in respect of a covered loss thereunder of any assets of the Borrower Agent or any of its Subsidiaries or (y) as a result of the taking of any assets of the Borrower Agent or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (b) (i) any actual out-of-pocket costs incurred by the Borrower Agent or any of its Subsidiaries in connection with the adjustment, settlement or collection of any claims of the Borrower Agent or such Subsidiary in respect thereof, (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans, Indebtedness under the Revolving Facility and any Indebtedness secured by a Lien that is pari passu or junior to the Lien on the Collateral securing the Secured Obligations) that is secured by a Lien on the assets in question and that is required to be repaid under the terms thereof as a result of such loss, taking or sale, (iii) amounts required to be prepaid pursuant to Section 2.11(b) of the Revolving Loan Agreement as the result of such loss, taking or sale, (iv) in the case of a taking, the reasonable out-of-pocket costs of putting any affected property in a safe and secure position, (v) any selling costs and out-of-pocket expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar taxes and the Borrowers’ good faith estimate of income taxes paid or payable) in connection with any sale of such assets as referred to in clause (a)(y) of this definition and (vi) any amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustments associated with any sale of such assets as referred to in clause (a)(y) of this definition (provided that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Insurance/Condemnation Proceeds).

“Net Proceeds” means (a) with respect to any asset sale or Prepayment Asset Sale, the Cash proceeds (including Cash Equivalents and Cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) selling costs and out-of-pocket expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar taxes and the Borrowers’ good faith estimate of income taxes paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such asset sale (provided that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Proceeds), (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money (other than the Loans, Indebtedness under the Revolving Facility and any Indebtedness secured by a Lien that is pari passu or junior to the Lien on the Collateral securing the Secured Obligations) which is secured by the asset sold in such asset sale and which is required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset), (iv) Cash escrows (until released from escrow to the Borrowers or any of their Subsidiaries) from the sale price for such asset sale and (v) amounts required to be prepaid pursuant to Section 2.11(b) of the Revolving Loan Agreement as the result of such asset sale; and (b) with respect to any issuance or incurrence of Indebtedness, the Cash proceeds thereof, net of all taxes and customary fees, commissions, costs, underwriting discounts and other expenses incurred in connection therewith.

“Non-Consenting Lender” has the meaning assigned to such term in Section 2.19(b).

“Non-Debt Fund Affiliate” means any Investor and any Affiliate of any Investor other than any Debt Fund Affiliate.

“Non-Paying Guarantor” has the meaning assigned to such term in Section 10.10. “Obligated Party” has the meaning assigned to such term in Section 10.02.

“Obligations” means all unpaid principal of and accrued and unpaid interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and all other advances to, debts, liabilities and obligations of the Loan Parties to the Lenders or to any Lender, the Administrative Agent or any indemnified party arising under the Loan Documents in respect of any Loan, whether direct or indirect (including those acquired by assumption), absolute, contingent, due or to become due, now existing or hereafter arising.

“OFAC” has the meaning assigned to such term in Section 3.20.

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, (b) with respect to any limited partnership, its certificate of limited partnership, and its partnership agreement, (c) with respect to any general partnership, its partnership agreement, and (d) with respect to any limited liability company, its articles of organization or certificate of formation, and its operating agreement. In the event any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Applicable Indebtedness” has the meaning assigned to such term in Section 2.11(b)(ii).

“Other Connection Taxes” means, with respect to any Lender or Administrative Agent, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement, but not including, for the avoidance of doubt, the Excluded Taxes.

“Parent Company” means (a) Holdings and (b) any other Person of which the Borrower Agent is an indirect Wholly-Owned Subsidiary.

“Participant” has the meaning assigned to such term in Section 9.05.

“Participant Register” has the meaning assigned to such term in Section 9.05(c).

“Party City” has the meaning assigned to such term in the Recitals.

“Paying Guarantor” has the meaning assigned to such term in Section 10.10.

“Payment and Funding Agreement” means that certain Payment and Funding Agreement, dated as of July 27, 2012, among the Company, PC Topco Holdings, Inc., Merger Sub, Advent-AMSCAN Acquisition Limited Partnership and Advent-Party City Acquisition Limited Partnership.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any employee pension benefit plan, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower Agent or any of its Subsidiaries, or any of their respective ERISA Affiliates, is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Perfection Certificate” has the meaning assigned to such term in the Pledge and Security Agreement.

“Perfection Certificate Supplement” has the meaning assigned to such term in the Pledge and Security Agreement.

“Permitted Acquisition” means any acquisition by the Borrower Agent or any of its Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of or any business line, unit, division or any operating stores of, any Person or of a majority of the outstanding Capital Stock of any Person (but in any event including any Investment in a Subsidiary which serves to increase either Borrower’s or any Subsidiary’s respective equity ownership in such Subsidiary), or any acquisition of or Investment in any joint venture; provided that:

(a) immediately prior to, and after giving effect to such acquisition, the Total Leverage Ratio would not exceed 6.50 to 1.00, calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01; provided that this clause (a) shall not apply to any acquisition or series of related acquisitions during a Fiscal Year where the aggregate amount of consideration for such acquisition or series of related acquisitions is less than $10,000,000, so long as the aggregate amount of consideration for such acquisition or series of related acquisitions, together with the aggregate amount of consideration for all other Permitted Acquisitions in the same Fiscal Year (excluding any Permitted Acquisition previously subject to the Total Leverage Ratio test pursuant to this clause (a)), is less than $30,000,000;

(b) on the date of execution of the purchase agreement in respect of such acquisition, no Event of Default shall have occurred and be continuing or would result therefrom;

(c) the Borrower Agent shall take or cause to be taken with respect to the acquisition of any new Subsidiary of the Borrower Agent, each of the actions required to be taken under Section 5.12, as applicable; and

(d) the total consideration paid for by the Loan Parties for (i) the acquisition, directly or indirectly, of any Person that does not become a Guarantor and (ii) if an asset acquisition, assets that are not acquired by either Borrower or a Guarantor, when taken together with the total consideration for all such acquired Persons and assets acquired after the Closing Date, shall not exceed the sum of (A) the greater of (1) $150,000,000 and (2) 4.75% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 5.01 at such time and (B) amounts available under clause (q) of Section 6.07; provided that the limitation under this clause (d) shall not apply to any acquisition to the extent (x) such acquisition is made with the proceeds of sales of the Qualified Capital Stock of, or common equity capital contributions to, the Borrower Agent or (y) the Person so acquired (or the Person owning the assets so acquired) becomes a Subsidiary Guarantor even though such Subsidiary Guarantor owns Capital Stock in Persons that are not otherwise required to become Subsidiary Guarantors, if, in the case of this clause (y) for such acquisition, not less than 80.0% of the Consolidated Adjusted EBITDA of the Person(s) acquired for such acquisition (for this purpose and for the component definitions used therein, determined on a consolidated basis for such Persons and their Subsidiaries) is directly generated by Person(s) that become Subsidiary Guarantors (i.e., disregarding all such Consolidated Adjusted EBITDA generated by Subsidiaries of such Subsidiary Guarantors that are not Subsidiary Guarantors).

“Permitted Holders” means (a) the Investors (other than “roll-over” Investors other than Advent or any Affiliates of Advent) and (b) any Person with which the Persons described in clause (a) form a “group” (within the meaning of the federal securities laws) so long as, in the case of this clause (b), such Persons described in clause (a) beneficially own more than 50.0% of the relevant voting stock beneficially owned by the group.

“Permitted Liens” means each Lien permitted pursuant to Section 6.02.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or any other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower Agent or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge and Security Agreement” means that certain Pledge and Security Agreement, dated as of the date hereof, between the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties.

“Prepayment Asset Sale” means any sale or disposition by the Borrower Agent or its Subsidiaries made pursuant to Section 6.08 (h), Section 6.08(j), Section 6.08(p), Section 6.08(q), Section 6.08(r) (to the extent provided therein) and Section 6.08(v).

“Prime Rate” means the rate of interest announced, from time to time, by the Administrative Agent at its principal office in New York City as its “prime rate”, with the understanding that the “prime rate” is one of the Administrative Agent’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as the Administrative Agent may designate.

“Pro Forma Adjustment” means, for any period, the pro forma increase or decrease in Consolidated Adjusted EBITDA, as certified to the Administrative Agent by the chief financial officer or other equivalent officer of the Borrower Agent, which pro forma increase or decrease (a) shall be based on the Borrower Agent’s good faith projections and reasonable assumptions as a result of (x) actions taken, prior to or during such period, for the purposes of realizing reasonably identifiable and factually supportable (in the good faith determination of the Borrower Agent) operating expense reductions and other operating improvements, restructurings, cost savings and similar initiatives and synergies that are reasonably expected to be realized within 18 months following such action or (y) any additional costs, charges, accruals, reserves or expenses incurred prior to or during such period that are attributable to the undertaking of operating expense reductions, integration, transition, facilities opening and pre-opening, business optimization and other restructuring costs, charges, accruals, reserves and expenses (including inventory optimization programs, software development costs and costs related to the closure or consolidation of facilities, stores or distribution centers and curtailments, costs related to entry into new markets, consulting fees, signing costs, retention or completion bonuses, relocation expenses, severance payments, modifications to pension and post-retirement employee benefit plans, new systems design and implementation costs and project startup costs) and (b) shall (x) be determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the SEC or (y) not exceed, together with any amounts added back pursuant to clauses (x) and (xi) of the definition of “Consolidated Adjusted EBITDA”, 15.0% of Consolidated Adjusted EBITDA for any four-Fiscal Quarter period (calculated before giving effect to any such add-backs and adjustments) in the aggregate; provided that (A) so long as such actions are taken prior to or during such period or such costs are incurred prior to or during such period it may be assumed, for purposes of projecting such pro forma increase or decrease to Consolidated Adjusted EBITDA, that such cost savings will be realizable during the entirety of such period, or such additional costs will be incurred during the entirety of such period, and (B) any such pro forma increase or decrease to Consolidated Adjusted EBITDA shall be without duplication for cost savings or additional costs already included in Consolidated Adjusted EBITDA for such period.

“Pro Forma Basis” or “pro forma effect” means with respect to any determination of the Total Leverage Ratio, the Senior Secured Leverage Ratio or Consolidated Total Assets (including component definitions thereof) that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Subject Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement with respect to any test or covenant for which such calculation is being made: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Subject Transaction, (i) in the case of a sale, transfer or other disposition of all or substantially all Capital Stock of any subsidiary of the Borrowers or any division or product line of the Borrowers or any of their subsidiaries or any designation of a subsidiary as an Unrestricted Subsidiary, shall be excluded, and (ii) in the case of a Permitted Acquisition, Investment or designation of an Unrestricted Subsidiary as a Subsidiary described in the definition of the term “Subject Transaction”, shall be included, (b) any retirement or repayment of Indebtedness, (c) any Indebtedness incurred by the Borrowers or any of their subsidiaries in connection therewith; provided that (x) if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness at the relevant date of determination (taking into account any interest hedging arrangements applicable to such Indebtedness), (y) interest on any obligations with respect to Capital Leases shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Borrower Agent to be the rate of interest implicit in such obligation in accordance with GAAP and (z) interest on any Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate or other rate shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as such Borrower or Subsidiary may designate and (d) the acquisition of any Consolidated Total Assets, whether pursuant to any Subject Transaction or any Person becoming a subsidiary or merging, amalgamating or consolidating with or into the Borrowers or any of their subsidiaries; provided that, without limiting the application of the Pro Forma Adjustment pursuant to clause (a) above (but without duplication thereof or in addition thereto), the foregoing pro forma adjustments described in clause (a) above may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated Adjusted EBITDA and give effect to events (including operating expense reductions) that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Borrowers and their subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of the term “Pro Forma Adjustment”.

“Projections” means the projections of the Borrower Agent and the Subsidiaries included in the Information Memorandum (or a supplement thereto).

“Promissory Note” means a promissory note of the Borrowers payable to any Lender or its registered assigns, in substantially the form of Exhibit F hereto, evidencing the aggregate Indebtedness of the Borrowers to such Lender resulting from the Loans made by such Lender.

“Qualified Capital Stock” of any Person means any Capital Stock of such Person that is not Disqualified Capital Stock.

“Qualified Holding Company Debt” means unsecured Indebtedness of Holdings (A) that is not subject to any Guarantee by any subsidiary of Holdings, (B) that will not mature prior to the date that is six (6) months after the Latest Maturity Date in effect on the date of issuance or incurrence thereof, (C) that has no scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemption provisions satisfying the requirements of clause (D) below), and (D) that has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior discount notes of an issuer that is the parent of a borrower under senior secured credit facilities, and in any event, with respect to covenant, default and remedy provisions, no more restrictive (taken as a whole) than those set forth in the Senior Notes Indenture (other than provisions customary for senior discount notes of a holding company); provided that the Borrower Agent shall have delivered a certificate of a Responsible Officer to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower Agent has reasonably determined in good faith that such terms and conditions satisfy the foregoing requirement (and such certificate shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower Agent within such five (5) Business Day period that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees)); provided, further, that any such Indebtedness shall constitute Qualified Holding Company Debt only if immediately after giving effect to the issuance or incurrence thereof and the use of proceeds thereof, no Event of Default shall have occurred and be continuing.

“Qualifying Bid” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Qualifying IPO” means the issuance and sale by the Borrower Agent or any Parent Company of its common Capital Stock in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering) pursuant to which Net Proceeds of at least $100,000,000 are received by or contributed to the Borrower Agent.

“Qualifying Lender” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) in real property then owned by any Loan Party.

“Refinancing Indebtedness” has the meaning assigned to such term in Section 6.01(p).

“Register” has the meaning assigned to such term in Section 9.04.

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Regulation T” means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof, and any successor provision thereto.

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof, and any successor provision thereto.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof, and any successor provision thereto.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, trustees, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Replaced Revolving Facility” has the meaning assigned to such term in Section 9.02(c).

“Replaced Term Loans” has the meaning assigned to such term in Section 9.02(c).

“Replacement Revolving Facility” has the meaning assigned to such term in Section 9.02(c).

“Replacement Term Loans” has the meaning assigned to such term in Section 9.02(c).

“Reply Amount” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Reply Discount” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Repricing Transaction” means each of (a) the prepayment, repayment, refinancing, substitution or replacement of all or a portion of the Term Loans substantially concurrently with the incurrence by any Loan Party of any secured term loans (including any Replacement Term

Loans) having an effective interest cost or weighted average yield (with the comparative determinations to be made by the Administrative Agent consistent with generally accepted financial practices, and in any event consistent with the second proviso to Section 2.23(a)(iv)) that is less than the effective interest cost or weighted average yield (as determined by the Administrative Agent on the same basis) applicable to the Term Loans and (b) any amendment, waiver or other modification to this Agreement that would have the effect of reducing the effective interest cost of, or weighted average yield (to be determined by the Administrative Agent on the same basis) of, the Term Loans; provided that the primary purpose of such prepayment, repayment, refinancing, substitution, replacement, amendment, waiver or other modification was to reduce the effective interest cost or weighted average yield of the Term Loans; provided, further, that in no event shall any prepayment, repayment, refinancing, substitution, replacement, amendment, waiver or other modification of Term Loans in connection with a Change of Control, Qualifying IPO, Permitted Acquisition or other permitted Investment constitute a Repricing Transaction. Any such determination by the Administrative Agent as contemplated by preceding clauses (a) and (b) shall be conclusive and binding on all Lenders, and the Administrative Agent shall have no liability to any Person with respect to such determination absent gross negligence or willful misconduct.

“Required Lenders” means, at any time, Lenders having Loans or unused commitments added pursuant to Sections 2.23, 2.25 or 9.02(c) representing more than 50.0% of the sum of the total Loans and such unused commitments at such time.

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” of any Person means the chief executive officer, the president, any vice president, the chief operating officer or any Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement, and, as to any document delivered on the Closing Date (but subject to the express requirements set forth in Article 4), shall include any secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Amount” has the meaning set forth in Section 2.11(b)(iv).

“Restricted Debt Payment” has the meaning set forth in Section 6.05(b).

“Restricted Payment” means (a) any dividend or other distribution on account of any shares of any class of the Capital Stock of the Borrower Agent now or hereafter outstanding, except a dividend payable solely in shares of that class of the Capital Stock to the holders of that class; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of any shares of any class of the Capital Stock of the Borrower Agent now or hereafter outstanding and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of the Capital Stock of the Borrower Agent now or hereafter outstanding.

“Return Bid” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Revolving Facility” means the credit facility pursuant to the Revolving Loan Agreement and one or more debt facilities or other financing arrangements (including, without limitation indentures) providing for loans or other long-term indebtedness that replace or refinance such credit facility, including any such replacement or refinancing facility or indenture that increases or decreases the amount permitted to be borrowed thereunder or alters the maturity thereof and whether by the same or any other agent, lender or group of lenders, and any amendments, supplements, modifications, extensions, renewals, restatements, amendments and restatements or refundings thereof or any such indentures or credit facilities that replace or refinance such credit facility.

“Revolving Facility Agent” has the meaning set forth in the Intercreditor Agreement.

“Revolving Facility First Lien Collateral” has the meaning set forth in the Intercreditor Agreement.

“Revolving Facility Security Documents” has the meaning set forth in the Intercreditor Agreement.

“Revolving Loan Agreement” means the ABL Credit Agreement, dated as of July 27, 2012, among Holdings, the Borrowers, DBTCA, as administrative agent and collateral agent, DBTCA and Bank of America, N.A. as co-ABL collateral agents, and the lenders from time to time party thereto, as the same may be amended, restated, amended and restated, modified, refinanced, replaced, extended, renewed or supplemented from time to time.

“S&P” means Standard & Poor’s Ratings Service, a division of the McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” has the meaning assigned to such term in Section 6.10.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of its functions.

“Secured Hedging Obligations” means all Hedging Obligations under each Hedge Agreement that (a) is in effect on the Closing Date between either Borrower and a counterparty that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender as of the Closing Date or (b) is entered into after the Closing Date between either

Borrower and any counterparty that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender at the time such Hedge Agreement is entered into, for which such Borrower agrees to provide security, in each case that has been designated to the Administrative Agent in writing by the Borrower Agent as being a Secured Hedging Obligation for the purposes of the Loan Documents; provided that the obligations of the applicable Borrower under such Secured Hedging Obligations have not been designated as Revolving Facility Obligations (as such term is defined in the Revolving Facility Security Documents) pursuant to the terms thereof.

“Secured Obligations” means all Obligations, together with all Secured Hedging Obligations.

“Secured Parties” has the meaning assigned to such term in the Pledge and Security Agreement.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing; provided that “Securities” shall not include any earnout agreement or obligation or any employee bonus or other incentive compensation plan or agreement.

“Securities Act” means the Securities Act of 1933 and the rules and regulations of the SEC promulgated thereunder.

“Senior Note Documents” means the Senior Note Indenture under which the Senior Notes are issued and all other instruments, agreements and other documents evidencing the Senior Notes or providing for any Guarantee or other right in respect thereof.

“Senior Notes” means senior notes due 2020 in the aggregate principal amount equal to $700,000,000, as reduced by any repayment, redemption or retirement thereof (and includes any Registered Equivalent Notes).

“Senior Note Indenture” means the Indenture for the Senior Notes, dated July 27, 2012, between each of the Borrowers, each Subsidiary and Wilmington Trust, National Association, as trustee.

“Senior Secured Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated Senior Secured Debt as of such date (net of the Unrestricted Cash Amount as of such date) to (b) Consolidated Adjusted EBITDA for the Test Period then most recently ended for which financial statements have been delivered pursuant to Section 5.01, in each case for the Borrower Agent and its Subsidiaries.

“SPC” has the meaning assigned to such term in Section 9.05(e).

“Specified Acquisition Agreement Representations” means the representations made by or on behalf of the Company, its subsidiaries and their respective businesses in the Merger Agreement as are material to the interests of the Lenders, but only to the extent that Merger Sub (or any of its applicable Affiliates) has the right to terminate its (or their) obligations under the Merger Agreement or decline to consummate the Merger as a result of the breach of such representations.

“Specified Representations” mean the representations and warranties set forth in Sections 3.01 (as it relates to organizational existence of the Loan Parties), 3.02 (as it relates to the due authorization, execution, delivery and performance of the Loan Documents and the enforceability thereof), 3.03(b)(i), 3.08, 3.13, 3.16, 3.18, and 3.20(b)(ii).

“Sponsors” means collectively THL and Advent.

“Store Exchange” means the substantially concurrent purchase and sale or exchange of one or more stores, distribution centers and/or other locations (including any inventory, equipment and other assets used or useful at such location) or a combination of the foregoing and Cash and/or Cash Equivalents between either Borrower and/or any of its Subsidiaries on the one hand, and any Person on the other hand; provided that any Net Proceeds received in connection therewith shall be subject to Section 2.11(b)(ii).

“Subject Transaction” means, with respect to any period, (a) the Transactions, (b) any Permitted Acquisition or the making of other Investments permitted by this Agreement, (c) any disposition of all or substantially all of the assets or stock of a subsidiary (or any business unit, line of business or division of either Borrower or a Subsidiary) permitted by this Agreement, (d) the designation of a subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Subsidiary in accordance with Section 5.10 hereof or (e) any other event that by the terms of the Loan Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a pro forma basis.

“Subordinated Indebtedness” means any Indebtedness of the Borrower Agent or any of its Subsidiaries that is expressly subordinated in right of payment to the Obligations.

“Subscription Agreement” means that certain Subscription Agreement, dated as of July 27, 2012, among PC Topco Holdings, Inc and Advent-Party City Acquisition Limited Partnership.

“subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50.0% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other subsidiaries of that Person of a combination thereof; provided that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Subsidiary” means any subsidiary of the Borrower Agent other than an Unrestricted Subsidiary.

“Subsidiary Borrower” means (i) prior to the consummation of the merger of Finance Sub with and into Party City, Finance Sub and (ii) upon and after the consummation of such merger, Party City.

“Subsidiary Guarantor” means (x) on the Closing Date, each Subsidiary of the Borrower Agent (other than (i) the Subsidiary Borrower (except to the extent comprising a Loan Guarantor by operation of clause (iii) of the definition thereof) or (ii) any Excluded Subsidiary) and (y) thereafter, each Subsidiary of either Borrower that thereafter guarantees the Secured Obligations pursuant to the terms of this Agreement, in each case, until such time as the respective Subsidiary is released from its obligations under the Loan Guaranty in accordance with the terms and provisions hereof.

“Taxes” means any and all present and future taxes, levies, imposts, duties, deductions, charges or withholdings (including backup withholding) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” has the meaning assigned to such term in the lead-in to Article 5.

“Term Loan” means a Loan made pursuant to Section 2.01; provided, that on and after the incurrence of any Incremental Term Loans, Extended Term Loans and Replacement Term Loans, the term “Term Loans” as used in Section 9.05(g) shall include all such Incremental Term Loans, Extended Term Loans and Replacement Term Loans, as the case may be.

“Term Loan First Lien Collateral” has the meaning set forth in the Intercreditor Agreement.

“Test Period” means a period of four consecutive Fiscal Quarters.

“Term Proceeds Account” means one or more deposit accounts or securities accounts maintained with the Administrative Agent holding the proceeds of any sale or other disposition of any Term Loan First Priority Collateral (and only such Collateral).

“THL” means Thomas H. Lee Partners L.P. and shall include any fund affiliated with Thomas H. Lee Partners L.P.

“Threshold Amount” means $35,000,000.

“Total Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated Total Debt as of such date (net of the Unrestricted Cash Amount as of such date) to (b) Consolidated Adjusted EBITDA for the Test Period then most recently ended for which financial statements have been delivered pursuant to Section 5.01, in each case for the Borrower Agent and its Subsidiaries.

“Transaction Costs” means fees, premiums, expenses and other transaction costs (including original issue discount) payable or otherwise borne by Holdings, the Borrower Agent and its subsidiaries in connection with the Transactions and the transactions contemplated thereby.

“Transactions” means, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the making of the Borrowing of Term Loans hereunder, (b) the Existing Debt Refinancing, (c) the Merger and the merger of Finance Sub with and into Party City, with Party City surviving such merger as a Wholly-Owned Subsidiary of the Company, (d) the Equity Contribution, (e) the issuance of the Senior Notes and incurrence of Indebtedness under the Revolving Loan Agreement and (f) the payment of the Transaction Costs.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBO Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue or perfection of security interests.

“Unrestricted Cash Amount” means, as of any date of determination, the amount of (a) unrestricted Cash and Cash Equivalents of the Borrower Agent and its Subsidiaries whether or not held in an account pledged to the Administrative Agent and (b) Cash and Cash Equivalents restricted in favor of the Credit Facility (which may also include Cash and Cash Equivalents securing other Indebtedness secured by a Lien on the Collateral along with the Credit Facility); provided that the Unrestricted Cash Amount shall not exceed $150,000,000.

“Unrestricted Subsidiary” means any subsidiary of either Borrower designated by such Borrower as an Unrestricted Subsidiary pursuant to Section 5.10 subsequent to the Closing Date.

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” of any Person shall mean a subsidiary of such Person, 100.0% of the Capital Stock of which (other than directors’ qualifying shares or shares required by law to be owned by a resident of that jurisdiction) shall be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

Section 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Term Loan”) or by Type (e.g., a “LIBO Rate Loan”) or by Class and Type (e.g., a “LIBO Rate Term Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Term Borrowing”) or by Type (e.g., a “LIBO Rate Borrowing”) or by Class and Type (e.g., a “LIBO Rate Term Borrowing”).

Section 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified (subject to any restrictions or qualifications on such amendments, restatements, amendment and restatements, supplements or modifications set forth herein), (b) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law, (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (f) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” mean “to but excluding” and the word “through” means “to and including” and (g) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including Cash, securities, accounts and contract rights. For purposes of determining compliance at any time with Sections 6.01, 6.02, 6.04, 6.05, 6.06, 6.07, 6.08 and 6.11, in the event that any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, contractual restriction, Investment, disposition or affiliate transaction, as applicable, meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of such Sections 6.01 (other than Sections 6.01(a), (c), (k), (w) and (y)), 6.02 (other than Sections 6.02(a) and (t)), 6.04, 6.05, 6.06, 6.07, 6.08 and 6.11, the Borrower, in its sole discretion, may classify or reclassify such transaction or item (or portion thereof) and will only be required to include the amount and type of such transaction (or portion thereof) in any one category.

Section 1.04. Accounting Terms; GAAP.

(a) Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and all terms of an accounting or financial nature that are used in calculating the Total Leverage Ratio, the Senior Secured Leverage Ratio or Consolidated Total Assets shall be construed and interpreted in accordance with GAAP, as in effect on the Closing Date unless otherwise agreed to by the Borrower Agent and the Required Lenders; provided that if the Borrower Agent notifies the Administrative Agent that the Borrower

Agent requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof (including the conversion to IFRS as described below) on the operation of such provision (or if the Administrative Agent notifies the Borrower Agent that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided further that if an amendment is requested by the Borrower Agent or the Required Lenders, then the Borrower Agent and the Administrative Agent shall negotiate in good faith to enter into an amendment of such affected provisions (without the payment of any amendment or similar fees to the Lenders) to preserve the original intent thereof in light of such change in GAAP or the application thereof subject to the approval of the Required Lenders (not to be unreasonably withheld, conditioned or delayed); provided further that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrowers or any subsidiary at “fair value,” as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. If the Borrower Agent notifies the Administrative Agent that it is required to report under IFRS or has elected to do so through an early adoption policy, upon the execution of an amendment hereof in accordance herewith to accommodate such change, “GAAP” shall mean international financial reporting standards pursuant to IFRS (provided that after such conversion, the Borrower Agent cannot elect to report under GAAP).

(b) Notwithstanding anything to the contrary herein, financial ratios and tests (including the Total Leverage Ratio, the Senior Secured Leverage Ratio and the amount of Consolidated Total Assets) contained in this Agreement that are calculated with respect to any Test Period during which any Subject Transaction occurs shall be calculated with respect to such Test Period and such Subject Transaction on a Pro Forma Basis. Further, if since the beginning of any such Test Period and on or prior to the date of any required calculation of a financial ratio or test (x) a Subject Transaction shall have occurred or (y) any Person that subsequently became a Subsidiary or was merged, amalgamated or consolidated with or into the Borrower Agent or any of its Subsidiaries since the beginning of such Test Period shall have made any Subject Transaction, then, in each case, any applicable financial ratio or test shall be calculated on a Pro Forma Basis for such Test Period as if such Subject Transaction occurred at the beginning of the applicable Test Period.

(c) Notwithstanding anything to the contrary contained in paragraph (a) above or the definition of Capital Lease, in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that they were in existence on the date hereof) that would constitute Capital Leases on the date hereof shall be considered Capital Leases and all calculations and deliverables under this Agreement or any other Loan Document shall be made in accordance therewith (provided that all financial statements delivered to the Administrative Agent in accordance with the terms of this Agreement after the date of such accounting change shall contain a schedule showing the adjustments necessary to reconcile such financial statements with GAAP as in effect immediately prior to such accounting change).

Section 1.05. Effectuation of Transactions. Each of the representations and warranties of the Loan Parties contained in this Agreement (and all corresponding definitions) are made after giving effect to the Transactions, unless the context otherwise requires.

Section 1.06. Timing of Payment of Performance. When payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

ARTICLE 2 THE CREDITS

Section 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees, severally and not jointly, to make Term Loans to the Borrowers on the Closing Date in an aggregate principal amount requested by a Borrower (or the Borrower Agent on behalf of such Borrower) not to exceed such Lender’s Commitment. Amounts paid or prepaid in respect of the Term Loans may not be reborrowed.

Section 2.02. Loans and Borrowings.

(a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class.

(b) Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or LIBO Rate Loans as either Borrower (or the Borrower Agent on behalf of such Borrower) may request in accordance herewith. Each Lender at its option may make any LIBO Rate Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (i) any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement, (ii) such LIBO Rate Loan shall be deemed to have been made and held by such Lender, and the obligation of the Borrowers to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such domestic or foreign branch or Affiliate of such Lender and (iii) in exercising such option, such Lender shall use reasonable efforts to minimize increased costs to the Borrowers resulting therefrom (which obligation of such Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it otherwise determines would be disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.15 shall apply); provided, further, that any such domestic or foreign branch or Affiliate of such Lender shall not be entitled to any greater indemnification under Section 2.17 with respect to such LIBO Rate Loan than that which the applicable Lender was entitled on the date on which such Loan was made (except in connection with any indemnification entitlement arising as a result of a Change in Law after the date on which such Loan was made).

(c) At the commencement of each Interest Period for any LIBO Rate Borrowing, such Borrowing shall comprise an aggregate principal amount that is an integral multiple of $100,000 and not less than $1,000,000. Each ABR Borrowing when made shall be in a minimum principal amount of $100,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten different Interest Periods in effect for LIBO Rate Borrowings at any time outstanding.

(d) Notwithstanding any other provision of this Agreement, no Borrower (or the Borrower Agent on behalf of either Borrower) shall or shall be entitled to, request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the maturity date applicable to such Loans.

Section 2.03. Requests for Borrowings. To request a Borrowing, a Borrower (or the Borrower Agent on behalf of either Borrower) shall notify the Administrative Agent of such request either in writing by delivery of a Borrowing Request (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”)) signed by such Borrower (or the Borrower Agent on behalf of either Borrower) or by telephone (a) in the case of a LIBO Rate Borrowing, not later than 12:00 noon, New York City time, three Business Days (or, in the case of a LIBO Rate Borrowing to be made on the Closing Date, two Business Days) before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of the proposed Borrowing (or, in each case, such later time as shall be acceptable to the Administrative Agent). Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”) to the Administrative Agent of a written Borrowing Request signed by such Borrower (or the Borrower Agent on behalf of either Borrower). Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.01:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a LIBO Rate Borrowing;

(iv) in the case of a LIBO Rate Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the Borrowers’ account or any other designated account(s) to which funds are to be disbursed (the “Funding Account”).

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested LIBO Rate Borrowing, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04. [Reserved.]

Section 2.05. [Reserved.]

Section 2.06. [Reserved.]

Section 2.07. Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:30 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s respective Applicable Percentage. The Administrative Agent will make such Loans available to the Borrowers by promptly crediting the amounts so received, in like funds, to the Funding Account.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to Loans comprising such Borrowing at such time. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing and the Borrowers’ obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.07(b) shall cease. If the Borrowers pay such amount to the Administrative Agent, the amount so paid shall constitute a repayment of such Borrowing by such amount. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or either Borrower or any other Loan Party may have against any Lender as a result of any default by such Lender hereunder.

Section 2.08. Type; Interest Elections.

(a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a LIBO Rate Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrowers may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a LIBO Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrowers may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders, based upon their Applicable Percentages and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section, the Borrowers (or the Borrower Agent on behalf of Borrowers) shall notify the Administrative Agent of such election either delivered in writing (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”)) or by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrowers were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”) to the Administrative Agent of a written Interest Election Request signed by the Borrower Agent.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a LIBO Rate Borrowing; and

(iv) if the resulting Borrowing is a LIBO Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a LIBO Rate Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower Agent fails to deliver a timely Interest Election Request with respect to a LIBO Rate Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a LIBO Rate Borrowing with an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower Agent, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a LIBO Rate Borrowing and (ii) unless repaid, each LIBO Rate Borrowing shall be converted to an ABR Borrowing at the end of the then-current Interest Period applicable thereto.

Section 2.09. Termination of Commitments. The Commitments shall automatically terminate upon the making of the Term Loans on the Closing Date.

Section 2.10. Repayment of Loans; Evidence of Debt.

(a) Commencing on the last day of the Fiscal Quarter ending December 31, 2012, the Borrowers hereby unconditionally promise to repay (on a joint and several basis) the Term Loans to the Administrative Agent for the account of each Lender (i) on the last Business Day of each March, June, September and December prior to the Maturity Date (each such date being referred to as a “Loan Installment Date”), in each case in an amount equal to 0.25% of the original principal amount of the Term Loans (as such payments may be reduced from time to time as a result of the application of prepayments in accordance with Section 2.11 and Section 9.05(g)), and (ii) on the Maturity Date, the remainder of the principal amount of the Term Loans outstanding on such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein (absent manifest error); provided that, the failure of any Lender or the Administrative Agent to maintain such accounts or any manifest error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement; provided, further, that in the event of any inconsistency between the accounts maintained by the Administrative Agent pursuant to paragraph (c) of this Section and any Lender’s records, the accounts of the Administrative Agent shall govern.

(e) Any Lender may request that Loans made by it be evidenced by a Promissory Note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a Promissory Note payable to such Lender and its registered assigns. Thereafter, the Loans evidenced by such Promissory Note and interest thereon shall at all times (including after assignment pursuant to Section 9.05) be represented by one or more Promissory Notes in such form payable to the payee named therein and its registered assigns.

Section 2.11. Prepayment of Loans.

(a) Optional Prepayments.

(i) Upon prior notice in accordance with paragraph (a)(ii) of this Section, the Borrowers shall have the right at any time and from time to time to prepay any Borrowing of Term Loans in whole or in part without premium or penalty (but subject to Section 2.12(c) and Section 2.16). Each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages.

(ii) The Borrower Agent shall notify the Administrative Agent by telephone (confirmed in writing) of any prepayment hereunder (i) in the case of prepayment of a LIBO Rate Borrowing, not later than 12:00 p.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 p.m., New York City time, on the day of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that a notice of prepayment delivered by the Borrower Agent may state that such notice is conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by the Borrower Agent (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02(c). Each prepayment of Term Loans made pursuant to this Section 2.11(a) shall be applied against the remaining scheduled installments of principal due in respect of the Term Loans in the manner specified by the Borrower Agent or, if not so specified on or prior to the date of such optional prepayment, in direct order of maturity.

(b) Mandatory Prepayments.

(i) No later than five Business Days after the date on which the financial statements with respect to each Fiscal Year of the Borrower Agent are required to be delivered pursuant to Section 5.01(c), commencing with the Fiscal Year ending on or about December 31, 2013, the Borrowers shall prepay outstanding Term Loans in an aggregate principal amount equal to (A) 50.0% of Excess Cash Flow for the Fiscal Year then ended, minus (B) at the option of the Borrowers, (x) the aggregate principal amount of any Term Loans prepaid pursuant to Section 2.11(a) and (y) the aggregate principal amount of any loans or incremental loans under the Revolving Facility prepaid pursuant to Section 2.11 of the Revolving Loan Agreement (in the case of any such revolving loans prepaid as described under clauses (x) or (y), to the extent accompanied by a permanent reduction in the relevant commitment, and in the case of all such prepayments described under clauses (x) or (y), to the extent that such prepayments were not financed with the proceeds of other Indebtedness (other than revolving Indebtedness) of the Borrowers or their Subsidiaries); provided that (1) such percentage of Excess Cash Flow shall be reduced to 25.0% of Excess Cash Flow if the Senior Secured Leverage Ratio calculated on a Pro Forma Basis as of the last day of such Fiscal Year (but without giving effect to the payment required hereby) shall be less than or equal to 3.50 to 1.00, but greater than 2.50 to 1.00 and (2) such prepayment shall not be required if the Senior Secured Leverage Ratio calculated on a Pro Forma Basis as of the last day of such Fiscal Year (but without giving effect to the payment required hereby) shall be less than or equal to 2.50 to 1.00.

(ii) No later than the fifth Business Day following the receipt of Net Proceeds in respect of any Prepayment Asset Sale or Net Insurance/Condemnation Proceeds, in each case, in excess of (x) $10,000,000 in a single transaction or series of related transactions and (y) $15,000,000 in any Fiscal Year, the Borrowers shall apply an amount equal to 100% of the Net Proceeds or Net Insurance/Condemnation Proceeds received with respect thereto in excess of such thresholds to prepay outstanding Term Loans; provided that if prior to the date any such prepayment is required to be made, the Borrower Agent notifies the Administrative Agent of its intention to reinvest such Net Proceeds or Net Insurance/Condemnation Proceeds in assets used or useful in the business of the Borrower Agent or any of its Subsidiaries (other than current assets, except to the extent acquired in connection with a Permitted Acquisition or another Investment in another Person under Section 6.07), then so long as no Event of Default then exists, the Borrowers shall not be required to make a mandatory prepayment under this clause (ii) in respect of such Net Proceeds or Net Insurance/Condemnation Proceeds to the extent such Net Proceeds or Net Insurance/Condemnation Proceeds are reinvested within 12 months following receipt thereof, or if the Borrower Agent or any of its Subsidiaries has entered into a binding contract to so reinvest such Net Proceeds or Net Insurance/Condemnation Proceeds during such 12-month period and such Net Proceeds or Net Insurance/Condemnation Proceeds are so reinvested within six months after the expiration of such 12-month period; provided, however, that if any Net Proceeds or Net Insurance/Condemnation Proceeds have not been so reinvested prior to the expiration of the applicable period, the Borrowers shall promptly prepay the Term Loans with the Net Proceeds or Net Insurance/Condemnation Proceeds not so reinvested as set forth above (without regard to the immediately preceding proviso); provided, further, that if at the time that any such prepayment would be required hereunder, either Borrower is required to offer to repurchase any other Indebtedness secured on a pari passu basis

(or any Refinancing Indebtedness in respect thereof that is secured on a pari passu basis with the Obligations) pursuant to the terms of the documentation governing such Indebtedness with Net Proceeds (such Indebtedness (or Refinancing Indebtedness in respect thereof) required to be offered to be so repurchased, the “Other Applicable Indebtedness”), then such Borrower may apply such Net Proceeds or Net Insurance/Condemnation Proceeds on a pro rata basis to the prepayment of the Term Loans and to the repurchase or prepayment of the Other Applicable Indebtedness (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time; provided that the portion of such Net Proceeds or Net Insurance/Condemnation Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such Net Proceeds or Net Insurance/Condemnation Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Proceeds or Net Insurance/Condemnation Proceeds shall be allocated to the Term Loans in accordance with the terms hereof), and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.11(b)(ii) shall be reduced accordingly; provided, further, that to the extent the holders of the Other Applicable Indebtedness decline to have such Indebtedness repurchased, the declined amount shall promptly (and in any event within ten Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof. Notwithstanding anything to the contrary contained above in the Section 2.11(b)(ii), (I) if, as a result of any Prepayment Asset Sale or any event giving rise to Net Insurance/Condemnation Proceeds, either Borrower or any of its Subsidiaries would be required to make an “offer to purchase” any Indebtedness in excess of the Threshold Amount (other than Other Applicable Indebtedness) pursuant to the terms thereof with (or on account of) any Net Proceeds or Net Insurance/Condemnation Proceeds to be reinvested as provided above prior to the expiry of the applicable reinvestment period above, the Borrowers shall apply an amount equal to such Net Proceeds or Net Insurance/Condemnation Proceeds to prepay Term Loans as otherwise required above in this Section 2.11(b)(ii) on the day immediately preceding the date of such required “offer to purchase” (without regard to the first proviso in the immediately preceding sentence) and (II) if, as a result of any Prepayment Asset Sale or any event giving rise to Net Insurance/Condemnation Proceeds, either Borrower or any of its Subsidiaries would be required to make an “offer to purchase” any Other Applicable Obligations pursuant to the terms of the documentation governing such Other Applicable Obligations with (or on account of) any Net Proceeds or Net Insurance/Condemnation Proceeds to be reinvested as provided above prior to the expiry of the applicable reinvestment period above, the Borrowers shall apply an amount equal to the Net Proceeds or Net Insurance/Condemnation Proceeds therefrom to repay or repurchase, as applicable, on a ratable basis, the Other Applicable Obligations and the Term Loans on the date of the consummation of any such “offer to purchase”.

(iii) In the event that the Borrower Agent or any of its Subsidiaries shall receive Net Proceeds from the issuance or incurrence of Indebtedness of the Borrower Agent or any of its Subsidiaries (other than with respect to Indebtedness permitted under Section 6.01, except to the extent constituting Refinancing Indebtedness incurred to refinance all or a portion of the Term Loans pursuant to Section 6.01(p) or Replacement Term Loans incurred to refinance Term Loans in accordance with the requirements of Section 9.02(c)), the Borrowers shall, substantially simultaneously with (and in any event not later than the Business Day immediately following) the receipt of such Net Proceeds by such Borrower or such Subsidiary, apply an amount equal to 100% of such Net Proceeds to prepay outstanding Term Loans.

(iv) Notwithstanding any provision under this Section 2.11(b) to the contrary, (A) any amounts that would otherwise be required to be paid by the Borrowers pursuant to Section 2.11(b)(i), (ii) or (iii) above shall not be required to be so prepaid to the extent any such Excess Cash Flow is generated by a Foreign Subsidiary, such Prepayment Asset Sale is consummated by a Foreign Subsidiary, such Net Insurance/Condemnation Proceeds are received by a Foreign Subsidiary or such Indebtedness is incurred by a Foreign Subsidiary, as the case may be, for so long as the repatriation to the United States of any such amounts would be prohibited under any Requirement of Law (the Borrower Agent hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all actions commercially reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Proceeds, Net Insurance/Condemnation Proceeds or Excess Cash Flow is permitted under the applicable Requirement of Law, such repatriation will be immediately effected and such repatriated Net Proceeds, Net Insurance/Condemnation Proceeds or Excess Cash Flow will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.11(b) to the extent provided herein; and (B) if the Borrowers and the Subsidiaries determine in good faith that the repatriation to the United States of any amounts required to mandatorily prepay the Term Loans pursuant to Section 2.11(b)(i), (ii) or (iii) above would result in materially adverse tax consequences, taking into account any foreign tax credit or benefit actually realized in connection with such repatriation (such amount, a “Restricted Amount”), as reasonably determined by the Borrower Agent, the amount the Borrowers shall be required to mandatorily prepay pursuant to Section 2.11(b)(i), (ii) or (iii) above, as applicable, shall be reduced by the Restricted Amount until such time as it may repatriate to the United States such Restricted Amount without incurring such materially adverse tax liability; provided that, in the case of this clause (B), on or before the date on which any Net Proceeds or Net Insurance/Condemnation Proceeds so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to this Section 2.11(b), (x) the Borrowers shall apply an amount equal to such Net Proceeds or Net Insurance/Condemnation Proceeds to such reinvestments or prepayments as if such Net Proceeds or Net Insurance/Condemnation Proceeds had been received by the Borrower Agent rather than such Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against it if such Net Proceeds or Net Insurance/Condemnation Proceeds had been repatriated to the United States by such Foreign Subsidiary or (y) such Net Proceeds or Net Insurance Condemnation Proceeds are applied to the repayment of Indebtedness of a Foreign Subsidiary; provided, further, that to the extent that the repatriation of any Net Proceeds, Net Insurance/Condemnation Proceeds or Excess Cash Flow from such Foreign Subsidiary would no longer have a materially adverse tax consequence, an amount equal to the Net Proceeds, Net Insurance/Condemnation Proceeds or Excess Cash Flow, as applicable, not previously applied pursuant to preceding clauses (x) and (y), shall be promptly applied to the repayment of the Term Loans pursuant to Section 2.11(b) as otherwise required above (without regard to this clause (iv)).

(v) Each Lender may elect, by notice to the Administrative Agent at or prior to the time and in the manner specified by the Administrative Agent, prior to any prepayment of Term Loans required to be made by the Borrowers pursuant to this Section 2.11(b), to decline all (but not a portion) of its Applicable Percentage of such prepayment (such declined amounts, the “Declined Proceeds”) in which case such Declined Proceeds may be retained by the Borrowers and shall be added to the calculation of the Available Amount; provided that, for the avoidance of doubt, no Lender may reject any prepayment made under Section 2.11(b)(iii) above. If a Lender fails to deliver a notice of election declining receipt of its Applicable Percentage of such mandatory prepayment to the Administrative Agent within the time frame specified above, any such failure will be deemed to constitute an acceptance of such Lender’s Applicable Percentage of the total amount of such mandatory prepayment of Term Loans.

(vi) All accepted prepayments under this Section 2.11(b) shall be applied against the remaining scheduled installments of principal due in respect of the Term Loans as directed by the Borrower Agent (or, in the absence of direction from the Borrower Agent, to the remaining scheduled amortization payments in respect of the Term Loans in direct order of maturity), and each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentage.

(vii) The Borrower Agent shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.11(b), a certificate signed by a Responsible Officer of the Borrower Agent setting forth in reasonable detail the calculation of the amount of such prepayment. Each such certificate shall specify the Borrowings being prepaid and the principal amount of each Borrowing (or portion thereof) to be prepaid. Prepayments shall be accompanied by accrued interest as required by Section 2.13. All prepayments of Borrowings under this Section 2.11(b) shall be subject to Section 2.16, but shall otherwise be without premium or penalty (unless required by Section 2.12(c)).

Section 2.12. Fees.

(a) The Borrowers jointly and severally agree to pay to the Administrative Agent, for its own account, the agency and administration fees set forth in the Fee Letter, payable in the amounts and at the times specified therein or as so otherwise agreed upon by the Borrowers and the Administrative Agent, or such agency fees as may otherwise be separately agreed upon by the Borrowers and the Administrative Agent in writing.

(b) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent. Fees paid shall not be refundable under any circumstances except as otherwise provided in the Fee Letter.

(c) In the event that, on or prior to that date that is 12 months after the Closing Date, a Borrower (x) prepays, repays, refinances, substitutes or replaces any Term Loans in connection with a Repricing Transaction (including, for avoidance of doubt, any prepayment made pursuant to Section 2.11(b)(iii) that constitutes a Repricing Transaction), or (y) effects any amendment, modification or waiver of, or consent under, this Agreement resulting in a Repricing Transaction, the Borrowers shall pay (on a joint and several basis)

to the Administrative Agent, for the ratable account of each of the applicable Lenders (including, if applicable any Non-Consenting Lender), (I) in the case of clause (x), a premium of 1.00% of the aggregate principal amount of the Term Loans so prepaid, repaid, refinanced, substituted or replaced and (II) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the applicable Term Loans outstanding Term Loans outstanding immediately prior to such amendment. If, on or prior to that date that is 12 months after the Closing Date, all or any portion of the Term Loans held by any Lender are prepaid, repaid, refinanced, substituted or replaced pursuant to Section 2.19 as a result of, or in connection with, such Lender not agreeing or otherwise consenting to any waiver, consent or amendment referred to in clause (y) above (or otherwise in connection with a Repricing Transaction), such prepayment, repayment, refinancing, substitution or replacement will be made at 101.0% of the principal amount so prepaid, repaid, refinanced, substituted or replaced. All such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.

Section 2.13. Interest.

(a) The Term Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Term Loans comprising each LIBO Rate Borrowing shall bear interest at the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Notwithstanding the foregoing, if any principal of or interest on any Term Loan or any fee payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, to the fullest extent permitted by law, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal or interest of any Term Loan, 2.0% plus the rate otherwise applicable to such Term Loan as provided in the preceding paragraphs of this Section, or (ii) in the case of any other amount, 2.0% plus the rate applicable to Term Loans that are ABR Loans as provided in paragraph (a) of this Section.

(d) Accrued interest on each Term Loan shall be payable in arrears on each Interest Payment Date for such Term Loan and upon the Maturity Date; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Term Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any LIBO Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a LIBO Rate Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate, as applicable, for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders that the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall promptly give notice thereof to the Borrower Agent and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower Agent and the Lenders that the circumstances giving rise to such notice no longer exist, which the Administrative Agent agrees promptly to do, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBO Rate Borrowing shall be ineffective and such Borrowing shall be converted to an ABR Borrowing on the last day of the Interest Period applicable thereof, and (ii) if any Borrowing Request requests a LIBO Rate Borrowing, such Borrowing shall be made as an ABR Borrowing.

Section 2.15. Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the LIBO Rate); or

(ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or LIBO Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBO Rate Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) in an amount deemed by such Lender to be material, then, within 30 days after the Borrower’s receipt of the certificate contemplated by paragraph (c) of this Section, the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered (except for any Taxes, which shall be dealt exclusively pursuant to Section 2.17); provided that the Borrowers shall not be liable for such compensation if (x) the relevant Change in Law occurs on a date prior to the date such Lender becomes a party hereto, (y) the Lender invokes Section 2.20 or (z) such circumstances in clause (ii) above resulting from a market disruption are not generally affecting the banking market.

(b) If any Lender determines that any Change in Law regarding liquidity or capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law other than due to Taxes, which shall be dealt exclusively pursuant to Section 2.17 (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then within 30 days of receipt by the Borrowers of the certificate contemplated by paragraph (c) of this Section the Borrowers will pay to such Lender, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section and setting forth in reasonable detail the manner in which such amount or amounts was determined shall be delivered to the Borrowers and shall be conclusive absent manifest error.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16. Break Funding Payments. In the event of (a) the conversion or prepayment of any principal of any LIBO Rate Loan other than on the last day of an Interest Period applicable thereto (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise), (b) the failure to borrow, convert, continue or prepay any LIBO Rate Loan on the date or in the amount specified in any notice delivered pursuant hereto or (c) the assignment of any LIBO Rate Loan of any Lender other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrowers pursuant to Section 2.19, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event (other than loss of profit). A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section and the basis therefor and setting forth in reasonable detail the manner in which such amount or amounts was determined shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

Section 2.17. Taxes.

(a) Any and all payments by or on account of any obligation of any Loan Party hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if a Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or any Lender (as applicable) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. If at any time a Loan Party is required by applicable law to make any deduction or withholding from any sum payable hereunder, such Loan Party shall promptly notify the relevant Lender or Administrative Agent upon becoming aware of the same. In addition, each Lender or the Administrative Agent shall promptly notify a Loan Party upon becoming aware of any circumstances as a result of which a Loan Party is or would be required to make any deduction or withholding from any sum payable hereunder.

(b) In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Each Loan Party shall indemnify Administrative Agent and each Lender within ten days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by Administrative Agent or such Lender, as applicable, on or with respect to any payment by or on account of any obligation of such Loan Party hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that if the Loan Party reasonably believes that such Taxes were not correctly or legally asserted, the Administrative Agent or Lender, as applicable, will use reasonable efforts to cooperate with the Loan Party to obtain a refund of such Taxes (which shall be repaid to the Loan Party in accordance with Section 2.17(f) so long as such efforts would not, in the sole determination of Administrative Agent or such Lender result in any additional costs, expenses or risks or be otherwise disadvantageous to it; provided, further, that, the Loan Party shall not be required to compensate Administrative Agent or any Lender pursuant to this Section 2.17 for any amounts incurred in any fiscal year for which Administrative Agent or such Lender does not furnish notice of such claim within six months from the end of such fiscal year; provided, further, that if the circumstances giving rise to such claim have a retroactive effect (e.g., in connection with the audit of a prior tax year), then the beginning of such six month period shall be extended to include such period of retroactive effect. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender, or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower Agent and the Administrative Agent, at the time or times reasonably requested by the Borrower Agent or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower Agent or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower Agent or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower Agent or the Administrative Agent as will enable the Borrower Agent or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(i) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower Agent and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Agent or the Administrative Agent), two executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Agent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Agent or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower Agent within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Agent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Agent or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower Agent or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower Agent and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Agent or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) as may be necessary for the Borrower Agent and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower Agent and the Administrative Agent in writing of its legal inability to do so.

(f) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which such Loan Party has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Loan

Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (including any Taxes imposed with respect to such refund) as is determined by the Administrative Agent or such Lender in good faith in its reasonable discretion, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the Administrative Agent or a Lender be required to pay any amount to a Loan Party pursuant to this paragraph (f) to the extent that the payment of which would place the Administrative Agent or Lender in a less favorable net after Tax position than the Administrative Agent or Lender would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to such Loan Party or any other Person.

(g) Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.18. Payments Generally; Allocation of Proceeds; Sharing of Set-offs.

(a) Unless otherwise specified, the Borrowers shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 1:30 p.m., New York City time, on the date when due, in immediately available funds, without set-off (except as otherwise provided in Section 2.17) or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrowers by the Administrative Agent, except that payments pursuant to Sections 2.15, 2.16 or 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Except as provided in Section 2.20, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans of a given Class and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type (and of the same Class) shall be allocated pro rata among the Lenders in accordance with their respective Applicable Percentages. Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole dollar amount. All payments hereunder shall be made in Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b) Subject in all respects to the provisions of the Intercreditor Agreement, all proceeds of Collateral received by the Administrative Agent after an Event of Default has occurred and is continuing and all or any portion of the Loans shall have been accelerated hereunder pursuant to Section 7.01, shall, upon election by the Administrative Agent or at the direction of the Required Lenders, be applied, first, on a pro rata basis, to pay any fees, indemnities, or expense reimbursements then due to the Administrative Agent from the Borrowers constituting Obligations, second, on a pro rata basis, to pay any fees or expense reimbursements then due to the Lenders from the Borrowers constituting Obligations, third, to pay interest due and payable in respect of any Loans, on a pro rata basis, fourth, to prepay principal on the Loans and to pay all Secured Hedging Obligations on a pro rata basis among the Secured Parties, fifth, to the payment of any other Secured Obligation due to the Administrative Agent or any Lender by the Borrowers on a pro rata basis, sixth, as provided for under the Intercreditor Agreement, and seventh, to the Borrowers or as the Borrowers shall direct.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans of any Class resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans of such Class and accrued interest thereon than the proportion received by any other Lender with Loans of such Class, then the Lender receiving such greater proportion shall purchase (for Cash at face value) participations in the Loans of other Lenders of such Class at such time outstanding to the extent necessary so that the benefit of all such payments shall be shared by the Lenders of such Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans of such Class; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement, or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any permitted assignee or participant, including any payments made or deemed made in connection with Sections 2.23, 2.25 and 9.02(c). The Borrowers consent to the foregoing and agree, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrowers (or the Borrower Agent on behalf of Borrowers) prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.07(b), Section 2.18(c) or Section 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.19. Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.15 or such Lender determines it can no longer make or maintain LIBO Rate Loans pursuant to Section 2.20, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (i) any Lender requests compensation under Section 2.15 or such Lender determines it can no longer make or maintain LIBO Rate Loans pursuant to Section 2.20, (ii) if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or (iii) if in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby” with respect to which Required Lender consent has been obtained, any Lender is a non-consenting Lender (each such Lender, a “Non-Consenting Lender”), then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, (x) repay all Obligations of the Borrowers owing to such Lender relating to the Loans and participations held by such

Lender as of such termination date or (y) replace such Lender by requiring such Lender to assign and delegate (and such Lender shall be obligated to assign and delegate), without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including any fees otherwise payable pursuant to Section 2.12(c)), (ii) in the case of any assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments and (iii) such assignment does not conflict with applicable law. A Lender shall not be required to make any such assignment and delegation, and the Borrowers may not repay the Obligations of such Lender, if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. Each Lender agrees that if it is replaced pursuant to Section 2.19, it shall execute and deliver to the Administrative Agent an Assignment and Assumption to evidence such sale and purchase and shall deliver to the Administrative Agent any Promissory Note (if the assigning Lender’s Loans are evidenced by Promissory Notes) subject to such Assignment and Assumption; provided that the failure of any Lender replaced pursuant to this Section 2.19 to execute an Assignment and Assumption or deliver such Promissory Notes shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register and the Promissory Notes shall be deemed cancelled upon such failure. Each Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Lender’s attorney-in-fact, with full authority in the place and stead of such Lender and in the name of such Lender, from time to time in the Administrative Agent’s discretion, with prior written notice to such Lender, to take any action and to execute any such Assignment and Assumption or other instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this clause (b).

Section 2.20. Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for such Lender or its applicable lending office to make or maintain any LIBO Rate Loans, then, on notice thereof by such Lender to the Borrowers (or the Borrower Agent on behalf of Borrowers) through the Administrative Agent, any obligations of such Lender to make or continue LIBO Rate Loans or to convert ABR Borrowings to LIBO Rate Borrowings shall be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall upon demand from such Lender (with a copy to the Administrative Agent), either convert all LIBO Rate Borrowings of such Lender to ABR Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBO Rate Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the determination of such Lender, otherwise be materially disadvantageous to it.

Section 2.21. [Reserved.]

Section 2.22. [Reserved.]

Section 2.23. Incremental Credit Extensions.

(a) The Borrower Agent may, at any time, on one or more occasions deliver a written request to Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders) to (i) add one or more new tranches of term facilities and/or increase the principal amount of the Term Loans, any Incremental Term Loans, any Extended Term Loans or any Replacement Term Loans by requesting new term loans commitments to be added to such Loans (any such new tranche or increase, an “Incremental Term Facility” and any loans made pursuant to an Incremental Term Facility, “Incremental Term Loans”) and/or (ii) add one or more new tranches of incremental revolving facilities (each, an “Incremental Revolving Facility” and, together with any Incremental Term Facility, “Incremental Facilities”; and the loans thereunder, “Incremental Revolving Loans” and, together with any Incremental Term Loans, “Incremental Loans”) in an aggregate principal amount not to exceed (x) $250,000,000, plus (y) in the case of any Incremental Facility that effectively extends the Maturity Date or any other maturity date with respect to any Class of Loans or commitments hereunder, an amount equal to the prepayment to be made with respect to the Term Loans, Incremental Term Loans, Extended Term Loans and/or Replacement Term Loans and/or the permanent commitment reduction to be made with respect to an Incremental Revolving Facility or a Replacement Revolving Facility, in each case to be replaced with such Incremental Facility, plus (z) an unlimited amount so long as, in the case of this clause (z), after giving effect to such Incremental Facility, the Senior Secured Leverage Ratio does not exceed 4.00 to 1.00 on a Pro Forma Basis (but, for this purpose, determined without deduction of any Cash proceeds received by either Borrower from the incurrence of such Incremental Facility) as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01 (it being understood that for purposes of clause (z) of this Section 2.23(a), (A) any Incremental Loans and any Incremental Equivalent Indebtedness (including any Replacement Term Loans, any loans under any Replacement Revolving Facility or any other Refinancing Indebtedness in respect thereof) shall be deemed to be Consolidated Senior Secured Debt, whether or not satisfying the requirements thereof, and (B) any Incremental Revolving Facilities shall be deemed to be fully drawn) (the amounts described in clauses (x) and (z) above, the “Incremental Cap”), specifying the amount requested; provided that:

(i) such request shall be for an Incremental Commitment of not less than $10,000,000,

(ii) except as otherwise specifically agreed by any Lender prior to the date hereof, or separately agreed from time to time between the Borrower Agent and any Lender, no Lender shall be obligated to provide any Incremental Commitment and the determination to provide such commitments shall be within the sole and absolute discretion of such Lender,

(iii) the creation or provision of any Incremental Facility or Incremental Loan shall not require the approval of any existing Lender other than any existing Lender providing all or part of any Incremental Commitment,

(iv) the interest rate applicable to any Incremental Facility or Incremental Loans will be determined by the Borrower Agent and the lenders providing such Incremental Facility or Incremental Loans; provided that in the case of Incremental Loans or Incremental Facilities that are secured pari passu in right of payment and with respect to security with the Term Loans, such interest rate will not be more than 0.50% higher than the corresponding interest rate applicable to the existing Term Loans unless the interest rate margin with respect to the existing Term Loans is adjusted to be equal to the interest rate with respect to the relevant Incremental Loans or Incremental Facility, minus, 0.50%; provided, further, that in determining the applicable interest rate: (w) original issue discount or upfront fees paid by the Borrowers in connection with the Term Loans or such Incremental Facility or Incremental Loans (based on a four-year average life to maturity or lesser remaining life to maturity), shall be included, (x) any amendments to the Applicable Rate that became effective subsequent to the Closing Date but prior to the time of the addition of such Incremental Facility or Incremental Loans shall be included, (y) arrangement, commitment, structuring and underwriting fees and any amendment fees paid or payable to the Arrangers (or their Affiliates) in their respective capacities as such in connection with the Term Loans or to one or more arrangers (or their affiliates) in their capacities as such applicable to such Incremental Facility or Incremental Loans shall be excluded and (z) if such Incremental Facility or Incremental Loans include any interest rate floor greater than that applicable to the Term Loans, and such floor is applicable to the Term Loans on the date of determination, such excess amount shall be equated to interest margin for determining the increase,

(v) the final maturity date with respect to any Incremental Term Loans shall be no earlier than the Latest Maturity Date,

(vi) no Incremental Revolving Facility shall have a final maturity date earlier than (or require commitment reductions prior to) the Latest Maturity Date,

(vii) the Weighted Average Life to Maturity of any Incremental Term Facility shall be no shorter than the remaining Weighted Average Life to Maturity of the then-existing Term Loans,

(viii) any Incremental Facility shall rank pari passu or junior in right of payment and pari passu or junior with respect to security with the Term Loans or may be unsecured (and to the extent subordinated in right of payment or security, shall be subject to intercreditor arrangements reasonably satisfactory to the Administrative Agent),

(ix) any prepayment of Incremental Term Loans that are pari passu in right of payment and pari passu with respect to security shall be made on a pro rata basis with all then existing Term Loans (and all other then existing Incremental Term Loans, Extended Term Loans and Replacement Term Loans requiring ratable prepayment), except that the Borrowers and the lenders in respect of such Incremental Term Loans shall be permitted, in their sole discretion, to elect to prepay or receive, as applicable, any prepayments on a less than pro rata basis (but not on a greater than pro rata basis), and

(x) except as otherwise required or permitted in clauses (i) through (ix) above, all other terms of such Incremental Facilities, if not consistent with the terms of the Term Loans, shall be as agreed by the Borrower Agent and the lenders providing such Incremental Facilities.

(b) Incremental Commitments may be provided by any existing Lender, or by any other lender (any such other lender being called an “Additional Lender”); provided that the Administrative Agent shall have consented (such consent not to be unreasonably withheld) to such Additional Lender’s providing such Incremental Commitments if such consent would be required under Section 9.04(b) for an assignment of Loans to such Additional Lender; provided, further, that any such Additional Lender that is an Affiliated Lender shall be subject to the provisions of Subsection 9.05(g), mutatis mutandis, to the same extent as if such Incremental Commitments and related Obligations had been obtained by such Lender by way of assignment.

(c) Each Lender or Additional Lender providing a portion of the Incremental Commitments shall execute and deliver to the Administrative Agent and the Borrower Agent all such documentation (including an amendment to this Agreement or any other Loan Document) as may be reasonably required by the Administrative Agent to evidence and effectuate such Incremental Commitments. On the effective date of such Incremental Commitments, each Additional Lender added as a new Lender pursuant to such Incremental Commitments shall become a Lender for all purposes in connection with this Agreement.

(d) As a condition precedent to such Incremental Facility or Incremental Loans, (i) upon its request, the Administrative Agent shall have received an opinion of counsel to the Borrowers in form and substance reasonably satisfactory to the Administrative Agent, as well as reaffirmation agreements, supplements and/or amendments to the Collateral Documents (including, in the case of the Mortgages, mortgage amendments and date down endorsements with respect to the applicable title insurance policies) as it shall reasonably require, (ii) the Administrative Agent shall have received an administrative questionnaire, in the form provided to such Additional Lender by the Administrative Agent (the “Administrative Questionnaire”) and such other documents as it shall reasonably require for an Additional Lender and the Administrative Agent and Lenders shall have received all fees required to be paid in respect of such Incremental Facility or Incremental Loans, and (iii) the Administrative Agent shall have received a certificate of each Borrower signed by an authorized officer of each Borrower:

(A) certifying and attaching a copy of the resolutions adopted by the Borrowers approving or consenting to such Incremental Facility or Incremental Loans, and

(B) except as otherwise agreed by the lenders providing such Incremental Commitments to finance an acquisition permitted hereunder, certifying that, before and after giving effect to such Incremental Facility or Incremental Loans, no Event of Default exists or has occurred and is continuing.

(e) To the extent either Borrower elects to implement any Incremental Revolving Facility, then notwithstanding any other provision of this Agreement to the contrary, (i) the Borrowers shall be permitted to modify the terms of this Agreement with the consent of only the Administrative Agent to appropriately incorporate revolving facility mechanics (including those related to payments, prepayments, purchases of participations and reallocation mechanisms and letter of credit and/or swingline subfacilities) and other provisions and commitment schedules relating to revolving facilities generally and (ii) to the extent any other Incremental Revolving Facility or any Extended Revolving Credit Commitments or Replacement Revolving Facility then exists, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on any such revolving facilities (and related outstandings), (B) repayments required upon the maturity date of any such revolving facilities and (C) repayments made in connection with a permanent repayment and termination of commitments (subject to clause (3) below)) of Loans with respect to any such revolving facilities after the effective date of such Incremental Revolving Facility shall be made on a pro rata basis with all other revolving facilities, (2) all swingline loans and letters of credit under any such revolving facilities shall be participated on a pro rata basis by all lenders with commitments under such revolving facilities and (3) the permanent repayment of Loans with respect to, and termination of commitments under, any such revolving facilities after the effective date of such Incremental Revolving Facility shall be made on a pro rata basis with all other revolving facilities, except that the Borrowers shall be permitted to permanently repay and terminate commitments of any such revolving facility on a greater than pro rata basis as compared to any other revolving facilities with a later maturity date than such revolving facility.

(f) This Section 2.23 shall supersede any provisions in Section 2.18 or 9.02 to the contrary.

Section 2.24. Joint and Several Liability of Borrowers.

(a) Notwithstanding anything in this Agreement or any other Loan Documents to the contrary, each Borrower, jointly and severally, in consideration of the financial accommodations to be provided by the Administrative Agent and Lenders under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all of the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them. Borrowers shall be liable for all amounts due to Administrative Agent and Lenders under this Agreement, regardless of which Borrower actually receives the Loans hereunder or the amount of such Loans received or the manner in which the Administrative Agent or any Lender accounts for such Loans or other extensions of credit on its books and records. The Obligations of Borrowers with respect to Loans made to one of them, and the Obligations arising as a result of the joint and several liability of one of the Borrowers hereunder with respect to Loans made to the other of the Borrowers hereunder, shall be separate and distinct obligations, but all such other Obligations shall be primary obligations of all Borrowers.

(b) If and to the extent that either Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation.

(c) The obligations of each Borrower under this Section 2.24 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to either Borrower. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of either Borrower or any of the Lenders.

(d) The provisions of this Section 2.24 hereof are made for the benefit of the Lenders and their successors and assigns, and subject to Article 8 hereof, may be enforced by them from time to time against either Borrower as often as occasion therefor may arise and without requirement on the part of Administrative Agent or any Lender first to marshal any of its claims or to exercise any of its rights against the other Borrowers or to exhaust any remedies available to it against the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.24 shall remain in effect until the Termination Date. If at any time, any payment, or any part thereof, made in respect of any of the Obligations is rescinded or must otherwise be restored or returned by Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of either Borrower, or otherwise, the provisions of this Section 2.24 hereof will forthwith be reinstated and in effect as though such payment had not been made.

(e) Notwithstanding any provision to the contrary contained herein or in any of the other Loan Documents, to the extent the obligations of a Borrower shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Borrower hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal, state or provincial and including, without limitation, the Bankruptcy Code of the United States).

(f) With respect to the Obligations arising as a result of the joint and several liability of Borrowers hereunder with respect to Loans or other extensions of credit made to the other Borrowers hereunder, to the maximum extent permitted by applicable law, each Borrower waives, until the payment in full in Cash of all Obligations, any right to enforce any right of subrogation or any remedy which Administrative Agent or any Lender now has or may hereafter have against either Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to Administrative Agent or any Lender. Any claim which either Borrower may have against any other Borrower with respect to any payments to Administrative Agent or Lenders hereunder or under any of the other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in Cash of all Obligations. Upon the occurrence of any Event of Default and for so long as the same is continuing, to the maximum extent permitted under applicable law, Administrative Agent and Lenders may proceed directly and at once, without notice (to the extent notice is waivable under applicable law), against (i) with respect to Obligations of Borrowers, either or all of them or (ii) with respect to Obligations of either Borrower, to collect and recover the full amount, or any portion of the applicable Obligations, without first proceeding against the other Borrowers or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that Administrative Agent and Lenders shall be under no obligation to marshal any assets in favor of Borrower(s) or against or in payment of any or all of the Obligations. Subject to the foregoing, in the event that a Loan or other extension of credit is made to, or with respect to business of, one Borrower and any other Borrower makes any payments with respect to such Loan or extension of credit, the first Borrower shall promptly reimburse such other Borrower for all payments so made by such other Borrower.

Section 2.25. Extensions of Loans and Incremental Revolving Commitments.

(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower Agent to all Lenders holding Loans with a like maturity date or commitments with a like maturity date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Loans or commitments with a like maturity date) and on the same terms to each such Lender, either Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Loans and/or commitments and otherwise modify the terms of such Loans and/or commitments pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Loans and/or commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Lender’s Loans) (each, an “Extension”, and each group of Loans or commitments, as applicable, in each case as so extended, as well as the original Loans and the original commitments (in each case not so extended), being a “tranche”; any Extended Term Loans shall constitute a separate tranche of Loans from the tranche of Loans from which they were converted and any Extended Revolving Credit Commitments shall constitute a separate tranche of revolving commitments from the tranche of revolving commitments from which they were converted), so long as the following terms are satisfied:

(i) no Default under Sections 7.01(a), 7.01(f) or 7.01(g) and no Event of Default shall exist at the time the notice in respect of an Extension Offer is delivered to the applicable Lenders, and no Default under Sections 7.01(a), 7.01(f) or 7.01(g) and no Event of Default shall exist immediately prior to or after giving effect to the effectiveness of any Extension;

(ii) except as to interest rates, fees and final maturity (which shall, subject to immediately succeeding clause (iv), be determined by the Borrower Agent and set forth in the relevant Extension Offer), the commitments of any Lender under any Incremental Revolving Facility or Replacement Revolving Facility that agrees to an extension with respect to such commitments extended pursuant to an Extension (an “Extended Revolving Credit Commitment”; and the Loans thereunder, “Extended Revolving Loans”), and the related outstandings, shall be a revolving commitment (or related outstandings, as the case may be) with the same terms (or terms not less favorable to existing Lenders) as the original revolving commitments (and related outstandings) provided hereunder; provided that (x) to the extent any non-extended revolving commitments remain, or any other Incremental Revolving Facility, Extended Revolving Credit Commitments or Replacement Revolving Facility then exists, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on such revolving facilities (and related outstandings), (B) repayments required upon the maturity date of any such revolving facilities and (C) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (3) below)) of Loans with respect to such revolving facilities after the effective date of such Extended Revolving Credit Commitments shall be made on a pro rata basis with all other revolving facilities, (2) all swingline loans and letters of credit under any such revolving facilities shall be participated on a pro rata basis by all Lenders with commitments under any such revolving facilities and (3) the permanent repayment of Loans with respect to, and termination of commitments under, any such revolving facilities after the effective date of such Extended Revolving Credit Commitments shall be made on a pro rata basis with all other such revolving facilities, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such revolving facility on a greater than pro rata basis as compared to any other revolving facilities with a later maturity date than such revolving facility and (y) at no time shall there be more than three separate Classes of revolving commitments hereunder (including Extended Revolving Credit Commitments, Incremental Revolving Commitments and Replacement Revolving Facilities);

(iii) except as to (x) interest rates, fees, amortization, final maturity date, premiums, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iv), (v), (vi) and (xi), be determined by the Borrower Agent and set forth in the relevant Extension Offer) and (y) any covenants or other provisions applicable only to periods after the Latest Maturity Date (in each case, as of the date of such Extension), the term Loans of any Lender extended pursuant to any Extension (any such extended term Loans, the “Extended Term Loans”) shall have the same terms as the tranche of term Loans subject to such Extension Offer; provided, however, that with respect to representations and warranties, affirmative and negative covenants (including financial covenants) and events of default to be applicable to any such tranche of Extended Term Loans, such provisions may be more favorable to the lenders of the applicable tranche of Extended Term Loans than those originally applicable to the tranche of term Loans subject to the Extension Offer, so long as (and only so long as) such provisions also expressly apply to (and for the benefit of) the tranche of term Loans subject to the Extension Offer and each other Class of term Loans hereunder;

(iv) (x) the final maturity date of any Extended Term Loans shall be no earlier than the then applicable Latest Maturity Date at the time of extension and (y) no Extended Revolving Credit Commitments or Extended Revolving Loans shall have a final maturity date earlier than (or require commitment reductions prior to) the latest maturity date applicable to any then-existing Incremental Revolving Loans, Extended Revolving Loans or Loans under any Replacement Revolving Facility;

(v) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans or any other Extended Term Loans extended thereby;

(vi) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments in respect of the Term Loans (and any other Incremental Term Loans, Extended Term Loans or Replacement Term Loans then subject to ratable repayment requirements), in each case as specified in the respective Extension Offer;

(vii) if the aggregate principal amount of Loans or commitments, as the case may be, in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Loans or commitments, as the case may be, offered to be extended by the Borrower Agent pursuant to such Extension Offer, then the Loans or commitments, as the case may be, of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer;

(viii) the Extensions shall be in a minimum amount of $25,000,000; (ix) any applicable Minimum Extension Condition shall be satisfied or waived by the Borrower Agent; and

(x) all documentation in respect of such Extension shall be consistent with the foregoing.

(b) With respect to all Extensions consummated by the Borrowers pursuant to this Section 2.25, (i) such Extensions shall not constitute voluntary or mandatory payments for purposes of Section 2.11, (ii) the scheduled amortization payments (in so far as such schedule affects payments due to Lenders participating in the relevant Class) set forth in Section 2.10 shall be adjusted to give effect to the Extension of the relevant Class and (iii) except as set forth in clause (a)(viii) above, no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Borrower Agent may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower Agent’s sole discretion and which may be waived by the

Borrower Agent) of Loans or commitments (as applicable) of any or all applicable tranches be tendered. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.25 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Credit Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including Sections 2.10, 2.11 or 2.18) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section.

(c) No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Loans and/or commitments under any Class (or a portion thereof). All Extended Term Loans and Extended Revolving Credit Commitments and all obligations in respect thereof shall be Secured Obligations under this Agreement and the other Loan Documents that are secured by the Collateral and guaranteed on a pari passu basis with all other applicable Secured Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrowers as may be necessary in order to establish new tranches or sub-tranches in respect of Loans or commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrowers in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.25.

(d) In connection with any Extension, the Borrower Agent shall provide the Administrative Agent at least ten Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.25.

ARTICLE 3 REPRESENTATIONS AND WARRANTIES

Each of Holdings (solely to the extent applicable to it), the Borrower Agent and the other Loan Parties represents and warrants to the Lenders on the Closing Date that:

Section 3.01. Organization; Powers. Each of the Loan Parties and each of its Subsidiaries is (a) duly organized, validly existing and in good standing (to the extent such concept exists in such jurisdiction) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and, (c) is qualified to do business in, and is in good standing in, every jurisdiction where its ownership, lease or operation of properties or conduct of its business requires such qualification; except, in each case referred to in this Section 3.01 (other than clause (a) with respect to Borrowers and clause (b) with respect to the Loan Parties) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.02. Authorization; Enforceability. The Transactions are within each applicable Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational action of such Loan Party. Each Loan Document to which each Loan Party is a party has been duly executed and delivered by such Loan Party and is a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity and principles of good faith and dealing.

Section 3.03. Governmental Approvals; No Conflicts. The execution and delivery of the Loan Documents and the performance by any Loan Party thereof (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) for filings necessary to perfect Liens created pursuant to the Loan Documents and (iii) such consents, approvals, registrations, filings, or other actions the failure to be obtained or made which could not be reasonably expected to have a Material Adverse Effect, (b) will not violate any (i) of its Organizational Documents or (ii) any Requirements of Law applicable to any Loan Party which, in the case of this clause (ii), could reasonably be expected to have a Material Adverse Effect and (c) will not violate or result in a default under (i) the Senior Notes or the Revolving Facility or (ii) any other Contractual Obligation of any of the Loan Parties which in the case of this clause (ii) could reasonably be expected to result in a Material Adverse Effect.

Section 3.04. Financial Condition; No Material Adverse Effect.

(a) The Borrower Agent has heretofore furnished to the Lenders its consolidated balance sheet and related consolidated statements of operations and Cash flows and stockholders’ equity as of and for (i) the fiscal years ended December 31, 2010 and December 31, 2011, each reported on by Ernst & Young LLP, independent public accountants, and (ii) the fiscal quarter ended on March 31, 2012, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and Cash flows of the Borrower Agent and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to the absence of footnotes and normal year-end adjustments in the case of the statements referred to in clause (ii).

(b) No event, change or condition has occurred that has had, or would reasonably be expected to have, a Material Adverse Effect, since December 31, 2011.

Section 3.05. Properties.

(a) As of the date of this Agreement, Schedule 3.05 sets forth the address of each parcel of real property (or each set of parcels that collectively comprise one operating property) that is owned or leased by each Loan Party.

(b) The Borrower Agent and each of its Subsidiaries has good and valid fee simple title to or rights to purchase, or valid leasehold interests in, or easements or other limited property interests in, all its Real Estate Assets (including any Mortgaged Properties)

and has good and marketable title to its personal property and assets, in each case, except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title would not reasonably be expected to have a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Permitted Liens.

(c) To the knowledge of each Responsible Officer of the Borrowers, as of the Closing Date, neither the Borrower Agent nor any Subsidiary is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

(d) The Borrower Agent and each of its Subsidiaries has good and marketable title to or a valid license or right to use, all patents, patent rights, trademarks, service marks, trade names, copyrights, technology, software, know-how, database rights and all licenses and rights with respect to the foregoing, and all other intellectual property rights necessary for the present conduct of its business, without, to the knowledge of the Borrower Agent and its Subsidiaries, any infringement, misuse, misappropriation, or violation, individually or in the aggregate of the rights of others, and free from any burdensome restrictions on the present conduct of its business, except where such failure to own or license or where such infringement, misuse, misappropriation or violation or restrictions would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.06. Litigation and Environmental Matters.

(a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower Agent, threatened in writing against or affecting the Loan Parties or any of their Subsidiaries which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) Except for any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (i) no Loan Party nor any of its Subsidiaries has received notice of any claim with respect to any Environmental Liability or knows of any basis for any Environmental Liability and (ii) no Loan Party nor any of its Subsidiaries (A) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law or (B) has become subject to any Environmental Liability.

(c) Neither either Borrower nor any of their Subsidiaries has treated, stored, transported or disposed of Hazardous Materials at or from any currently or formerly operated real estate or facility relating to its business in a manner that would reasonably be expected to have a Material Adverse Effect.

Section 3.07. Compliance with Laws. Each Borrower and its Subsidiaries is in compliance with all Requirements of Law applicable to it or its property, except, in each case, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.08. Investment Company Status. No Loan Party is an “investment company” as defined in, or is required to be registered under, the Investment Company Act of 1940.

Section 3.09. Taxes. Each Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it that are due and payable, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.10. ERISA. No ERISA Event has occurred in the five-year period prior to the date on which this representation is made or deemed made and is continuing or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, the present value of all accumulated benefit obligations under all Pension Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87), taking into account only each Pension Plan the present value of the accumulated benefit obligation of which exceeded the fair market value of the assets of such Pension Plan, did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Pension Plans, in the aggregate.

Section 3.11. Disclosure.

(a) As of the Closing Date, all written information (other than the Projections, other forward-looking information and information of a general economic or industry-specific nature, that has been or made be made available) concerning Holdings, the Borrowers, the Subsidiaries, the Transactions and included in the Information Memorandum or otherwise prepared by or on behalf of the foregoing or their representatives and made available to any Lender or the Administrative Agent in connection with the Transactions on or before the date hereof (the “Information”), when taken as a whole, does not or will not, when furnished, contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto from time to time); provided that with respect to any Information relating to the Company and its Subsidiaries, the foregoing representation is made to the knowledge of Merger Sub.

(b) The Projections that have been made available to any Lenders or the Administrative Agent in connection with the Transactions on or before the date hereof have been prepared in good faith based upon assumptions believed by the Borrower Agent to be reasonable at the time furnished (it being recognized that such Projections are not to be viewed as facts and are subject to significant uncertainties and contingencies many of which are beyond the Borrower Agent’s control, that no assurance can be given that any particular financial projections will be realized, that actual results may differ from projected results and that such differences may be material).

Section 3.12. [Reserved.]

Section 3.13. Solvency.

Immediately after the consummation of the Transactions to occur on the Closing Date and after giving effect to the application of the proceeds of the Term Loans borrowed on the Closing Date, (i) the sum of the debt (including contingent liabilities) of the Borrower Agent and its Subsidiaries, taken as a whole, does not exceed the fair value of the present assets of the Borrower Agent and its Subsidiaries, taken as a whole; (ii) the present fair saleable value of the assets of the Borrower Agent and its Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liabilities (including contingent liabilities) of the Borrower Agent and its Subsidiaries, taken as a whole, on their debts as they become absolute and matured; (iii) the capital of the Borrower Agent and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Borrower Agent or its Subsidiaries, taken as a whole, contemplated as of the date hereof; and (iv) the Borrower Agent and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debt as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Section 3.14. [Reserved.]

Section 3.15. Capitalization and Subsidiaries. Schedule 3.15 sets forth, in each case as of the Closing Date, (a) a correct and complete list of the name and relationship to the Borrower Agent of each of its Subsidiaries, and (b) the type of entity of the Borrower Agent and each of its Subsidiaries.

Section 3.16. Security Interest in Collateral. Subject to the terms of the last paragraph of Section 4.01, the provisions of this Agreement and the other Loan Documents create legal, valid and enforceable Liens on all the Collateral in favor of the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, subject, as to enforceability, to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity and principles of good faith and dealing, and upon the making of such filings and taking of such other actions required to be taken hereby or by the applicable Loan Documents (including the filings of appropriate financing statements with the office of the Secretary of State of the state of organization of each Loan Party, the filing of appropriate assignments or notices with the U.S. Patent and Trademark Office and the U.S. Copyright Office, and the proper recordation of Mortgages and fixture filings with respect to any Material

Real Estate Assets, in each case in favor of the Administrative Agent for the benefit of the Secured Parties and the delivery to the Administrative Agent of any stock certificates or promissory notes required to be delivered pursuant to the applicable Loan Documents), such Liens constitute perfected and continuing First Priority Liens on the Collateral, securing the Secured Obligations.

Section 3.17. Labor Disputes. As of the Closing Date, except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes, lockouts or slowdowns against either Borrower or any of their Subsidiaries pending or, to the knowledge of the Borrower Agent or any of its Subsidiaries, threatened, (b) the hours worked by and payments made to employees of either Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters and (c) all payments due from either Borrower or any of their Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Loan Party or such Subsidiary to the extent required by GAAP.

Section 3.18. Federal Reserve Regulations.

(a) On the Closing Date, none of the Collateral is Margin Stock. Not more than 25% of the value of the assets of Holdings, the Borrowers and their respective Subsidiaries taken as a whole is represented by Margin Stock.

(b) None of Holdings, either Borrower or any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(c) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of Regulation T, U or X.

Section 3.19. [Reserved.]

Section 3.20. Anti-Terrorism Laws.

(a) None of Holdings, either Borrower or any of their respective Subsidiaries nor, to the knowledge of the Borrower Agent, any director, officer, agent, employee or Affiliate of any of the foregoing is (i) a person on the list of “Specially Designated Nationals and Blocked Persons” or (ii) currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Borrowers will not directly or indirectly use the proceeds of the Loans or otherwise make available such proceeds to any person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC, except to the extent licensed or otherwise approved by OFAC.

(b) To the extent applicable, each Loan Party is in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the USA PATRIOT Act.

(c) No part of the proceeds of any Loan will be used, directly or, to the knowledge of the Borrowers, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

ARTICLE 4 CONDITIONS

Section 4.01. Closing Date. The obligations of the Lenders to make Term Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) Credit Agreement and Loan Documents. The Administrative Agent (or its counsel) shall have received from each of the Loan Parties a counterpart of this Agreement signed on behalf of such party (if applicable), the Pledge and Security Agreement, the Intercreditor Agreement, each Promissory Note (to the extent requested at least three Business Days prior to the Closing Date) and each other Loan Document to be executed on the Closing Date signed on behalf of such party.

(b) Legal Opinions. The Administrative Agent shall have received, on behalf of itself and the Lenders on the Closing Date, a favorable written opinion of (i) Weil, Gotshal & Manges LLP, counsel for Holdings, the Borrowers and each other Loan Party and (ii) local or other counsel reasonably satisfactory to the Administrative Agent as specified on Schedule 4.01(b) (other than local counsel opinions relating to the Mortgages which shall be delivered as provided in Section 5.14), in each case (A) dated the Closing Date, (B) addressed to the Administrative Agent and the Lenders and (C) in form and substance reasonably satisfactory to the Administrative Agent and covering such matters relating to the Loan Documents as the Administrative Agent shall reasonably request.

(c) Financial Statements and Pro Forma Financial Statements. The Administrative Agent shall have received (i) the unaudited consolidated balance sheet and related statement of income, stockholders’ equity and cash flows of the Company for each Fiscal Quarter ended on or after March 31, 2012 and at least 45 days prior to the Closing Date and (ii) a pro forma consolidated balance sheet and related pro forma consolidated statement of income of the Borrower Agent as of last day of and for the most recently completed Fiscal Year ended at least 90 days prior to the Closing Date and for the most recently completed Fiscal Quarter ended at least 45 days prior to the Closing Date, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of the statement of income) and other than a Fiscal Year end, the pro forma statement of income of the Borrower Agent for the 12-month period ending on the last day of the most recently completed four Fiscal Quarter period ended at least 45 days prior to the Closing Date;

provided that (i) each such pro forma financial statement shall be prepared in good faith by the Borrower Agent and (ii) no such pro forma financial statement shall be required to include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)).

(d) Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Closing Date and executed by a Secretary, Assistant Secretary or other senior officer, which shall (A) certify that attached thereto is a true and complete copy of the resolutions of its board of directors, members or other governing body authorizing the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (B) identify by name and title and bear the signatures of the officers of such Loan Party authorized to sign the Loan Documents to which it is a party and (C) certify that attached thereto is a true and complete copy of the certificate or articles of incorporation or organization (or memorandum of association) of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by-laws or operating, management or partnership agreement and that such documents or agreements have not been amended since the date of the last amendment thereto shown on the certificate of good standing referred to below (except as otherwise attached to such certificate and certified therein as being the only amendments thereto as of such date) and (ii) a good standing certificate (to the extent such concept is known in the relevant jurisdiction) as of a recent date for each Loan Party from its jurisdiction of organization.

(e) Representations and Warranties. The (i) Specified Acquisition Agreement Representations shall be true and correct as required by the terms of the definition thereof and (ii) the Specified Representations shall be true and correct in all material respects; provided that in the case of any Specified Representation which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be; provided, further, that if any of the Specified Acquisition Agreement Representations are qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification, the definition thereof shall be a Closing Date Material Adverse Effect for purposes of any such representations and warranties made or deemed made on, or as of, the Closing Date (or any date prior thereto).

(f) Fees.

(i) Each Borrower jointly and severally agrees to pay to each Lender an initial yield payment equal to 1.00% of its Commitment on the Closing Date (as in effect immediately before giving effect to the termination thereof pursuant to Section 2.09), with such payment to be earned by, and payable to, each such Lender on the Closing Date. The parties hereto acknowledge that for tax purposes only the initial yield payment shall be treated as a payment described in Treas. Reg. Section 1.1273-2(g)(2).

(ii) Without duplication of fees payable pursuant to preceding clause (i), the Administrative Agent shall have received all fees required to be paid by the Borrowers, and all expenses for which invoices have been presented at least three business days prior to the Closing Date (including the reasonable fees and expenses of legal counsel), on or before the Closing Date.

(g) Lien and Judgment Searches. Subject to the last paragraph of this Section 4.01, the Administrative Agent shall have received the results of recent Lien and judgment searches reasonably required by the Administrative Agent, and such search shall reveal no material judgments and no Liens on any of the assets of the Loan Parties except for Permitted Liens or Liens discharged on or prior to the Closing Date pursuant to a pay-off letter or other documentation reasonably satisfactory to the Administrative Agent.

(h) Refinancing. On the Closing Date, the Existing Debt Refinancing shall have been or, substantially concurrently with the initial funding of the Term Loans hereunder shall be, consummated.

(i) Equity Contribution. Prior to or substantially concurrently with the initial funding of the Term Loans hereunder, the Equity Contribution shall have been consummated (to the extent not otherwise applied to the Transactions).

(j) Solvency. The Administrative Agent shall have received a certificate in substantially the form of Exhibit H from a Financial Officer of the Borrower Agent certifying as to the matters set forth therein.

(k) [Reserved.]

(l) Pledged Stock; Stock Powers; Pledged Notes. Subject to the final paragraph of this Section 4.01 and subject to the terms of the Intercreditor Agreement, the Administrative Agent (or its bailee) shall have received (i) the certificates representing the Capital Stock pledged pursuant to the Pledge and Security Agreement, together with an undated stock or similar power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and (ii) each promissory note (if any) pledged to the Administrative Agent (or its bailee) pursuant to the Pledge and Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(m) Perfection Certificate. The Administrative Agent shall have received a completed Perfection Certificate dated the Closing Date and signed by a Responsible Officer of the Borrower Agent, together with all attachments contemplated thereby.

(n) Filings Registrations and Recordings. Subject to the last paragraph of this Section 4.01, each document (including any UCC financing statement) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Permitted Liens), shall be in proper form for filing, registration or recordation. The Administrative Agent, on behalf of the Lenders, shall have a security interest in the Collateral of the type and priority described in the Collateral Documents (except for the Mortgages) (subject to Permitted Liens and, subject to the terms of the Intercreditor Agreement, the Liens granted under the Revolving Facility Security Documents).

(o) Insurance. The Administrative Agent shall have received evidence of insurance coverage in compliance with the terms of Section 5.05 hereof and Section 4.07 of the Pledge and Security Agreement.

(p) Merger. Substantially concurrently with the initial funding of the Term Loans hereunder, the transactions contemplated by the Merger Agreement shall have been consummated in accordance with the terms of the Merger Agreement, but without giving effect to any amendments, waivers or consents by Holdings or the Borrower Agent that are materially adverse to the interests of the Arrangers and their respective affiliates party hereto as Lenders on the Closing Date in their respective capacities as such without the consent of the Arrangers, such consent not to be unreasonably withheld, delayed or conditioned (it being understood that (a) any decrease in the purchase price shall not be materially adverse to the interests of the Arrangers and their respective affiliates party hereto as Lenders on the Closing Date so long as such decrease is allocated to reduce the Equity Contribution, the Credit Facility and the Senior Notes on a pro rata, dollar-for-dollar basis, (b) any increase in the purchase price shall not be materially adverse to the Arrangers and their respective affiliates party hereto as Lenders on the Closing Date so long as such increase is funded by amounts permitted to be drawn under the Revolving Facility or the Equity Contribution and (c) the granting of any consent under the Merger Agreement that is not materially adverse to the interests of the Arrangers and their respective affiliates party hereto as Lenders on the Closing Date shall not otherwise constitute an amendment or waiver).

(q) Closing Date Material Adverse Effect. Except as (i) set forth on the schedules attached to the Merger Agreement (as in effect on June 4, 2012) or (ii) disclosed in the Form S-1 filed by the Company with the SEC on April 22, 2011, as the same was amended prior to June 4, 2012, or any forms, documents or reports filed by the Company with, or furnished by the Company to, the SEC on or after April 22, 2011 and prior to June 4, 2012 (in each case other than disclosures contained under the captions “Risk Factors” or “Forward Looking Statements” to the extent such disclosures are general in nature or cautionary, predictive or forward-looking in nature), in each case including all exhibits and schedules thereto and documents incorporated by reference therein, since December 31, 2011, there has not been any event, change, occurrence or circumstance that would reasonably be expected to have, individually or in the aggregate, a Closing Date Material Adverse Effect.

(r) USA PATRIOT Act. No later than three days in advance of the Closing Date the Administrative Agent shall have received all documentation and other information reasonably requested by it that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, not less than ten days in advance of the Closing Date.

Notwithstanding the foregoing, to the extent any Lien search or Collateral (including the creation or perfection of any security interest) is not or cannot be provided on the Closing Date (other than, (i) UCC Lien searches in the Loan Parties’ respective jurisdictions of organization, (ii) a Lien on Collateral that may be perfected solely by the filing of a financing statement under the UCC and (iii) a pledge of the Capital Stock of the Borrowers and the Subsidiary Guarantors with respect to which a Lien may be perfected upon the Closing Date by the delivery of a stock or equivalent certificate) after the Borrower Agent’s use of commercially reasonable efforts to do so without undue burden or expense, then the provision of any such Lien search and/or the provision and/or perfection of such Collateral shall not constitute a condition precedent to the availability and initial funding of the Term Loans on the Closing Date but may instead be delivered and/or perfected within 90 days (or such longer period as the Administrative Agent may reasonably agree in its discretion) after the Closing Date pursuant to arrangements to be mutually agreed by the parties hereto acting reasonably.

ARTICLE 5 AFFIRMATIVE COVENANTS

Until the date that all the commitments added under Sections 2.23, 2.25 or 9.02(c) have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document (other than contingent indemnification obligations for which no claim or demand has been made) have been paid in full in Cash (such date, the “Termination Date”), each of Holdings (solely as to the extent applicable to it), the Borrowers and their respective Subsidiaries covenant and agree, jointly and severally, with the Lenders that:

Section 5.01. Financial Statements and Other Reports. The Borrower Agent will deliver to the Administrative Agent for delivery to each Lender:

(a) [Reserved.]

(b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year (or any later date by which under applicable SEC rules the Borrower Agent is required to file its Quarterly Report on Form 10-Q), the consolidated balance sheet of the Borrower Agent and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated (including with respect to statements of income, a breakdown between wholesale and retail operations) statements of income, stockholders’ equity and cash flows of the Borrower Agent and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, and the corresponding figures from the Financial Plan for the current Fiscal Year setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto;

(c) Annual Financial Statements. As soon as available, and in any event within 90 days after the end of each Fiscal Year (or any later date by which under applicable SEC rules the Borrower Agent is required to file its Annual Report on Form 10-K), (i) the consolidated balance sheet of the Borrower Agent and its Subsidiaries as at the end of such

Fiscal Year and the related consolidated (including with respect to statements of income, a breakdown between wholesale and retail operations) statements of income, stockholders’ equity and cash flows of the Borrower Agent and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; and (ii) with respect to such consolidated financial statements, a report thereon of Ernst & Young LLP or other independent certified public accountants of recognized national standing (which report shall be unqualified as to “going concern” and scope of audit (except for qualifications pertaining to debt maturities occurring within 12 months of such audit), and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Borrower Agent and its Subsidiaries as at the dates indicated and the results of their operations and their Cash flows for the periods indicated in conformity with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with GAAP);

(d) Compliance Certificate. Together with each delivery of financial statements of the Borrower Agent and its Subsidiaries pursuant to Section 5.01(b) and 5.01(c), (i) a duly executed and completed Compliance Certificate (A) certifying that no Default or Event of Default has occurred and is continuing (or if one is, describing in reasonable detail such Default or Event of Default and the steps being taken to cure, remedy or waive the same), (B) in the case of financial statements delivered pursuant to Section 5.01(c), setting forth (x) reasonably detailed calculations of Excess Cash Flow for each Fiscal Year beginning with the financial statements for the Fiscal Year ended on or about December 31, 2013 and (y) a reasonably detailed calculation of the Net Proceeds in respect of any Prepayment Asset Sale or Net Insurance/Condemnation Proceeds received during the applicable period by or on behalf of, the Borrower Agent or any of the Subsidiaries subject to prepayment pursuant to Section 2.11(b) and the portion of such Net Proceeds that has been invested or are intended to be reinvested in accordance with Section 2.11(b)(ii) and (C) in the case of financial statements delivered pursuant to Sections 5.01(b) and 5.01(c), setting forth reasonably detailed calculations of Consolidated Total Assets, the Available Amount and the Available Excluded Contribution Amount as of the last day of the Fiscal Quarter or Fiscal Year, as the case may be, covered by such financial statements or stating that there has been no change to such amounts since the date of delivery of the last Compliance Certificate, (ii) pro forma financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such financial statements and (iii) a list of each subsidiary of the Borrower Agent that identifies each subsidiary as a Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate or a confirmation that there is no change in such information since the later of the Closing Date and the date of the last such list;

(e) Statements of Reconciliation After Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the consolidated financial statements of the Borrower Agent and its Subsidiaries for the Fiscal Year ended December 31, 2011 (including any change to IFRS pursuant to Section 1.04(a)), the consolidated financial statements of the Borrower Agent and its Subsidiaries delivered pursuant to Section 5.01(b) or 5.01(c) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such Sections had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation with respect to the calculations of Consolidated Net Income and Consolidated Adjusted EBITDA in form and substance reasonably satisfactory to the Administrative Agent;

(f) Notice of Default. Promptly upon any Responsible Officer of Holdings or either Borrower obtaining knowledge (i) of any Default or Event of Default or that notice has been given to either Borrower with respect thereto or (ii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a detailed notice specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Default or Event of Default, event or condition, and what action the Borrowers have taken, are taking and propose to take with respect thereto;

(g) Notice of Litigation. Promptly upon any Responsible Officer of either Borrower obtaining knowledge of (i) the institution of, or threat of, any Adverse Proceeding not previously disclosed in writing by the Loan Parties to the Lenders, or (ii) any material development in any Adverse Proceeding that, in the case of either clauses (i) or (ii), could reasonably be expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other non-privileged information as may be reasonably available to the Loan Parties to enable the Lenders and their counsel to evaluate such matters;

(h) ERISA. Promptly upon any Responsible Officer of either Borrower becoming aware of the occurrence of any ERISA Event, a written notice specifying the nature thereof;

(i) Financial Plan. As soon as practicable and in any event no later than 90 days after the beginning of each Fiscal Year, a consolidated plan and financial forecast for each Fiscal Quarter of such Fiscal Year (a “Financial Plan”), including a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of the Borrower Agent and its Subsidiaries for each such Fiscal Year, prepared in reasonable detail setting forth, with appropriate discussion, the principal assumptions on which such financial plan is based; provided that any Financial Plan to be provided hereunder shall include a breakdown between wholesale and retail operations and in reasonable detail;

(j) [Reserved.]

(k) [Reserved.]

(l) [Reserved.]

(m) Information Regarding Collateral. The Borrower Agent will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s legal name, (ii) in any Loan Party’s identity or corporate structure, (iii) in any Loan Party’s jurisdiction of organization or (iv) in any Loan Party’s Federal Taxpayer Identification Number or organizational identification number;

(n) Annual Collateral Verification. Together with the delivery of each Compliance Certificate delivered pursuant to Section 5.01(c), the Borrower Agent shall deliver to the Administrative Agent a Perfection Certificate Supplement, either confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate or most recent report delivered pursuant to this Section and/or identifying such changes;

(o) Other Information. (i) Promptly upon their becoming available, copies of (A) all financial statements, reports, notices and proxy statements sent or made available generally by the Borrower Agent to its security holders acting in such capacity or by any Subsidiary of the Borrower Agent to its security holders other than the Borrower Agent or another Subsidiary of the Borrower Agent, (B) all regular and periodic reports and all registration statements (other than on Form S-8 or similar form) and prospectuses, if any, filed by the Borrower Agent or any of its Subsidiaries with any securities exchange or with the SEC or any governmental or private regulatory authority, (C) all press releases and other statements made available generally by the Borrower Agent or any of its Subsidiaries to the public concerning material developments in the business of the Borrower Agent or any of its Subsidiaries, and (ii) such other information and data with respect to the Borrower Agent or any of its Subsidiaries as from time to time may be reasonably requested by the Administrative Agent or any Lender;

(p) [Reserved.]

(q) [Reserved.]

(r) [Reserved.]

(s) Such other certificates, reports and information (financial or otherwise) as the Administrative Agent may reasonably request from time to time in connection with either Borrower’s or its Subsidiaries’ financial condition or business.

Documents required to be delivered pursuant to this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower Agent (x) posts such documents or (y) provides a link thereto on the Borrower Agent’s website on the Internet at the website address listed on Schedule 9.01; (ii) on which such documents are posted on the Borrower Agent’s behalf on IntraLinks/SyndTrak or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); or (iii) the date on which executed certificates or other documents are faxed to the Administrative Agent (or electronically mailed to an address provided by the Administrative Agent); provided that the Borrower Agent shall promptly notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.

Section 5.02. Existence. Except as otherwise permitted under Section 6.08, each Borrower will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business except to the extent (other than with respect to the preservation of existence of the Borrowers) failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that no Borrower or any of its Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if such Person’s board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to the Lenders.

Section 5.03. Payment of Taxes. Each Borrower will, and will cause each of its Subsidiaries to, pay all material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon; provided that no such Tax need be paid if (a) it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) adequate reserves or other appropriate provisions, as shall be required in conformity with GAAP, shall have been made therefor, and (ii) in the case of a Tax which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim or (b) failure to pay or discharge the same could not reasonably be expected to result in a Material Adverse Effect.

Section 5.04. Maintenance of Properties. Each Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and casualty and condemnation excepted, all property reasonably necessary to the normal conduct of business of the Borrowers and their respective Subsidiaries and from time to time will make or cause to be made all needed and appropriate repairs, renewals and replacements thereof except as expressly permitted by this Agreement or where the failure to maintain such properties could not reasonably be expected to have a Material Adverse Effect.

Section 5.05. Insurance. The Borrowers will maintain or cause to be maintained, with financially sound and reputable insurers, such insurance coverage with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Borrowers and their respective Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, the Borrowers will maintain or cause to be maintained (a) flood insurance with respect to each Flood Hazard Property, in each case in compliance with the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, each as amended from time to time, and (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. Each such policy of insurance shall (i) name the Administrative Agent on behalf of the Lenders as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy (including any business interruption insurance policy), contain a loss payable clause or endorsement, reasonably satisfactory in form and substance to the Administrative Agent that names the Administrative Agent, on behalf of the Lenders as the loss payee thereunder and provides for at least 30 days’ prior written notice to the Administrative Agent of any modification or cancellation of such policy (or ten days’ prior written notice for any cancellation due to non-payment of premiums).

Section 5.06. Inspections.

(a) Each Borrower will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by Administrative Agent to visit and inspect any of the properties of any such Borrower and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that such Borrower may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice, reasonable coordination in and at such reasonable times during normal business hours and as often as may reasonably be requested; provided that, excluding such visits and inspections during the continuation of an Event of Default, (x) only the Administrative Agent on behalf of the Lenders may exercise the rights of the Administrative Agent and the Lenders under this Section 5.06(a), (y) the Administrative Agent shall not exercise such rights more often than one time during any calendar year and (z) only one such time per calendar year shall be at the expense of Borrowers; provided, further, that when an Event of Default exists, the Administrative Agent (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and upon reasonable advance notice; provided that notwithstanding anything to the contrary herein, neither the Borrower Agent nor any Subsidiary shall be required to disclose, permit the inspection, examination or making of copies or abstracts of, or any discussion of, any document, information, or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by applicable law or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.

Section 5.07. Maintenance of Book and Records. Each Borrower will, and will cause its Subsidiaries to, maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP shall be made of all material financial transactions and matters involving the assets and business of each Borrower and its Subsidiaries, as the case may be.

Section 5.08. Compliance with Laws. Each Borrower will comply, and shall cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws, OFAC, USA PATRIOT Act and United States Foreign Corrupt Practices Act of 1977, as amended), noncompliance with which could reasonably be expected to have a Material Adverse Effect.

Section 5.09. Environmental.

(a) Environmental Disclosure. The Borrower Agent will deliver to the Administrative Agent and the Lenders:

(i) as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of the Borrower Agent or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at either Borrower or with respect to any Environmental Claims, in each case, that might reasonably be expected to have a Material Adverse Effect;

(ii) promptly upon the occurrence thereof, written notice describing in reasonable detail (A) any Release required to be reported by either Borrower or any of its Subsidiaries to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws that could reasonably be expected to have a Material Adverse Effect, (B) any remedial action taken by Borrower Agent or any of its Subsidiaries or any other Persons of which the Borrower Agent or any of its Subsidiaries has knowledge in response to (1) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (2) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect, and (C) either Borrower’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that reasonably could be expected to cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

(iii) as soon as practicable following the sending or receipt thereof by the Borrower Agent or any of its Subsidiaries, a copy of any and all written communications with respect to (A) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (B) any Release required to be reported by the Borrower Agent or any of its Subsidiaries to any federal, state or local governmental or regulatory agency that reasonably could be expected to have a Material Adverse Effect, and (C) any request made to the Borrower Agent or any of its Subsidiaries for information from any governmental agency that suggests such agency is investigating whether the Borrower Agent or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity which is reasonably expected to have a Material Adverse Effect;

(iv) prompt written notice describing in reasonable detail (A) any proposed acquisition of stock, assets, or property by the Borrower Agent or any of its Subsidiaries that could reasonably be expected to expose the Borrower Agent or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (B) any proposed action to be taken by the Borrower Agent or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject the Borrower Agent or any of its Subsidiaries to any additional material obligations or requirements under any Environmental Law; and

(v) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by the Administrative Agent in relation to any matters disclosed pursuant to this Section 5.09(a).

(b) Hazardous Materials Activities, Etc. Each Loan Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Loan Party or its Subsidiaries that could reasonably be expected to have a Material Adverse Effect and (ii) make an appropriate response to any Environmental Claim against such Loan Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder, in each case, where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.10. Designation of Subsidiaries. The board of directors of the Borrower Agent may at any time designate any subsidiary of either Borrower as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Subsidiary; provided that (i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (ii) after giving effect to such designation, the Borrowers shall have a Total Leverage Ratio of no greater than 6.50 to 1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01, (iii) the Subsidiary Borrower may not be designated as an Unrestricted Subsidiary, (iv) no subsidiary may be designated as an Unrestricted Subsidiary if it is a “Subsidiary” for the purpose of the Revolving Loan Agreement, the Senior Notes or any other Indebtedness in excess of the Threshold Amount, (v) as of the date of the designation thereof, no Unrestricted Subsidiary shall own any Capital Stock in the Borrower Agent or its Subsidiaries or hold any Indebtedness of, or any Lien on any property of the Borrower Agent or its Subsidiaries, or (vi) the holder of any Indebtedness of any Unrestricted Subsidiary shall not have any recourse to the Borrower Agent or its Subsidiaries with respect to such Indebtedness. The designation of any subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower Agent therein at the date of designation in an amount equal to the portion (proportionate to the Borrower Agent’s equity interest in such subsidiary) of the fair market value of the net assets of such Subsidiary (and such designation shall only be permitted to the extent such Investment is permitted under Section 6.07); provided that upon a redesignation of such Unrestricted Subsidiary as a Subsidiary, the Borrower Agent shall be deemed to continue to have a permanent Investment in a Subsidiary in an amount (if positive) equal to (a) the Borrower Agent’s “Investment” in such Subsidiary at the time of such redesignation, less (b) the portion (proportionate to the Borrower Agent’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation. The designation of any Unrestricted Subsidiary as a Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.

Section 5.11. Use of Proceeds. The proceeds of the Term Loans are to be used solely to finance a portion of the Transactions (including working capital and/or purchase price adjustments payable on the Closing Date and the payment of Transaction Costs). No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would entail a violation of Regulations T, U or X.

Section 5.12. Additional Collateral; Further Assurances.

(a) Subject to applicable law, each Borrower and each other Loan Party shall cause each of its Domestic Subsidiaries (other than an Excluded Subsidiary) formed or acquired after the date of this Agreement to become a Loan Party on or prior to the later to occur of (i) 30 days following the date of such creation or acquisition and (ii) the earlier of the date of the required delivery of the next Compliance Certificate following such creation or acquisition and the date which is 45 days after the end of the most recently ended Fiscal Quarter (or such later date as may be acceptable to the Administrative Agent in its discretion), by executing a Joinder Agreement in substantially the form set forth as Exhibit D hereto (the “Joinder Agreement”). Upon execution and delivery thereof, each such Person (i) shall automatically become a Subsidiary Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will simultaneously therewith or as soon as practicable thereafter grant Liens to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders and each other Secured Party, in each case to the extent required by the terms thereof, in any property (subject to the limitations with respect to Capital Stock set forth in paragraph (b) of this Section 5.12, the limitations with respect to real property set forth in paragraph (d) of this Section 5.12, and any other limitations set forth in the Pledge and Security Agreement) of such Loan Party which constitutes Collateral, on such terms as may be required pursuant to the terms of the Collateral Documents and in such priority as may be required pursuant to the terms of the Intercreditor Agreement.

(b) Each Borrower and each Subsidiary that is a Loan Party will cause all Capital Stock directly owned by them to be subject at all times to a First Priority perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Collateral Documents; provided that in no event will any Loan Party be required to pledge or perfect more than 65.0% of the voting Capital Stock of any first-tier Foreign Subsidiary or Disregarded Domestic Subsidiary of such Loan Party.

(c) Without limiting the foregoing, each Loan Party will, and will cause each Subsidiary that is a Loan Party to, promptly execute and deliver, or cause to be promptly executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and such other actions or deliveries of the type required by Article 4, as applicable), which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents (to the extent required herein or therein), all at the expense of the Loan Parties.

(d) Subject to the limitations set forth or referred to in this Section 5.12, if any Material Real Estate Assets are acquired by any Loan Party after the Closing Date (other than assets constituting Collateral under the Pledge and Security Agreement that become subject to the Lien in favor of the Administrative Agent upon acquisition thereof), the Borrower Agent will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, within 90 days of such request (or such longer period as may be acceptable to the Administrative Agent) the Borrower Agent will cause such assets to be subjected to a Lien securing the Secured Obligations and will take, and cause each Subsidiary that is a Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section and with respect to Material Real Estate Assets, Section 5.14, all at the expense of the Loan Parties.

(e) After any Domestic Subsidiary ceases to constitute an Excluded Subsidiary in accordance with the definition thereof, the Borrower Agent shall cause such Domestic Subsidiary to take all actions required by this Section 5.12 (within the time periods specified herein) as if such Domestic Subsidiary were then formed or acquired.

Notwithstanding anything to the contrary in this Section 5.12 or any other Collateral Document, (a) the Administrative Agent shall not require the taking of a Lien on, or require the perfection of any Lien granted in, those assets as to which the cost of obtaining or perfecting such Lien (including any mortgage, stamp, intangibles or other tax or expenses relating to such Lien) is excessive in relation to the benefit to the Lenders of the security afforded thereby as reasonably determined by the Borrower Agent and the Administrative Agent, (b) no Lien in Real Property Assets shall be required except in respect of Material Real Estate Assets (provided that in any jurisdiction in which a tax is required to be paid in respect of the Mortgage on real property located in such jurisdiction based on the entire amount of the Secured Obligations, the amount secured by such Mortgage shall be limited to the estimated fair market value of the property to be subject to the Mortgage determined in a manner reasonably acceptable to Administrative Agent and the Borrower Agent), (c) no actions shall be required to be taken in order to create or grant any security interest in any assets located outside of the United States and no foreign law security or pledge agreements shall be required and (d) Liens required to be granted or perfected pursuant to this Section 5.12 shall be subject to the Intercreditor Agreement and to exceptions and limitations consistent with those set forth in the Collateral Documents.

Section 5.13. Maintenance of Ratings. The Borrowers shall use commercially reasonable efforts to maintain public corporate credit and public corporate family ratings with respect to the Borrowers and a public rating of the Credit Facility from each of S&P and Moody’s; provided that in no event shall the Borrowers be required to maintain any specific rating with such agencies.

Section 5.14. Post-Closing Items. (a) The Loan Parties shall take all necessary actions to, within 90 days following the Closing Date or such longer period as the Administrative Agent may agree in its sole discretion, (i) cause the Mortgages on each Mortgaged Property specified in Schedule 1.01(c) to be executed, delivered and recorded and in connection therewith deliver corresponding UCC fixture filings, flood hazard determination forms, title insurance policies (including any endorsements thereto), surveys, local counsel opinions and other documentation that the Administrative Agent shall reasonably require and (ii) cause all Indebtedness under

Sections 6.01(b) and 6.01(i) to be evidenced by intercompany promissory notes in form and substance reasonably satisfactory to the Administrative Agent, with all such notes owned or held by a Loan Party subject to a First Priority Lien pursuant to the Pledge and Security Agreement.

(b) The Loan Parties shall (i) use commercially reasonable efforts to take all necessary actions to satisfy each of the items described on Part A of Schedule 5.14(b) and (ii) take all necessary actions to satisfy the items described on Part B of Schedule 5.14(b) within the applicable periods of time specified in such Schedule (or such longer periods as the Administrative Agent may agree in its sole discretion).

Section 5.15. Term Proceeds Account. If any Default or Event of Default shall have occurred and be continuing, each Loan Party shall (a) deposit the Net Proceeds from any Prepayment Asset Sale or Net Insurance/Condemnation Proceeds of Term Loan First Lien Collateral required to be applied to mandatory prepayments pursuant to Section 2.11(b)(ii) or otherwise required to be so deposited pursuant to Section 6.08 or Section 6.10 into a Term Proceeds Account (unless and until such amounts have actually been applied to repay Term Loans and/or reinvested pursuant to, and in accordance with the requirements of, Section 2.11(b)(ii), or otherwise applied for a purpose not prohibited by this Agreement, as applicable) and (b) deliver prior (or substantially concurrent) written notice to the Revolving Facility Agent (with a copy to the Administrative Agent) of (i) any event described in preceding clause (a) giving rise to a receipt of such amounts and (ii) the deposit of such amounts in a Term Proceeds Account which constitutes a “Term Proceeds Account” for purposes of the Intercreditor Agreement and stating that such amounts are Term Loan First Lien Collateral subject to turnover to the Administrative Agent.

ARTICLE 6 NEGATIVE COVENANTS

Until the Termination Date has occurred, each of Holdings (solely with respect to Section 6.16) and the other Loan Parties covenant and agree, jointly and severally, with the Lenders that:

Section 6.01. Indebtedness. The Borrowers and the Subsidiary Guarantors shall not, nor shall they permit any of their Subsidiaries to, directly or indirectly, create, incur, assume or otherwise become or remain liable with respect to any Indebtedness, except:

(a) the Secured Obligations (including, without limitation, Incremental Loans, Extended Term Loans, Extended Revolving Loans, Replacement Term Loans and Loans incurred pursuant to a Replacement Revolving Facility);

(b) Indebtedness of either Borrower to any Subsidiary and of any Subsidiary to either Borrower or any other Subsidiary; provided that in the case of any Indebtedness of a Subsidiary that is not a Loan Party owing to a Loan Party, such Indebtedness shall (x) be permitted as an Investment by Section 6.07 or (y) be of the type described in clause (ii) of the parenthetical under clause (c) of the definition of “Investment”; provided, further, that subject to Section 5.14, (A) all such Indebtedness shall be evidenced by intercompany promissory notes and all such notes owned or held by a Loan Party shall be subject to a First Priority Lien pursuant to the Pledge and Security Agreement and (B) all such Indebtedness of any Loan Party to any Subsidiary that is not a Loan Party must be expressly subordinated to the Obligations of such Loan Party on terms reasonably acceptable to the Administrative Agent;

(c) the Senior Notes;

(d) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations (including contingent earnout obligations) incurred in connection with asset sales or other sales or Permitted Acquisitions or other purchases of assets, or Indebtedness arising from guaranties, letters of credit, surety bonds or performance bonds securing the performance of any such Borrower or any such Subsidiary pursuant to such agreements;

(e) Indebtedness which may be deemed to exist pursuant to any performance and completion guaranties or customs, stay, performance, bid, surety, statutory, appeal or other similar obligations incurred in the ordinary course of business or in respect of any letters of credit related thereto;

(f) Indebtedness in respect of Banking Services Obligations and other netting services, overdraft protections, automated clearing-house arrangements, employee credit card programs and similar arrangements and otherwise in connection with Cash management and Deposit Accounts;

(g) (x) guaranties of the obligations of suppliers, customers, franchisees and licensees in the ordinary course of business and consistent with past practice as in effect on the Closing Date and (y) Indebtedness incurred in the ordinary course of business in respect of obligations of either Borrower or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services;

(h) Guarantees by either Borrower or any Subsidiary of Indebtedness or other obligations of either Borrower or any Subsidiary with respect to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.01 or obligations not prohibited by this Agreement; provided that in the case of any Guarantees by a Loan Party of the obligations of a non-Loan Party the related Investment is permitted under Section 6.07;

(i) Indebtedness existing on the Closing Date and described in Schedule 6.01(i); provided that in the case of Indebtedness of either Borrower to any Subsidiary and of any Subsidiary to either Borrower or any other Subsidiary, subject to Section 5.14, (A) all such Indebtedness shall be evidenced by intercompany promissory notes and all such notes owned or held by a Loan Party shall be subject to a First Priority Lien pursuant to the Pledge and Security Agreement and (B) all such Indebtedness of any Loan Party to any Subsidiary that is not a Loan Party must be expressly subordinated to the Obligations of such Loan Party on terms reasonably acceptable to the Administrative Agent;

(j) Indebtedness of Subsidiaries that are not Loan Parties; provided that the aggregate outstanding principal amount of such Indebtedness shall not exceed the greater of $75,000,000 and 2.50% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 5.01 at any time outstanding;

(k) Indebtedness with respect to the Chester Distribution Center Permanent Financing;

(l) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(m) Indebtedness with respect to Capital Leases and purchase money Indebtedness incurred prior to or within 270 days of the acquisition or lease or completion of construction, repair of, improvement to or installation of the assets acquired in connection with the incurrence of such Indebtedness in an aggregate principal amount not to exceed the greater of $50,000,000 and 1.63% of Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 5.01 at any time outstanding;

(n) Indebtedness of a Person that becomes a Subsidiary or Indebtedness assumed in connection with an acquisition permitted hereunder after the Closing Date; provided that (i) such Indebtedness existed at the time such Person became a Subsidiary or the assets subject to such Indebtedness were acquired and was not created in anticipation thereof, (ii) no Event of Default then exists or would result therefrom and (iii) the Total Leverage Ratio would not exceed 6.50:1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01;

(o) Indebtedness consisting of unsecured subordinated promissory notes in form and in substance reasonably acceptable to the Administrative Agent, issued by either Borrower to any stockholders of any Parent Company or any current or former directors, officers, employees, members of management or consultants of any Parent Company, either Borrower or any Subsidiary (or their Immediate Family Members) and not guaranteed by any Subsidiary of Holdings, to finance the purchase or redemption of Capital Stock of any Parent Company permitted by Section 6.05(a);

(p) the Borrowers and their Subsidiaries may become and remain liable for any Indebtedness replacing, refunding or refinancing any Indebtedness permitted under clauses (a), (c), (i), (j), (k), (m), (n), (q), (r), (u), (v) and (y) of this Section 6.01 and any subsequent Refinancing Indebtedness in respect thereof (in any case, “Refinancing Indebtedness”); provided that (i) the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness being refinanced, refunded or replaced, except (A) by an amount equal to unpaid accrued interest and premiums (including tender premiums) thereon plus other reasonable and customary fees and expenses (including upfront fees and original issue discount) reasonably incurred in connection with such refinancing or replacement, (B) by an amount equal to any existing commitments unutilized thereunder and (C) by additional amounts permitted to be incurred pursuant to this Section 6.01 (so long as such additional Indebtedness meets the other applicable requirements of this definition and, if secured, Section 6.02), (ii) other than in the case of Refinancing Indebtedness with respect to clauses (i) and (m), such Indebtedness has a final maturity on or later than (and, in the case of revolving Indebtedness, shall not require mandatory commitment reductions, if any, prior to) the final maturity of the Indebtedness being refinanced, refunded or replaced and, other than with respect to revolving Indebtedness, a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced, refunded or replaced, (iii) the terms of such Indebtedness (excluding pricing, fees, premiums, rate floors, optional prepayment or redemption terms (and, if applicable, subordination terms) and, with respect to clause (a), security), are not, taken as a whole (as reasonably determined by the Borrower Agent), more favorable to the lenders providing such indebtedness than those applicable to the Indebtedness being refinanced, refunded or replaced (other than any covenants or any other provisions applicable only to periods after the Latest Maturity Date as of such date (or, solely in the case of clauses (a), (j), (m), (n), (q), (u), (v) or (y), any covenants or provisions which are on then current market terms for such type of Indebtedness)), (iv) except in the case of clause (a), such Indebtedness is secured only by Permitted Liens securing the Indebtedness being refinanced, refunded or replaced at the time of such refinancing, refunding or replacement (it being understood that such Indebtedness may go from being secured to being unsecured), (v) except in the case of clause (a), such Indebtedness is incurred by either Borrower or its Subsidiary that is the obligor on the Indebtedness being refinanced, refunded or replaced, except to the extent otherwise permitted pursuant to Section 6.01 and Section 6.07), (vi) if the Indebtedness being refinanced, refunded or replaced was originally contractually subordinated to the Obligations in right of payment (or the Liens securing such Indebtedness were originally contractually subordinated to the Collateral), such Indebtedness is contractually subordinated to the Obligations in right of payment (or the Liens securing such Indebtedness shall be subordinated to the Collateral) on terms not less favorable to the Lenders than those applicable to the Indebtedness (or Liens, as applicable) being refinanced, refunded or replaced, taken as a whole, (vii) Indebtedness of either Borrower or any Subsidiary shall not refinance Indebtedness of an Unrestricted Subsidiary, (viii) except in the case of clause (a), as of the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, and (ix) in the case of clause (a), (A) such Indebtedness shall be pari passu or junior in right of payment and be secured by the Collateral on a pari passu or junior basis with the remaining Obligations hereunder, or shall be unsecured; provided that any such Indebtedness that is pari passu or junior with respect to the Collateral shall be subject to an intercreditor agreement on terms reasonably satisfactory to the Administrative Agent, (B) if such Indebtedness being refinanced, refunded or replaced is secured, it shall not be secured by any assets other than the Collateral, (C) if such Indebtedness being refinanced, refunded or replaced is Guaranteed, it shall not be Guaranteed by any Person other than Holdings and the Subsidiary Guarantors and (D) such Indebtedness is incurred under (and pursuant to) documentation other than this Agreement;

(q) Indebtedness incurred to finance acquisitions permitted hereunder after the Closing Date; provided that (i) no Event of Default then exists or would result therefrom, (ii) such Indebtedness shall not mature or require any payment of principal, in each case, prior to the date which is 91 days after the Maturity Date and (iii) the Total Leverage Ratio would not exceed 6.50:1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01;

(r) senior or subordinated unsecured Indebtedness of the Borrower Agent or any Subsidiary, so long as, after giving effect thereto, (A) no Default or Event of Default has occurred and is continuing at the time of the incurrence thereof and (B) the Total Leverage Ratio would not exceed 6.50:1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01; provided that (x) any such Indebtedness shall not mature or require any scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, repayment or sinking fund obligation (other than AHYDO payments, customary offers to repurchase on a change of control, asset sale or casualty event and customary acceleration rights after an event of default), in each case, prior to the date that is 91 days after the Latest Maturity Date as of such date, (y) the terms of such Indebtedness (excluding pricing, fees, rate floors, optional prepayment or redemption terms (and, if applicable, subordination terms)), are not, taken as a whole (as reasonably determined by the Borrower Agent), materially more favorable to the lenders providing such Indebtedness than those applicable to the Senior Notes (other than any covenants or any other provisions applicable only to periods after the Maturity Date) and (z) with respect to Indebtedness incurred under this clause (r) by a non-Loan Party, the aggregate outstanding principal amount of such Indebtedness of Subsidiaries that are not Loan Parties, when aggregated with the aggregate outstanding principal amount of all Indebtedness of non-Loan Parties under Section 6.01(v), shall not exceed the greater of $75,000,000 and 2.50% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 5.01.

(s) Indebtedness under any Derivative Transaction entered into for the purpose of hedging risks associated with the Borrower Agent’s and its Subsidiaries’ operations and not for speculative purposes;

(t) contingent obligations in respect of corporate leases assigned, sold or otherwise transferred (i) as set forth on Schedule 6.01(t) or (ii) incurred or created after the date hereof in connection with the sale of retail stores; provided that in the case of clause (ii) above all such contingent obligations shall be unsecured and shall not permit a cross-default to this Agreement;

(u) Indebtedness in an aggregate principal amount of no more than the greater of $125,000,000 and 4.00% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 5.01 at any time outstanding;

(v) additional Indebtedness so long as the Total Leverage Ratio would not exceed 6.50:1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01; provided that (i) except in the case of any such Indebtedness secured by Permitted Liens, then such Indebtedness shall not mature or require any scheduled amortization or scheduled payments of principal and shall not be subject to mandatory redemption, repurchase, repayment or sinking fund obligation (other than AHYDO payments, customary offers to repurchase on a change of control, asset sale or casualty event and customary acceleration rights after an event of default), in each case, prior to the date which is 91 days after the Latest Maturity Date as of such date and (ii) the aggregate outstanding principal amount of such Indebtedness of Subsidiaries that are not Loan Parties shall not exceed, together with the aggregate outstanding principal amount of all Indebtedness of non-Loan Parties incurred pursuant to Section 6.01(r), the greater of $75,000,000 and 2.50% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 5.01 at any time outstanding.

(w) Indebtedness incurred in respect of the Revolving Facility in an aggregate principal amount that does not exceed $400,000,000 (as reduced by any permanent reduction of the commitments thereunder other than as a result of a permitted refinancing thereof) at any time outstanding; provided that such amount may be increased by the aggregate principal amount of any Commitment Increases (as defined in the Revolving Loan Agreement) (or any equivalent term under the Revolving Facility) so long as (A) the sum of the aggregate initial principal amount of any Commitment Increases does not exceed the amount permitted to be incurred under Section 2.23 of the Revolving Loan Agreement as in effect on the date hereof and (B) with respect to any refinancing of the Revolving Facility after the Closing Date, (i) such Indebtedness is secured only by Liens permitted under Section 6.02(t) and Section 6.02(u) and (ii) as of the date of the consummation of such refinancing and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing;

(x) Indebtedness incurred in connection with Sale-Leaseback Transactions permitted pursuant to Section 6.10;

(y) secured or unsecured notes issued by the Borrower Agent or both Borrowers (on a joint and several basis) in lieu of Incremental Term Facilities (such notes, “Incremental Equivalent Debt”); provided that (i) the aggregate principal amount of all Incremental Equivalent Debt, together with the aggregate principal amount (or committed amount, if applicable) of all Incremental Loans and Incremental Commitments provided pursuant to Section 2.23 (other than those provided solely in reliance on Section 2.23(a)(y)), shall not exceed the Incremental Cap, (ii) the incurrence of such Indebtedness shall be subject to (A) clauses (v) and (vii) of the proviso to Section 2.23(a) and (B) the Administrative Agent having received a certificate of the Borrower Agent signed by an authorized officer of the Borrower Agent certifying as to the matters set forth in Section 2.23(d)(iii), (iii) if such notes are secured, (A) they shall be secured only by the Collateral and on a pari passu or junior basis with the Secured Obligations and (B) to the extent subordinated in right of payment or security, shall be subject to intercreditor arrangements reasonably satisfactory to the Administrative Agent and (iv) such Incremental Equivalent Debt shall not be guaranteed by any Person other than the Guarantors;

(z) Indebtedness (including obligations in respect of letters of credit or bank guarantees or similar instruments with respect to such Indebtedness) incurred in respect of workers compensation claims, unemployment insurance (including premiums related thereto), other types of social security, pension obligations, vacation pay, health, disability or other employee benefits;

(aa) [Reserved];

(bb) Indebtedness representing (i) deferred compensation to directors, officers, employees, members of management and consultants of any Parent Company, the Borrowers or any Subsidiary in the ordinary course of business and (ii) deferred compensation or other similar arrangements in connection with the Transactions, any Permitted Acquisition or any Investment permitted hereby;

(cc) Indebtedness in respect of any letter of credit issued in favor of any Issuing Bank or Swingline Lender to support any Defaulting Lender’s participation in Letters of Credit issued, or Swingline Loans made, under (and in each case as defined in) the Revolving Loan Agreement;

(dd) [Reserved];

(ee) unfunded pension fund and other employee benefit plan obligations and liabilities incurred in the ordinary course of business to the extent that such unfunded amounts would not otherwise cause an Event of Default under Section 7.01(j); and

(ff) without duplications of any other Indebtedness, all premiums (if any), interest (including post-petition interest and payment in kind interest), accretion or amortization of original issue discount, fees, expenses and charges with respect to Indebtedness hereunder.

Section 6.02. Liens. The Borrowers and the Subsidiary Guarantors shall not, nor shall they permit any of their Subsidiaries to, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) owned by it, whether now owned or hereafter acquired, or any income or profits therefrom, except:

(a) Liens granted pursuant to the Loan Documents to secure the Secured Obligations;

(b) Liens for Taxes which are (i) not then due or if due obligations with respect to such Taxes that are not at such time required to be paid pursuant to Section 5.03 or (ii) which are being contested in accordance with Section 5.03;

(c) statutory Liens of landlords, banks (and rights of set-off), carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Code or by ERISA), in each case incurred in the ordinary course of business (i) for amounts not yet overdue by more than 30 days, (ii) for amounts that are overdue by more than 30 days and that are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts or (iii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

(d) Liens incurred (i) in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security laws and regulations, (ii) in the ordinary course of business to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (iii) pursuant to pledges and deposits of Cash or Cash Equivalents in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings and its Subsidiaries;

(e) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not, in the aggregate, materially interfere with the ordinary conduct of the business of the Borrower Agent and its Subsidiaries taken as a whole, or the use of the affected property for its intended purpose;

(f) any (i) interest or title of a lessor or sublessor under any lease of real estate permitted hereunder, (ii) landlord liens permitted by the terms of any lease, (iii) restrictions or encumbrances that the interest or title of such lessor or sublessor may be subject to or (iv) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (iii);

(g) Liens solely on any Cash earnest money deposits made by the Borrower Agent or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to any Investment permitted hereunder;

(h) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property or consignment or bailee arrangements entered into in the ordinary course of business;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j) Liens in connection with any zoning, building or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any or dimensions of real property or the structure thereon;

(k) Liens securing Indebtedness permitted pursuant to Section 6.01(p) (solely with respect to the permitted refinancing of Indebtedness permitted pursuant to Sections 6.01(k), (m), (n), (q), (w) and (y)); provided that (i) any such Lien does not extend to any asset not covered by the Lien securing the Indebtedness that is refinanced and (ii) if the Indebtedness being refinanced was subject to intercreditor arrangements, then any such refinancing Indebtedness shall be subject to intercreditor arrangements no less favorable, taken as a whole, than the intercreditor arrangements governing the Indebtedness that is refinanced or shall be otherwise reasonably acceptable to the Administrative Agent;

(l) Liens described in Schedule 6.02 and any modifications, replacements, refinancings, renewals or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 6.01 and (B) proceeds and products thereof and accessions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.01(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates) and (ii) the replacement, refinancing, renewal or extension of the obligations secured or benefited by such Liens is permitted by Section 6.01;

(m) Liens arising out of Sale and Lease-Back Transactions permitted under Section 6.10;

(n) Liens securing Indebtedness permitted pursuant to Sections 6.01(k) and (m); provided that any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness and proceeds and products thereof, accessions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.01(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates);

(o) (i) Liens securing Indebtedness permitted pursuant to Section 6.01(n) on assets acquired or on the Capital Stock of any Person (to the extent such Capital Stock would not otherwise constitute Collateral) and assets of the newly acquired Subsidiary; provided that such Lien (x) does not extend to or cover any other assets (other than the proceeds or products thereof and accessions or additions thereto and improvements thereon) and (y) was not created in contemplation of the applicable acquisition of assets or Capital Stock, and (ii) Liens on the Collateral securing Indebtedness incurred pursuant to Section 6.01(q); provided that (A) the Senior Secured Leverage Ratio would not exceed 4.00:1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01 and (B) such Indebtedness shall be either secured on a pari passu basis with the Secured Obligations and be subject to the Intercreditor Agreement or secured on a junior basis with respect to the Secured Obligations pursuant to an intercreditor arrangement reasonably satisfactory to the Administrative Agent;

(p) Liens that are contractual rights of setoff relating to (i) the establishment of depositary relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of either Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of either Borrower or any Subsidiary, (iii) relating to purchase orders and other agreements entered into with customers of either Borrower or any Subsidiary in the ordinary course of business, (iv) attaching to commodity trading or other brokerage accounts incurred in the ordinary course of business and (v) encumbering reasonable customary initial deposits and margin deposits;

(q) Liens on assets of Foreign Subsidiaries and other Subsidiaries that are not Loan Parties (including Capital Stock owned by such Persons) securing Indebtedness permitted pursuant to Section 6.01;

(r) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Borrower Agent and its Subsidiaries;

(s) Liens disclosed in the title insurance policies delivered pursuant to Sections 5.12 and 5.13 with respect to any Mortgaged Property reasonably acceptable to the Administrative Agent;

(t) Liens securing the Indebtedness incurred pursuant to Sections 6.01(w) and (y) and subject to the Intercreditor Agreement or another intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent;

(u) other Liens on assets securing Indebtedness in an aggregate principal amount not to exceed the greater of $60,000,000 and 2.00% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 5.01 at any time outstanding;

(v) Liens on assets securing judgments for the payment of money not constituting an Event of Default under Section 7.01(h);

(w) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of Holdings and its Subsidiaries (other than an Immaterial Subsidiary) or (ii) secure any Indebtedness;

(x) [Reserved];

(y) Liens securing obligations in respect letters of credit permitted under Sections 6.01(e), (z) and (cc);

(z) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of any assets or property in the ordinary course of business and permitted by this Agreement;

(aa) [Reserved];

(bb) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto; and

(cc) If no letters of credit are available under the Revolving Facility, and solely with the consent of the Administrative Agent (not to be unreasonably withheld), Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods.

Section 6.03. [Reserved].

Section 6.04. No Further Negative Pledges. Neither the Borrowers, the Subsidiary Guarantors nor any of their Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, except with respect to:

(a) specific property to be sold pursuant to an asset sale permitted by Section 6.08;

(b) restrictions contained in any agreement with respect to Indebtedness permitted by Section 6.01 that is secured by a Permitted Lien, but only if such agreement applies solely to the specific asset or assets to which such Permitted Lien applies;

(c) restrictions contained in the Senior Note Indenture and the documentation governing Indebtedness permitted by clauses (q), (r), (u), (v), (w) and (y) of Section 6.01;

(d) restrictions by reason of customary provisions restricting assignments, subletting or other transfers (including the granting of any Lien) contained in leases, subleases, licenses, sublicenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, subleases, licenses, sublicenses or similar agreements, as the case may be);

(e) Permitted Liens and restrictions in the agreements relating thereto that limit the right of the Borrower Agent or any of its Subsidiaries to dispose of or transfer the assets subject to such Liens;

(f) provisions limiting the disposition or distribution of assets or property in joint venture agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements;

(g) any encumbrance or restriction assumed in connection with an acquisition of property or new Subsidiaries, so long as such encumbrance or restriction relates solely to the property so acquired and was not created in connection with or in anticipation of such acquisition;

(h) restrictions imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

(i) restrictions on Cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(j) restrictions set forth in documents which exist on the Closing Date and are listed on Schedule 6.04 hereto; and

(k) other restrictions or encumbrances imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (j) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower Agent, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 6.05. Restricted Payments; Certain Payments of Indebtedness.

(a) The Borrower Agent shall not pay or make, directly or indirectly, any Restricted Payment, except that:

(i) the Borrower Agent may make Restricted Payments to the extent necessary to permit any Parent Company;

(A) to pay general administrative costs and expenses (including corporate overhead, legal or similar expenses) and franchise fees and taxes and similar fees, taxes and expenses required to maintain the organizational existence of such Parent Company, in each case, which are reasonable and customary and incurred in the ordinary course of business, plus any reasonable and customary indemnification claims made by directors, officers, members of management or employees of any Parent Company, in each case, to the extent attributable to the ownership or operations of any of Holdings, the Borrowers and their Subsidiaries;

(B) to discharge its consolidated tax liabilities of Holdings and its Subsidiaries when and as due, to the extent such liabilities are attributable to the ownership or operations of the Borrower Agent and its Subsidiaries; provided that the amount paid by the Borrower Agent pursuant to this paragraph (B) shall not exceed the tax liabilities that would be due if the Borrower Agent and each Subsidiary were separate corporations filing income and similar tax returns on a consolidated or combined basis with the Borrower Agent as the common parent of such affiliated group (calculated at the highest combined applicable federal, state, local and foreign tax rate);

(C) to pay audit and other accounting and reporting expenses at such Parent Company to the extent relating to the ownership or operations of the Borrowers and their Subsidiaries;

(D) for the payment of insurance premiums to the extent relating to the ownership or operations of the Borrowers and their Subsidiaries;

(E) pay fees and expenses related to debt or equity offerings, investments or acquisitions permitted by this Agreement (whether or not consummated);

(F) to pay the consideration to finance any Investment permitted under Section 6.07 (provided that (x) such Restricted Payments under this clause (a)(i)(F) shall be made substantially concurrently with the closing of such Investment and (y) such Parent Company shall, promptly following the closing thereof, cause all such property acquired to be contributed to the Borrowers or one of their Subsidiaries, or the merger or amalgamation of the Person formed or acquired into the Borrowers or one of their Subsidiaries, in order to consummate such Investment in a manner that causes such Investment to comply with the applicable requirements of Section 6.07 as if undertaken as a direct Investment by such Borrower or such Subsidiary); and

(G) to pay customary salary, bonus and other benefits payable to directors, officers, members of management or employees of any Parent Company to the extent such salary, bonuses and other benefits are directly attributable and reasonably allocated to the operations of the Borrowers and their Subsidiaries, in each case, so long as such Parent Company applies the amount of any such Restricted Payment for such purpose;

(ii) the Borrower Agent may pay (or make Restricted Payments to allow any Parent Company to pay) for the repurchase, redemption, retirement or other acquisition or retirement for value of Capital Stock of any Parent Company held by any future, present or former employee, director, member of management, officer, manager or consultant (or any Affiliate or Immediate Family Member thereof) of any Parent Company, the Borrowers or any Subsidiary;

(A) in exchange for notes issued pursuant to Section 6.01(o), so long as the aggregate amount of all cash payments made in respect of such notes, together with the aggregate amount of Restricted Payments made (x) pursuant to clause (D) of this clause (ii) below and (y) pursuant to Section 6.05(a)(iv), does not exceed $15,000,000 in any Fiscal Year, which, if not used in any Fiscal Year, may be carried forward to the next subsequent Fiscal Year;

(B) in exchange for Capital Stock of any Parent Company;

(C) in exchange for net proceeds of any key-man life insurance policies received during such fiscal year; or

(D) in exchange for Cash and Cash Equivalents in an amount not to exceed, together with (x) the aggregate amount of all cash payments made in respect of notes issued pursuant to Section 6.01(o) and (y) the aggregate amount of Restricted Payments made pursuant to Section 6.05(a)(iv), $15,000,000 in any Fiscal Year, which, if not used in any Fiscal Year, may be carried forward to the next subsequent Fiscal Year;

(iii) so long as no Default or Event of Default then exists or would result therefrom, the Borrower Agent may make additional Restricted Payments in an amount not to exceed (A) the portion, if any, of the Available Amount on such date that the Borrower Agent elects to apply to this clause (iii)(A) and (B) the portion, if any, of the Available Excluded Contribution Amount on such date that the Borrower Agent elects to apply to this clause (iii)(B);

(iv) the Borrower Agent may make Restricted Payments to any Parent Company to enable such Parent Company to make Cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of such Parent Company in an amount not to exceed, together with (x) the aggregate amount of all cash payments made in respect of notes issued pursuant to Section 6.01(o) and (y) the aggregate amount of all Restricted Payments made pursuant to Section 6.05(a)(ii)(D), $15,000,000 in any Fiscal Year, which, if not used in any Fiscal Year, may be carried forward to the next subsequent Fiscal Year;

(v) the Borrower Agent may repurchase Capital Stock upon exercise of options or warrants if such Capital Stock represents all or a portion of the exercise price of such options or warrants as part of a “cashless” exercise;

(vi) the Borrower Agent may make Restricted Payments the proceeds of which are applied (A) on the Closing Date, solely to effect the consummation of the Transactions and (B) on and after the Closing Date, to satisfy any payment obligations owing under the Merger Agreement (as in effect on the date hereof);

(vii) so long as no Event of Default shall have occurred and be continuing, following the consummation of the first Qualifying IPO, the Borrower Agent may (or may make Restricted Payments to any Parent Company to enable it to) make Restricted Payments with respect to any Capital Stock in an amount of up to 6.0% per annum of the net Cash proceeds received by or contributed to the Borrower Agent from any such Qualifying IPO;

(viii) the Borrower Agent may make Restricted Payments to (i) redeem, repurchase, retire or otherwise acquire any (A) Capital Stock (“Treasury Capital Stock”) of the Borrower Agent or any Subsidiary or (B) Capital Stock of any Parent Company, in the case of each of subclauses (A) and (B), in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Borrower Agent or a Subsidiary) of, Capital Stock of the Borrower Agent or any Parent Company to the extent contributed as a common equity contribution to the capital of the Borrower Agent or any Subsidiary (in each case, other than Disqualified Stock) (“Refunding Capital Stock”) and (ii) declare and pay dividends on the Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to the Borrower Agent or a Subsidiary) of the Refunding Capital Stock;

(ix) to the extent constituting a Restricted Payment, the Borrower Agent may consummate any transaction permitted by Sections 6.07 (other than Sections 6.07(j) and (t)), Section 6.08 (other than Section 6.08(g)) and Sections 6.11(f) and (h); and

(x) the Borrower Agent may make additional Restricted Payments in an aggregate amount not to exceed the greater of $30,000,000 and 1.00% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 5.01 at any time outstanding, so long as no Default or Event of Default shall have occurred and be continuing.

(b) The Borrowers and the Subsidiary Guarantors shall not, nor shall they permit any Subsidiary to, make, directly or indirectly, any payment or other distribution (whether in Cash, securities or other property) on or in respect of principal of or interest on the Senior Notes (or Refinancing Indebtedness in respect thereof) or any Junior Indebtedness, or any payment or other distribution (whether in Cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of the Senior Notes (or any Refinancing Indebtedness in respect thereof) or any Junior Indebtedness (collectively, “Restricted Debt Payments”), except:

(i) the defeasance, redemption, repurchase or other acquisition or retirement of the Senior Notes (or Refinancing Indebtedness in respect thereof) or Junior Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted by Section 6.01;

(ii) payments as part of an “applicable high yield discount obligation” catch-up payment, so long as no Event of Default shall have occurred and be continuing;

(iii) payments of regularly scheduled interest and fees, expenses and indemnification obligations as and when due in respect of any Indebtedness (other than payments with respect to Subordinated Indebtedness prohibited by the subordination provisions thereof); (iv) payments with respect to intercompany Indebtedness permitted under Section 6.01, subject to the subordination provisions applicable thereto;

(v) [Reserved];

(vi) (A) payments of any Senior Notes and/or any Junior Indebtedness in exchange for, or with proceeds of any substantially contemporaneous issuance of Qualified Capital Stock of any Parent Company or the Borrower Agent, and any substantially contemporaneous capital contribution in respect of Qualified Capital Stock of the Borrower Agent, (B) payments of Indebtedness by the conversion of all or any portion thereof into Qualified Capital Stock of any Parent Company or the Borrower Agent and (C) payments of interest in respect of Indebtedness in the form of payment-in-kind interest with respect to such Indebtedness permitted under Section 6.01;

(vii) so long as no Default under Sections 7.01(a), 7.01(f) or 7.01(g) and no Event of Default then exists or would result therefrom, additional Restricted Debt Payments in an aggregate amount not to exceed (A) the portion, if any, of the Available Amount on such date that the Borrower Agent elects to apply to this clause (vii)(A) and (B) the portion, if any, of the Available Excluded Contribution Amount on such date that the Borrower Agent elects to apply to this clause (vii)(B); and

(viii) additional Restricted Debt Payments in an aggregate principal amount not to exceed the greater of $30,000,000 and 1.00% of Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 5.01 at any time outstanding, so long as no Default under Sections 7.01(a), 7.01(f) or 7.01(g) and no Event of Default shall have occurred and be continuing.

Section 6.06. Restrictions on Subsidiary Distributions. Except as provided herein or in any other Loan Document, in the Senior Note Indenture, the Revolving Loan Agreement or in agreements with respect to refinancings, renewals or replacements of such Indebtedness permitted by Section 6.01, so long as such refinancing, renewal or replacement does not expand the scope of such contractual obligation, the Borrowers and the Subsidiary Guarantors shall not, nor shall they permit any of their Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of the Borrowers to:

(a) pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by either Borrower or any other Subsidiary;

(b) repay or prepay any Indebtedness owed by such Subsidiary to either Borrower or any other Subsidiary;

(c) make loans or advances to either Borrower or any other Subsidiary of the Borrower Agent; or

(d) transfer any of its property or assets to either Borrower or any other Subsidiary other than restrictions:

(i) in any agreement evidencing (x) Indebtedness of a Subsidiary other than a Loan Party permitted by Section 6.01, (y) Indebtedness permitted by Section 6.01 that is secured by a Permitted Lien if such encumbrances or restrictions apply only to the Person obligated under such Indebtedness and its Subsidiaries or the property or assets intended to secure such Indebtedness and (z) Indebtedness permitted pursuant to clauses (p) (as it relates to Indebtedness in respect of clauses (a), (q), (r), (u), (v) and (y) of Section 6.01), (q), (r), (u), (v) and (y) of Section 6.01;

(ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, subleases, licenses, sublicenses, joint venture agreements and similar agreements entered into in the ordinary course of business;

(iii) that are or were created by virtue of any Lien granted upon, transfer of, agreement to transfer or grant of any option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement;

(iv) assumed in connection with an acquisition of property or new Subsidiaries, so long as such encumbrance or restriction relates solely to the property so acquired and was not created in connection with or in anticipation of such acquisition;

(v) in any agreement for the sale or other disposition of a Subsidiary that restricts distributions by that Subsidiary pending the sale or other disposition;

(vi) in provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of Capital Stock of a Person other than on a pro rata basis;

(vii) imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

(viii) on Cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(ix) set forth in documents which exist on the Closing Date and are listed on Schedule 6.06 hereto; and

(x) of the types referred to in clauses (a) through (d) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (ix) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower Agent, no more restrictive with respect to such restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 6.07. Investments. The Borrowers and the Subsidiary Guarantors shall not, nor shall they permit any of their Subsidiaries to make or own any Investment in any Person except:

(a) Cash or Cash Equivalents;

(b) (i) equity Investments owned as of the Closing Date in any Subsidiary, (ii) Investments made after the Closing Date in Subsidiaries that are Loan Parties and (iii) equity Investments by a Loan Party in a non-Loan Party consisting of the Capital Stock of any Person which is not a Loan Party;

(c) Investments (i) constituting deposits, prepayments and other credits to suppliers, (ii) made in connection with obtaining, maintaining or renewing client and customer contracts and (iii) in the form of advances made to distributors, suppliers, licensors and licensees, in each case, in the ordinary course of business;

(d) Investments (i) by any Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party and (ii) by either Borrower or any Subsidiary Guarantor in any Subsidiary that is not a Loan Party so long as, in the case of this clause (ii), the aggregate amount of any such Investments outstanding at any time does not exceed the greater of $75,000,000 and 2.50% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 5.01;

(e) (i) Permitted Acquisitions and (ii) Investments in any Subsidiary that is not a Loan Party in an amount required to permit such Subsidiary to consummate a Permitted Acquisition (so long as the consideration for such Permitted Acquisition shall be included for the purposes of calculating any amount available for Permitted Acquisitions pursuant to clause (d) of the proviso to the definition of “Permitted Acquisition” (without regard to the proviso contained in such clause (d));

(f) Investments existing on, or contractually committed to as of, the Closing Date and described in Schedule 6.07 and any modification, replacement, renewal or extension thereof so long as any such modification, renewal or extension thereof does not increase the amount of such Investment except by the terms thereof or as otherwise permitted by this Section 6.07;

(g) Investments received in lieu of Cash in connection with any asset sale permitted by Section 6.08;

(h) loans or advances to officers, directors, employees, consultants or independent contractors of any Parent Company, the Borrower Agent or its Subsidiaries to the extent permitted by Requirements of Law, in connection with such Person’s purchase of Capital Stock of any Parent Company, in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding;

(i) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

(j) Investments consisting of Indebtedness permitted under Section 6.01 (other than Indebtedness permitted under Sections 6.01(b) and (h)), Permitted Liens, Restricted Payments permitted under Section 6.05 (other than Section 6.05(a)(ix)), Restricted Debt Payments permitted by Section 6.05 and mergers, consolidations or asset sales or dispositions permitted by Section 6.08 (other than Section 6.08(a) (if made in reliance on sub-clause (ii)(y)), Section 6.08(b) (if made in reliance on clause (ii)) and Section 6.08(c)(i) (if made in reliance on the proviso therein) and Section 6.08(g);

(k) Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers;

(l) Investments (including debt obligations and Capital Stock) received (i) in connection with the bankruptcy or reorganization of any Person, (ii) in settlement of delinquent obligations of, or other disputes with, customers, suppliers and other financially troubled account debtors arising in the ordinary course of business and/or (iii) upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(m) loans and advances of payroll payments or other compensation to employees, officers, directors, consultants or independent contractors of any Parent Company (to the extent attributable to the ownership or operation of the Borrower Agent and its Subsidiaries), the Borrower Agent or any Subsidiary in the ordinary course of business;

(n) Investments to the extent that payment for such Investments is made solely with Capital Stock (other than Disqualified Capital Stock) of Holdings or any Parent Company or, following a Qualifying IPO, the Borrower Agent, in each case, to the extent not resulting in a Change of Control;

(o) Investments of any Person acquired by, or merged into or consolidated or amalgamated with, either Borrower or any Subsidiary pursuant to an Investment otherwise permitted by this Section 6.07 after the Closing Date to the extent that such Investments of such Person were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation and any modification, replacement, renewal or extension thereof so long as any such modification, renewal or extension thereof does not increase the amount of such Investment except as otherwise permitted by this Section 6.07 (it being understood that the “grandfathering” of Investments pursuant to this clause (o) is not intended to limit the application of clause (d) of the definition of “Permitted Acquisition” to existing Investments in non-Loan Parties acquired pursuant to a Permitted Acquisition);

(p) the Transactions;

(q) Investments made after the date hereof by the Borrower Agent and its Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the greater of $100,000,000 and 3.25% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 5.01;

(r) so long as no Default under Sections 7.01(a), 7.01(f) or 7.01(g) and no Event of Default then exists or would result therefrom, Investments made after the date hereof by the Borrower Agent and its Subsidiaries in an aggregate amount not to exceed (i) the portion, if any, of the Available Amount on such date that the Borrower Agent elects to apply to this clause (r)(i) and (ii) the portion, if any, of the Available Excluded Contribution Amount on such date that the Borrower Agent elects to apply to this clause (r)(ii);

(s) Guarantees of leases (other than Capital Leases) or of other obligations not constituting Indebtedness, in each case in the ordinary course of business;

(t) Investments in Holdings in amounts and for purposes for which Restricted Payments to Holdings are permitted under Section 6.05(a); provided that any such Investments made as provided above in lieu of such Restricted Payments shall reduce availability under any applicable Restricted Payment basket under Section 6.05(a);

(u) Investments made by any Subsidiary that is not a Loan Party to the extent such Investments are made with the proceeds received by such Subsidiary from an Investment made by a Loan Party in such Subsidiary pursuant to this Section 6.07 (other than Investments pursuant to clause (ii) of Section 6.07(e));

(v) Investments under any Derivative Transactions permitted to be entered into under Section 6.01; and

(w) loans or advances in favor of franchisees of the Borrowers and their respective Subsidiaries made in the ordinary course of business in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding.

Section 6.08. Fundamental Changes; Disposition of Assets. The Borrowers and the Subsidiary Guarantors shall not, nor shall they permit any of their Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sublease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, except:

(a) any Subsidiary may be merged or consolidated or amalgamated with or into either Borrower or any other Subsidiary; provided that (i) in the case of such a merger, amalgamation or consolidation with or into either Borrower, such Borrower shall be the continuing or surviving Person (or, in the case of any such transaction involving both Borrowers, the Borrower Agent shall be the continuing or surviving Person) and (ii) in the case of such a merger, amalgamation or consolidation with or into any Subsidiary Guarantor, either (x) such Subsidiary Guarantor shall be the continuing or surviving Person or (y) such transaction shall be treated as an Investment and shall comply Section 6.07;

(b) sales or other dispositions among the Borrowers and their Subsidiaries (upon voluntary liquidation or otherwise); provided that any such sales or dispositions by a Loan Party to a Person that is not a Loan Party shall be (i) for fair market value (as reasonably determined by such Person) and at least 75.0% of the consideration for such sale or disposition consists of Cash or Cash Equivalents payable at the time of consummation of such sale or other disposition or (ii) treated as an Investment and otherwise made in compliance with Section 6.07;

(c) (i) the liquidation or dissolution of any Subsidiary (so long as, in the case of the liquidation or dissolution of the Subsidiary Borrower, the Borrower Agent receives any assets of such entity) or change in form of entity of any Subsidiary if the Borrower Agent determines in good faith that such liquidation, dissolution or change in form is in the best interests of the Borrowers, is not materially disadvantageous to the Lenders and the Borrowers or any Subsidiary receives any assets of such dissolved or liquidated Subsidiary; provided that in the case of a dissolution or liquidation of a Loan Party that results in a distribution of assets to a Subsidiary that is not a Loan Party, such distribution shall be treated as an Investment and shall comply with Section 6.07 (other than Section 6.07(j)) and (ii) any merger, amalgamation, dissolution, liquidation or consolidation, the purpose of which is to effect a sale or disposition otherwise permitted under this Section 6.08 (other than clause (a), clause (b) or this clause (c)); provided, further, in the case of a change in the form of entity of any Subsidiary that is a Loan Party, the security interests in the Collateral shall remain in full force and effect and perfected to the same extent as prior to such change;

(d) (x) sales or leases of inventory or equipment in the ordinary course of business (including on an intercompany basis) and (y) the leasing or subleasing of real property in the ordinary course of business;

(e) (x) disposals of surplus, obsolete, used or worn out property or other property that, in the reasonable judgment of the Borrower Agent, is no longer useful in its business and (y) any assets acquired in connection with the acquisition of another Person or a division or line of business of such Person which the Borrower Agent reasonably determines are surplus assets;

(f) sales of Cash Equivalents for the fair market value thereof;

(g) dispositions, mergers, amalgamations, consolidations or conveyances that constitute Investments permitted pursuant to Section 6.07 (other than Section 6.07(j)), Permitted Liens, Restricted Payments permitted by Section 6.05(a) (other than Section 6.05(a)(ix)) and Sale-Leaseback Transactions permitted by Section 6.10;

(h) sales or other dispositions of any assets of the Borrowers or any Subsidiary for fair market value; provided that with respect to sales or dispositions (other than any Store Exchange) in an aggregate amount in excess of the greater of $15,000,000 and 0.50% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 5.01, at least 75.0% of the consideration for such sale or disposition shall consist of Cash or Cash Equivalents (provided that for purposes of the 75.0% Cash consideration requirement (w) the amount of any Indebtedness or other liabilities (other than Indebtedness or other liabilities that are subordinated to the Obligations or that are owed to the Borrower Agent or a Subsidiary) of either Borrower or any Subsidiary (as shown on such person’s most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets and for which the Borrower Agent and its Subsidiaries shall have been validly released by all creditors in writing, (x) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such sale or disposition, (y) any Securities received by such Subsidiary from such transferee that are converted by such Subsidiary into Cash or Cash Equivalents (to the extent of the Cash or Cash Equivalents received) within 180 days following the closing of the applicable sale or disposition and (z) any Designated Non-Cash Consideration received in respect of such sale or disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (z) that is at that time outstanding, not in excess of $25,000,000, in each case, shall be deemed to be Cash); provided further that (i) immediately prior to and after giving effect to such sale or disposition, no Event of Default shall have occurred that is continuing on the date on which the agreement governing such sale or disposition is executed and (ii) the Net Proceeds of such sale or disposition (including any “cash boot” arising in connection with a Store Exchange) shall be applied and/or reinvested as (and to the extent) required by Section 2.11(b)(ii) (with any Net Proceeds of Term Loan First Lien Collateral to be held in a Term Loan Proceeds Account pending application for such purpose if any Default then exists);

(i) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property;

(j) dispositions of Investments in joint ventures to the extent required by, or made pursuant to, buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(k) sales, discounting or forgiveness of Accounts in the ordinary course of business or in connection with the collection or compromise thereof;

(l) leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business and which (i) do not materially interfere with the business of the Borrowers and their Subsidiaries or (ii) relate to closed stores;

(m) (i) termination of leases in the ordinary course of business, (ii) the expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business;

(n) transfers of property subject to casualty, eminent domain or condemnation proceedings (including in lieu thereof);

(o) licenses for the conduct of licensed departments within the Loan Parties’ stores in the ordinary course of business;

(p) as long as no Event of Default then exists or would arise therefrom, bulk sales or other dispositions of the Loan Parties’ Inventory outside of the ordinary course of business in connection with store closings that are conducted on an arm’s-length basis; provided that such store closures and related Inventory dispositions shall not exceed, in any Fiscal Year, 20.0% of the number of the Loan Parties’ stores as of the beginning of such Fiscal Year (net of store relocations (x) occurring substantially contemporaneously with, but in no event later than ten Business Days after, the related store closure date and (y) wherein a binding lease has been entered into for a new store opening prior to the related store closure date);

(q) sales of non-core assets acquired in connection with a Permitted Acquisition and sales of Real Estate Assets acquired in a Permitted Acquisition which, within 30 days of the date of the acquisition, are designated in writing to the Administrative Agent as being held for sale and not for the continued operation of a store; provided that (i) the Net Proceeds received in connection with any such sales (except to the extent constituting Revolving Facility First Lien Collateral required to be applied to repay outstandings under the ABL Facility) shall be applied and/or reinvested as (and to the extent required) by Section 2.11(b)(ii) (with any Net Proceeds of Term Loan First Lien Collateral to be held in a Term Loan Proceeds Account pending application for such purpose if any Default then exists) and (ii) no Event of Default shall have occurred and be continuing;

(r) exchanges or swaps, including, without limitation, transactions covered by Section 1031 of the Code, of Real Estate Assets so long as the exchange or swap is made for fair value and on an arm’s length basis for other Real Estate Assets; provided that (i) upon the consummation of such exchange or swap, in the case of any Loan Party, the Administrative Agent has a perfected Lien having the same priority as any Lien held on the Real Estate Assets so exchanged or swapped and (ii) any Net Proceeds received as “cash boot” in connection with any such transaction shall be applied and/or reinvested as (and to the extent required) by Section 2.11(b)(ii) (with any Net Proceeds of Term Loan First Lien Collateral under this clause (ii) to be held in a Term Loan Proceeds Account pending application for such purpose if any Default then exists);

(s) other sales and dispositions for fair market value in an aggregate amount since the Closing Date of up to the greater of $20,000,000 and 0.75% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 5.01; provided that any Net Proceeds of a sale or disposition of Term Loan First Lien Collateral pursuant to this clause (s) shall be held in a Term Proceeds Account pending application by the Borrower Agent and/or any of its Subsidiaries for a purpose not prohibited by this Agreement if any Default or Event of Default then exists;

(t) (i) licensing and cross-licensing arrangements involving any technology or other intellectual property of either Borrower or any Subsidiary in the ordinary course of business and (ii) dispositions of property in the ordinary course of business consisting of the abandonment of intellectual property rights which, in the reasonable good faith determination of the Borrower Agent, are not material to the conduct of the business of the Borrowers and the Subsidiaries;

(u) terminations of Derivative Transactions; and

(v) sales or dispositions of Capital Stock of Unrestricted Subsidiaries.

To the extent any Collateral is disposed of as expressly permitted by this Section 6.08 to any Person other than a Loan Party, such Collateral shall automatically be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

Section 6.09. [Reserved].

Section 6.10. Sales and Lease-Backs. The Borrowers and the Subsidiary Guarantors shall not, nor shall they permit any of their Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Borrower or Subsidiary (a) has sold or transferred or is to sell or to transfer to any other Person (other than the Borrower Agent or any of its Subsidiaries) and (b) intends to use for substantially the same purpose as the property which has been or is to be sold or transferred by such Borrower or Subsidiary to any Person (other than the Borrower Agent or any of its Subsidiaries) in connection with such lease (such a transaction described herein, a “Sale and Lease-Back Transaction”); provided that a Sale and Lease-Back Transaction shall be permitted so long as such Sale and Lease-Back Transaction is either (A) permitted by Section 6.01(m) or (B)(1) made for cash consideration, (2) the Borrower Agent or its applicable Subsidiary would otherwise be permitted to enter into, and remain liable under, the applicable underlying lease and (3) the aggregate fair market value of the assets sold subject to all Sale and Lease-Back Transactions under this clause (B) shall not exceed the greater of $15,000,000 and 0.50% of the Consolidated Total Assets as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 5.01; provided, further, that the Net Proceeds of a sale or disposition of Term Loan First Lien Collateral pursuant to this Section 6.10 shall be held in a Term Proceeds Account pending application by the Borrower Agent and/or any of its Subsidiaries for a purpose not prohibited by this Agreement if any Default or Event of Default then exists;

Section 6.11. Transactions with Affiliates. The Borrowers and the Subsidiary Guarantors shall not, nor shall they permit any of their Subsidiaries to enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any of their Affiliates on terms that are less favorable to such Borrower or such Subsidiary, as the case may be, than those that might be obtained at the time in a comparable arm’s-length transaction from a Person who is not an Affiliate; provided that the foregoing restriction shall not apply to:

(a) to the extent permitted or not restricted by this Agreement, any transaction between or among either Borrower and/or one or more Subsidiaries;

(b) reasonable and customary fees, indemnities and reasonable out-of-pocket expenses paid to members of the board of directors (or similar governing body) of any Parent Company, the Borrowers and their Subsidiaries in the ordinary course of business and, in the case of payments to any Parent Company, to the extent attributable to the operations of the Borrower Agent and its Subsidiaries;

(c) (i) any employment, severance agreements or compensatory (including profit sharing) arrangements entered into by either Borrower or any of the Subsidiaries with their respective current or former officers, directors, members of management, employees, consultants or independent contractors in the ordinary course of business, (ii) any subscription agreement or similar agreement pertaining to the repurchase of Capital Stock pursuant to put/call rights or similar rights with current or former officers, directors, members of management, employees, consultants or independent contractors and (iii) transactions pursuant to any employee compensation, benefit plan, stock option plan or arrangement, any health, disability or similar insurance plan which covers employees or any employment contract or arrangement;

(d) (x) transactions permitted by Sections 6.01(d), (o) and (bb), 6.05 and 6.07(h), (m) and (t) and (y) issuances of Capital Stock and debt securities not restricted by this Agreement;

(e) the transactions in existence on the Closing Date and described on Schedule 6.11 and any amendment thereto to the extent such amendment is not adverse to the Lenders in any material respect;

(f) (x) so long as no Event of Default under Sections 7.01(a), 7.01(f) or 7.01(g) then exists or would result therefrom, transactions pursuant to the Management Agreement (as in effect on the date hereof and as amended, restated, amended and restated, supplemented, modified or replaced so long as the amount of the fees or other compensation required thereunder are not increased); it being understood that the Management Agreement shall permit the payment of management, monitoring, consulting, advisory and similar fees to the parties thereto and (y) the payment of all indemnities and expenses owed to the parties thereto and its directors, officers, members of management, employees and consultants, in each case whether currently due or paid in respect of accruals from prior periods;

(g) the Transactions, including the payment of the Transaction Expenses;

(h) customary compensation to Affiliates in connection with any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities and other transaction fees, which payments are approved by the majority of the members of the board of directors (or similar governing body) or a majority of the disinterested members of the board of directors (or similar governing body) of the Borrower Agent in good faith;

(i) Guarantees permitted by Section 6.01;

(j) loans and other transactions by the Loan Parties to the extent permitted under this Article 6;

(k) the payment of customary fees, reasonable out of pocket costs to and indemnities provided on behalf of, directors, officers, employees, members of management, consultants and independent contractors of the Borrower Agent and its Subsidiaries in the ordinary course of business and, in the case of payments to any Parent Company, to the extent attributable to the operations of the Borrower Agent and its Subsidiaries;

(l) transactions with customers, clients, suppliers or joint ventures for the purchase or sale of goods and services entered into in the ordinary course of business, which are fair to the Borrower Agent and its Subsidiaries, in the reasonable determination of the board of directors of the Borrower Agent or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and

(m) the payment of reasonable out-of-pocket costs and expenses related to registration rights and customary indemnities provided to shareholders under any shareholder agreement.

Section 6.12. Conduct of Business. From and after the Closing Date, the Borrowers and the Subsidiary Guarantors shall not, nor shall they permit any of their Subsidiaries to, engage in any material line of business other than (a) the businesses engaged in by either Borrower or Subsidiary on the Closing Date and similar, complementary, ancillary or related businesses and (b) such other lines of business as may be consented to by Required Lenders.

Section 6.13. Amendments or Waivers of Organizational Documents. The Borrowers and the Subsidiary Guarantors shall not, nor shall they permit any of their Subsidiaries to amend or modify, in each case in a manner that is materially adverse to the Lenders, such Person’s Organizational Documents without obtaining the prior written consent of Required Lenders.

Section 6.14. Amendments of or Waivers with Respect to Certain Indebtedness and Other Documents. (a) The Borrowers and the Subsidiary Guarantors shall not, nor shall they permit any of their Subsidiaries to, amend or otherwise change (i) the terms of any Senior Notes (or Refinancing Indebtedness in respect thereof) or Junior Indebtedness (or the documentation governing the foregoing) or (ii) the subordination provisions of any Subordinated Indebtedness (and the component definitions as used therein), in each case, if the effect of such amendment or change, together with all other amendments or changes made, is materially adverse to the interests of the Lenders; provided that the foregoing limitation shall not otherwise prohibit Refinancing Indebtedness permitted under Section 6.01 in respect thereof.

(b) The Borrower Agent shall not permit any amendment or modification to, or waiver of, the Payment and Funding Agreement or the Subscription Agreement, in each case, that could reasonably be expected to be adverse (or, in the case of the Subscription Agreement, materially adverse) to the interests of the Lenders without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld); provided that technical or ministerial changes thereto that do not affect the amount and substance of (x) the automatic equity conversion and related mechanics in the Payment and Funding Agreement as in effect on the Closing Date and (y) the investment contemplated by the Subscription Agreement as in effect on the Closing Date shall, in each case, not be construed to be adverse (or materially adverse, as applicable) to the interests of the Lenders.

Section 6.15. Fiscal Year. The Borrowers and the Subsidiary Guarantors shall not, nor shall they permit any of their Subsidiaries to, change its Fiscal Year-end to a date other than December 31 or the Saturday closest to December 31.

Section 6.16. Permitted Activities of Holdings. Holdings shall not (a) incur, directly or indirectly, any Indebtedness for borrowed money other than (i) the Indebtedness under the Loan Documents and the Revolving Facility or otherwise in connection with the Transactions, (ii) Guarantees of Indebtedness of the Borrowers and their Subsidiaries permitted hereunder and

(iii) Qualified Holding Company Debt; (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by it other than the Liens created under the Collateral Documents or, subject to the Intercreditor Agreement, the Revolving Facility, in each case, to which it is a party or any other Lien created in connection with the Transactions, Permitted Liens on the Collateral that are secured on a pari passu or junior basis with the Secured Obligations, so long as such Permitted Liens secure Guarantees permitted under clause (a)(ii) above and the underlying Indebtedness subject to such Guarantee is permitted to be secured on the same basis pursuant to Section 6.02 or Liens of the type permitted under Section 6.02 (other than in respect of debt for borrowed money); (c) engage in any business activity or own any material assets other than (i) holding 100.0% of the Capital Stock of the Borrower Agent and, indirectly, any other subsidiary, (ii) performing its obligations under the Loan Documents and the Revolving Facility and other Indebtedness, Liens (including the granting of Liens) and Guarantees permitted hereunder, (iii) issuing its own Capital Stock, (iv) filing tax reports and paying taxes in the ordinary course (and contesting any taxes); (v) preparing reports to Governmental Authorities and to its shareholders; (vi) holding director and shareholder meetings, preparing corporate records and other corporate activities required to maintain its separate corporate structure or to comply with applicable Requirements of Law; (vii) effecting a Qualifying IPO; (viii) holding Cash and other assets received in connection with Restricted Payments or Investments made by the Borrowers and their Subsidiaries or contributions to, or proceeds from the issuance of, issuances of Capital Stock of Holdings, in each case, pending the application thereof in a manner not prohibited by this Agreement; (x) providing indemnification for its officers, directors or members of management; (xi) participating in tax, accounting and other administrative matters; (xii) the performance of its obligations under the Management Agreement, the Merger Agreement and the other documents, agreements and Investments contemplated by the Transactions and (xiii) activities incidental to the foregoing; (d) consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person; provided that, so long as no Default or Event of Default exists or would result therefrom, Holdings may merge with any other Person (other than the Borrower Agent and any of its Subsidiaries) so long as (i) Holdings shall be the continuing or surviving Person or (ii) if the Person formed by or surviving any such merger or consolidation is not Holdings, (A) the successor Holdings shall expressly assume all the obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto or thereto in a form reasonably satisfactory to the Administrative Agent; (B) such successor shall be an entity organized under the laws of the United States, any state thereof or the District of Columbia and (C) the Borrower Agent shall deliver a certificate of a Responsible Officer with respect to the satisfaction of the conditions under clauses (A) and (B) hereof; provided, further, that if the conditions set forth in the preceding proviso are satisfied, the successor Holdings will succeed to, and be substituted for, Holdings under this Agreement; or (e) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

ARTICLE 7 EVENTS OF DEFAULT

Section 7.01. Events of Default. If any of the following events (“Events of Default”) shall occur:

(a) Failure To Make Payments When Due. Failure by the Borrowers to pay (i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (ii) any interest on any Loan or any fee or any other amount due hereunder within five Business Days after the date due; or

(b) Default in Other Agreements. (i) Failure of any Loan Party or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in clause (a) above) with an aggregate principal amount exceeding the Threshold Amount, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Loan Party with respect to any other term of (A) one or more items of Indebtedness with an aggregate principal amount exceeding the Threshold Amount or (B) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided that, in the case of this subclause (ii), (x) a breach or default by any Loan Party with respect to the Revolving Loan Agreement will not constitute an Event of Default for purposes of this sub-clause (ii) unless such breach or default has continued for 60 consecutive days or the agent and/or lenders thereunder have demanded repayment of, or otherwise accelerated, any of the Indebtedness or other obligations thereunder (or terminated commitments thereunder) and (y) notwithstanding clause (x) above, a breach or default by any Loan Party under Section 6.18 of the Revolving Loan Agreement will not constitute an Event of Default unless the agent and/or lenders thereunder have terminated the commitments thereunder and demanded repayment of, or otherwise accelerated, Indebtedness or other obligations thereunder in an aggregate amount in excess of $15,000,000; or

(c) Breach of Certain Covenants. Failure of the Borrowers or any Loan Party, as required by the relevant provision, to perform or comply with any term or condition contained in Section 5.01(f)(i), Section 5.02 (as it applies to the Borrowers) or Article 6; or

(d) Breach of Representations, Etc. Any representation, warranty, certification or other statement made or deemed made by any Loan Party in any Loan Document or in any certificate or document required to be delivered in connection herewith or therewith shall be untrue in any material respect as of the date made or deemed made; or

(e) Other Defaults Under Loan Documents. Any Loan Party shall default in the performance of or compliance with any term contained herein or any of the other Loan Documents, other than any such term referred to in any other Section of this Article 7, and such default shall not have been remedied or waived within 30 days after receipt by either Borrower (or the Borrower Agent on behalf of such Borrower) of written notice from the Administrative Agent of such default; or

(f) Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of the Borrowers or any of their respective Subsidiaries (other than an Immaterial Subsidiary) in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against the Borrowers or any of their respective Subsidiaries (other than an Immaterial Subsidiary) under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrowers or any of their respective Subsidiaries other than its Immaterial Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of the Borrowers or any of their respective Subsidiaries other than its Immaterial Subsidiaries for all or a substantial part of its property; and any such event described in this clause (ii) shall continue for 60 consecutive days without having been dismissed, bonded or discharged; or

(g) Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) The Borrowers or any of their respective Subsidiaries (other than an Immaterial Subsidiary) shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (ii) the Borrowers or any of their respective Subsidiaries (other than an Immaterial Subsidiary) shall make a general assignment for the benefit of creditors; or (iii) the Borrowers or any of their respective Subsidiaries (other than an Immaterial Subsidiary) shall admit in writing its inability, to pay its debts as such debts become due; or

(h) Judgments and Attachments. Any one or more final money judgments, writs or warrants of attachment or similar process involving in the aggregate at any time an amount in excess of the Threshold Amount (in either case to the extent not adequately covered by self-insurance (if applicable) or by insurance as to which a third party insurance company has been notified and not denied coverage) shall be entered or filed against either Borrower or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed pending appeal for a period of 60 days; or

(i) [Reserved]; or

(j) Employee Benefit Plans. (i) There shall occur one or more ERISA Events or (ii) there shall occur the imposition of a Lien or security interest under Section 430(k) of the Code or under ERISA, in either case of clauses (i) or (ii), which individually or in the aggregate results in liability of the Borrowers or any of their respective Subsidiaries in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect; or

(k) Change of Control. A Change of Control shall occur; or

(l) Guaranties, Collateral Documents and Other Loan Documents. At any time after the execution and delivery thereof, (i) any guaranty set forth in Article 10 for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate in writing its obligations thereunder (other than as a result of the discharge of such Guarantor in accordance with the terms thereof), (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof or any other termination of such Collateral Document in accordance with the terms thereof) or shall be declared null and void, or the Administrative Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by and subject to such limitations and restrictions as are set forth by the relevant Collateral Document, except to the extent (x) any such loss of perfection or priority results from the failure of the Administrative Agent or any Secured Party to take any action within its control (unless such failure results from the breach or non-compliance by any Loan Party with the terms of the Loan Documents), (y) such loss is covered by a lender’s title insurance policy as to which the insurer has been notified of such loss and does not deny coverage and the Administrative Agent shall be reasonably satisfied with the credit of such insurer or (z) such loss of perfected security interest may be remedied by the filing of appropriate documentation without the loss of priority or (iii) any Loan Party shall contest the validity or enforceability of any material provision of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by the Lenders, under any Loan Document to which it is a party; or

(m) Subordination. The Obligations shall cease to constitute senior indebtedness under the subordination provisions of any document or instrument evidencing any permitted Subordinated Indebtedness in excess of the Threshold Amount or such subordination provision shall be invalidated or otherwise cease, for any reason, to be valid, binding and enforceable obligations of the parties thereto;

then, and in every such event (other than an event with respect to the Borrowers described in clause (f) or (g) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower Agent, take any of the following actions, at the same or different times: (i) terminate any commitments added under Sections 2.23, 2.25, or 9.02(c), and thereupon such Commitments shall terminate immediately and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; provided that upon the occurrence of an event with respect to the Borrowers described in clause (f) or (g) of this Article, any such commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers, in each case without further action of the Administrative Agent or any Lender. Upon the occurrence and the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

ARTICLE 8 THE ADMINISTRATIVE AGENT

Each of the Lenders hereby irrevocably appoints DBTCA (or any successor appointed pursuant hereto) as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Any Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, unless the context otherwise requires or unless such Person is in fact not a Lender, include each Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or any subsidiary of a Loan Party or other Affiliate thereof as if it were not the Administrative Agent hereunder. The Lenders acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates may receive information regarding any Loan Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall not be under any obligation to provide such information to them.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing and without limiting the generality of the foregoing, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law and instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable laws, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Subsidiaries that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by either Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence, value or sufficiency of the Collateral, (vi) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or (vii) the properties, books or records of any Loan Party or any Affiliate thereof.

If any Lender acquires knowledge of a Default or Event of Default, it shall promptly notify the Agent and the other Lenders thereof in writing. Each Lender agrees that, except with the written consent of the Administrative Agent, it will not take any enforcement action hereunder or under any other Loan Document, accelerate the Obligations under any Loan Documents, or exercise any right that it might otherwise have under applicable law or otherwise to credit bid at foreclosure sales, UCC sales, any sale under Section 363 of the Bankruptcy Code or other similar dispositions of Collateral. Notwithstanding the foregoing, however, a Lender may take action to preserve or enforce its rights against a Loan Party where a deadline or limitation period is applicable that would, absent such action, bar enforcement of the Obligations held by such Lender, including the filing of proofs of claim in a case under the Bankruptcy Code.

Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, the Borrowers, the Administrative Agent and each Secured Party agrees that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Loan Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the other Loan Documents may be exercised solely by the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or in the event of any other disposition (including pursuant to Section 363 of the Bankruptcy Code), (A) the Administrative Agent, as agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale or other disposition and (B) Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition.

No holder of Secured Hedging Obligations shall have any rights in connection with the management or release of any Collateral or of the obligations of any Loan Guarantor under this Agreement.

Each of the Lenders hereby irrevocably authorizes (and by entering into a Hedge Agreement with respect to Secured Hedging Obligations, each of the other Secured Parties hereby authorizes and shall be deemed to authorize) the Administrative Agent, on behalf of all Secured Parties to take any of the following actions upon the instruction of the Required Lenders:

(a) consent to the sale or other disposition of all or any portion of the Collateral free and clear of the Liens securing the Secured Obligations in connection with any such sale or other transfer pursuant to the applicable provisions of the Bankruptcy Code, including Section 363 thereof;

(b) credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral, (in each case, either directly or through one or more acquisition vehicles) in connection with any sale or other disposition of all or any portion of the Collateral pursuant to the applicable provisions of the Bankruptcy Code, including under Section 363 thereof;

(c) credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral, (in each case, either directly or through one or more acquisition vehicles) in connection with any sale or other disposition of all or any portion of the Collateral pursuant to the applicable provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC;

(d) credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral, (in each case, either directly or through one or more acquisition vehicles) in connection with any sale, foreclosure or other disposition conducted in accordance with applicable law following the occurrence of an Event of Default, including by power of sale, judicial action or otherwise; and/or

(e) estimate the amount of any contingent or unliquidated Secured Obligations of such Lender or other Secured Party;

it being understood that no Lender shall be required to fund any amounts in connection with any purchase of all or any portion of the Collateral by the Administrative Agent pursuant to the foregoing clauses (b), (c) or (d) without its prior written consent.

Each Lender and other Secured Party agrees that the Administrative Agent is under no obligation to credit bid any part of the Secured Obligations or to purchase or retain or acquire any portion of the Collateral; provided that, in connection with any credit bid or purchase under clause (b), (c) or (d) of the preceding paragraph, the Secured Obligations owed to all of the Secured Parties (other than with respect to contingent or unliquidated liabilities as set forth in the next succeeding paragraph) shall be entitled to be, and shall be, credit bid by the Administrative Agent on a ratable basis.

With respect to each contingent or unliquidated claim that is a Secured Obligation, the Administrative Agent is hereby authorized, but is not required, to estimate the amount of any such claim for purposes of the credit bid or purchase so long as the fixing or liquidation of such claim would not unduly delay the ability of the Administrative Agent to credit bid the Secured Obligations or purchase the Collateral at such sale or other disposition. In the event that the Administrative Agent, in its sole and absolute discretion, elects not to estimate any such contingent or unliquidated claim or any such claim cannot be estimated without unduly delaying the ability of the Administrative Agent to credit bid or purchase in accordance with the second preceding paragraph, then those of the contingent or unliquidated claims not so estimated shall be disregarded, shall not be credit bid, and shall not be entitled to any interest in the portion or the entirety of the Collateral purchased by means of such credit bid.

Each Secured Party whose Secured Obligations are credit bid under clauses (b), (c) or (d) of the third preceding paragraph shall be entitled to receive interests in the Collateral or other asset or assets acquired in connection with such credit bid (or in the Capital Stock of the acquisition vehicle or vehicles that are used to consummate such acquisition) on a ratable basis in accordance with the percentage obtained by dividing (x) the amount of the Secured Obligations of such Secured Party that were credit bid in such credit bid, sale or other disposition, by (y) the aggregate amount of all Secured Obligations that were credit bid in such credit bid, sale or other disposition.

In addition, in case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, each Secured Party agrees that the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts to the extent due to the Lenders and the Administrative Agent under Sections 2.12 and 9.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and

(c) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amount to the extent due to the Administrative Agent under Sections 2.12 and 9.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

The Administrative Agent may resign at any time by giving ten days written notice to the Lenders and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrowers (not to be unreasonably withheld or delayed), to appoint a successor Administrative Agent which shall be a commercial bank with an office in the United States having combined capital and surplus in excess of $1,000,000,000; provided that during the existence and continuation of an Event of Default under Section 7.01(a) or, with respect to the Borrowers, Section 7.01(f) or (g), no consent of the Borrowers shall be required. If no successor shall have been so appointed as provided above and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if such Administrative Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly (and each Lender will cooperate with the Borrowers to enable the Borrowers to take such actions), until such time as the Required Lenders or the Borrowers, as applicable, appoint a successor Administrative Agent, as provided for above in this Article 8. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon either Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon either Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of the Administrative Agent or any of its Related Parties.

Anything herein to the contrary notwithstanding, the Arrangers, the joint bookrunners and the Co-Documentation Agents shall not have any right, power, obligation, liability, responsibility or duty under this Agreement, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

Each of the Lenders irrevocably authorize and instruct each Agent (as applicable) to, and each Agent (as applicable) shall,

(a) release any Lien on any property granted to or held by an Agent under any Loan Document (i) upon the occurrence of the Termination Date, (ii) that is sold or to be sold or transferred as part of or in connection with any sale or other transfer permitted under the Loan Documents to a Person that is not a Loan Party, (iii) that does not constitute (or ceases to constitute) Collateral, (iv) if the property subject to such Lien is owned by a Subsidiary Guarantor, upon the release of such Subsidiary Guarantor from its Loan Guaranty otherwise in accordance with the Loan Documents or (v) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 9.02;

(b) release any Subsidiary Guarantor from its obligations under the Loan Guaranty if such Person ceases to be a Subsidiary (or becomes an Excluded Subsidiary of the type described in clause (b) of the definition thereof) as a result of a transaction permitted hereunder; and

(c) subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(m), Section 6.02(n), Section 6.02(o) and, solely to the extent such Liens do not secure any Indebtedness for borrowed money (other than Indebtedness under the Revolving Facility, so long as such Indebtedness remains subject to the Intercreditor Agreement), Section 6.02(u).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing such Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Loan Guarantor from its obligations under the Guaranty pursuant to this Article 8 and Section 10.13 hereunder. In each case as specified in this Article 8, each Agent will (and each Lender hereby authorizes such Agent to), at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Loan Guarantor from its obligations under the Loan Guaranty, in each case in accordance with the terms of the Loan Documents and this Article 8.

The Administrative Agent is authorized to enter into the Intercreditor Agreement and any other intercreditor agreement contemplated hereby with respect to Indebtedness that is (i) required or permitted to be subordinated hereunder and/or (ii) secured by Liens and which Indebtedness contemplates an intercreditor, subordination or collateral trust agreement (any such other intercreditor agreement, an “Additional Agreement”), and the parties hereto acknowledge that the Intercreditor Agreement and any Additional Agreement is binding upon them. Each Lender (a) hereby consents to the subordination of the Liens on the Collateral other than the

Term Loan First Lien Collateral securing the Secured Obligations on the terms set forth in the Intercreditor Agreement, (b) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement or any Additional Agreement and (c) hereby authorizes and instructs the Administrative Agent to enter into the Intercreditor Agreement or any Additional Agreement and to subject the Liens on the Collateral securing the Secured Obligations to the provisions thereof. The foregoing provisions are intended as an inducement to the Secured Parties to extend credit to the Borrowers and such Secured Parties are intended third-party beneficiaries of such provisions and the provisions of the Intercreditor Agreement or any Additional Agreement.

To the extent the Administrative Agent (or any affiliate thereof) is not reimbursed and indemnified by the Borrowers, the Lenders will reimburse and indemnify the Administrative Agent (and any affiliate thereof) in proportion to their respective Applicable Percentage for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any affiliate thereof) in performing its duties hereunder or under any other Loan Document or in any way relating to or arising out of this Agreement or any other Loan Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s (or such affiliate’s) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

ARTICLE 9 MISCELLANEOUS

Section 9.01. Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(i) if to any Loan Party, to the Borrower Agent at:

80 Grasslands Road

Elmsford, New York 10523

Attn: Michael A. Correale, Chief Financial Officer

Tel.: (914) 784-4050

Fax: (914) 345-2056

Email: mccorreale@amscan.com

with copy to:

80 Grasslands Road

Elmsford, New York 10523

Attn: Joseph Zepf, General Counsel and Secretary

Tel.: (914) 784-4188

Fax: (914) 345-3982

Email: jzepf@amscan.com

100 Federal Court

35th Floor

Boston, MA 02110

Attn: Joshua Nelson, Managing Director

Tel.: (617) 227-1050

Fax: (617) 227-3514

Email: jnelson@thl.com

Weil, Gotshal & Manges, LLP

200 Crescent Court, Suite 300

Dallas, TX 75201

Attn: Kelly M. Dybala

Tel.: (214) 746-7898

Fax: (214) 746-7777

Email: Kelly.Dybala@weil.com

(ii) if to the Administrative Agent, at:

60 Wall Street

New York, New York 10005

Attn: Dusan Lasarov

Tel.: (212) 250-0211

Fax: (212) 797-5695

(iii) if to any other Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire.

All such notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and Internet or intranet websites) pursuant to procedures set forth herein or otherwise approved by the

Administrative Agent. The Administrative Agent or the Borrower Agent (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures set forth herein or otherwise approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or Intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

Section 9.02. Waivers; Amendments.

(a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, to the extent permitted by law, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, or any Lender may have had notice or knowledge of such Default or Event of Default at the time.

(b) Subject to clauses (A) and (B) below, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified, except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) or (ii) in the case of any other Loan Document (other than any such amendment to effectuate any modification thereto expressly contemplated by the terms of such other Loan Documents), pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that:

(A) notwithstanding the foregoing, no such agreement shall, without the consent of each Lender directly and adversely affected thereby (but without the necessity of obtaining the consent of the Required Lenders),

(1) [Reserved.];

(2) reduce or forgive the principal amount of any Loan or any amount due on any Loan Installment Date or postpone any Loan Installment Date or the date of any scheduled payment of interest or fees payable hereunder;

(3) extend the scheduled final maturity of any Loan (in each case, other than extension for administrative reasons agreed by the Administrative Agent);

(4) reduce the rate of interest (other than to waive any obligations of the Borrowers to pay interest at the default rate of interest under Section 2.13(c)) or the amount of any fees owed to such Lender;

(5) [Reserved.]

(6) amend or modify the provisions of Section 2.18(a) (with respect to pro rata allocation among Lenders), 2.18(b) and 2.18(c) of this Agreement in a manner that would by its terms alter the pro rata sharing of payments required thereby (except in connection with transactions permitted under Sections 2.23, 2.25, 9.02(c) or 9.05(g) or as otherwise provided in this Section 9.02); and

(B) notwithstanding the foregoing, no such agreement shall:

(1) change any of the provisions of this Section or the definitions of “Required Lenders” to reduce any of the voting percentages required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the consent of each Lender;

(2) release all or substantially all of the Collateral (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Article 8 or Section 10.12 hereof), without the prior written consent of each Lender; or

(3) release all or substantially all of the value of the Loan Guaranties (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Section 10.13 hereof), without the prior written consent of each Lender;

provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

(c) Notwithstanding the foregoing, this Agreement may be amended:

(i) with the written consent of the Administrative Agent, the Borrowers and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing or replacement of all or any portion of the outstanding Term Loans, Extended Term Loans, Incremental Term Loans or then existing Replacement Term Loans held by all Lenders under the applicable Class (such loans, the “Replaced Term Loans”) with one or more replacement term loans hereunder (“Replacement Term Loans”); provided that

(A) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Replaced Term Loans (plus the amount of accrued interest and premium thereon, and underwriting discounts, fees, commissions and expenses associated therewith),

(B) such Replacement Term Loans have a final maturity date equal to or later than the final maturity date of, and have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, such Replaced Term Loans at the time of such refinancing,

(C) the Replacement Term Loans shall be pari passu or junior in right of payment and pari passu or junior with respect to the Collateral with the remaining portion of the relevant Term Loans, Extended Term Loans, Incremental Term Loans or other then existing Replacement Term Loans (provided that, if pari passu or junior as to payment or Collateral, such Replacement Term Loans shall be subject to an intercreditor agreement on terms reasonably satisfactory to the Administrative Agent), or be unsecured,

(D) if any such Replacement Term Loans are secured, they shall not be secured by any assets other than the Collateral,

(E) if any such Replacement Term Loans are guaranteed, they shall not be guaranteed by any Person other than the Guarantors,

(F) any Replacement Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments in respect of the Term Loans (and any other Incremental Term Loans, Extended Term Loans or Replacement Term Loans then subject to ratable repayment requirements), in each case as agreed by the Borrowers and the Lenders providing the relevant Replacement Term Loans;

(G) such Replacement Term Loans shall have pricing (including interest, fees and premiums) and, subject to preceding clause (F), optional prepayment and redemption terms as may be agreed to by the Borrower Agent and the lenders providing such Replacement Term Loans,

(H) no Default under Sections 7.01(a), 7.01(f) or 7.01(g) and no Event of Default shall exist immediately prior to or after giving effect to the effectiveness of such replacement, and

(I) the other terms and conditions of such Replacement Term Loans (excluding pricing, interest, fees, rate floors, premiums, optional prepayment or redemption terms, security and maturity date, subject to preceding clauses (B), (C), (D), (F) and (G)) shall be substantially identical to, or (taken as a whole) no more favorable (as reasonably determined by the Borrower Agent) to the lenders providing such Replacement Term Loans than those applicable to the Replaced Term Loans (other than any covenants or other provisions applicable only to periods after the Latest Maturity Date (in each case, as of the date of incurrence of such Replacement Term Loans)) or shall be on current market terms for such type of Indebtedness, and

(ii) with the written consent of the Administrative Agent, the Borrowers and the Lenders providing the relevant Replacement Revolving Facility (as defined below) to permit the refinancing or replacement of all or any portion of any Incremental Revolving Commitments, Extended Revolving Credit Commitments or commitments under any existing Replacement Revolving Facility held by all Lenders under the applicable Class (a “Replaced Revolving Facility”) with a replacement revolving facility hereunder (a “Replacement Revolving Facility”); provided that

(A) the aggregate principal amount of such Replacement Revolving Facility shall not exceed the aggregate principal amount of such Replaced Revolving Facility (plus the amount of accrued interest and premium thereon, any committed but undrawn amounts and underwriting discounts, fees, commissions and expenses associated therewith),

(B) no Replacement Revolving Facility shall have a final maturity date (or require commitment reductions) prior to the final maturity date of such Replaced Revolving Facility at the time of such refinancing,

(C) the Replacement Revolving Facility shall be pari passu or junior in right of payment and pari passu or junior with respect to the Collateral with the remaining portion of the relevant revolving commitments (provided that, if pari passu or junior as to payment or Collateral, such Replacement Revolving Facility shall be subject to an intercreditor agreement on terms reasonably satisfactory to the Administrative Agent), or be unsecured,

(D) if any such Replacement Revolving Facility is secured, it shall not be secured by any assets other than the Collateral,

(E) if any such Replacement Revolving Facility is guaranteed, it shall not be guaranteed by any Person other than the Guarantors,

(F) any such Replacement Revolving Facility shall be subject to the same “ratability” provisions applicable to Extended Revolving Credit Commitments and Extended Revolving Loans provided for in the proviso in clause (ii) of Section 2.25(a)(ii), mutatis mutandis, to the same extent as if fully set forth herein;

(G) such Replacement Revolving Facilities shall have pricing (including interest, fees and premiums) and, subject to preceding clause (F), optional prepayment and redemption terms as may be agreed to by the Borrower Agent and the lenders providing such Replacement Revolving Facilities,

(H) no Default under Sections 7.01(a), 7.01(f) or 7.01(g) and no Event of Default shall exist immediately prior to or after giving effect to the effectiveness of such replacement, and

(I) the other terms and conditions of such Replacement Revolving Facility (excluding pricing, interest, fees, rate floors, premiums, optional prepayment or redemption terms, security and maturity date, subject to preceding clauses (B), (C), (D), (F) and (G)) shall be substantially identical to, or (taken as a whole) no more favorable (as reasonably determined by the Borrower Agent) to the lenders providing such Replacement Revolving Facility than those applicable to the Replaced Revolving Facility (other than any covenants or other provisions applicable only to periods after the Latest Maturity Date (in each case, as of the date of incurrence of such Replacement Revolving Facility)) or shall be on current market terms for such type of Indebtedness;

provided, further, that, in respect of each of clauses (i) and (ii) above, any Non-Debt Fund Affiliate and Debt Fund Affiliate shall (x) be permitted (without Administrative Agent consent) to provide such Replacement Term Loans, it being understood that in connection with such Replacement Term Loans, any such Non-Debt Fund Affiliate or Debt Fund Affiliate, as applicable, shall be subject to the restrictions applicable to such Persons under Section 9.05 as if such Replacement Term Loans were Term Loans and (y) Debt Fund Affiliates (but not Non-Debt Fund Affiliates) may provide any Replacement Revolving Facility.

Notwithstanding anything to the contrary contained in this Section 9.02, (i) guarantees, collateral security agreements, pledge agreements and related documents (if any) executed by the Loan Parties in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended, supplemented and/or waived with the consent of the Administrative Agent at the request of the Borrowers (or the Borrower Agent on behalf of Borrowers) without the input or need to obtain the consent of any other Lenders if such amendment or waiver is delivered in order (x) to comply with local law or advice of local counsel, (y) to cure ambiguities, omissions or defects or (z) to cause such guarantees, collateral security agreements, pledge agreement or other document to be consistent with this Agreement and the other Loan Documents, (ii) the Borrowers and the Administrative Agent may, without the input or consent of any other Lender (other than the relevant Lenders (including Additional Lenders) providing Loans under such Sections), effect amendments to this Agreement and the other Loan Documents as may be necessary in the reasonable opinion of the Borrowers and the Administrative Agent to effect the provisions of Sections 2.23, 2.25 or 9.02(c) and (iii) if the

Administrative Agent and the Borrowers have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrowers shall be permitted to amend such provision.

Section 9.03. Expenses; Indemnity; Damage Waiver.

(a) The Borrowers shall pay (i) all reasonable and documented out-of-pocket expenses incurred by each Arranger, the Administrative Agent and their respective Affiliates (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to all such persons taken as a whole and, if necessary, of one counsel in any relevant material jurisdiction to such Persons, taken as a whole) in connection with the syndication and distribution (including, without limitation, via the Internet or through a service such as Intralinks) of the Credit Facility, the preparation, execution, delivery and administration of the Loan Documents and related documentation, including in connection with any amendments, modifications or waivers of the provisions of any Loan Documents (whether or not the transactions contemplated thereby shall be consummated, but only to the extent such amendments, modifications or waivers were requested by the Borrowers to be prepared) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arrangers or the Lenders and each of their respective Affiliates (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to all such persons taken as a whole and, if necessary, of one counsel in any relevant material jurisdiction to such persons, taken as a whole) in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder. Expenses reimbursable by the Borrowers under this Section include, subject to any other applicable provision of any Loan Document, reasonable and documented out-of-pocket costs and expenses incurred in connection with: (A) lien and title searches and title insurance, (B) taxes, fees and other charges for recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Administrative Agent’s Liens and (C) forwarding loan proceeds and costs and expenses of preserving and protecting the Collateral. Other than to the extent required to be paid on the Closing Date, all amounts due under this paragraph (a) shall be payable by the Borrowers within 30 days of receipt of an invoice relating thereto, setting forth such expenses in reasonable detail and together with backup documentation supporting such reimbursement requests.

(b) The Borrowers shall indemnify each Arranger, the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and expenses (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, solely in the case of a conflict of interest, one additional counsel to all affected Indemnitees, taken as a whole, and, if reasonably necessary, one local counsel in any relevant material jurisdiction to all Indemnitees, taken as a whole and, solely in the case of an actual or potential conflict of interest, one additional local counsel to all affected Indemnitees, taken as a whole), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) the use of the proceeds of the Loans or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrowers, any other Loan Party or any of their respective Affiliates); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are (i) determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or of any affiliate of such Indemnitee or, to the extent such judgment finds such Indemnitee in material breach of the Loan Documents or (ii) arise out of any claim, litigation, investigation or proceeding brought by such Indemnitee (or its Related Parties) against another Indemnitee (or its Related Parties) (other than any claim, litigation, investigation or proceeding brought by or against the Administrative Agent, acting in its capacity as the Administrative Agent) that does not involve any act or omission of the Sponsors, Holdings, either Borrower or any of their Subsidiaries. Each Indemnitee shall be obligated to refund or return any and all amounts paid by either Borrower pursuant to this Section 9.03(b) to such Indemnitee for any fees, expenses, or damages to the extent such Indemnitee is not entitled to payment of such amounts in accordance with the terms hereof. All amounts due under this paragraph (b) shall be payable by the Borrowers within 30 days (x) after written demand thereof, in the case of any indemnification obligations and (y) in the case of reimbursement of costs and expenses, after receipt of an invoice relating thereto, setting forth such expenses in reasonable detail and together with backup documentation supporting such reimbursement requests.

Section 9.04. Waiver of Claim. To the extent permitted by applicable law, no party to this Agreement shall assert, and each hereby waives, any claim against any other party hereto or any Related Party thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof, except, in the case of the Borrowers, to the extent such damages would otherwise be subject to indemnification pursuant to the terms of Section 9.03.

Section 9.05. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) except as provided under Section 6.08, the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by either Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section (any attempted assignment or transfer not complying with the terms of this Section shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans or commitments added pursuant to Section 2.23, 2.25 or 9.02(c) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower Agent; provided that the Borrower Agent shall have been deemed to have consented to any such assignment unless it shall have objected thereto by written notice to the Administrative Agent within 15 Business Days after receiving written notice thereof; provided, further, that no consent of the Borrower Agent shall be required for an assignment to another Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under Section 7.01(a) or Section 7.01(f) or (g) (with respect to the Borrowers only) has occurred and is continuing, any other Eligible Assignee; and

(B) the Administrative Agent; provided, that no consent of the Administrative Agent shall be required for an assignment to another Lender, an Affiliate of a Lender, an Approved Fund.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to another Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Loans or commitments of any Class, the principal amount of Loans or commitments of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent and determined on an aggregate basis in the event of concurrent assignments to Related Funds or by Related Funds (as defined below)) shall not be less than $5,000,000 unless each of the Borrower Agent and the Administrative Agent otherwise consent;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); and

(D) the Eligible Assignee, if it shall not be a Lender, shall deliver on or prior to the effective date of such assignment, to the Administrative Agent (1) an Administrative Questionnaire and (2) if applicable, any Internal Revenue Service forms required under Section 2.17.

The term “Related Funds” shall mean with respect to any Lender that is an Approved Fund, any other Approved Fund that is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 with respect to facts and circumstances occurring on or prior to the effective date of such assignment and subject to its obligations thereunder and under Section 9.13). If any such assignment by a Lender holding a Note hereunder occurs after the issuance of any Note hereunder to such Lender, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender such Note to the Administrative Agent for cancellation, and thereupon the applicable Borrower shall issue and deliver a new Note, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and their respective successors and assigns, and the commitment of, and principal amount of and interest on the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Failure to make any such recordation, or any error in such recordation, shall not affect the Borrowers’ obligations in respect of such Loans. The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender (but only as to its own holdings), at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Eligible Assignee, the Eligible Assignee’s completed Administrative Questionnaire and tax certifications required by Section 9.05(b)(ii)(D)(2) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section, if applicable, and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall promptly accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vi) By executing and delivering an Assignment and Assumption, the assigning Lender thereunder and the Eligible Assignee thereunder shall be deemed to confirm and agree with each other and the other parties hereto as follows: (A) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its commitments, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Assumption, (B) except as set forth in (A) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrowers or any Subsidiary or the performance or observance by the Borrowers or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (C) such assignee represents and warrants that it is an Eligible Assignee, legally authorized to enter into such Assignment and Assumption; (D) such assignee confirms that it has received a copy of this Agreement and the Intercreditor Agreement, together with copies of the most recent financial statements referred to in Section 3.04(a) or delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (E) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (F) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent, by the terms hereof, together with such powers as are reasonably incidental thereto; and (G) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(c) (i) Any Lender may, without the consent of either Borrower, the Administrative Agent or any other Lender, sell participations to one or more banks or other entities (other than to any Disqualified Institution) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in (x) clause (A) to the first proviso to Section 9.02(b) that directly and adversely affects the Loans or commitments in which such Participant has an interest and (y) clause (B) to the first proviso to Section 9.02(b). Subject to paragraph (c)(ii) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower Agent’s prior written consent expressly acknowledging such Participant may receive a greater benefit. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower Agent is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.17(e) as though it were a Lender.

Each Lender that sells a participation shall, acting for this purpose as a non-fiduciary agent of the Borrowers, maintain at one of its offices a copy of a register for the recordation of the names and addresses of each Participant and their respective successors and assigns, and principal amount of and interest on the Loans (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender may treat each Person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (other than to any Disqualified Institution or natural person) to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section 9.05 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower Agent, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including its obligations under Section 2.15, 2.16 or 2.17) and no SPC shall be entitled to any greater amount under Section 2.13, 2.14 or 2.15 or any other provision of this Agreement or any other Loan Document that the Granting Lender would have been entitled to receive, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender) and (iii) the Granting Lender shall for all purposes including approval of any amendment, waiver or other modification of any provision of the Loan Documents, remain the Lender of record hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof; provided that (i) in the case of the Borrowers, such SPC’s Granting Lender is in compliance in all material respects with its obligations to the Borrowers hereunder and (ii) each Lender designating any SPC hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such SPC during such period of forbearance. In addition, notwithstanding anything to the contrary contained in this Section 9.05, any SPC may (i) with notice to, but without the prior written consent of, the Borrower Agent or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

(f) Any assignment or participation by a Lender without the Borrower Agent’s consent to a Disqualified Institution or, to the extent the Borrower Agent’s consent is required under this Section 9.05, to any other Person, shall be void ab initio, and the Borrower Agent shall be entitled to seek specific performance to unwind any such assignment or participation in addition to any other remedies available to the Borrower Agent at law or at equity.

(g) Notwithstanding anything to the contrary contained herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Term Loans to an Affiliated Lender on a non-pro rata basis (A) through Dutch Auctions open to all applicable Lenders on a pro rata basis or (B) through open market purchases, in each case with respect to clauses (A) and (B), without the consent of the Administrative Agent; provided that:

(i) any Term Loans acquired by Holdings, either Borrower or any of their respective Subsidiaries shall be retired and cancelled immediately upon the acquisition thereof;

(ii) any Term Loans acquired by any Non-Debt Fund Affiliate may (but shall not be required to) be contributed to Holdings, the Borrowers or any of their subsidiaries for purposes of cancellation of such Indebtedness (it being understood that such Term Loans shall be retired and cancelled immediately upon such contribution); provided that upon such cancellation of Indebtedness, the aggregate outstanding principal amount of the Term Loans shall be deemed reduced, as of the date of such contribution, by the full par value of the aggregate principal amount of the Term Loans so contributed and cancelled, and each principal repayment installment with respect to the Term Loans pursuant to Section 2.10(a) shall be reduced pro rata by the aggregate principal amount of Term Loans so contributed and cancelled;

(iii) in connection with any Dutch Auction by Holdings, either Borrower and/or any of their Subsidiaries, such Affiliated Lender shall either (x) represent and warrant to the assigning Lender, as of the date of any such purchase and assignment, that it is not in possession of material non-public information (“MNPI”) with respect to the Borrowers or any of their subsidiaries or their respective Securities that (A) has not been disclosed to the assigning Lender prior to such date and (B) could reasonably be expected to have a material effect upon, or otherwise be material to, a Lender’s decision to assign Term Loans to such Affiliated Lender (in each case, other than because such assigning Lender does not wish to receive MNPI with respect to the Borrowers or any of their subsidiaries or their respective securities) or (y) disclose to the assigning Lender of such Term Loans that it cannot make such representation and warranty, in which case, by such assigning Lender’s assignment of such Term Loans to such Affiliated Lender, such assigning Lender shall be deemed to acknowledge and agree that in connection with such assignment, (1) such Affiliated Lender or its Affiliates may have, and later may come into possession of, MNPI, (2) such assigning Lender has independently, without reliance on the applicable Affiliated Lender, the Sponsors, Holdings, either Borrower, any of their subsidiaries, the Administrative Agent, the Arrangers or any of their respective Affiliates, made its own analysis and determination to participate in such assignment notwithstanding such assigning Lender’s lack of knowledge of the MNPI, (3) none of the applicable Affiliated Lenders, the Sponsors, Holdings, either Borrower, any of their subsidiaries, the Administrative Agent, the Arrangers or any of their respective Affiliates shall have any liability to such assigning Lender, and such assigning Lender hereby waives and releases, to the extent permitted by law, any claims such may have against the applicable Affiliated Lender, the Sponsors, Holdings, each

Borrower, each of their subsidiaries, the Administrative Agent, the Arrangers and their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the MNPI and (4) the MNPI may not be available to the Administrative Agent, the Arrangers or the other Lenders;

(iv) after giving effect to such assignment and to all other assignments to all Affiliated Lenders, the aggregate principal amount of all Term Loans then held by all Affiliated Lenders shall not exceed 25.0% of the aggregate principal amount of the Term Loans then outstanding (after giving effect to any substantially simultaneous cancellations thereof); provided that each of the parties hereto agrees and acknowledges that the Administrative Agent shall not be liable for any losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever incurred or suffered by any Person in connection with any compliance or non-compliance with this clause (g)(iv) or any purported assignment exceeding such percentage (it being understood and agreed that the cap set forth in this clause (iv) is intended to apply to any Loans made available by Affiliated Lenders by means other than formal assignment (e.g., as a result of an acquisition of another Lender (other than a Debt Fund Affiliate) by an Affiliated Lender or the provision of Incremental Term Loans, Extended Term Loans or Replacement Term Loans by an Affiliated Lender);

(v) in connection with any assignment effected pursuant to a Dutch Auction and/or open market purchase conducted by Holdings, either Borrower or any of their Subsidiaries, (A) Indebtedness incurred under the Revolving Facility, any Incremental Revolving Facility, any Extended Revolving Credit Commitment or any Replacement Revolving Facility shall not be utilized to fund such assignment and (B) no Default or Event of Default shall have occurred and be continuing at the time of acceptance of bids for the Dutch Auction or the consummation of such open market purchase;

(vi) in connection with each assignment pursuant to this clause (g), the Administrative Agent shall have been provided written notice in connection with each assignment to an Affiliated Lender or a Person that upon effectiveness of such assignment would constitute an Affiliated Lender with respect to the identity of such Affiliated Lender and the amount of the Loans being assigned thereto;

(vii) by its acquisition of Term Loans, an Affiliated Lender shall be deemed to have acknowledged and agreed that:

(A) the Term Loans held by such Affiliated Lender shall be disregarded in both the numerator and denominator in the calculation of Required Lenders or any other Lender vote (and the Term Loans held by such Affiliated Lender shall be deemed to be voted pro rata along with the other Lenders that are not Affiliated Lenders), except that such Affiliated Lender shall have the right to vote (and the Term Loans held by such Affiliated Lender shall not be so disregarded) with respect to any amendment, modification, waiver, consent or other action that requires the vote of all Lenders or all Lenders directly and adversely affected thereby, as the case may be; provided that no amendment, modification, waiver, consent or other action shall (1) disproportionately affect such Affiliated Lender in its capacity as a Lender as compared to other Lenders of the same Class that are not Affiliated Lenders or (2) deprive any Affiliated Lender of its share of any payments which the Lenders are entitled to share on a pro rata basis hereunder, in each case without the consent of such Affiliated Lender; and

(B) Affiliated Lenders, solely in their capacity as an Affiliated Lender, will not be entitled to (i) attend (including by telephone) or participate in any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender or among Lenders to which the Loan Parties or their representatives are not invited or (ii) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among the Administrative Agent and one or more Lenders, except to the extent such information or materials have been made available to any Loan Party or its representatives (and in any case, other than the right to receive notices of Borrowings, prepayments and other administrative notices in respect of its Term Loans required to be delivered to Lenders pursuant to Article 2).

Each Affiliated Lender and each Debt Fund Affiliate agrees to notify the Administrative Agent promptly if it acquires any Person who is also a Lender, and each Lender agrees to notify the Administrative Agent promptly if it becomes an Affiliated Lender or a Debt Fund Affiliate, it being understood that if an Affiliated Lender or a Debt Fund Affiliate acquires a Lender that would otherwise constitute (i) a Debt Fund Affiliate, then the 49.9% threshold below shall include the Term Loans and any commitments and other Loans of such newly acquired Lender and (ii) a Non-Debt Fund Affiliate, then the 25.0% threshold set forth in clause (g)(iv) above shall include the Term Loans of such newly acquired Lender.

Notwithstanding anything to the contrary contained herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Term Loans to a Debt Fund Affiliate, and any Debt Fund Affiliate may, from time to time, purchase Term Loans (x) on a non-pro rata basis through Dutch Auctions open to all applicable Lenders on a pro rata basis or (y) through open market purchases without the consent of the Administrative Agent, in each case, without the necessity of meeting the requirements set forth in subclauses (i) through (vii) of this clause (g); provided that the Term Loans and commitments and other Loans of any Debt Fund Affiliates shall not account for more than 49.9% of the amounts included in determining whether the Required Lenders have (A) consented to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, or subject to the immediately succeeding paragraph, any plan of reorganization pursuant to the Bankruptcy Code, (B) otherwise acted on any matter related to any Loan Document, or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document. Any Term Loans acquired by any Debt Fund Affiliate may (but shall not be required to) be contributed to Holdings, the Borrowers or any of their subsidiaries for purposes of cancellation of such Indebtedness (it being understood that such Term Loans shall be retired and cancelled immediately upon such contribution); provided that upon such cancellation of Indebtedness, the aggregate outstanding principal amount of the Term Loans shall be deemed reduced, as of the date of such contribution, by the full par value of the aggregate principal amount of the Term Loans so contributed and cancelled, and each principal repayment installment with respect to the Term Loans pursuant to Section 2.10(a) shall be reduced pro rata by the aggregate principal amount of Term Loans so contributed and cancelled.

Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Affiliated Lender hereby agrees that, if a proceeding under any Debtor Relief Law shall be commenced by or against either Borrower or any other Loan Party at a time when such Lender is an Affiliated Lender, such Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Term Loans held by such Affiliated Lender in any manner in the Administrative Agent’s sole discretion, unless the Administrative Agent instructs such Affiliated Lender to vote, in which case such Affiliated Lender shall vote with respect to the Term Loans held by it as the Administrative Agent directs; provided that (a) such Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Administrative Agent) and (b) the Administrative Agent shall not be entitled to vote on behalf of such Affiliated Lender, in each case, in connection with any matter to the extent any such matter proposes to treat any Obligations held by such Affiliated Lender in a manner that is different than the proposed treatment of similar Obligations held by Lenders that are not Affiliates of the Borrower Agent. Each Affiliated Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Affiliated Lender’s attorney-in-fact, with full authority in the place and stead of such Affiliated Lender and in the name of such Affiliated Lender (solely in respect of Term Loans and participations therein and not in respect of any other claim or status such Affiliated Lender may otherwise have), from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of (but subject to the limitations set forth in) this paragraph.

Section 9.06. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Termination Date. The provisions of Sections 2.15, 2.16, 2.17, 9.03 and 9.13 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the occurrence of the Termination Date or the termination of this Agreement or any provision hereof but in each case, subject to the limitations set forth in this Agreement.

Section 9.07. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and the Fee Letter and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by Holdings, the Borrowers, the Subsidiaries of the Borrowers party hereto and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.08. Severability. To the extent permitted by law, any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.09. Right of Setoff. If an Event of Default shall have occurred and be continuing, upon the written consent of the Administrative Agent, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by the Administrative Agent or such Lender or Affiliate (including, without limitation, by branches and agencies of the Administrative Agent or such Lender, wherever located) to or for the credit or the account of either Borrower or any Loan Guarantor against any of and all the Secured Obligations held by the Administrative Agent or such Lender or Affiliate, irrespective of whether or not the Administrative Agent or such Lender or Affiliate shall have made any demand under the Loan Documents and although such obligations may be unmatured. The applicable Lender shall promptly notify the Borrower Agent and the Administrative Agent of such set-off or application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. NOTWITHSTANDING THE FOREGOING, AT ANY TIME THAT ANY OF THE SECURED OBLIGATIONS SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER SHALL EXERCISE A RIGHT OF SETOFF LENDER’S LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY LOAN DOCUMENT UNLESS IT IS TAKEN WITH THE CONSENT OF THE LENDERS REQUIRED BY SECTION 9.02 OF THIS AGREEMENT OR APPROVED IN WRITING BY THE ADMINISTRATIVE AGENT, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY, OR ENFORCEABILITY OF THE LIENS GRANTED TO THE ADMINISTRATIVE AGENT PURSUANT TO THE COLLATERAL DOCUMENTS OR THE ENFORCEABILITY OF THE PROMISSORY NOTES AND OTHER OBLIGATIONS

HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OR ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE PARTIES AS REQUIRED ABOVE, SHALL BE NULL AND VOID. THIS PARAGRAPH SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS AND THE ADMINISTRATIVE AGENT HEREUNDER.

Section 9.10. Governing Law; Jurisdiction; Consent to Service of Process.

(a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN THE OTHER LOAN DOCUMENTS), WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT NOTWITHSTANDING THE FOREGOING AND THE GOVERNING LAW PROVISIONS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS IT IS UNDERSTOOD AND AGREED THAT (A) THE INTERPRETATION AND DEFINITION OF “CLOSING DATE MATERIAL ADVERSE EFFECT” (AND WHETHER OR NOT A CLOSING DATE MATERIAL ADVERSE EFFECT HAS OCCURRED), (B) THE DETERMINATION OF THE ACCURACY OF ANY SPECIFIED ACQUISITION AGREEMENT REPRESENTATIONS AND WHETHER AS A RESULT OF ANY INACCURACY THEREOF EITHER THE BORROWER AGENT OR ITS APPLICABLE AFFILIATES HAVE THE RIGHT NOT TO CONSUMMATE THE MERGER OR TO TERMINATE ITS OBLIGATIONS UNDER THE MERGER AGREEMENT AND (C) THE DETERMINATION OF WHETHER THE MERGER HAS BEEN CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THE MERGER AGREEMENT AND, IN ANY CASE, CLAIMS OR DISPUTES ARISING OUT OF ANY SUCH INTERPRETATION OR DETERMINATION OR ANY ASPECT THEREOF SHALL, IN EACH CASE, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT

PERMITTED BY LAW, FEDERAL COURT; PROVIDED THAT WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY AND WHICH DO NOT INVOLVE ANY CLAIMS AGAINST THE ARRANGERS OR THE LENDERS, THIS SENTENCE SHALL NOT OVERRIDE ANY JURISDICTION PROVISION IN THE MERGER AGREEMENT. THE PARTIES HERETO AGREE THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO AGREES THAT THE ADMINISTRATIVE AGENT AND LENDERS RETAIN THE RIGHT TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION SOLELY IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY COLLATERAL DOCUMENT.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIM OR DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT.

(d) TO THE EXTENT PERMITTED BY LAW, EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) DIRECTED TO IT AT ITS ADDRESS FOR NOTICES AS PROVIDED FOR IN SECTION 9.01. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY LOAN DOCUMENT THAT SERVICE OF PROCESS WAS INVALID AND INEFFECTIVE. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 9.11. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.13. Confidentiality. The Administrative Agent and each Lender agrees (and each Lender agrees to cause its SPC, if any) to maintain the confidentiality of the Confidential Information (as defined below), except that Confidential Information may be disclosed (a) to its and its Affiliates’ directors (or equivalent managers), officers, employees, independent auditors, or other experts and advisors, including accountants, legal counsel and other advisors (collectively, the “Representatives”) on a “need to know” basis solely in connection with the transactions completed hereby and who are informed of the confidential nature of such Confidential Information and are or have been advised of their obligation to keep such Confidential Information of this type confidential; provided that such Person shall be responsible for its Affiliates’ and their Representatives’ compliance with this paragraph, (b) upon the demand or request of any regulatory (including any self-regulatory body, such as the National Association of Insurance Commissioners), governmental or administrative authority purporting to have jurisdiction over such Person or its Affiliates (in which case such Person shall (i) except with respect to any audit or examination conducted by bank accountants or any Governmental Authority exercising examination or regulatory authority, to the extent practicable and not prohibited by law, inform the Borrower Agent promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment), (c) to the extent compelled by legal process in, or reasonably necessary to, the defense of such legal, judicial or administrative proceeding, in any legal, judicial or administrative proceeding or otherwise as required by applicable Requirements of Law, rule or regulation (in which case such party shall (i) to the extent practicable and not prohibited by law, inform the Borrower Agent promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment, (d) to any other party to this Agreement, (e) subject to an acknowledgment and agreement by such recipient that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to the Borrower Agent, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement, including, without limitation, any SPC (in each case other than a Disqualified Institution), (ii) any pledgee referred to in Section 9.05 or (iii) any actual or prospective, direct or indirect contractual counterparty (or its advisors) to any swap or derivative transaction (including any credit default swap) or similar product relating to the Loan Parties and their obligations subject to acknowledgment and agreement by such recipient that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to the Borrower Agent), (f) with the prior written consent of the Borrower Agent, (g) to any rating agency in connection with obtaining ratings for the Borrowers, the Term Loan Facility or the Senior Notes, (h) to the extent applicable and reasonably necessary or advisable, for purposes of establishing a “due diligence” defense and (i) to the extent such Confidential Information (i) becomes publicly available other than as a result of a breach of this Section by such Person, its Affiliates or their respective Representatives or (ii) becomes available to the Administrative Agent or any Lender on a non-confidential basis other than as a result of a breach of this Section from a source other than any Loan Party. For the purposes of this Section, “Confidential Information” means all information received from any Loan Party relating to the Loan Parties or their businesses, any Sponsor or the Transactions other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by any Loan Party. For the avoidance of doubt, in no event shall any disclosure of such Confidential Information be made to any Disqualified Institution (at the time such disclosure was made).

Section 9.14. No Fiduciary Duty. Each of the Administrative Agent and the Co-Documentation Agents, each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their respective affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and any Loan Party, its respective stockholders or its respective affiliates, on the other. The Loan Parties acknowledge and agree that: (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and each Loan Party, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its respective stockholders or its respective affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its respective stockholders or its respective Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of such Loan Party, its respective management, stockholders, creditors or any other Person. Each Loan Party acknowledges and agrees that such Loan Party has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Loan Party, in connection with such transaction or the process leading thereto.

Section 9.15. Several Obligations; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.

Section 9.16. USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Borrower and Loan Guarantor, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify the Loan Parties in accordance with the USA PATRIOT Act.

Section 9.17. Disclosure. Each Loan Party and each Lender hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.

Section 9.18. Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession. Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof; and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

Section 9.19. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 9.20. Intercreditor Agreement. REFERENCE IS MADE TO THE INTERCREDITOR AGREEMENT. EACH LENDER HEREUNDER (a) CONSENTS TO THE SUBORDINATION OF LIENS PROVIDED FOR IN THE INTERCREDITOR AGREEMENT,

(b) AGREES THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND (c) AUTHORIZES AND INSTRUCTS THE ADMINISTRATIVE AGENT TO ENTER INTO THE INTERCREDITOR AGREEMENT AS “TERM LOAN AGENT” AND ON BEHALF OF SUCH LENDER. THE PROVISIONS OF THIS SECTION 9.20 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE INTERCREDITOR AGREEMENT, THE FORM OF WHICH IS ATTACHED AS AN EXHIBIT TO THIS AGREEMENT. REFERENCE MUST BE MADE TO THE INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE INTERCREDITOR AGREEMENT. THE FOREGOING PROVISIONS ARE INTENDED AS AN INDUCEMENT TO THE LENDERS UNDER THE REVOLVING LOAN AGREEMENT TO EXTEND CREDIT AND SUCH LENDERS ARE INTENDED THIRD PARTY BENEFICIARIES OF SUCH PROVISIONS AND THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.

Section 9.21. Conflicts. Notwithstanding anything to the contrary contained herein, in any other Loan Document (but excluding the Intercreditor Agreement), in the event of any conflict or inconsistency between this Agreement and any other Loan Document (excluding the Intercreditor Agreement), the terms of this Agreement shall govern and control; provided that in the case of any conflict or inconsistency between the Intercreditor Agreement and any other Loan Document, the terms of the Intercreditor Agreement shall govern and control.

ARTICLE 10 LOAN GUARANTY

Section 10.01. Guaranty. Each Loan Guarantor hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, and absolutely and unconditionally and irrevocably guarantees to the Administrative Agent for the ratable benefit of the Secured Parties the full and prompt payment upon the failure of the Borrowers to do so, when and as the same shall become due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations (collectively the “Guaranteed Obligations”). Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. If any or all of the Guaranteed Obligations becomes due and payable hereunder, each Loan Guarantor, unconditionally and irrevocably, promises to pay such indebtedness to the Administrative Agent and/or the other Secured Parties, on demand, together with any and all expenses which may be incurred by the Administrative Agent and the other Secured Parties in collecting any of the Guaranteed Obligations, to the extent reimbursable in accordance with Section 9.03. Each Loan Guarantor unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations to the Secured Parties whether or not due or payable by the Borrowers upon the occurrence of any of the events specified in Sections 7.01(f) or (g), and in such event, irrevocably and unconditionally promises to pay such indebtedness to the Secured Parties, on demand, in lawful money of the United States.

Section 10.02. Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require the Administrative Agent or any Lender to sue either Borrower, any other Loan Guarantor, any other guarantor, or any other Person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its rights in respect of any Collateral securing all or any part of the Guaranteed Obligations. The Administrative Agent may enforce this Loan Guaranty upon the occurrence and during the continuance of an Event of Default.

Section 10.03. No Discharge or Diminishment of Loan Guaranty.

(a) Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional, irrevocable and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than as set forth in Section 10.13), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of either Borrower or any other guarantor of or other Person liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, the Administrative Agent, any Lender or any other Person, whether in connection herewith or in any unrelated transactions; (v) any direction as to application of payments by either Borrower or by any other party; (vi) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations; (vii) any payment on or in reduction of any such other guaranty or undertaking; (viii) any dissolution, termination or increase, decrease or change in personnel by the Borrowers or (ix) any payment made to any Secured Party on the Guaranteed Obligations which any such Secured Party repays to either Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Loan Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

(b) Except for termination of a Loan Guarantor’s obligations hereunder or as expressly permitted by Section 10.13, the obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(c) Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent or any Secured Party to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of the Borrowers for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other Person liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Administrative Agent or any Secured Party with respect to any Collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than as set forth in Section 10.13).

Section 10.04. Defenses Waived. To the fullest extent permitted by applicable law, and except for termination of a Loan Guarantor’s obligations hereunder or as expressly permitted by Section 10.13, each Loan Guarantor hereby waives any defense based on or arising out of any defense of either Borrower or any other Loan Guarantor or arising out of the disability of the Borrowers or any other Loan Guarantor or any other party or the unenforceability of all or any part of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of either Borrower or any other Loan Guarantor. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, including notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Loan Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations, as well as any requirement that at any time any action be taken by any Person against any Obligated Party, or any other Person, including any right (except as shall be required by applicable statute and cannot be waived) to require any Secured Party to (i) proceed against either Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from either Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Secured Party’s power whatsoever. The Administrative Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent permitted by applicable law), accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any Collateral securing all or a part of the Guaranteed Obligations, and the Administrative Agent may, at its election, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, or any security, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except as otherwise provided in Section 10.13. To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.

Section 10.05. Authorization. The Loan Guarantors authorize the Secured Parties without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder (except as set forth in Section 10.13), from time to time to:

(a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Guaranty shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

(b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

(c) exercise or refrain from exercising any rights against the Borrowers, any other Loan Party or others or otherwise act or refrain from acting;

(d) release or substitute any one or more endorsers, guarantors, the Borrowers, other Loan Parties or other obligors;

(e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrowers to their creditors other than the Secured Parties;

(f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrowers to the Secured Parties regardless of what liability or liabilities of the Borrowers remain unpaid;

(g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Loan Document, any Hedge Agreement or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Loan Document, any Hedge Agreement or any of such other instruments or agreements; and/or

(h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Loan Guarantors from their respective liabilities under this Guaranty.

Section 10.06. Rights of Subrogation. Any indebtedness of the Borrowers now or hereafter owing to any Loan Guarantor is hereby subordinated to the Obligations owing to the Secured Parties; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrowers to such Loan Guarantor shall be collected, enforced and received by such Loan Guarantor for the benefit of the Secured Parties and be paid over to the Administrative Agent on behalf of the Secured Parties on account of the Guaranteed Obligations to the Secured Parties, but without affecting or impairing in any manner the liability of such Loan Guarantor under the other provisions of this Loan Guaranty. Prior to the transfer by any Loan Guarantor of any note or negotiable instrument evidencing any such indebtedness of the Borrowers to such Loan Guarantor, such Loan Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. No Loan Guarantor will assert any right, claim or cause of action, including a claim of subrogation, contribution or indemnification that it has against any Loan Party in respect of this Loan Guaranty until the occurrence of the Termination Date.

Section 10.07. Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of either Borrower or otherwise, each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of either Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the other Loan Guarantors forthwith on demand by the Administrative Agent.

Section 10.08. Information. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that none of the Administrative Agent or any Secured Party shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.

Section 10.09. [Reserved.]

Section 10.10. Maximum Liability. It is the desire and intent of the Loan Guarantors and the Secured Parties that this Guaranty shall be enforced against the Loan Guarantors to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, Federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Loan Guarantor under this Loan Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Loan Guarantor’s liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Loan Guarantors or the Secured Parties, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Loan Guarantor’s “Maximum Liability”). Each Loan Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Loan Guarantor without impairing this Loan Guaranty or affecting the rights and remedies of the Secured Parties hereunder; provided that nothing in this sentence shall be construed to increase any Loan Guarantor’s obligations hereunder beyond its Maximum Liability.

Section 10.11. Contribution. In the event any Loan Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Loan Guaranty or shall suffer any loss as a result of any realization upon any Collateral granted by it to secure its obligations under this Loan Guaranty, each other Loan Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Guarantor Percentage” of such payment or payments made, or losses suffered, by such Paying Guarantor. For purposes of this Article 10, each Non-Paying Guarantor’s “Guarantor Percentage” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (a) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrowers after the date hereof (whether by loan, capital infusion or by other means) to (b) the aggregate Maximum Liability of all Loan Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Loan Guarantor, the aggregate amount of all monies received by such Loan Guarantors from the Borrowers after the date hereof (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Loan Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Loan Guarantor’s Maximum Liability). Each of the Loan Guarantors covenants and agrees that its right to receive any contribution under this Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the Secured Obligations until the Termination Date. This provision is for the benefit of the Administrative Agent, the Lenders and the other Secured Parties and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

Section 10.12. Liability Cumulative. The liability of each Loan Guarantor under this Article 10 is in addition to and shall be cumulative with all liabilities of such Loan Guarantor to the Administrative Agent and the Lenders under this Agreement and the other Loan Documents to which such Loan Guarantor is a party or in respect of any obligations or liabilities of the other Loan Guarantors, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

Section 10.13. Release of Loan Guarantors. Notwithstanding anything in Section 9.02(b) to the contrary, a Subsidiary Guarantor shall automatically be released from its obligations hereunder and its Loan Guaranty shall be automatically released (a) upon the consummation of any transaction permitted hereunder if as a result thereof such Subsidiary Guarantor shall cease to be a Subsidiary (or becomes an Excluded Subsidiary of the type described in clause (b) of the definition thereof) or (b) upon the occurrence of the Termination Date. In connection with any such release, the Administrative Agent shall promptly execute and deliver to any Loan Guarantor, at such Loan Guarantor’s expense, all documents that such Loan Guarantor shall reasonably request to evidence termination or release. Any execution and delivery of documents pursuant to the preceding sentence of this Section 10.13 shall be without recourse to or warranty by the Administrative Agent (other than to the Administrative Agent’s authority to deliver such documents).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PC INTERMEDIATE HOLDINGS, INC. PC MERGER SUB, INC. PC FINANCE SUB, INC.

By:	/s/ Todd M. Abbrecht
Name: Todd M. Abbrecht
Title: President

PARTY CITY HOLDINGS INC.

PARTY CITY CORPORATION

ANAGRAM EDEN PRAIRIE PROPERTY HOLDINGS LLC

ANAGRAM INTERNATIONAL, INC.

ANAGRAM INTERNATIONAL HOLDINGS, INC.

AM-SOURCE, LLC

AMSCAN HOLDINGS, INC.

AMSCAN INC.

FACTORY CARD & PARTY OUTLET CORP.

FACTORY CARD OUTLET OF AMERICA LTD.

GAGS AND GAMES, INC.

M&D INDUSTRIES, INC.

PA ACQUISITION CORP.

PARTY AMERICA FRANCHISING, INC.

SSY REALTY CORP.

By:	/s/ Michael A. Correale
Name: Michael A. Correale
Title: Vice President

JCS PACKAGING, INC. TRISAR, INC.

By:	/s/ Michael A. Correale
Name: Michael A. Correale
Title: Assistant Treasurer

Signature Page – Term Loan Credit Agreement

DEUTSCHE BANK TRUST COMPANY AMERICAS, individually, as Administrative Agent and as Lender

By:	/s/ Dusan Lazarov
Name: Dusan Lazarov
Title: Director

By:	/s/ Courtney E. Meehan
Name: Courtney E. Meehan
Title: Vice President

Signature Page – Term Loan Credit Agreement

Schedule 1.01(a)

COMMITMENT SCHEDULE

Lender	Commitment
Deutsche Bank Trust Company Americas	$1,125,000,000.00
Total	$1,125,000,000.00

Schedule 1.01(b)

EXISTING LETTERS OF CREDIT

Issuing bank	Applicant	Beneficiary	LC #	Amount	Exp. Date	Evergreen
Wells Fargo	Amscan Holdings, Inc.	Liberty Mutual Insurance	NZS666974	$9,607,000.00		YES
Wells Fargo	Amscan Holdings, Inc.	Travelers	NZS666110	$252,000.00		YES
Wells Fargo	Amscan Holdings, Inc.	See below*	NZS666975	$4,041,500.00		YES
Wells Fargo	Amscan Holdings, Inc.	Latex Oxidental Exportadora S.A. DE C.V.	NZS66992	$1,000,000.00	2/13/2013	NO
Wells Fargo	Factory Card Outlet of America Ltd.	The Travelers Indemnity Company	NZS532458	$500,000.00		YES
Wells Fargo	Amscan Holdings, Inc.	Silvertop Assoc dba Rasta Imposta	SM238694W	$1,000,000.00	12/31/2012	NO
Wells Fargo	Amscan Inc.	Avalon Risk Management Insurance Agency, LLC	IS0011471	$800,000.00		YES
Bank of America	Amscan Holdings, Inc.	Zurich American Insurance Company	3079171	$500,000.00	6/1/2013	NO

	Total outstanding as of 7/27/2012			$17,700,500.00

*	National Union Fire Insurance Company of Pittsburgh, PA; American Home Assurance Company; The Insurance Company of the State of Pennsylvania; Commerce and Industry Insurance Company; Chartis Property Casualty Company; Illinois National Insurance Co.; Granite State Insurance company; AIU Insurance company; Chartis Casualty Company; National Union Fire Insurance company of Louisiana; and New Hampshire Insurance Company

Schedule 1.01(c)

MORTGAGED PROPERTIES

7700 Anagram Drive, Eden Prairie, Hennepin County, MN 55344

Schedule 1.01(d)

ADJUSTMENTS TO CONSOLIDATED EBITDA

None.

Schedule 1.01(e)

DISQUALIFIED INSTITUTIONS

None.

Schedule 3.05

REAL PROPERTY

1.	COMPANY OFFICES, MANUFACTURING FACILITIES, WAREHOUSES AND OTHER FACILITIES

Company	Address
Party City Holdings, Inc.	100 Grasslands Road Elmsford, NY 10523
Amscan Inc.	4004 and 4006 Collins Lane Louisville, KY 40245
Amscan Inc.	2 Commerce Drive Harriman, NY 10926
Anagram International Inc.	5300 West 76th Street Edina, MN
Amscan Inc.	250 Spring Street, Ste 271 Atlanta, GA
Amscan Inc.	32 Leone Lane Chester, NY
Party City Corporation	25 Green Pond Road Rockaway, NJ
Factory Card and Party Outlet	2727 Diehl Road Naperville, IL
Gags & Games, Inc.	35901 Veronica Livonia, MI
Anagram International, Inc.	7700 Anagram Drive Eden Prairie, MN2
Am-Source, LLC	261 Narrangansett Industrial Park Drive Providence, RI
Trisar, Inc. (d/b/a Ampro, Ya Otta Pinata)	804 Town & Country Rd. Orange, CA
Amscan Inc.	54 Jeanne Drive Newburgh, NY
Amscan Inc.	47 Elizabeth Drive Chester, NY
Anagram International, Inc.	5300 West 76th Street Edina, MN
Amscan Inc.	7623 Anagram Drive Eden Prairie, MN 55344
Amscan Inc.	5300 W 76th St. Edina, MN
Amscan Inc.	3715 Oregon Avenue So. St. Louis Park, MN
Amscan Inc.	1101 Linden Lane Faribault, MN
Amscan Inc.	1010 W. 6th St. Shakopee, MN
Amscan Inc.	970 Picket St. Stillwater, MN
Amscan Inc.	7600 25th St. Rush City, MN

[2]	Owned Property

Company	Address
Amscan Inc.	1010 Lake Shore Drive Moose Lake, MN
Amscan Inc.	949 Antler Court River Falls, WI
Amscan Inc.	16474 Greeno Road Fairhope, AL
Am-Source, LLC	261 Narragansett Park Dr. East Providence, RI
Amscan Inc. (Dallas Trade Mart-Grasslands Road)	2100 Stemmons Freeway, Suite 2325 Dallas, TX
Amscan Inc. (AmericaSmart) Building 2	230 Spring St, Bldg. 2, Suite 1605 Atlanta, GA
Amscan Inc.	7th & Hill Street Louisville, KY
Amscan Inc. (Pacific Market Center)	6100 4th Ave S., Suite 475 Seattle, WA
Amscan Inc. (L.A. Mart)	1933 S. Broadway, Suite 907 Los Angeles, CA
Amscan Inc.	901 North 3rd St., Suite 350 Minneapolis, MN
Amscan Inc.	110 East 9th St. Los Angeles, CA
Anagram International, Inc.	5550 Smetana Drive Minnetonka, MN
Anagram International, Inc.	3715 Oregon Ave S., St. Louis Park, MN
Anagram International, Inc.	5300 West 76th Street Edina, MN
Factory Card Outlet of America, Ltd.	2727 Dielh Road Naperville, IL
Party America Franchising, Inc.	2450 Alvarado St. San Leandro, CA
Party City Corporation	2225-2231 South Cooper Arlington, TX
Party City Corporation	10887 Commerce Way, Unit B Fontana, CA
Party City Corporation	3822 Arc Street Houston, TX
Party City Corporation	Plymouth & Middlebelt Road Livonia, MI
Party City Corporation	7949 Stromesa Court, Suite J San Diego, CA
Party City Corporation	2900 Highland Drive Las Vegas, NV
Party City Corporation	940 South Jason St., Unit #5-6 Denver, CO

7

2.	RETAIL STORE LOCATIONS

Location #*	Type	Ship Address	Ship City	Ship County	Ship State
5115	Factory Card & Party Outlet Corp.	2103 N Veterans Pkwy #324	Bloomington	McLean	IL
5134	Factory Card & Party Outlet Corp.	676 S Whitney Way Ste H	Madison	Dane	WI
5159	Factory Card & Party Outlet Corp.	2692 Madison Rd	Cincinnati	Hamilton	OH
5185	Factory Card & Party Outlet Corp.	2817 E 3rd St	Bloomington	Monroe	IN
5189	Factory Card & Party Outlet Corp.	4720 N 27th St	Lincoln	Lancaster	NE
5205	Factory Card & Party Outlet Corp.	244 Siemers Dr	Cape Girardeau	Cape Girardeau	MO
5216	Factory Card & Party Outlet Corp.	2020 Gunbarrel Rd Ste D1	Chattanooga	Hamilton	TN
5225	Factory Card & Party Outlet Corp.	190 John F Kennedy Rd	Dubuque	Dubuque	IA
5236	Factory Card & Party Outlet Corp.	8105 Moores Ln Ste 1400	Brentwood	Williamson	TN
5270	Factory Card & Party Outlet Corp.	27309 Kidder Street	Wilkes Barre	Luzerne	PA
5288	Factory Card & Party Outlet Corp.	1030 Hanes Mall Blvd	Winston Salem	Forsyth	NC
5344	Factory Card & Party Outlet Corp.	6404 N 73rd Plz	Omaha	Douglas	NE
5503	Factory Card & Party Outlet Corp.	9958 York Rd	Cockeysville	Baltimore	MD
5522	Factory Card & Party Outlet Corp.	3700 Candlers Mt Rd	Lynchburg	Lynchburg City	VA
5102	Factory Card & Party Outlet Corp.	138 W Roosevelt Rd	Villa Park	DuPage	IL
5105	Factory Card & Party Outlet Corp.	250 364 W Army Trail Rd	Bloomingdale	DuPage	IL
5135	Factory Card & Party Outlet Corp.	5816 Grape Rd	Mishawaka	St Joseph	IN
5136	Factory Card & Party Outlet Corp.	9190 N Green Bay Rd	Brown Deer	Milwaukee	WI
5141	Factory Card & Party Outlet Corp.	6718 W Greenfield Ave	West Allis	Milwaukee	WI
5147	Factory Card & Party Outlet Corp.	5926B Crawfordsville Rd	Speedway	Marion	IN

8

Location #*	Type	Ship Address	Ship City	Ship County	Ship State
5149	Factory Card & Party Outlet Corp.	2620 Lake Circle Dr	Indianapolis	Marion	IN
5156	Factory Card & Party Outlet Corp.	6325 SE 14th St	Des Moines	Polk	IA
5169	Factory Card & Party Outlet Corp.	3755 Gateway Dr	Eau Claire	Eau Claire	WI
5171	Factory Card & Party Outlet Corp.	7470 Barrington Rd	Hanover Park	Cook	IL
5181	Factory Card & Party Outlet Corp.	134 Town Center Rd	Matteson	Cook	IL
5194	Factory Card & Party Outlet Corp.	713 1/2 S 72nd St	Omaha	Douglas	NE
5197	Factory Card & Party Outlet Corp.	1595 N State Rte 50	Bourbonnais	Kankakee	IL
5204	Factory Card & Party Outlet Corp.	5101 Frederica St	Owensboro	Daviess	KY
5224	Factory Card & Party Outlet Corp.	2255 E Ridge Rd	Irondequoit	Monroe	NY
5227	Factory Card & Party Outlet Corp.	5605 S Scatterfield Rd	Anderson	Madison	IN
5231	Factory Card & Party Outlet Corp.	21 Conley Rd Ste K	Columbia	Boone	MO
5234	Factory Card & Party Outlet Corp.	1599 Mall Dr Ste A	Benton Harbor	Berrien	MI
5242	Factory Card & Party Outlet Corp.	579 Troy Schenectady Rd	Latham	Albany	NY
5246	Factory Card & Party Outlet Corp.	5819 S Transit Rd	Lockport	Niagara	NY
5258	Factory Card & Party Outlet Corp.	3179 Erie Blvd E	Syracuse	Onondaga	NY
5259	Factory Card & Party Outlet Corp.	831 S Military Ave	Green Bay	Brown	WI
5276	Factory Card & Party Outlet Corp.	1020 E Princeton Ave	Muncie	Delaware	IN
5281	Factory Card & Party Outlet Corp.	4631 Outer Loop	Louisville	Jefferson	KY
5286	Factory Card & Party Outlet Corp.	4305 Franklin St # 4313	Michigan City	La Porte	IN

9

Location #*	Type	Ship Address	Ship City	Ship County	Ship State
5290	Factory Card & Party Outlet Corp.	1420 del Prado Blvd S	Cape Coral	Lee	FL
5321	Factory Card & Party Outlet Corp.	10397 E US Highway 36	Avon	Hendricks	IN
5326	Factory Card & Party Outlet Corp.	2132 E Boulevard	Kokomo	Howard	IN
5513	Factory Card & Party Outlet Corp.	2910 Festival Way	Waldorf	Charles	MD
5523	Factory Card & Party Outlet Corp.	7800 Rivers Ave Ste D2	North Charleston	Charleston	SC
2	Party City Corporation	477 Route 10 E	Randolph	Morris	NJ
3	Party City Corporation	418 Route 10	East Hanover	Morris	NJ
4	Party City Corporation	1625 Route 23	Wayne	Passaic	NJ
10	Party City Corporation	4001 Virginia Beach Blvd	Virginia Beach	Virginia Beach City	VA
12	Party City Corporation	1440 Route 46	Parsippany	Morris	NJ
15	Party City Corporation	5415 Touhy Ave	Skokie	Cook	IL
42	Party City Corporation	11747 Princeton Pike	Cincinnati	Hamilton	OH
59	Party City Corporation	501 W Belt Line Rd	Richardson	Dallas	TX
60	Party City Corporation	1515 N Town East Blvd	Mesquite	Dallas	TX
61	Party City Corporation	1701 Preston Rd	Plano	Collin	TX
62	Party City Corporation	1520 W Interstate 20	Arlington	Tarrant	TX
63	Party City Corporation	2540 N Josey Ln	Carrollton	Dallas	TX
64	Party City Corporation	3929 West Airport Freeway	Irving	Dallas	TX
65	Party City Corporation	305 Medallion Ctr	Dallas	Dallas	TX
75	Party City Corporation	24333 Crenshaw Blvd	Torrance	Los Angeles	CA
76	Party City Corporation	3357 S Bristol St	Santa Ana	Orange	CA
102	Party City Corporation	1708 Highway 124 N	Snellville	Gwinnett	GA
115	Party City Corporation	6247 Roswell Rd NE	Atlanta	Fulton	GA
116	Party City Corporation	2189 Hylan Blvd	Staten Island	Richmond	NY
117	Party City Corporation	2350 S Parker Rd	Denver	Denver	CO
135	Party City Corporation	8675 SW 24th St	Miami	Miami-Dade	FL

10

Location #*	Type	Ship Address	Ship City	Ship County	Ship State
137	Party City Corporation	1420 Battlefield Blvd N	Chesapeake	Chesapeake City	VA
139	Party City Corporation	4155 Austell Rd	Austell	Cobb	GA
143	Party City Corporation	3675 Satellite Blvd	Duluth	Gwinnett	GA
144	Party City Corporation	1140 75th St	Downers Grove	DuPage	IL
158	Party City Corporation	1892 Mount Zion Rd	Morrow	Clayton	GA
159	Party City Corporation	50 Barrett Pkwy	Marietta	Cobb	GA
165	Party City Corporation	8063 Montgomery Rd	Cincinnati	Hamilton	OH
166	Party City Corporation	775 W 49th St	Hialeah	Miami-Dade	FL
168	Party City Corporation	227 Skokie Valley Rd	Highland Park	Lake	IL
169	Party City Corporation	2525 Town Center Blvd N	Sugar Land	Fort Bend	TX
171	Party City Corporation	3417 N Western Ave	Chicago	Cook	IL
178	Party City Corporation	2900 Peachtree Road NW	Atlanta	Fulton	GA
183	Party City Corporation	2100-A Henderson Mill Rd NE	Atlanta	Dekalb	GA
189	Party City Corporation	39759 LBJ Freeway	Dallas	Dallas	TX
196	Party City Corporation	111 W Rand Rd	Arlington Heights	Cook	IL
197	Party City Corporation	116 Danada Sq W	Wheaton	DuPage	IL
203	Party City Corporation	735 Hebron Pkwy	Lewisville	Denton	TX
207	Party City Corporation	11865 SW 26th St	Miami	Miami-Dade	FL
210	Party City Corporation	3727 NW 7th St	Miami	Miami-Dade	FL
219	Party City Corporation	3308 North Central Expwy	Plano	Collin	TX
220	Party City Corporation	2955 Cobb Pkwy SE	Atlanta	Snellville	GA
221	Party City Corporation	1390 Dogwood Dr SE	Conyers	Great Falls	GA
222	Party City Corporation	126 Pavilion Pkwy	Fayetteville	Fayette	GA
223	Party City Corporation	679 Dawsonville Hwy	Gainesville	Hall	GA
234	Party City Corporation	2910 Chapel Hill Rd	Douglasville	Douglas	GA
238	Party City Corporation	20831 S Dixie Hwy	Miami	Miami-Dade	FL
239	Party City Corporation	4281 Roswell Rd	Marietta	Cobb	GA
240	Party City Corporation	11720 Medlock Bridge Road	Johns Creek	Gwinnett	GA

11

Location #*	Type	Ship Address	Ship City	Ship County	Ship State
248	Party City Corporation	553 Bullsboro Dr	Newnan	Coweta	GA
264	Party City Corporation	1150 Market Place Blvd	Cumming	Forsyth	GA
266	Party City Corporation	5025 S Cleveland Ave	Ft Myers	Lee	FL
275	Party City Corporation	3658-O Atlanta Hwy	Athens	Clarke	GA
289	Party City Corporation	4666 Presidential Pkwy	Macon	Bibb	GA
292	Party City Corporation	6110 N Point Pkwy	Alpharetta	Fulton	GA
302	Party City Corporation	2134 South University Drive	Davie	Broward	FL
304	Party City Corporation	843 East Commercial Blvd	Oakland Park	Broward	FL
308	Party City Corporation	626 N University Dr	Pembroke Pines	Broward	FL
309	Party City Corporation	20880 Biscayne Blvd	Miami	Miami-Dade	FL
310	Party City Corporation	5555 Whittlesey Blvd	Columbus	Muscogee	GA
315	Party City Corporation	3911 Oakwood Blvd	Hollywood	Broward	FL
316	Party City Corporation	15947 Biscayne Blvd	Miami	Miami-Dade	FL
317	Party City Corporation	13615 South Dixie Hwy	Palmetto Bay	Miami-Dade	FL
319	Party City Corporation	13865 SW 88th St	Kendall	Miami-Dade	FL
323	Party City Corporation	22191 Powerline Rd Ste 23C	Boca Raton	Palm Beach	FL
324	Party City Corporation	14804 Pines Blvd	Pembroke Pines	Broward	FL
326	Party City Corporation	12121 W Sunrise Blvd	Plantation	Broward	FL
327	Party City Corporation	1665 Apalachee Pkwy	Tallahassee	Leon	FL
331	Party City Corporation	520 N State Road 7	Royal Palm Beach	Palm Beach	FL
332	Party City Corporation	1270 N University Dr	Coral Springs	Broward	FL
333	Party City Corporation	10650 NW 19th St	Miami	Miami-Dade	FL
336	Party City Corporation	3628 Marketplace Blvd	East Point	Fulton	GA
337	Party City Corporation	3205 Woodward Crossing Blvd	Buford	Gwinnett	GA
338	Party City Corporation	6929 N 9th Ave	Pensacola	Escambia	FL
348	Party City Corporation	8070 Mediterranean Dr	Estero	Lee	FL
350	Party City Corporation	4189 NW Federal Hwy	Jensen Beach	Martin	FL
357	Party City Corporation	1557 W New Haven Ave	Melbourne	Brevard	FL
367	Party City Corporation	10550 SW 88th St	Miami	Miami-Dade	FL

12

Location #*	Type	Ship Address	Ship City	Ship County	Ship State
373	Party City Corporation	432 Azalea Square Blvd	Summerville	Dorchester	SC
374	Party City Corporation	13550 SW 120th St	Miami	Miami-Dade	FL
376	Party City Corporation	3089 Daniels Rd	Winter Garden	Orange	FL
377	Party City Corporation	2003 W Osceola Pkwy	Kissimmee	Osceola	FL
400	Party City Corporation	3065 N President George Bush Hwy	Garland	Dallas	TX
401	Party City Corporation	3009 S Dogwood Rd	El Centro	Imperial	CA
402	Party City Corporation	455 Green St	Woodbridge	Middlesex	NJ
403	Party City Corporation	2706 Rte 22	Union	Union	NJ
404	Party City Corporation	2183B Ralph Ave	Brooklyn	Kings	NY
406	Party City Corporation	733 Highway 440	Jersey City	Hudson	NJ
407	Party City Corporation	278 Howe Ave	Cuyahoga Falls	Summit	OH
408	Party City Corporation	1684 Route 22 East	Watchung	Somerset	NJ
409	Party City Corporation	3098 Long Beach Rd	Oceanside	Nassau	NY
410	Party City Corporation	5786 Fairmont Pkwy	Pasadena	Harris	TX
411	Party City Corporation	4525 Commercial Dr	New Hartford	Oneida	NY
412	Party City Corporation	10861 Old Halls Ferry Rd	Saint Louis	Saint Louis	MO
413	Party City Corporation	20260 - C1 Katy Freeway	Katy	Harris	TX
414	Party City Corporation	3015 N Tegner Rd	Turlock	Stanislaus	CA
416	Party City Corporation	2315 Colorado Blvd	Denton	Denton	TX
418	Party City Corporation	435 Sherry Lane	Fort Worth	Tarrant	TX
419	Party City Corporation	4211 Century Blvd	Pittsburg	Contra Costa	CA
420	Party City Corporation	208 Vintage Way	Novato	Marin	CA
421	Party City Corporation	2097 North Central Expressway	McKinney	Collin	TX
422	Party City Corporation	435 Boston Post Rd	Portchester	Westchester	NY
423	Party City Corporation	80 Nardozzi Place	New Rochelle	Westchester	NY
424	Party City Corporation	4024 Eastgate Drive	Orlando	Orange	FL
425	Party City Corporation	737 W Montauk Hwy	West Babylon	Suffolk	NY
426	Party City Corporation	7751 W Tropical Pkwy	Las Vegas	Clark	NV
427	Party City Corporation	4037 Grand Ave	Chino	San Bernardino	CA

13

Location #*	Type	Ship Address	Ship City	Ship County	Ship State
429	Party City Corporation	520 Marks St	Henderson	Clark	NV
430	Party City Corporation	35745 Warren Rd	Westland	Wayne	MI
431	Party City Corporation	4515 Canal Ave SW	Grandville	Kent	MI
432	Party City Corporation	139 S Weber Rd	Bolingbrook	Will	IL
433	Party City Corporation	795 W Il Route 22	Lake Zurich	Lake	IL
436	Party City Corporation	8620 Washington Blvd	Pico Rivera	Los Angeles	CA
437	Party City Corporation	27835 Santa Margarita Pkwy	Mission Viejo	Orange	CA
438	Party City Corporation	3114 NW Randall Way	Silverdale	Kitsap	WA
439	Party City Corporation	2935 Los Feliz Blvd	Los Angeles	Los Angeles	CA
440	Party City Corporation	732 E Expressway 83	McAllen	Hidalgo	TX
441	Party City Corporation	9850 Mission Gorge Rd	Santee	San Diego	CA
442	Party City Corporation	6559 Fallbrook Ave	West Hills	Los Angeles	CA
443	Party City Corporation	10690 Foothill Blvd	Rancho Cucamonga	San Bernardino	CA
444	Party City Corporation	2470 Sand Creek Rd	Brentwood	Contra Costa	CA
445	Party City Corporation	1270 Auto Park Way Ste A	Escondido	San Diego	CA
446	Party City Corporation	2715 Teller Rd	Thousand Oaks	Ventura	CA
449	Party City Corporation	1692 Arden Way	Sacramento	Sacramento	CA
450	Party City Corporation	1200 Cooper Point Rd SW	Olympia	Thurston	WA
457	Party City Corporation	14160 E Ellsworth Ave	Aurora	Arapahoe	CO
459	Party City Corporation	622 W Huntington Dr	Monrovia	Los Angeles	CA
462	Party City Corporation	8630 Evergreen Way	Everett	Snohomish	WA
463	Party City Corporation	15600 NE 8th St	Bellevue	King	WA
464	Party City Corporation	26225 104th Ave SE	Kent	King	WA
465	Party City Corporation	3721 116th St	Marysville	Snohomish	WA
466	Party City Corporation	10408 156th St. East	Puyallup	Pierce	WA
469	Party City Corporation	6101 Long Prairie Rd	Flower Mound	Denton	TX
470	Party City Corporation	1684 N Main St	Salinas	Monterey	CA
471	Party City Corporation	18027 Garden Way NE	Woodinville	King	WA
472	Party City Corporation	7735 W Long Dr	Littleton	Jefferson	CO

14

Location #*	Type	Ship Address	Ship City	Ship County	Ship State
473	Party City Corporation	1523 132nd St SE	Everett	Snohomish	WA
474	Party City Corporation	147 Cascade Mall Dr	Burlington	Skagit	WA
476	Party City Corporation	29305 Orchard Lake Rd	Farmington Hills	Oakland	MI
477	Party City Corporation	3060 Route 34	Oswego	Kendall	IL
478	Party City Corporation	3541 Hempstead Tpke	Levittown	Nassau	NY
479	Party City Corporation	7620 Denton Hwy	Watauga	Tarrant	TX
480	Party City Corporation	530 Consumer Sq	Mays Landing	Atlantic	NJ
481	Party City Corporation	439 E Fm 1382	Cedar Hill	Dallas	TX
482	Party City Corporation	14906 S La Grange Rd	Orland Park	Cook	IL
485	Party City Corporation	2534 Enterprise Dr	Opelika	Lee	AL
486	Party City Corporation	12339 Limonite Ave	Mira Loma	Riverside	CA
487	Party City Corporation	7285 Arroyo Crossing Pkwy	Las Vegas	Clark	NV
488	Party City Corporation	2800 State Highway 121	Euless	Tarrant	TX
489	Party City Corporation	2215 S Cooper St	Arlington	Tarrant	TX
490	Party City Corporation	3460 Wilkes-Barre Twp Commons	Wilkes Barre	Luzerne	PA
491	Party City Corporation	3000 Pablo Kisel Blvd	Brownsville	Cameron	TX
492	Party City Corporation	420 Frandor Ave	Lansing	Ingham	MI
493	Party City Corporation	5847 W Saginaw Hwy	Lansing	Eaton	MI
495	Party City Corporation	5364 Westpointe Plaza Dr	Columbus	Franklin	OH
496	Party City Corporation	101 Pocono Commons Dr	Stroudsburg	Monroe	PA
497	Party City Corporation	22938 Michigan Ave	Dearborn	Wayne	MI
498	Party City Corporation	1335 Gateway Blvd	Fairfield	Solano	CA
500	Party City Corporation	3220 East Colonial Drive	Orlando	Orange	FL
503	Party City Corporation	6391 W Colonial Dr	Orlando	Orange	FL
504	Party City Corporation	470 Route 211 E	Middletown	Orange	NY
505	Party City Corporation	8141 S Cicero Ave	Chicago	Cook	IL
506	Party City Corporation	418 N Euclid St	Anaheim	Orange	CA
507	Party City Corporation	624 Palomar St	Chula Vista	San Diego	CA
510	Party City Corporation	18452-18538 NW 67th Avenue	Miami	Miami-Dade	FL

15

Location #*	Type	Ship Address	Ship City	Ship County	Ship State
511	Party City Corporation	32469 Gratiot Avenue Macomb Mall	Roseville	Macomb	MI
512	Party City Corporation	3460 48th St	Long Island City	Queens	NY
513	Party City Corporation	23195 Outer Dr	Allen Park	Wayne	MI
514	Party City Corporation	2480 S Sepulveda Blvd	Los Angeles	Los Angeles	CA
515	Party City Corporation	6000 Greenbelt Rd	Greenbelt	Prince Georges	MD
516	Party City Corporation	30979 Woodward Ave	Royal Oak	Oakland	MI
518	Party City Corporation	223 Junction Rd	Madison	Dane	WI
519	Party City Corporation	625 Atlantic Ave	Brooklyn	Kings	NY
520	Party City Corporation	1601 W Imperial Hwy	La Habra	Orange	CA
521	Party City Corporation	3410 Highland Ave	National City	San Diego	CA
522	Party City Corporation	310-320 Baychester Ave	Bronx	Bronx	NY
523	Party City Corporation	8095 Glades Rd	Boca Raton	Palm Beach	FL
524	Party City Corporation	160 N 2nd St	El Cajon	San Diego	CA
525	Party City Corporation	253 Centereach Mall	Centereach	Suffolk	NY
526	Party City Corporation	1006 N El Camino Real Ste E	Encinitas	San Diego	CA
527	Party City Corporation	348 Rockaway Tpke	Lawrence	Nassau	NY
529	Party City Corporation	12220 Hall Rd	Sterling Heights	Macomb	MI
530	Party City Corporation	3797-3849 Nostrand Ave	Brooklyn	Kings	NY
531	Party City Corporation	945 White Plains Rd	Bronx	Bronx	NY
532	Party City Corporation	450 River Oaks West	Calumet City	Cook	IL
533	Party City Corporation	6440 West 95th St	Chicago Ridge	Cook	IL
534	Party City Corporation	1756 Route 46	West Paterson	Passaic	NJ
538	Party City Corporation	4020 S Maryland Pkwy	Las Vegas	Clark	NV
539	Party City Corporation	29350 Plymouth Rd	Livonia	Wayne	MI
540	Party City Corporation	7344 W Commercial Blvd	Lauderhill	Broward	FL
541	Party City Corporation	3060 Baldwin Park Blvd	Baldwin Park	Los Angeles	CA
542	Party City Corporation	13952 Manchester Rd	Ballwin	Saint Louis	MO
544	Party City Corporation	2500 W Commonwealth Ave	Alhambra	Los Angeles	CA
545	Party City Corporation	2255 Summer St	Stamford	Fairfield	CT

16

Location #*	Type	Ship Address	Ship City	Ship County	Ship State
546	Party City Corporation	1600 Saratoga Ave	San Jose	Santa Clara	CA
548	Party City Corporation	13676 Jamboree Rd	Irvine	Orange	CA
549	Party City Corporation	3501 N Federal Hwy	Lighthouse Point	Broward	FL
550	Party City Corporation	2301 N Rainbow Blvd	Las Vegas	Clark	NV
551	Party City Corporation	1328 S Rochester Rd	Rochester Hills	Oakland	MI
552	Party City Corporation	9863 Waterstone Blvd	Cincinnati	Hamilton	OH
555	Party City Corporation	8063 Jericho Tpke	Woodbury	Nassau	NY
556	Party City Corporation	2317 New Hyde Park Rd	New Hyde Park	Nassau	NY
557	Party City Corporation	311 W Calaveras Blvd	Milpitas	Santa Clara	CA
558	Party City Corporation	6272 S Dixie Hwy	South Miami	Miami-Dade	FL
559	Party City Corporation	25670 The Old Rd	Valencia	Los Angeles	CA
560	Party City Corporation	2620 E Workman Ave	West Covina	Los Angeles	CA
561	Party City Corporation	9612 Olive Blvd	Olivette	Saint Louis	MO
562	Party City Corporation	192 Glen Cove Rd	Carle Place	Nassau	NY
563	Party City Corporation	1917 Douglas Blvd	Roseville	Placer	CA
564	Party City Corporation	10790 Sunset Hills Plz	Saint Louis	Saint Louis	MO
565	Party City Corporation	1239 Deer Park Ave (Rte 231)	North Babylon	Suffolk	NY
566	Party City Corporation	2485 E Imperial Hwy	Brea	Orange	CA
567	Party City Corporation	1445 Hempstead Tpke	Elmont	Nassau	NY
569	Party City Corporation	6370 E State St	Rockford	Winnebago	IL
570	Party City Corporation	2924 Council Tree	Fort Collins	Larimer	CO
571	Party City Corporation	317 Gellert Blvd	Daly City	San Mateo	CA
572	Party City Corporation	2130 Vista Way	Oceanside	San Diego	CA
573	Party City Corporation	3353 E Foothill Blvd	Pasadena	Los Angeles	CA
574	Party City Corporation	2565 E 80th Ave	Merrillville	Lake	IN
575	Party City Corporation	192 Kitts Ln	Newington	Hartford	CT
577	Party City Corporation	2334 Pine Ridge Rd	Naples	Collier	FL
578	Party City Corporation	3225 Southwest Fwy	Houston	Harris	TX
580	Party City Corporation	852 W Arrow Hwy	San Dimas	Los Angeles	CA

17

Location #*	Type	Ship Address	Ship City	Ship County	Ship State
581	Party City Corporation	3311-3319 Corridor Marketplace	Laurel	Anne Arundel	MD
582	Party City Corporation	5549 Philadelphia St Ste B	Chino	San Bernardino	CA
583	Party City Corporation	10537 E Washington St	Indianapolis	Marion	IN
584	Party City Corporation	2155 W 22nd St	Oak Brook	DuPage	IL
586	Party City Corporation	11460 Pines Blvd	Pembroke Pines	Broward	FL
587	Party City Corporation	311 N Burkhardt Rd	Evansville	Vanderburgh	IN
588	Party City Corporation	2525 Highway 6 S	Houston	Harris	TX
589	Party City Corporation	8600 E 96th St	Fishers	Hamilton	IN
591	Party City Corporation	292 Boston Post Rd	Orange	New Haven	CT
592	Party City Corporation	2883 Jamacha Rd	El Cajon	San Diego	CA
593	Party City Corporation	6002 Slide Rd	Lubbock	Lubbock	TX
594	Party City Corporation	36315 Euclid Ave	Willoughby	Lake	OH
595	Party City Corporation	3615 S Florida Ave	Lakeland	Polk	FL
597	Party City Corporation	1240 Rte 22	Phillipsburg	Warren	NJ
599	Party City Corporation	991 Freeport Rd	Pittsburgh	Allegheny	PA
600	Party City Corporation	3316 Donnell Dr	Forestville	Prince Georges	MD
601	Party City Corporation	401 N Veterans Pkwy	Bloomington	McLean	IL
602	Party City Corporation	2609 E Main St	Plainfield	Hendricks	IN
603	Party City Corporation	1549 Forest Ave	Staten Island	Richmond	NY
605	Party City Corporation	7401 Carson Blvd	Long Beach	Los Angeles	CA
607	Party City Corporation	7171 Firestone Blvd	Downey	Los Angeles	CA
608	Party City Corporation	1551 Highway 287 North	Mansfield	Dallas	TX
609	Party City Corporation	4962 Monroe St	Toledo	Lucas	OH
610	Party City Corporation	8481 S Yosemite St	Littleton	Douglas	CO
611	Party City Corporation	1217-1229 N Military Hwy	Norfolk	Norfolk City	VA
612	Party City Corporation	3690 Soldano Blvd	Columbus	Franklin	OH
613	Party City Corporation	58 Veterans Memorial Hwy	Commack	Suffolk	NY
614	Party City Corporation	1986 Tully Rd	San Jose	Santa Clara	CA
615	Party City Corporation	5500 Sunrise Hwy	Massapequa	Nassau	NY

18

Location #*	Type	Ship Address	Ship City	Ship County	Ship State
617	Party City Corporation	5468 Warrensville Center Rd	Maple Heights	Cuyahoga	OH
618	Party City Corporation	2172 Sir Barton Way	Lexington	Fayette	KY
619	Party City Corporation	249 Robert C Daniel Jr Pkwy	Augusta	Richmond	GA
621	Party City Corporation	11066 Pecan Park Blvd	Cedar Park	Williamson	TX
622	Party City Corporation	208 Towne Center Drive	Compton	Los Angeles	CA
623	Party City Corporation	339 N Congress Ave	Boynton Beach	Palm Beach	FL
624	Party City Corporation	2425 McHenry Ave	Modesto	Stanislaus	CA
625	Party City Corporation	5638 Johnston St	Lafayette	Lafayette	LA
626	Party City Corporation	3500A Klose Way	Richmond	Contra Costa	CA
627	Party City Corporation	4394 Eastgate Square Dr	Cincinnati	Clermont	OH
628	Party City Corporation	1280 Carl D Silver Pkwy	Fredericksburg	Fredericksburg City	VA
629	Party City Corporation	7123 Cermak Rd Plaza	Berwyn	Cook	IL
631	Party City Corporation	7840 W Tidwell Rd	Houston	Harris	TX
633	Party City Corporation	3140 E Prien Lake Rd	Lake Charles	Calcasieu	LA
634	Party City Corporation	14153 Whittier Blvd	Whittier	Los Angeles	CA
635	Party City Corporation	15584 Hesperian Blvd	San Lorenzo	Alameda	CA
636	Party City Corporation	2200 Mount Holly Rd	Burlington	Burlington	NJ
638	Party City Corporation	863 Blossom Hill Rd	San Jose	Santa Clara	CA
639	Party City Corporation	7882 Van Nuys Blvd	Van Nuys	Los Angeles	CA
641	Party City Corporation	5425 S Spid Dr	Corpus Christi	Nueces	TX
642	Party City Corporation	1730 E Woodmen Rd	Colorado Springs	El Paso	CO
644	Party City Corporation	4922 Dublin Blvd	Dublin	Alameda	CA
645	Party City Corporation	20215-20217 Rte 19	Cranberry Township	Butler	PA
646	Party City Corporation	2825 Northtowne Ln	Reno	Washoe	NV
647	Party City Corporation	3 Main St	Mount Kisco	Westchester	NY
648	Party City Corporation	524 W Interstate 20	Grand Prairie	Dallas	TX
649	Party City Corporation	1297 Polaris Parkway	Columbus	Delaware	OH
650	Party City Corporation	1755 W Fullerton Ave	Chicago	Cook	IL
651	Party City Corporation	4262 Okeechobee Blvd	West Palm Beach	Palm Beach	FL

19

Location #*	Type	Ship Address	Ship City	Ship County	Ship State
652	Party City Corporation	2601 S Ih 35	Round Rock	Williamson	TX
655	Party City Corporation	7153 Narcoosse Road	Orlando	Orange	FL
656	Party City Corporation	6590 Youree Dr	Shreveport	Caddo	LA
661	Party City Corporation	157 South Las Posas Road	San Marcos	San Diego	CA
662	Party City Corporation	420 Clairton (State Hwy Rte 51)	Pleasant Hills	Allegheny	PA
664	Party City Corporation	1514 W 33rd St	Chicago	Cook	IL
665	Party City Corporation	17356 Southcenter Pkwy	Tukwila	King	WA
668	Party City Corporation	610 Broadhollow Rd	Melville	Suffolk	NY
669	Party City Corporation	19670 Hawthorne Blvd	Torrance	Los Angeles	CA
671	Party City Corporation	911 N Homestead Blvd	Homestead	Miami-Dade	FL
672	Party City Corporation	32021 Pacific Hwy S	Federal Way	King	WA
673	Party City Corporation	14299 Clay Terrace Blvd	Carmel	Hamilton	IN
674	Party City Corporation	2795 Richmond Ave	Staten Island	Richmond	NY
675	Party City Corporation	205 Hallock Rd	Stony Brook	Suffolk	NY
679	Party City Corporation	763 S Main St	Orange	Orange	CA
681	Party City Corporation	38 W 14th St	New York	New York	NY
683	Party City Corporation	6705 FM 1960 East	Humble	Harris	TX
685	Party City Corporation	1242 East Main St	Carbondale	Jackson	IL
686	Party City Corporation	128 Bailey Farm Road	Monroe	Orange	NY
687	Party City Corporation	7417 Grand Ave	Elmhurst	Queens	NY
688	Party City Corporation	6721 Frontier Dr	Springfield	Fairfax	VA
689	Party City Corporation	2396 Sunrise Hwy	Islip	Suffolk	NY
690	Party City Corporation	3333 Crompond Rd	Yorktown Heights	Westchester	NY
691	Party City Corporation	1979 Old Fort Prkwy	Murfreesboro	Rutherford	TN
692	Party City Corporation	120 Sunrise Hwy	Patchogue	Suffolk	NY
695	Party City Corporation	1500 Almonesson Rd	Deptford	Gloucester	NJ
697	Party City Corporation	331 N Alafaya Trl	Orlando	Orange	FL
698	Party City Corporation	2076 S Independence Blvd Ste 001	Virginia Beach	Virginia Beach City	VA
699	Party City Corporation	1323 W Pipeline Rd	Hurst	Tarrant	TX

20

Location #*	Type	Ship Address	Ship City	Ship County	Ship State
701	Party City Corporation	950 Miron Lane	Kingston	Ulster	NY
703	Party City Corporation	1685 Bryant St	San Francisco	San Francisco	CA
704	Party City Corporation	3565 West Genesee Street	Syracuse	Onondaga	NY
705	Party City Corporation	3401 N Miami Avenue #126	Miami	Miami-Dade	FL
706	Party City Corporation	143 Market Street	Winchester	Frederick	VA
707	Party City Corporation	2015 Birch Road	Chula Vista	San Diego	CA
708	Party City Corporation	1745 NW St Lucie West Blvd	Port St Lucie	Saint Lucie	FL
709	Party City Corporation	3392 Shoppers Drive	McHenry	McHenry	IL
710	Party City Corporation	385 Route 3	Clifton	Passaic	NJ
711	Party City Corporation	3111 Kennedy Blvd	North Bergen	Hudson	NJ
712	Party City Corporation	2970 US Route 1 North	Lawrenceville	Mercer	NJ
713	Party City Corporation	180 Marketplace Blvd	Hamilton	Mercer	NJ
714	Party City Corporation	1560 Nixon Dr	Moorestown	Burlington	NJ
715	Party City Corporation	2154 N 2nd St	Millville	Cumberland	NJ
716	Party City Corporation	3501 Route 42	Turnersville	Camden	NJ
717	Party City Corporation	79 Route 73 & Cooper Rd	Voorhees	Camden	NJ
718	Party City Corporation	2642 Central Park Ave	Yonkers	Westchester	NY
727	Party City Corporation	2404 Catasauqua Rd	Bethlehem	Lehigh	PA
728	Party City Corporation	2560 Macarthur Rd	Whitehall	Lehigh	PA
734	Party City Corporation	1885 Route 57	Hackettstown	Warren	NJ
735	Party City Corporation	120 Quinn Drive	Pittsburgh	Allegheny	PA
736	Party City Corporation	9661 Chapman Ave	Garden Grove	Orange	CA
737	Party City Corporation	4743-B Ashford Dunwoody Road	Atlanta	Dekalb	GA
738	Party City Corporation	9101 Woodmore Centre Drive	Lanham	Prince Georges	MD
739	Party City Corporation	12640 South Freeway	Burleson	Johnson	TX
740	Party City Corporation	4794 Jimmy Lee Smith Pkwy	Hiram	Paulding	GA
743	Party City Corporation	39451 10th Street West	Palmdale	Los Angeles	CA
745	Party City Corporation	165 W Rt 4	Paramus	Bergen	NJ
746	Party City Corporation	669 N Rt 17	Paramus	Bergen	NJ

21

Location #*	Type	Ship Address	Ship City	Ship County	Ship State
747	Party City Corporation	730 Rte 202	Bridgewater	Somerset	NJ
748	Party City Corporation	509 River Rd	Edgewater	Bergen	NJ
749	Party City Corporation	16100 Beach Blvd	Huntington Beach	Orange	CA
750	Party City Corporation	2550 Canyon Springs Pkwy	Riverside	Riverside	CA
751	Party City Corporation	27110 Alicia Pkwy	Laguna Niguel	Orange	CA
752	Party City Corporation	19389 Victory Blvd	Reseda	Los Angeles	CA
753	Party City Corporation	1736 E. 3rd Street	Williamsport	Lycoming	PA
754	Party City Corporation	2560 Gulf Freeway South	League City	Galveston	TX
755	Party City Corporation	10065 Almeda Genoa Road	Houston	Harris	TX
757	Party City Corporation	5466 West Grand Parkway South	Richmond		TX
758	Party City Corporation	6819 Highway 6 N	Houston	Harris	TX
759	Party City Corporation	3970 Dowlen Rd	Beaumont	Jefferson	TX
760	Party City Corporation	42800 Jackson Ave	Indio	Riverside	CA
761	Party City Corporation	1261 W Bay Area Blvd	Webster	Harris	TX
763	Party City Corporation	6925 Mills Civic Pkwy	West Des Moines	Polk	IA
786	Party City Corporation	5946 East Sam Houston Pkwy North	Houston	Harris	TX
790	Party City Corporation	72 Consumer Center Drive	Chillicothe	Ross	OH
807	Party City Corporation	2608 Smith Ranch Rd	Pearland	Brazoria	TX
808	Party City Corporation	516 Gulfgate Center Mall	Houston	Harris	TX
809	Party City Corporation	1386 E. Main Street	Woodland	Yolo	CA
810	Party City Corporation	20740 Stevens Creek Blvd.	Cupertino	Santa Clara	CA
813	Party City Corporation	1171 N National Avenue	Columbus	Bartholomew	IN
817	Party City Corporation	11325 Lincoln Hwy	Mokena	Will	IL
821	Party City Corporation	223 W 34th St	New York	New York	NY
822	Party City Corporation	610 Porters Vale Blvd	Valparaiso	Porter	IN
838	Party City Corporation	790 Gravois Bluffs Plaza Dr	Fenton	Saint Louis	MO
839	Party City Corporation	15894 Manchester Rd	Ellisville	Saint Louis	MO
841	Party City Corporation	2901 Tazewell Pike	Knoxville	Knox	TN
846	Party City Corporation	100 Rockland Plaza	Nanuet	Rockland	NY

22

Location #*	Type	Ship Address	Ship City	Ship County	Ship State
1065	Party City Corporation	6774 South University Blvd.	Centennial	Arapahoe	CO
1072	Party City Corporation	450 E 120th Ave	Northglenn	Adams	CO
1101	Party City Corporation	2675 Santa Rosa Ave	Santa Rosa	Sonoma	CA
1103	Party City Corporation	14673 W 119th St	Olathe	Johnson	KS
1107	Party City Corporation	305 NE Englewood Rd	Kansas City	Clay	MO
1109	Party City Corporation	20130 E Jackson Dr	Independence	Jackson	MO
1115	Party City Corporation	967 NE Rice Rd	Lees Summit	Jackson	MO
1119	Party City Corporation	8450 Church Rd	Kansas City	Clay	MO
1120	Party City Corporation	2855 Market Pl	Salina	Saline	KS
1121	Party City Corporation	13647 Washington St	Kansas City	Jackson	MO
1161	Party City Corporation	10111 East 71st Street	Tulsa	Tulsa	OK
1162	Party City Corporation	5301 E 41st St	Tulsa	Tulsa	OK
1203	Party City Corporation	545 Contra Costa Blvd	Pleasant Hill	Contra Costa	CA
1204	Party City Corporation	141 Plaza Dr	Vallejo	Solano	CA
1211	Party City Corporation	1289 Veterans Blvd	Redwood City	San Mateo	CA
1213	Party City Corporation	30761 Dyer St	Union City	Alameda	CA
1218	Party City Corporation	1448 Kooser Rd	San Jose	Santa Clara	CA
1219	Party City Corporation	43732 Christy St	Fremont	Alameda	CA
1301	Party City Corporation	6736 Stanford Ranch Rd	Roseville	Placer	CA
1304	Party City Corporation	7440 Laguna Blvd	Elk Grove	Sacramento	CA
1305	Party City Corporation	2780 E Bidwell St	Folsom	Sacramento	CA
1401	Party City Corporation	44426 Valley Central Way	Lancaster	Los Angeles	CA
1504	Party City Corporation	2011 N Hollywood Way	Burbank	Los Angeles	CA
1505	Party City Corporation	12121 W Pico Blvd	Los Angeles	Los Angeles	CA
1506	Party City Corporation	25361 Crenshaw Blvd	Torrance	Los Angeles	CA
1508	Party City Corporation	2415 Tuscany St	Corona	Riverside	CA
1509	Party City Corporation	349 S Mountain Ave	Upland	San Bernardino	CA
1510	Party City Corporation	27588 W Lugonia Ave	Redlands	San Bernardino	CA
1512	Party City Corporation	1521 S Harbor Blvd	Fullerton	Orange	CA

23

Location #*	Type	Ship Address	Ship City	Ship County	Ship State
1513	Party City Corporation	4440 Ontario Mills Pkwy	Ontario	San Bernardino	CA
1514	Party City Corporation	25410 Marguerite Pkwy	Mission Viejo	Orange	CA
1515	Party City Corporation	415 Cochran St	Simi Valley	Ventura	CA
1516	Party City Corporation	211 W Esplanade Dr	Oxnard	Ventura	CA
1517	Party City Corporation	27029 McBean Pkwy	Santa Clarita	Los Angeles	CA
1519	Party City Corporation	12410 Amargosa Rd	Victorville	San Bernardino	CA
1520	Party City Corporation	1500 E Village Way	Orange	Orange	CA
1521	Party City Corporation	12076 Lakewood Blvd	Downey	Los Angeles	CA
2001	Party City Corporation	1225 FINCH AVE W	N YORK		ON
2005	Party City Corporation	40 KINGSTON RD E	AJAX		ON
2006	Party City Corporation	821 GOLF LINKS RD	ANCASTER		ON
2007	Party City Corporation	29 WILLIAM KITCHEN RD	SCARBOROUGH		ON
2008	Party City Corporation	390 ORFUS RD	NORTH YORK		ON
2009	Party City Corporation	227 VODDEN ST E	BRAMPTON		ON
2010	Party City Corporation	5051 HWY 7 E	MARKHAM		ON
2011	Party City Corporation	600 MATHESON BLVD W	MISSISSAUGA		ON
2012	Party City Corporation	7600 WESTON RD	WOODBRIDGE		ON
2013	Party City Corporation	17480 YONGE ST	NEWMARKET		ON
2014	Party City Corporation	400 BAYFIELD ST	BARRIE		ON
2015	Party City Corporation	3537 FAIRVIEW ST	BURLINGTON		ON
2016	Party City Corporation	589 FAIRWAY RD S	KITCHENER		ON
2017	Party City Corporation	9625 YONGE ST	RICHMOND HILL		ON
2019	Party City Corporation	370 SOUTHDALE RD W	LONDON		ON
2020	Party City Corporation	4115 WALKER RD	WINDSOR		ON
2021	Party City Corporation	286 BUNTING RD	ST CATHARINES		ON
2022	Party City Corporation	1872 MERIVALE RD	NEPEAN		ON
2023	Party City Corporation	30 BROADLEAF AVE	WHITBY		ON
2024	Party City Corporation	561 HESPELER RD	CAMBRIDGE		ON
2025	Party City Corporation	70 GREAT LAKES DR	BRAMPTON		ON

24

Location #*	Type	Ship Address	Ship City	Ship County	Ship State
2026	Party City Corporation	2085 TENTH LINE RD	ORLEANS		ON
2100	Party City Corporation	879 MARINE DR	N VANCOUVER		BC
2140	Party City Corporation	9450 137TH AVE	EDMONTON		AB
2141	Party City Corporation	2119 99 ST W	EDMONTON		AB
3201	Party City Corporation	9420 Sheridan Blvd	Westminster	Adams	CO
3202	Party City Corporation	7000 W Alameda Ave	Lakewood	Jefferson	CO
3203	Party City Corporation	7757 E 36th Ave	Denver	Denver	CO
3206	Party City Corporation	23901 E Orchard Rd	Aurora	Arapahoe	CO
3301	Party City Corporation	3036 New Center Pt	Colorado Springs	El Paso	CO
4000	Party City Corporation	5725 South Harvey St	Muskegon	Muskegon	MI
4002	Party City Corporation	4679 W College Ave	Appleton	Outagamie	WI
4005	Party City Corporation	9402 St Hwy 16	Onalaska	La Crosse	WI
4102	Party City Corporation	G3549 Miller Rd	Flint	Genesee	MI
4104	Party City Corporation	3175 Alpine Ave NW	Walker	Kent	MI
4107	Party City Corporation	5114 28th St SE	Grand Rapids	Kent	MI
4109	Party City Corporation	6749 S Westnedge Ave	Portage	Kalamazoo	MI
4110	Party City Corporation	32011 John R Rd	Madison Heights	Oakland	MI
4111	Party City Corporation	2857 Oak Valley Dr	Ann Arbor	Washtenaw	MI
4112	Party City Corporation	3837 Lapeer Rd	Flint	Genesee	MI
4113	Party City Corporation	462 E Edgewood Blvd	Lansing	Ingham	MI
4117	Party City Corporation	14528 Racho Blvd	Taylor	Wayne	MI
4124	Party City Corporation	43741 W Oaks Dr	Novi	Oakland	MI
4133	Party City Corporation	8057 Challis Rd	Brighton	Livingston	MI
4134	Party City Corporation	4846 S Baldwin Rd	Orion Township	Oakland	MI
4135	Party City Corporation	3050 Beeline Rd	Holland	Ottawa	MI
4138	Party City Corporation	6460 Centers Dr	Holland	Lucas	OH
4139	Party City Corporation	8160 Old Troy Pike	Huber Heights	Montgomery	OH
4140	Party City Corporation	137 Springboro Pike	W Carrollton	Montgomery	OH
5113	Party City Corporation	2661 Plainfield Rd	Joliet	Will	IL

25

Location #*	Type	Ship Address	Ship City	Ship County	Ship State
5117	Party City Corporation	6560 W Fullerton Ave	Chicago	Cook	IL
5119	Party City Corporation	102 Countryside Plz	Countryside	Cook	IL
5137	Party City Corporation	428 S Route 59	Naperville	DuPage	IL
5139	Party City Corporation	4371 16th St	Moline	Rock Island	IL
5140	Party City Corporation	16900 W Bluemound Rd Ste J	Brookfield	Waukesha	WI
5143	Party City Corporation	15846 S La Grange Rd	Orland Park	Cook	IL
5148	Party City Corporation	906 US Highway 31 N	Greenwood	Johnson	IN
5150	Party City Corporation	283 East Coliseum Blvd	Fort Wayne	Allen	IN
5151	Party City Corporation	1370 Twixt Town Rd	Marion	Linn	IA
5154	Party City Corporation	5201 Washington Ave Ste Q	Racine	Racine	WI
5155	Party City Corporation	4048 Taylorsville Rd	Louisville	Jefferson	KY
5157	Party City Corporation	13439 W Center Rd	Omaha	Douglas	NE
5162	Party City Corporation	10845 Lincoln Trail	Fairview Heights	Saint Clair	IL
5163	Party City Corporation	2560 Lemay Ferry Rd	Saint Louis	Saint Louis	MO
5168	Party City Corporation	10204 Colerain Ave	Cincinnati	Hamilton	OH
5174	Party City Corporation	7150 Green Bay Road	Kenosha	Kenosha	WI
5175	Party City Corporation	9597 Mentor Ave	Mentor	Lake	OH
5177	Party City Corporation	24800 Brookpark Road	North Olmsted	Cuyahoga	OH
5178	Party City Corporation	305 Lewis and Clark Parkway	Clarksville	Clark	IN
5179	Party City Corporation	7646 Mall Rd	Florence	Boone	KY
5180	Party City Corporation	4921-A Dixie Hwy	Louisville	Jefferson	KY
5182	Party City Corporation	1530 Koeller Road	Oshkosh	Winnebago	WI
5184	Party City Corporation	2031 Zeier Rd	Madison	Dane	WI
5187	Party City Corporation	2235 N Webb Rd	Grand Island	Hall	NE
5190	Party City Corporation	2019 N Prospect Ave	Champaign	Champaign	IL
5191	Party City Corporation	1415 Flamming Drive	Waterloo	Black Hawk	IA
5193	Party City Corporation	2630 Bethel Rd	Columbus	Franklin	OH
5198	Party City Corporation	311 Sagamore Pkwy North	Lafayette	Tippecanoe	IN
5199	Party City Corporation	10229 Indianapolis Blvd	Highland	Lake	IN

26

Location #*	Type	Ship Address	Ship City	Ship County	Ship State
5202	Party City Corporation	263 Mid Rivers Mall Dr	Saint Peters	Saint Charles	MO
5203	Party City Corporation	5255 Elmore Ave	Davenport	Scott	IA
5207	Party City Corporation	1222 Winston Plz	Melrose Park	Cook	IL
5208	Party City Corporation	5756 Highway 153	Hixson	Hamilton	TN
5209	Party City Corporation	3163 S Veterans Pkwy	Springfield	Sangamon	IL
5210	Party City Corporation	555 East Townline Road	Vernon Hills	Lake	IL
5213	Party City Corporation	50825 Valley Plaza Dr	Saint Clairsville	Belmont	OH
5217	Party City Corporation	6885 Southland Dr	Middleburg Heights	Cuyahoga	OH
5218	Party City Corporation	303 Benner Pike # SR0150	State College	Centre	PA
5219	Party City Corporation	2350 Sycamore Rd Ste C	DeKalb	DeKalb	IL
5220	Party City Corporation	1865 Southpark Blvd	Colonial Heights	Colonial Heights City	VA
5226	Party City Corporation	4615 E Main St	Richmond	Wayne	IN
5228	Party City Corporation	3793 Burbank Rd	Wooster	Wayne	OH
5229	Party City Corporation	801 W Lake Ave Ste 128	Peoria	Peoria	IL
5237	Party City Corporation	5503 S. Williamson Blvd.	Port Orange	Volusia	FL
5245	Party City Corporation	1474 W Granada Blvd Ste 455	Ormond Beach	Volusia	FL
5249	Party City Corporation	15064 N Dale Mabry Hwy	Tampa	Hillsborough	FL
5250	Party City Corporation	7220 Niagara Falls Blvd	Niagara Falls	Niagara	NY
5256	Party City Corporation	10 Golf Ctr Ste 194	Hoffman Estates	Cook	IL
5260	Party City Corporation	430 Rangeline Rd	Joplin	Jasper	MO
5261	Party City Corporation	1601 Penfield Rd Ste 61	Rochester	Monroe	NY
5266	Party City Corporation	9471 N Milwaukee Ave	Niles	Cook	IL
5268	Party City Corporation	630 Commerce Blvd	Dickson City	Lackawanna	PA
5273	Party City Corporation	5557 Dressler Rd NW	North Canton	Stark	OH
5274	Party City Corporation	526 Emily Dr	Clarksburg	Harrison	WV
5275	Party City Corporation	2720 Towne Dr Ste 400	Dayton	Greene	OH
5279	Party City Corporation	3707 Easton Market	Columbus	Franklin	OH
5280	Party City Corporation	12134 Jefferson Ave	Newport News	Newport News City	VA
5283	Party City Corporation	6675 Grand Ave Ste B	Gurnee	Lake	IL

27

Location #*	Type	Ship Address	Ship City	Ship County	Ship State
5285	Party City Corporation	845 Cortez Rd W	Bradenton	Manatee	FL
5287	Party City Corporation	937 Hebron Rd # 945	Heath	Licking	OH
5289	Party City Corporation	4286 US Highway 98 N	Lakeland	Polk	FL
5291	Party City Corporation	377 W Jackson St Ste 3B	Cookeville	Putnam	TN
5293	Party City Corporation	5555 Glenway Ave	Cincinnati	Hamilton	OH
5295	Party City Corporation	1548 S Randall Rd	Geneva	Kane	IL
5298	Party City Corporation	1320 River Valley Blvd	Lancaster	Fairfield	OH
5306	Party City Corporation	405 N Center St Ste 30	Westminster	Carroll	MD
5317	Party City Corporation	17160 Mercantile Blvd	Noblesville	Hamilton	IN
5318	Party City Corporation	704 S Randall Rd	Algonquin	McHenry	IL
5320	Party City Corporation	11830 S State Route 59 Ste G	Plainfield	Will	IL
5322	Party City Corporation	34 Thf Blvd	Chesterfield	Saint Louis	MO
5323	Party City Corporation	3859 E Main St	Saint Charles	Kane	IL
5324	Party City Corporation	3841 Evergreen Pkwy	Bowie	Prince Georges	MD
5327	Party City Corporation	3050 W Il Route 60	Mundelein	Lake	IL
5329	Party City Corporation	2010 SE Delaware Ave Ste 214	Ankeny	Polk	IA
5330	Party City Corporation	2935 Highway K	O Fallon	Saint Charles	MO
5331	Party City Corporation	5561 Northwest Hwy Ste B	Crystal Lake	McHenry	IL
5332	Party City Corporation	2171 Wp Ball Blvd	Sanford	Seminole	FL
5334	Party City Corporation	5001 Sergeant Rd Ste 70	Sioux City	Woodbury	IA
5336	Party City Corporation	9705 Skokie Blvd	Skokie	Cook	IL
5337	Party City Corporation	5058 S 74th St	Greenfield	Milwaukee	WI
5338	Party City Corporation	6025 Kruse Dr	Solon	Cuyahoga	OH
5340	Party City Corporation	3431 Princeton Rd # 105	Hamilton	Butler	OH
5341	Party City Corporation	17810 Halsted St	Homewood	Cook	IL
5342	Party City Corporation	2292 W Indian Trl	Aurora	Kane	IL
5343	Party City Corporation	988 Brook Forest Ave	Shorewood	Will	IL
5345	Party City Corporation	6133 N Lincoln Ave	Chicago	Cook	IL
5346	Party City Corporation	10230 Westport Rd	Louisville	Jefferson	KY

28

Location #*	Type	Ship Address	Ship City	Ship County	Ship State
5507	Party City Corporation	585 E. Ordiance Road	Glen Burnie	Anne Arundel	MD
5518	Party City Corporation	615 Bel Air Rd	Bel Air	Harford	MD
5520	Party City Corporation	2325H Forest Dr	Annapolis	Anne Arundel	MD
5524	Party City Corporation	2640 N Salisbury Blvd	Salisbury	Wicomico	MD
2004	Party Packagers Inc.	3050 VEGA BLVD	MISSISSAUGA		ON
2027	Party Packagers Inc.	14 LEBOVIC AVE	TORONTO		ON
2095	Party Packagers Inc.	75 ALEXDON RD	NORTH YORK		ON
2145	Party Packagers Inc.	103-3320 20 Ave NE	CALGARY		AB
9839	PA Acquisition Corp.	2377 Corporation Pkwy	Burlington	Alamance	NC
9841	PA Acquisition Corp.	651 HWY 81 East	New Braunfels	Comal	TX
9864	PA Acquisition Corp.	15033 Delaney Rd 5-B	La Marque	Galveston	TX
9917	PA Acquisition Corp.	1863 Gettysburg Village Dr	Gettysburg	Adams	PA
9939	PA Acquisition Corp.	1011 E Southline Rd	Tuscola	Douglas	IL
9946	PA Acquisition Corp.	5226 Outlet Dr	Pasco	Franklin	WA
9957	PA Acquisition Corp.	102 W High St	Centralia	Lewis	WA
9969	PA Acquisition Corp.	1001 Market St	Dalton	Whitfield	GA

29

Schedule 3.15

CAPITALIZATION AND SUBSIDIARIES

Legal Entity	Equity Holder	Percentage Interest	Jurisdiction of Organization	Type of Entity
Party City Holdings Inc.	PC Intermediate Holdings, Inc.	100%	Delaware	corporation
Amscan Holdings, Inc.[3]	Party City Holdings Inc.	100%	Delaware	corporation
Amscan Inc.	Amscan Holdings, Inc.	100%	New York	corporation
Am-Source LLC	Amscan Holdings, Inc.	100%	Rhode Island	limited liability company
JCS Packaging, Inc.	Amscan Holdings, Inc.	100%	New York	corporation
SSY Realty Corp.	Amscan Holdings, Inc.	100%	New York	corporation
Trisar, Inc.	Amscan Holdings, Inc.	100%	New York	corporation
PA Acquisition Corp.	Amscan Holdings, Inc.	100%	Delaware	corporation
Party America Franchising, Corp.	PA Acquisition Corp.	100%	Minnesota	corporation
Party City Corporation	Amscan Holdings, Inc.	100%	Delaware	corporation
Anagram International, Inc.	Amscan Holdings, Inc.	100%	Minnesota	corporation
Anagram International Holdings, Inc.	Anagram International, Inc.	100%	Minnesota	corporation
Anagram Eden Prairie Property Holdings LLC	Amscan Holdings, Inc.		Delaware	limited liability company
Anagram International, LLC	Anagram International, Inc. 98%	98%	Nevada	limited liability company
	Anagram International Holdings, Inc.	2%
Factory Card & Party Outlet Corp.	Amscan Holdings, Inc.	100%	Delaware	corporation
Factory Card Outlet of America Ltd.	Factory Card & Party Outlet Corp.	100%	Illinois	corporation
Gags and Games, Inc.	Amscan Holdings, Inc.	100%	Michigan	corporation
M&D Industries, Inc.	Anagram International, Inc.	100%	Delaware	corporation
Amscan Distributors Canada, Ltd.	Amscan Holdings, Inc.	100%	Canada	corporation
Amscan Holdings Limited (UK)	Amscan Holdings, Inc.	100%	United Kingdom	corporation
Amscan International Limited	Amscan Holdings Limited	100%	United Kingdom	company
Anagram France S.C.S.	Amscan International Limited	100%	France	limited partnership
Amscan Party Goods Pty Ltd	Amscan Holdings, Inc.	100%	Australia	corporation
Christy Asia Limited	Amscan Holdings, Inc.	100%	Hong Kong	corporation
Christy Dressup Limited	Amscan Holdings, Inc.	100%	United Kingdom	corporation
Christy Garments & Accessories Limited	Amscan Holdings, Inc.	100%	United Kingdom	corporation

[3]	To be merged with and into Party City Holdings, Inc. on the Closing Date.

Legal Entity	Equity Holder	Percentage Interest	Jurisdiction of Organization	Type of Entity
Christy’s By Design Limited	Amscan Holdings, Inc.	100%	United Kingdom	corporation
Amscan Asia International Limited	Amscan Holdings, Inc.	100%	Hong Kong	corporation
Amscan Japan Co. Ltd	Amscan Holdings, Inc.	100%	Japan	corporation
Anagram Espana S.L.	Amscan Holdings, Inc.	100%	Spain	corporation
Party Packagers Inc.	Amscan Holdings, Inc.	100%	Canada	corporation
C. Riethmuller GmBh	Amscan Holdings, Inc.	100%	Germany	company
Everts Balloon GmBh	C. Riethmuller GmBh	100%	Germany	company
Everts Balloon GmBh & Co. (KG)	C. Riethmuller GmBh	100%	Germany	company
Party Balloons International GmBh	C. Riethmuller GmBh	100%	Germany	company
Riethmuller GmBh	C. Riethmuller GmBh	100%	Germany	company
Everts International Ltd.	Riethmuller GmBh	100%	United Kingdom	company
Riethmuller (Polska) Sp.z.o.o.	Riethmuller GmBh	100%	Poland	company
Everts Malaysia SDN BHD	Riethmuller GmBh	100%	Malaysia	company

31

Schedule 4.01(b)

LOCAL COUNSEL

Minnesota Counsel:

Gray Plant Mooty

500 IDS Center

80 South Eighth Street

Minneapolis, Minnesota 55402

Michigan Counsel:

Miller, Canfield, Paddock and Stone, P.L.C.

840 West Long Lake Road, Suite 200

Troy Michigan 48098

Illinois Counsel:

GoodSmith Gregg & Unruh LLP

150 S. Wacker Drive

Suite 3150

Chicago, Illinois 60606

Schedule 5.13(b)

POST-CLOSING OBLIGATIONS

Part A - Borrowers shall, as promptly as practicable and in no event later than 45 days after the Closing Date (or such later date as the Administrative Agent may reasonably determine in its sole discretion), use commercially reasonable efforts to deliver to the Administrative Agent:

1.	filed and stamped UCC amendments deleting any and all references to “accounts receivable” and/or “proceeds”, with the additional language “Debtor is lessee; Secured Party is lessor”, for the following UCC financing statements:

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date
Amscan Inc.	NY –Department of State	A thru 7/3/12	Canon Financial Services	Various Equipment	9/30/2009	200909305880252
Amscan Inc.	NY – Department of State	A thru 7/3/12	Wells Fargo Bank, N.A.	Various Equipment	11/16/2010	201011166128411
Amscan Inc.	NY – Department of State	A thru 7/3/12	Wells Fargo Bank, N.A.	Various Equipment	1/27/2011	201101275094562
Amscan Inc.	NY – Department of State	A thru 7/3/12	Wells Fargo Bank, N.A.	Various Equipment	2/16/2011	201102165168188
Anagram International, Inc.	MN – SOS	A thru 7/5/12	Wells Fargo Bank, N.A.	Various Equipment	5/25/2011	201124381004
Anagram International, Inc.	MN – SOS	A thru 7/5/12	Wells Fargo Bank, N.A.	Various Equipment	5/25/2011	201124381016

Party City Corporation	DE – SOS	A thru 6/25/12	Canon Financial Services	Various Equipment	8/6/2010	2010 2749921
Trisar, Inc.	CA – SOS	A thru 6/29/12	General Electric Capital Business Asset Funding Corporation FKA MetLife Capital Corporation	Various Equipment	12/8/2005	05 7051542594

2.	evidence of termination with regard to all Intellectual Property Liens listed in Sections 3(A),(B),(C), (E), (F), (G), (H), (I), (J), (K), (L) of Schedule 6.03; and

3.	evidence of a corrective assignment in connection with the liens listed in Section 3(D) of Schedule 6.03.

4.	evidence of inventor assignment agreements assigning the following patents from the inventor to a granting entity:

Inventor	Patent Title	Patent No.	Application No.
Robert E. Greenwald	COMBINATION NOVELTY BALLOON AND BAG	N/A	12/182243
Dale A. Harris	Toy balloon packaging	5797783	08/674,856
Dale A. Harris	Toy balloon packaging	5514022	08/333,600
John McGrath, Dennis Cope, Scott Harris, Charles Becker	Method of making a balloon with flat film valve	5378299	08/043,441
Garry Kieves	Three-dimensional non-latex balloon	5338243	08/161,972
Gerry Rittenberg	Display rack	D342844	29/003,858
Richard John Kurtz	Method and apparatus for providing securement for toy balloons	5806165	08/823,240

34

Part B - Borrowers shall, as promptly as practicable and in no event later than 60 days after the Closing Date (or such later date as the Administrative Agent may reasonably determine in its sole discretion), deliver to the Administrative Agent:

1.	new stock certificates issued in the current legal name of each entity, and without any restrictions on transfer, for the following certificates:

Issuer	Holder	Cert. No.	No. Shares/Interest
JCS Hong Kong Limited	Amscan Holdings, Inc.	3	65
Amscan Distributors Canada, Ltd.	Amscan Holdings, Inc.	13	1,980
Amscan Holdings Limited	Amscan Holdings, Inc.	21	189,750
Amscan Holdings Limited	Amscan Holdings, Inc.	23	3,300
Party Packagers Inc.	Amscan Holdings, Inc.	C-7	5,592.60
Christy Asia Limited	Amscan Holdings, Inc.	5	650
Christy Garments & Accessories Limited	Amscan Holdings, Inc.	2	65
Christy Dressup Limited	Amscan Holdings, Inc.	2	1,950,000
Christy’s By Design Limited	Amscan Holdings, Inc.	2	490,910

35

Schedule 6.01(i)

EXISTING INDEBTEDNESS

1.	Indebtedness in connection with (i) UCC-1 filings listed on Schedule 6.02 and (ii) the following Capital Leases outstanding as of the Closing Date:

Lessee	Lender	Type of Debt	Outstanding
Amscan, Inc.	Raymond Equipment Co.	Equipment Leases	$1,822,000
Party City Corporation	IBM Credit LLC	Equipment Leases	$594,000

2.	The following Indebtedness of Subsidiaries outstanding as of the Closing Date:

•

C$4.0 million demand operating credit, C$1.0 million demand installment loan and C$700,000 demand credit for foreign exchange contracts, each provided by Canadian Imperial Bank of Commerce to Party Packagers Inc.

•	EUR 1.0 million facility provided by Commerzbank Aktiengesellchaft Filliale Esslingen to C. Riethmuller GmbH

•	EUR 300,000 overdraft facility provided by Kreissparkasse to C. Riethmuller GmbH

•	EUR 500,000 overdraft facility provided by HypoVereinsbank to C. Riethmuller GmbH

•	GBP 3.0 million overdraft facility provided by NatWest to Christys By Design Limited

•	GBP 16.0 million confidential invoice discounting facility provided by Royal Bank of Scotland to Amscan International Limited, Christys By Design Limited and Everts International Limited

•	RM1.0 million overdraft facility, RM500,000 bank guarantee and RM3.5 million import/export line, each provided by HSBC Bank to Everts (Malaysia) SDN BHD

3.	Intercompany Indebtedness among the Loan Parties and non-Loan Parties existing on the Closing Date:

PAYEE	PAYOR	AMOUNTS
Amscan International Limited	Amscan Holdings, Inc.	USD 4,016,000
Amscan International Limited	Amscan Holdings, Inc.	USD 47,069,001
Amscan Inc.	Amscan International Ltd.	USD 46,238,427
Anagram International Inc.	Amscan International Ltd.	USD 25,014,000
C. Riethmuller GmBh	Amscan Holdings, Inc.	Euro 238,000

36

Schedule 6.01(t)

CORPORATE LEASES ASSIGNED/SOLD/TRANSFERRED

Franchise Locations Guaranteed/Assigned by Party City Corporation, as of the Closing Date

Franchise No.	Franchise Store Address	Landlord Name	Landlord Address
16	Party City of Poplar Plaza #16, 3460 Poplar Ave., Memphis, TN 38111	Finard Memphis Realty Ltd.	3 Burlington Woods Drive, Burlington, MA 01803
21	Party City of Memphis (Covington) #21, 1250 North Germantown Pkwy., Suite 106, Memphis, TN 38016	Ford-Lurie Commercial Realty, LLC	700 Colonial Road, Suite 100, Memphis, TN 38117
180	Party City of Bayside, Inc. #180, 213-02 Northern Blvd., Bayside NY 11361	Mixed Foursome LLC	c/o Laurence R. Levy, 342 Madison avenue, Suite 803, New York, NY 10173
206	Party City of Edgewater #206, 509 River Rd., Edgewater, NJ 07020	FB Oceanside, LLC	810 Seventh Avenue, 28th Floor, New York, NY 10019
226	Party City, 820 East Rector Dr, Ste 100, San Antonio, TX 78216	Concourse 410 Ltd.	200 Concord Plaza, Ste 710, San Antonia, TX 78216
227	Party City, 8226 Agora Pkwy, Selma, TX 78154	Kimco Forum at Olympia, L.P.	3333 New Hyde Park Rd, New Hyde Park, NY 11042
246	Party City #246, 2801 East market Street, Suite L2, York, PA 17402	THF York Development	955 Executive Parkway, Suite 210, St. Louis, MO 63141
257	Party City of Temecula, Inc. #257, 40486 Winchester Rd., Temecula, CA 92591	Starwood Wasserman Temecula, LLC	174 Wickenden Street, Providence, RI 02903
396	Party City, 3501 Rt 42, Units 1a-2a, Tunersville, NJ 08012	ACP Cross Keys Assoc.	400 Park Ave., New York, NY 10022
398	Party City of Spanish Trail, 9620 E 22nd St, Tucson, AZ 85748	Brown Tucson, LLC-WM Grace Development	7575 N 16th Street, Suite 1, Phoenix, AZ 85020
484	5031 East Ray Road, Unit 6, Phoenix, AZ 85044	DDRA Ahwatukee Foothills, LLC, c/o Developers Diversified	3300 3300 Enterprise Parkway, Beachwood, OH 44122
536	Party City of Towson (Anneslie) #536, 6311 York Rd., Baltimore, MD 21212	KR Trust	128 Fayette Street, Conshohocken, PA 19428
553	JC’s Party City #553, Tops Market Plaza, 2141 Elmwood Ave., Buffalo, NY 14207	Randall Benderson 1993-1 Trust	570 Delaware Avenue, Buffalo, NY 14202
579	NN and LN DBA Party City #579, 7000 Hadley Rd., South Plainfield, NJ 07080	FB Plainfield LLC	810 Seventh Avenue, 28th Floor, New York, NY 10019
604	Party City of Merriam #604, Merriam town Center, 5808 Antioch Rd., Merriam, KS 66202	Merriam Town Center, Ltd.	34555 Chagrin Blvd., Chagrin Falls, OH 44022
616	Party City of Wilmington #616, 4715F New Centre Dr., Wilmington, NC 28405	JDN Realty Corp.	3340 Peachtree Street, N.E. Suite1530, Atlanta, GA 30326

37

Franchise No.	Franchise Store Address	Landlord Name	Landlord Address
630	Party City of Voorhees #630, Eagle Plaza Shopping Center, 700-3 Haddonfield-Berlin Rd., Voorhees, NJ 08043	Eagle Plaza Associates	234 North James Street, Newport, DE 19804
653	Party City of Fayetteville #653, 2065-4 Skibo Rd., Fayetteville, NC 28314	Fourth Quarter Properties, IX, Inc.	300 Village Green Circle, Smyrna, GA 30080
658	Party City of Lancaster #658, Red Rose Commons Shopping Center, 1700C Fruitville Pike, Store S3 Lancaster, PA 17601	Red Rose Commons Associates, LP	c/o The Goldenberg Group, 350 Sentry Pkwy., Building 630, Suite 300, Blue Bell, PA 19422
659	Party City of North Syracuse #659, 256 Northern Lights Shopping Center, North Syracuse, NY 13212	Norwill Associates	c/o Reisman Property Interests, Inc. 340 West Passaic Streets, Rochelle Park, NJ 07662
676	Party City of Blasdell #676, 4408 Milestrip rd., Unit 8, Blasdell, NY 14219	The Benderson 85-1 Trust	570 Delaware Avenue, Buffalo, NY 14202
724	Party City, 201 W. Lincoln Hwy, Space 400, Exton, PA 19341	Whiteland Investors LP	770 Township Line Rd, Suite 150, Yardley, PA 19003
725	10500 Roosevelt Blvd, Philadelphia, PA 19116	MCE Assoc.	44 W Lancaster Ave, Ste 210, Ardmore, PA 19003
770	3360 124th Ave NW, Coon Rapids, MN 55433	Ryan Companies US, Inc	700 International Centre, 900 2nd Ave S, Minneapolis, MN 55402
771	1630 New Brighton Blvd, Minneapolis, MN 55413	Ryan Companies US, Inc	700 International Centre, 900 2nd Ave S, Minneapolis, MN 55402
772	7365 153rd St W, Apple Valley, MN 55124	HTW Investment Partners Inc	527 Marquette Ave S, Ste 400, Minneapolis, MN 55402
773	7989 1/2 Southtown Ctr, Bloomington, MN 55431	Kraus-Anderson Inc.	4220 West Old Shakopee Rd, Ste 200, Bloomington, MN 55437

38

Schedule 6.02

EXISTING LIENS

1.	Liens related to the Indebtedness listed on item 1 of Schedule 6.01 and the Liens evidenced by the following UCC filings or judgment search results:

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Canon Business Solutions Northeast	Lease Transaction for Notification Purposes	7/31/2002	176927
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-3 – Continuation	Canon Business Solutions Northeast		7/31/2002	176927	6/27/2012	200706275625 104
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Key Equipment Finance Inc.	Collateral obtained by leases, loans, or other agreements with the Secured Party	6/8/2006	200606085560 370
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-3 – Continuation	Key Equipment Finance Inc.		6/8/2006	200606085560 370	3/30/2011	201103305330 250
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Raymond Leasing Corporation	Various Equipment	8/3/2007	200708030627 688
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Raymond Leasing Corporation	Various Equipment	8/3/2007	200708030628 349
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Raymond Leasing Corporation	Various Equipment	8/3/2007	200708030628 351
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	IBM Credit LLC	Various Equipment	8/20/2007	200708205810 905

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Raymond Leasing Corporation	Various Equipment	8/22/2007	200708220677 289
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Raymond Leasing Corporation	Various Equipment	8/22/2007	200708220677 304
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Raymond Leasing Corporation	Various Equipment	8/22/2007	200708220677 316
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Raymond Leasing Corporation	Various Equipment	9/14/2007	200709140736 230
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	US Bancorp	Various Equipment	10/1/2007	200710015958 419
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	US Bancorp	Various Equipment	1/2/2008	200801025000 275
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	US Bancorp	Various Equipment	1/2/2008	200801025005 376
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	US Bancorp	Various Equipment	1/3/2008	200801035012 018
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Raymond Leasing Corporation	Various Equipment	7/1/2008	200807015744 853
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	US Bancorp	Various Equipment	7/3/2008	200807035759 086
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	US Bancorp	Various Equipment	8/7/2008	200808075891 531
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Citicorp Leasing, Inc.	Various Equipment	9/9/2008	200809095999 701

40

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Citicorp Leasing, Inc.	Various Equipment	9/9/2008	200809095999 701
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Citicorp Leasing, Inc.	Various Equipment	9/9/2008	200809096000 682
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	IBM Credit LLC	Various Equipment	12/18/2008	200812186345 082
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Canon Financial Services	Various Equipment	12/23/2008	200812230844 554
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	US Bancorp	Various Equipment	5/28/2009	200905285495 098
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Canon Financial Services	Various Equipment	9/30/2009	200909305880 252[4]
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	US Bancorp	Various Equipment	1/4/2010	201001045004 979
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Raymond Leasing Corporation	Various Equipment	1/8/2010	201001085023 345
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Raymond Leasing Corporation	Various Equipment	5/5/2010	201005055418 659
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Raymond Leasing Corporation	Various Equipment	5/17/2010	201005175466 150
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Raymond Leasing Corporation	Various Equipment	6/1/2010	201006015518 960

[4]	To use commercially reasonable efforts to reduce the scope of the collateral description, in accordance with Section 5.14 of the Agreement.

41

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Canon Financial Services	Various Equipment	6/22/2010	201006225604 208
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	US Bancorp	Various Equipment	8/6/2010	201008065773 356
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Raymond Leasing Corporation	Various Equipment	11/4/2010	201011046089 486
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Wells Fargo Bank, N.A.	Various Equipment	11/16/2010	201011166128 411[5]
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Wells Fargo Bank, N.A.	Various Equipment	1/27/2011	201101275094 562[6]
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Wells Fargo Bank, N.A.	Various Equipment	2/16/2011	201102165168 188[7]
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Raymond Leasing Corporation	Various Equipment	3/18/2011	201103185283 570
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	U.S. Bancorp Equipment Finance, Inc.	Various Equipment	6/16/2011	201106165658 729

[5]	To use commercially reasonable efforts to reduce the scope of the collateral description, in accordance with Section 5.14 of the Agreement.
[6]	To use commercially reasonable efforts to reduce the scope of the collateral description, in accordance with Section 5.14 of the Agreement.
[7]	To use commercially reasonable efforts to reduce the scope of the collateral description, in accordance with Section 5.14 of the Agreement.

42

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Toyota Motor Credit Corporation (Assignee); Summit Handling Systems, Inc. (Assignor)	Various Equipment	6/23/2011	201106235683 626
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Crown Credit Company	Various Equipment	8/26/2011	201108265934 617[8]
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Raymond Leasing Corporation	Various Equipment	8/26/2011	201108265934 681
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Raymond Leasing Corporation	Various Equipment	11/26/2011	201111266319 003
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Raymond Leasing Corporation	Various Equipment	11/26/2011	201111266319 015
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	Raymond Leasing Corporation	Various Equipment	12/7/2011	201112076367 260
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	IBM Credit LLC	Various Equipment	1/25/2012	201201255100 452
Amscan Inc.	NY – Department of State	A thru 7/3/12	UCC-1	U.S. Bank Equipment Finance	Various Equipment	3/16/2012	201203165312 088
Amscan Inc.	NY – U.S. Southern District Court at White Plains	D thru 7/10/12	Consent Decree	The State of New York et al	$4,987,595.0[9] 3	5/15/2007	07cv00715

[8]	To use commercially reasonable efforts to reduce the scope of the collateral description, in accordance with Section 5.14 of the Agreement.

43

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Anagram International, Inc.	MN – SOS	A thru 7/5/12	UCC-1	U.S. Bancorp Equipment Finance, Inc.	Various Equipment	5/18/2011	201124301274
Anagram International, Inc.	MN – SOS	A thru 7/5/12	UCC-1	Wells Fargo Bank, N.A.	Various Equipment	5/25/2011	201124381004 10
Anagram International, Inc.	MN – SOS	A thru 7/5/12	UCC-1	Wells Fargo Bank, N.A.	Various Equipment	5/25/2011	201124381016 11
Gags and Games, Inc.	MI – Department of State	A thru 7/8/12	UCC-1	US Bancorp	Various Equipment	1/28/2010	2010013696-1
Party City Corporation	DE – SOS	A thru 6/25/12	UCC-1	IBM Credit LLC	Various Equipment	8/3/2007	2007 2952165
Party City Corporation	DE – SOS	A thru 6/25/12	UCC-1	IBM Credit LLC	Various Equipment	9/10/2007	2007 3421400
Party City Corporation	DE – SOS	A thru 6/25/12	UCC-1	IBM Credit LLC	Various Equipment	9/19/2007	2007 3542163
Party City Corporation	DE – SOS	A thru 6/25/12	UCC-1	Wells Fargo Bank, N.A.	Various Equipment	4/9/2009	2009 1145371
Party City Corporation	DE – SOS	A thru 6/25/12	UCC-1	Wells Fargo Bank, N.A.	Various Equipment	4/5/2010	2010 1158983
Party City Corporation	DE – SOS	A thru 6/25/12	UCC-1	Canon Financial Services	Various Equipment	8/6/2010	2010 2749921[12]

[9]	In relation to an environmental judgment in which the entire town was sued, Amscan Inc.’s potion equal to about $140,000.00.
[10]	To use commercially reasonable efforts to reduce the scope of the collateral description, in accordance with Section 5.14 of the Agreement.
[11]	To use commercially reasonable efforts to reduce the scope of the collateral description, in accordance with Section 5.14 of the Agreement.
[12]	To use commercially reasonable efforts to reduce the scope of the collateral description, in accordance with Section 5.14 of the Agreement.

44

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Party City Corporation	DE – SOS	A thru 6/25/12	UCC-1	Canon Financial Services	Various Equipment	9/21/2011	2011 3633982
Party City Corporation	NJ – New Jersey Superior Court	D thru 7/5/12	Local Judgment	Stacy A. Miller	$1,485.74	11/21/2005	DC 006742
Party City Corporation	NJ – New Jersey Superior Court	D thru 7/5/12	Local Judgment	Division of Wage & Hour Compliance	$1,328.69	4/24/2006	32 890905
Trisar, Inc.	CA – SOS	A thru 6/29/12	UCC-1	General Electric Capital Business Asset Funding Corporation FKA MetLife Capital Corporation	Various Equipment	12/8/2005	05 7051542594[13]
Trisar, Inc.	CA – SOS	A thru 6/29/12	UCC-3 – Continuation	General Electric Capital Business Asset Funding Corporation FKA MetLife Capital Corporation		12/8/2005	05 7051542594	8/30/2010	10 72432321

[13]	To use commercially reasonable efforts to terminate, in accordance with Section 5.14 of the Agreement.

45

2.	Liens existing on the Chester Distribution Collateral in connection with the Chester Distribution Center Permanent Financing

3.	Liens existing on the following intellectual property[14]:

A)	Liens in connection with the following Patents recorded at Reel/Frame Number 012841/0513 in favor of Fleet National Bank:

Owner	Patent Title	Patent No.	Application No.
M&D Balloons, Inc.	Method and apparatus for providing securement for toy balloons	5857636	08/523,652
Anagram International, Inc.	Card-and-balloon novelty device	5819448	08/582,330
Richard John Kurtz	Method and apparatus for providing securement for toy balloons	5806165	08/823,240
M & D Flexographic Printers, Inc. (Illinois)	Toy balloon packaging	5797783	08/674,856
M&D Balloons, Inc.	Method and apparatus for folding toy balloons	5779614	08/523,235
M&D Balloons, Inc.	Manufacture of valves for inflatable articles	5733406	08/537,592
M & D Flexographic Printers, Inc. (Illinois)	Balloons and balloon valves	5595521	08/475,422
Dale A. Harris	Toy balloon packaging	5514022	08/333,600
M & D Flexographic Printers, Inc. (Illinois)	Balloons and balloon valves	5482492	08/179,308
John McGrath, Dennis Cope, Scott Harris, Charles Becker	Method of making a balloon with flat film valve	5378299	08/043,441

[14]	In connection with Liens where the underlying security interests have been released, to use commercially reasonable efforts to have releases filed with the USPTO or USCO, as applicable.

46

Owner	Patent Title	Patent No.	Application No.
M&D Balloons, Inc.	Balloon assembly connected by tab and encircling collar	5378186	08/179,114
M & D Flexographic Printers, Inc. (Illinois)	Balloon with flat film valve and method of manufacture	5248275	07/702,790

B)	Liens in connection with the following Patents recorded at Reel/Frame Number 009547/0101 in favor of Fleet National Bank:

Owner	Patent Title	Patent No.	Application No.
Anagram International Inc.	Non-latex inflatable hand puppet	5713777	08/675,382
Garry Kieves	Three-dimensional non-latex balloon	5338243	08/161,972
Anagram International, Inc.	Stabilized appendage for a novelty balloon product	5259805	07/882,313
Anagram International, Inc.	Self-sealing refillable plastic balloon valve	5188558	07/787,772
Anagram International, Inc.	Mechanism and method for interlocking two non-latex balloons	5169353	07/683,308
Anagram International, Inc.	Non-latex inflatable toy	5108339	07/571,089

47

Owner	Patent Title	Patent No.	Application No.
Anagram International, Inc.	Self-sealing valve, a self-sealing, non-latex balloon, and a method for producing such a balloon	4917646	07/233,156

C)	Liens in connection with the following Patent recorded at Reel/Frame Number 019489/0462 in favor of Bank of America:

Owner	Patent Title	Patent No.	Application No.
Anagram International, Inc.	Card-and-balloon novelty device	5819448	08/582,330

D)	Liens in connection with the following Patents recorded at Reel/Frame Number 007656/0805 in favor of Balloon Zone Wholesale Inc.:

Owner	Patent Title	Patent No.	Application No.
M & D Flexographic Printers, Inc. (Illinois)	Balloons and balloon valves	5595521	08/475,422
Dale A. Harris	Toy balloon packaging	5514022	08/333,600
M & D Flexographic Printers, Inc. (Illinois)	Balloons and balloon valves	5482492	08/179,308
John McGrath, Dennis Cope, Scott Harris, Charles Becker	Method of making a balloon with flat film valve	5378299	08/043,441
M&D Balloons, Inc.	Balloon assembly connected by tab and encircling collar	5378186	08/179,114
M & D Flexographic Printers, Inc. (Illinois)	Balloon with flat film valve and method of manufacture	5248275	07/702,790

48

E)	Liens in connection with the following Patent recorded at Reel/Frame Number 008604/0412 in favor of Rick Keives:

Owner	Patent Title	Patent No.	Application No.
Anagram International, Inc.	Self-sealing valve, a self-sealing, non-latex balloon, and a method for producing such a balloon	4917646	07/233,156

F)	Liens in connection with the following Patent recorded at Reel/Frame Number 007764/0696 in favor of Chase Manhattan Bank, N.A.:

Owner	Patent Title	Patent No.	Application No.
Amscan, Inc.	Display rack	D342844	29/003,858

G)	Liens in connection with the following Trademarks recorded at Reel/Frame Number 0764/0509 in favor of Chase Manhattan Bank:

Owner	Trademark	Application Number	Registration Number
Amscan, Inc.	AMSCAN	73173018	1146105
Amscan Inc.	TREND SETTERS	74089587	1670058

49

H)	Liens in connection with the following Trademarks recorded at Reel/Frame Number 1429/0223 in favor of Chase Manhattan Bank:

Owner	Trademark	Application Number	Registration Number
Amscan, Inc.	AMSCAN	73173018	1146105
Amscan Inc.	TREND SETTERS	74089587	1670058
Amscan Inc.	TREND SETTERS	74096302	1833020

I)	Liens in connection with the following Trademarks recorded at Reel/Frame Number 1802/0914 in favor of Fleet National Bank:

Owner	Trademark	Application Number	Registration Number
Anagram International, Inc.	ANAGRAM	74457658	1905750
Anagram International, Inc.	Design Only	75087368	2052521
Anagram International, Inc.	ANAGRAM	75087374	2052522
M & D Balloons, Inc.	DYNAFLOAT	76230811	2519999

50

J)	Liens in connection with the following Trademarks recorded at Reel/Frame Number 3699/0875 in favor of Bank of America:

Owner	Trademark	Database	Application Number	Registration Number
Factory Card Outlet of America Ltd.	PARTY MANIA	U.S. Federal	74801544	1834213
Factory Card Outlet of America Ltd.	FACTORY CARD OUTLET	U.S. Federal	75179338	2093234
Factory Card Outlet of America Ltd.	FACTORY CARD & PARTY OUTLET	U.S. Federal	76380142	2668943
Factory Card & Party Outlet Corp.	MORE PARTY FOR YOUR DOLLAR	U.S. Federal	78617151	3370294

K)	Liens in connection with the following copyrights recorded at V3516 P857 in favor of General Electric Capital Corporation and were not on the release of General Electric’s interests recorded at V3532 P017:

Copyright Title	Registration Number	Owner
Amscan.	TX 2-123-948.	Amscan, Inc.
Amscan.	TX 2-123-949.	Amscan, Inc.
Autumn’s bounty.	VA 887-113.	Amscan, Inc.
Balloons II.	VA 900-250.	Amscan, Inc.
Balloons.	VA 887-105.	Amscan, Inc.
Bridal garden.		Amscan Holdings Inc.
Donny the dolphin.	VA 224-442.	Anagram International, Inc.
Flag impressionist.		Amscan Holdings, Inc.
Party goods & decorations.	TX 2-133-681.	Amscan, Inc.
Persian tapestry.		Amscan Holdings, Inc.
Summer garden.		Amscan Holdings, Inc.
Terracotta roses.	VA 900-246.	Anagram International, Inc.
Wild west.		Amscan Holdings, Inc.
You are a special friend.		Anagram International, Inc.

51

Copyright Title	Registration Number	Owner
Country meadow.		Amscan, Inc.

L)	Liens in connection with the following copyrights recorded at V3494 D182 and V3496 D730 in favor of General Electric Capital Corporation. Only some of the copyrights were released on the document filed at V3510 D606. The following lists the copyrights that were not released:

Copyright Title	Registration Number	Owner
Donny the dolphin.	VA 224-422	Anagram International, Inc.

52

Schedule 6.04

NEGATIVE PLEDGES

None.

Schedule 6.06

RESTRICTIVE AGREEMENTS

None.

54

Schedule 6.07

EXISTING INVESTMENTS

1.	Existing Investments of the Subsidiaries in the entities listed on Schedule 3.15

2.	Investments made by any Loan Party or any of their Subsidiaries in connection with the intercompany Indebtedness listed on item 3 of Schedule 6.01(i).

55

Schedule 6.11

TRANSACTIONS WITH AFFILIATES

1.	Employment Agreement between Party City Holdings, Inc. and James M. Harrison dated as of June 1, 2011

2.	Employment Agreement between Party City Holdings, Inc. and Gerald Rittenberg dated as of June 1, 2011

3.	The Basic and Performance Stock Options issued to employees

4.	Severance agreements (or severance provisions in employment agreements), made by Amscan Holdings Inc. or its Subsidiaries with the following management employees: Bill Finch, John Conlon, Robert Ashey, Brent Schlosser, Chris Bearss, John McIntire, John Kupsch, Thomas Liu, Bill Goodwin and Michael Correale.

5.	License Agreement among Pretty Ugly LLC, Amscan Inc. David Horvath and Sun-Min Kim dated February 14, 2011, as amended August 16, 2011 for the license of the Ugly Dolls characters. James Harrison and Gerry Rittenberg are members of Pretty Ugly LLC.

6.	License Agreement among Pretty Ugly LLC, Grassland Road, a division of Amscan Inc., David Horvath and Sun-Min Kim dated November 9, 2011, as amended April 5, 2012 for the license of the Ugly Dolls characters. James Harrison and Gerry Rittenberg are members of Pretty Ugly LLC.

7.	The lease by Gags & Games Inc. of offices and warehouse in Livonia Michigan from Twin Kids LLC. Twin Kids LLC is a company owned by Chris Bearss and John McIntire.

56

Schedule 9.01

BORROWER’S WEBSITE ADDRESS FOR ELECTRONIC DELIVERY

•	http://www.amscan.com

EXHIBIT A

[Reserved]

EXHIBIT B

[FORM OF]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Term Loan Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). In the case the Assigned Interest covers all of the Assignor’s rights and obligations under the Credit Agreement, the Assignor shall cease to be a party thereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 of the Credit Agreement with respect to facts and circumstances occurring on or prior to the Effective Date and subject to its obligations hereunder and under Section 9.13 of the Credit Agreement. Such sale and assignment is (i) subject to acceptance and recording thereof in the Register by the Administrative Agent pursuant to Section 9.05(b)(iv) of the Credit Agreement, (ii) without recourse to the Assignor and (iii) except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrowers: Party City Holdings Inc. and Party City Corporation.

4.	Administrative Agent: Deutsche Bank Trust Company Americas, as administrative agent under the Credit Agreement.

[1]	Select as applicable.

5. Credit Agreement: The Term Loan Credit Agreement dated as of July 27, 2012, by and among, inter alia, Party City Holdings Inc., a Delaware corporation, Party City Corporation, a Delaware corporation (together with Party City Holdings Inc., the “Borrowers”), PC Intermediate Holdings, Inc., a Delaware corporation, the Subsidiaries of the Borrowers from time to time party thereto, the Lenders from time to time party thereto and Deutsche Bank Trust Company Americas, as administrative agent and as collateral agent.

6. Assigned Interest:

Aggregate Amount of Commitment/Loans	Class of Loans Assigned	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans under Relevant Class[2]	CUSIP Number
$		$	%
$		$	%
$		$	%

Effective Date:                          , 20     [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Consented to and Accepted:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[Consented to:]3

PARTY CITY HOLDINGS INC.,

    as Borrower Agent

By:
Name:
Title:

[3]	To be added only if the consent of the Borrower Agent is required by the terms of the Credit Agreement.

ANNEX I

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth herein, and (iv) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto (other than this Assignment and Assumption) or any collateral thereunder, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Holdings, the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it is an Eligible Assignee and has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements referred to in Section 3.04(a) or delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) it appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent, by the terms thereof, together with such powers as are reasonably incidental thereto, and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. To the extent the Assignee is an Affiliated Lender, in connection with any Dutch Auction by Holdings, either Borrower and/or any of their Subsidiaries, such Assignee (x) represents and warrants to the Assignor, as of the date of any such purchase and assignment, that it is not in possession of MNPI with respect to the Borrowers or any of their subsidiaries or their respective Securities that (A) has not been disclosed to the Assignor prior to such date and (B) could reasonably be expected to have a material effect upon, or otherwise be material to, the Assignor’s decision to assign Term Loans to such Assignee (in each case, other than because the Assignor does not wish to receive MNPI with respect to the Borrowers or any of their subsidiaries or their respective securities) or (y) has disclosed to the Assignor that it cannot make such representation and warranty, in which case, by this Assignment and Assumption, the Assignor has acknowledged and agreed that in connection with this Assignment and Assumption, (1) such Affiliated Lender or its Affiliates may have, and later may come into possession of, MNPI, (2) such Assignor has independently, without reliance on the applicable Affiliated Lender, the Sponsors, Holdings, either Borrower, any of their subsidiaries, the Administrative Agent, the Arrangers or any of their respective Affiliates, made its own analysis and determination to participate in such assignment notwithstanding such Assignor’s lack of knowledge of the MNPI, (3) none of the applicable Affiliated Lenders, the Sponsors, Holdings, either Borrower, any of their subsidiaries, the Administrative Agent, the Arrangers or any of their respective Affiliates shall have any liability to such Assignor, and such Assignor hereby waives and releases, to the extent permitted by law, any claims it may have against the applicable Affiliated Lender, the Sponsors, Holdings, each Borrower, each of their subsidiaries, the Administrative Agent, the Arrangers and their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the MNPI and (4) the MNPI may not be available to the Administrative Agent, the Arrangers or the other Lenders. If the Assignee is an Affiliated Lender, it agrees that solely in its capacity as an Affiliated Lender, it will not be entitled to (i) attend (including by telephone) or participate in any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender or among Lenders to which the Loan Parties or their representatives are not invited or (ii) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among the Administrative Agent and one or more Lenders, except to the extent such information or materials have been made available to any Loan Party or its representatives (and in any case, other than the right to receive notices of Borrowings, prepayments and other administrative notices in respect of its Term Loans required to be delivered to Lenders pursuant to Article 2 of the Credit Agreement).

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be construed in accordance with and governed by the laws of the State of New York.

EXHIBIT C

[FORM OF]

COMPLIANCE CERTIFICATE

[                     , 20    ]

To:	The Administrative Agent and each of the Lenders parties to the

Credit Agreement described below

This Compliance Certificate is furnished pursuant to that certain Term Loan Credit Agreement dated as of July 27, 2012 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among, inter alia, Party City Holdings Inc., a Delaware corporation, Party City Corporation, a Delaware corporation (together with Party City Holdings Inc., the “Borrowers”), PC Intermediate Holdings, Inc., a Delaware corporation, the Subsidiaries of the Borrowers from time to time party thereto, the Lenders party thereto and Deutsche Bank Trust Company Americas, as administrative agent and as collateral agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES, AS A FINANCIAL OFFICER OF THE BORROWER AGENT, IN SUCH CAPACITY AND NOT IN AN INDIVIDUAL CAPACITY, THAT:

1. I am the duly elected                      of Borrower Agent and a Financial Officer of the Borrower Agent;

2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of the Borrower Agent and its Subsidiaries, on a consolidated basis, during the [Fiscal Quarter][Fiscal Year] covered by the attached financial statements;

3. [Schedule 1 attached hereto sets forth Consolidated Total Assets as of the last day of the [Fiscal Quarter][Fiscal Year] covered by the attached financial statements][There has been no change to the Consolidated Total Assets as of the last day of the [Fiscal Quarter][Fiscal Year] covered by the financial statements attached to the Compliance Certificate previously delivered pursuant to the Credit Agreement].

4. [Schedule 2 attached hereto sets forth the Available Amount as of the last day of the [Fiscal Quarter][Fiscal Year] covered by the attached financial statements][There has been no change to the Available Amount as of the last day of the [Fiscal Quarter][Fiscal Year] covered by the financial statements attached to the Compliance Certificate previously delivered pursuant to the Credit Agreement];

5. [Schedule 3 attached hereto sets forth the Available Excluded Contribution Amount as of the last day of the [Fiscal Quarter][Fiscal Year] covered by the attached financial statements][There has been no change to the Available Excluded Contribution Amount as of the last day of the [Fiscal Quarter][Fiscal Year] covered by the financial statements attached to the Compliance Certificate previously delivered pursuant to the Credit Agreement];

6. [Except as set forth below, the] [The] examinations described in paragraph 2 did not disclose, and I have no knowledge of [(i)] the existence of any condition or event which constitutes a Default or Event of Default that has occurred and is continuing as of the date of this Compliance Certificate [and (ii) the disclosure set forth below specifies, in reasonable detail, the nature of any such condition or event and any action taken or proposed to be taken with respect thereto;]

7. [For annual certificates (commencing with the Fiscal Year ending on December 31, 2013), add: With respect to any Net Proceeds or Net Insurance/Condemnation Proceeds received by the Borrowers or any of their respective Subsidiaries, Schedule 4 attached hereto sets forth such Net Proceeds or Net Insurance/Condemnation Proceeds and the amount that has been reinvested or committed to be reinvested pursuant to Section 2.11(b)(ii) of the Credit Agreement for such Fiscal Year;]

8. [For annual certificates (commencing with the Fiscal Year ending on December 31, 2013]), add: Schedule 5 attached hereto sets forth Excess Cash Flow for such Fiscal Year.]

9. [Attached as Schedule 6 hereto is a list of each subsidiary of the Borrower Agent that identifies each subsidiary as a Subsidiary or an Unrestricted Subsidiary as of the date hereof.] [There is no change in the list of Subsidiaries or Unrestricted Subsidiaries.]

[The description below sets forth the exceptions to paragraph 6 by listing, in reasonable detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

]

The foregoing certifications, together with the information set forth in the Schedules hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered as of the date first written above.

PARTY CITY HOLDINGS INC., as Borrower Agent

By:
Name:
Title:

SCHEDULE 1

Calculation of Consolidated Total Assets

SCHEDULE 2

Calculation of Available Amount

SCHEDULE 3

Calculation of Available Excluded Contribution Amount

SCHEDULE 4

Calculation of Excess Cash Flow

SCHEDULE 5

Calculation of Net Proceeds/Net Insurance/Condemnation Proceeds

SCHEDULE 6

List of Subsidiaries

EXHIBIT D

[FORM OF]

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of                         , 20    , is entered into among                     , a                      (the “New Subsidiary”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”), under that certain Term Loan Credit Agreement dated as of July 27, 2012 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among, inter alia, Party City Holdings Inc., a Delaware corporation, Party City Corporation, a Delaware corporation (together with Party City Holdings Inc., the “Borrowers”), PC Intermediate Holdings, Inc., a Delaware corporation, the Subsidiaries of the Borrowers from time to time party thereto, the Lenders from time to time party thereto, the Administrative Agent and the Collateral Agent. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

The New Subsidiary, the Administrative Agent and the Collateral Agent, for the benefit of the Lenders, hereby agree as follows:

1. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Loan Party under the Credit Agreement and a Loan Guarantor for all purposes of the Credit Agreement and shall have all of the rights, benefits, duties and obligations of a Loan Party and a Loan Guarantor thereunder as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the covenants set forth in Articles V and VI of the Credit Agreement and (b) all of the guaranty obligations set forth in Article X of the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in Section 10.10 of the Credit Agreement, hereby absolutely and unconditionally guarantees, jointly and severally with the other Loan Guarantors, to the Administrative Agent and the Lenders, the prompt payment of the Guaranteed Obligations in full when due (whether at stated maturity, upon acceleration or otherwise) to the extent of and in accordance with Article X of the Credit Agreement.

2. The New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering such Collateral Documents as requested by the Administrative Agent in accordance with the Credit Agreement.

3. The New Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Subsidiary upon the execution of this Agreement by the New Subsidiary.

4. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

5. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, the Administrative Agent and the Collateral Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By:
Name:
Title:

Acknowledged and accepted:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent and as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT E

BORROWING REQUEST

Deutsche Bank Trust Company Americas,

as Administrative Agent for the Lenders referred to below

60 Wall Street

New York, NY 10005

Attention: Dusan Lasarov/Jeremy Hyatt

Fax: (212) 797-5695

July 27, 20124

Ladies and Gentlemen:

Reference is made to the Term Loan Credit Agreement dated as of July 27, 2012, among, inter alia, PC Merger Sub, Inc. (to be merged with and into Party City Holdings Inc. and following consummation of such merger, the “Borrower Agent”), PC Finance Sub, Inc. (to be merged with and into Party City Corporation and following consummation of such merger, the “Subsidiary Borrower”, and together with the Borrower Agent, the “Borrowers”), PC Intermediate Holdings, Inc., a Delaware corporation, the Subsidiaries of the Borrowers from time to time party thereto, the Lenders parties thereto, and Deutsche Bank Trust Company Americas, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are used herein with the same meanings.

The undersigned hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that each Borrower (on a joint and several basis in accordance with Section 2.24 of the Credit Agreement) requests the Borrowing under the Credit Agreement to be made on the Closing Date, and in that connection sets forth below the terms on which the Borrowing is requested to be made:

(A)	Date of Borrowing (which shall be a Business Day)	July 27, 2012

(B)	Principal Amount of Borrowing	$1,125,000,000.00

(C)	Type of Borrowing	LIBO Rate Borrowing

(D)	Interest Period and the last day thereof	6 months
(in the case of a LIBO Rate Borrowing)

[4]

Must be notified in writing or by telephone (with such telephonic notification to be confirmed promptly in writing) not later than 12:00 p.m., New York City time (i) two (2) Business Days before the proposed Closing Date, in the case of a LIBO Rate Borrowing (or such later time as shall be acceptable to the Administrative Agent) or (ii) on the date of the proposed Borrowing, in the case of an ABR Borrowing (or such later time as shall be acceptable to the Administrative Agent).

E-1

(E)	Amount, Account Number and Location for Borrower Agent

Wire Transfer Instructions:

Amount	$725,000,000.00

Bank:	Bank of America

ABA No.:	026009593

Account No.:	004640420033

Account Name:	PC Merger Sub, Inc.

(F) Amount, Account Number and Location for Subsidiary Borrower

Wire Transfer Instructions:

Amount:	$400,000,000.00

Bank:	Bank of America

ABA No.:	026009593

Account No.:	004640421058

Account Name:	PC Finance Sub, Inc.

[SIGNATURE PAGE FOLLOWS]

E-2

EXHIBIT E

PC MERGER SUB, INC.

By:
Name: Todd M. Abbrecht
Title: President

PC FINANCE SUB, INC.

By:
Name: Todd M. Abbrecht
Title: President

E-1

EXHIBIT F

[FORM OF]

PROMISSORY NOTE

$[            ]

New York, New York

[•], 201[•]

FOR VALUE RECEIVED, the undersigned, Party City Holdings Inc., a Delaware corporation and Party City Corporation, a Delaware corporation (together with Party City Holdings Inc., collectively the “Borrowers”), each hereby promise (on a joint and several basis in accordance with Section 2.24 of the below referenced Credit Agreement) to pay on demand to [            ] (the “Lender”) or its registered assigns, at the office of Deutsche Bank Trust Company Americas (the “Agent”) at 60 Wall Street, New York, New York 10005, the principal sum of $[            ] or such lesser amount as is outstanding from time to time, on the dates and in the amounts set forth in the Term Loan Credit Agreement dated as of July 27, 2012 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among, inter alia, the Borrowers, PC Intermediate Holdings, Inc., the Subsidiaries from time to time party thereto, the Lenders party thereto and the Agent, in lawful money of the United States of America. Each Borrower also promises (on a joint and several basis in accordance with Section 2.24 of the Credit Agreement) to pay interest from the date of such Loans on the principal amount thereof from time to time outstanding, in like funds, at said office, in each case, in the manner and at the rate or rates per annum and payable on the dates provided in the Credit Agreement. Terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

Each Borrower promises (on a joint and several basis in accordance with Section 2.24 of the Credit Agreement) to pay interest on any overdue principal and, to the extent permitted by law, overdue interest from the due dates, in each case, in the manner and at the rate or rates provided in the Credit Agreement.

Each Borrower hereby waives diligence, presentment, demand, protest and notice of any kind to the extent possible under any Requirements of Law. The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this promissory note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedules attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrowers under this Note.

This promissory note is one of the promissory notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This promissory note is entitled to the benefit of the Credit Agreement and is guaranteed and secured as provided therein and in the other Loan Documents referred to in the Credit Agreement.

THE ASSIGNMENT OF THIS NOTE AND ANY RIGHTS WITH RESPECT THERETO IS SUBJECT TO THE PROVISIONS OF THE CREDIT AGREEMENT INCLUDING THE PROVISIONS GOVERNING THE REGISTER AND THE PARTICIPANT REGISTER.

THIS PROMISSORY NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

PARTY CITY HOLDINGS INC.

By:
Name:
Title:

PARTY CITY CORPORATION

By:
Name:
Title:

Schedule A to Note

LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

Date	Amount of ABR Loans	Amount Converted to ABR Loans	Amount of Principal of ABR Loans Repaid	Amount of ABR Loans Converted to LIBO Rate Loans	Unpaid Principal Balance of ABR Loans	Notation Made By

Schedule B to Note

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF LIBO RATE LOANS

Date	Amount of LIBO Rate Loans	Amount Converted to LIBO Rate Loans	Interest Period and Adjusted LIBO with Respect Thereto	Amount of Principal of LIBO Rate Loans Repaid	Amount of LIBO Rate Loans Converted to ABR Loans	Unpaid Principal Balance of LIBO Rate Loans	Notation Made By

EXHIBIT G

[FORM OF]

INTEREST ELECTION REQUEST

Deutsche Bank Trust Company Americas,

as Administrative Agent for the Lenders referred to below

60 Wall Street

New York, NY 10005

Attention: Dusan Lasarov/Jeremy Hyatt

Fax: (212) 797-5695

[•], 201[•]5

Ladies and Gentlemen:

Reference is made to the Term Loan Agreement dated as of July 27, 2012, among, inter alia, Party City Holdings Inc., a Delaware corporation, Party City Corporation, a Delaware corporation (together with Party City Holdings Inc., collectively the “Borrowers”), PC Intermediate Holdings, Inc., a Delaware corporation, the Subsidiaries of the Borrowers from time to time party thereto, the Lenders party thereto and Deutsche Bank Trust Company Americas, as administrative agent and collateral agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are used herein with the same meanings.

The undersigned hereby gives you notice pursuant to Section 2.08 of the Credit Agreement of an interest rate election, and in that connection sets forth below the terms thereof:

(A) on [date ] (which is a Business Day) convert $[            ]6 of the aggregate outstanding principal amount of the Term Loans, bearing interest at the [            ] Rate, into a(n) [            ] Loan [and, in the case of a LIBO Rate Loan, having an Interest Period of [            ] month(s)];

(B) on [date ] (which is a Business Day) continue $[            ]8 of the aggregate outstanding principal amount of the Term Loans, bearing interest at the LIBO Rate, as LIBO Loans having an Interest Period of [            ] month(s)]

[5]

Must be notified in writing (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”)) or by telephone, with such telephonic notification to be confirmed promptly in writing (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”)) (i) in the case of a LIBO Rate Borrowing, not later than 12:00 p.m., New York City time, three (3) Business Days before the date of the proposed election or (ii) in the case of an ABR Borrowing, not later than 12:00 p.m., New York City time, on the date of the proposed election.

[6]	Not less than an aggregate principal amount as indicated in Section 2.02(c) and in an integral multiple as indicated therein.

G-1

[PARTY CITY HOLDINGS INC.

By:
Name:
Title: ]

[PARTY CITY CORPORATION

By:
Name:
Title: ]

G-2

EXHIBIT H

[FORM OF] TERM LOAN AGREEMENT SOLVENCY CERTIFICATE

July 27, 2012

This Term Loan Agreement Solvency Certificate (“Solvency Certificate”) is being executed and delivered pursuant to Section 4.01(j) of that certain Term Loan Agreement, dated as of the date hereof (the “Credit Agreement”; the terms defined therein being used herein as therein defined unless otherwise defined herein), by and among, inter alia, PC MERGER SUB, INC., a Delaware corporation (“Merger Sub”), to be merged with and into PARTY CITY HOLDINGS INC., a Delaware corporation (the “Company” and together with Merger Sub, the “Borrower Agent”), PC FINANCE SUB, INC., a Delaware corporation, to be merged with and into PARTY CITY CORPORATION, a Delaware corporation, PC INTERMEDIATE HOLDINGS, INC., a Delaware corporation, the subsidiaries of the Borrower Agent from time to time party thereto, the Lenders from time to time party thereto, DEUTSCHE BANK TRUST COMPANY AMERICAS, as administrative agent and collateral agent for the Lenders, and the other agents party thereto.

I, Michael A. Correale, the Chief Financial Officer of the Borrower Agent, in such capacity and not in an individual capacity, hereby certify as follows:

1.	I am generally familiar with the businesses and assets of the Borrower Agent and its Subsidiaries, taken as a whole, and am duly authorized to execute this Solvency Certificate on behalf of the Borrower Agent pursuant to the Credit Agreement; and

2.	As of the date hereof and after giving effect to the Transactions and the incurrence of the indebtedness and obligations being incurred in connection with the Credit Agreement and the Transactions, that, (i) the sum of the debt (including contingent liabilities) of the Borrower Agent and its Subsidiaries, taken as a whole, does not exceed the fair value of the present assets of the Borrower Agent and its Subsidiaries, taken as a whole; (ii) the present fair saleable value of the assets of the Borrower Agent and its Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liabilities (including contingent liabilities) of the Borrower Agent and its Subsidiaries, taken as a whole, on their debts as they become absolute and matured; (iii) the capital of the Borrower Agent and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Borrower Agent or its Subsidiaries, taken as a whole, contemplated as of the date hereof; and (iv) the Borrower Agent and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debt as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, I have hereunto set my hand to this Solvency Certificate as of the date first above written.

PC MERGER SUB, INC.

By:
Name: Michael A. Correale
Title: Chief Financial Officer

PARTY CITY HOLDINGS INC.

By:
Name: Michael A. Correale
Title: Chief Financial Officer

EXHIBIT I-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement dated as of July 27, 2012 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement”), by and among, inter alia, PC MERGER SUB, INC., a Delaware corporation (“Merger Sub”), [to be] merged with and into PARTY CITY HOLDINGS INC., a Delaware corporation (the “Company”), PC FINANCE SUB, INC., a Delaware corporation (“Finance Sub”), [to be] merged with and into PARTY CITY CORPORATION, a Delaware corporation (“Party City”), PC INTERMEDIATE HOLDINGS, INC., a Delaware corporation (“Holdings”), the subsidiaries of the Borrowers from time to time party thereto, DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), as administrative agent and collateral agent for the Lenders (in its capacity as administrative and collateral agent, the “Administrative Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.17(e)(i)(B)(3) of the Term Loan Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Promissory Notes evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower Agent within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower Agent with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform each of the Borrower Agent and the Administrative Agent, and (2) the undersigned shall have at all times furnished each of the Borrower Agent and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Term Loan Credit Agreement and used herein shall have the meanings given to them in the Term Loan Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                      , 20[     ]

EXHIBIT I-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement dated as of July 27, 2012 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement”), by and among, inter alia, PC MERGER SUB, INC., a Delaware corporation (“Merger Sub”), [to be] merged with and into PARTY CITY HOLDINGS INC., a Delaware corporation (the “Company”), PC FINANCE SUB, INC., a Delaware corporation (“Finance Sub”), [to be] merged with and into PARTY CITY CORPORATION, a Delaware corporation (“Party City”), PC INTERMEDIATE HOLDINGS, INC., a Delaware corporation (“Holdings”), the subsidiaries of the Borrowers from time to time party thereto, DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), as administrative agent and collateral agent for the Lenders (in its capacity as administrative and collateral agent, the “Administrative Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.17(c)(i)(B)(4) of the Term Loan Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower Agent within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Term Loan Credit Agreement and used herein shall have the meanings given to them in the Term Loan Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                      , 20[    ]

2

EXHIBIT I-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of July 27, 2012 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among, inter alia, PC MERGER SUB, INC., a Delaware corporation (“Merger Sub”), [to be] merged with and into PARTY CITY HOLDINGS INC., a Delaware corporation (the “Company”), PC FINANCE SUB, INC., a Delaware corporation (“Finance Sub”), [to be] merged with and into PARTY CITY CORPORATION, a Delaware corporation (“Party City”), PC INTERMEDIATE HOLDINGS, INC., a Delaware corporation (“Holdings”), the subsidiaries of the Borrowers from time to time party thereto, DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), as administrative agent and collateral agent for the Lenders (in its capacity as administrative and collateral agent, the “Administrative Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.17(c)(i)(B)(4) of the Term Loan Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower Agent within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Term Loan Credit Agreement and used herein shall have the meanings given to them in the Term Loan Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                      , 20[    ]

3

EXHIBIT I-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of July 27, 2012 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among, inter alia, PC MERGER SUB, INC., a Delaware corporation (“Merger Sub”), [to be] merged with and into PARTY CITY HOLDINGS INC., a Delaware corporation (the “Company”), PC FINANCE SUB, INC., a Delaware corporation (“Finance Sub”), [to be] merged with and into PARTY CITY CORPORATION, a Delaware corporation (“Party City”), PC INTERMEDIATE HOLDINGS, INC., a Delaware corporation (“Holdings”), the subsidiaries of the Borrowers from time to time party thereto, DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), as administrative agent and collateral agent for the Lenders (in its capacity as administrative and collateral agent, the “Administrative Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.17(c)(i)(B)(4) of the Term Loan Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Promissory Notes evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Promissory Notes(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower Agent within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower Agent with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower Agent and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower Agent and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

4

Unless otherwise defined herein, terms defined in the Term Loan Credit Agreement and used herein shall have the meanings given to them in the Term Loan Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                      , 20[    ]

5